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                    ALLSTATE LIFE GLOBAL FUNDING TRUST 2004-6

                               CLOSING INSTRUMENT


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

                                TABLE OF CONTENTS

                                                                                                                      Page

PART A                INDENTURE.........................................................................................1
PART B                FUNDING NOTE INDENTURE............................................................................3
PART C                ASSIGNMENT OF FUNDING AGREEMENT(S) TO THE FUNDING NOTE INDENTURE TRUSTEE..........................5
PART D                ACKNOWLEDGEMENT OF ASSIGNMENT OF FUNDING AGREEMENT(S)  TO THE FUNDING NOTE
                      INDENTURE TRUSTEE.................................................................................7
PART E                TERMINATION OF SECURITY INTEREST AND  TRANSFER OF FUNDING AGREEMENT(S) TO GLOBAL
                      FUNDING...........................................................................................9
PART F                ACKNOWLEDGEMENT OF TERMINATION OF SECURITY INTEREST  AND TRANSFER OF FUNDING
                      AGREEMENT(S).....................................................................................11
PART G                ASSIGNMENT OF FUNDING AGREEMENT(S) TO THE TRUST..................................................12
PART H                ACKNOWLEDGEMENT OF ASSIGNMENT OF FUNDING AGREEMENT(S)  TO THE TRUST..............................13
PART I                ASSIGNMENT OF FUNDING AGREEMENT(S) TO THE INDENTURE TRUSTEE......................................14
PART J                ACKNOWLEDGEMENT OF ASSIGNMENT OF FUNDING AGREEMENT(S)  TO THE INDENTURE TRUSTEE..................15
PART K                CERTIFICATE REGARDING CUSTODY OF FUNDING AGREEMENT(S)............................................16
PART L                INSTRUCTIONS OF THE TRUST........................................................................17
PART M                ACKNOWLEDGEMENT OF INDENTURE TRUSTEE CONCERNING THE NOTE CERTIFICATE.............................18
PART N                CERTIFICATE OF INDENTURE TRUSTEE CONCERNING THE FUNDING AGREEMENT(S).............................19
PART O                CERTIFICATE OF GLOBAL FUNDING PURSUANT TO SECTION 6(C) OF THE DISTRIBUTION
                      AGREEMENT........................................................................................20
PART P                OFFICER'S CERTIFICATE OF ALLSTATE LIFE INSURANCE COMPANY PURSUANT TO SECTION
                      6(D) OF THE DISTRIBUTION AGREEMENT...............................................................21
PART Q                SECRETARY'S CERTIFICATE OF ALLSTATE LIFE INSURANCE COMPANY.......................................22
PART R                CERTIFICATE OF INDENTURE TRUSTEE CONCERNING CORPORATE MATTERS....................................26
PART S                CERTIFICATE OF AMACAR PACIFIC CORP...............................................................28
PART T                CROSS-RECEIPT BETWEEN THE TRUST AND THE AGENT(S).................................................34
PART U                CROSS-RECEIPT BETWEEN THE TRUST AND GLOBAL FUNDING...............................................35
PART V                CROSS-RECEIPT BETWEEN GLOBAL FUNDING AND ALLSTATE LIFE...........................................36
PART W                CROSS-RECEIPT BETWEEN GLOBAL FUNDING AND THE TRUST...............................................37
PART X                MISCELLANEOUS AND EXECUTION PAGES.................................................................1


Exhibit A             Standard Indenture Terms........................................................................A-1
Exhibit B             Standard Funding Note Indenture Terms...........................................................B-1
Exhibit C             Funding Agreement(s)............................................................................C-1

Annex A               Indenture Trustee Service Fee Schedule........................................................A-A-1




     WHEREAS, the parties named herein desire to enter into certain documents relating to the issuance by Allstate Life Global Funding Trust 2004-6 (the "Trust") of Notes to investors under Allstate Life Global Funding's ("Global Funding") secured medium term notes program;

     WHEREAS, the Notes will be issued pursuant to the Indenture (set forth in Part A herein), dated as of the Original Issue Date specified in the Pricing Supplement (the "Original Issue Date"), between the parties thereto indicated in
Part X herein;

     WHEREAS, the Funding Note will be issued pursuant to the Funding Note Indenture (set forth in Part B herein), dated as of the Original Issue Date, between the parties thereto indicated in Part X herein;

     WHEREAS, certain arrangements relating to the assignment of the Funding Agreement(s) by Global Funding to the Funding Note Indenture Trustee are set forth in the Assignment of Funding Agreement(s) to the Funding Note Indenture Trustee (set forth in Part C herein), dated as of the Original Issue Date, among the parties thereto indicated in Part X herein;

     WHEREAS, certain arrangements relating to Allstate Life Insurance Company's ("Allstate Life") acknowledgement of the assignment of the Funding Agreement(s) from Global Funding to the Funding Note Indenture Trustee are set forth in the Acknowledgement of Funding Agreement(s) Assignment to the Funding Note Indenture Trustee (set forth in Part D herein), dated as of the Original Issue Date, among the parties thereto indicated in Part X herein;

     WHEREAS, certain arrangements relating to the transfer of the Funding Agreement(s) by the Funding Note Indenture Trustee to Global Funding are set forth in the Termination of Security Interest and Transfer of Funding Agreement(s) to Global Funding (set forth in Part E herein), dated as of the Original Issue Date, among the parties thereto indicated in Part X herein;

     WHEREAS, certain arrangements relating to Allstate Life's acknowledgement of the transfer of the Funding Agreement(s) from the Funding Note Indenture Trustee to Global Funding are set forth in the Acknowledgement of Termination of Security Interest and Transfer of Funding Agreement(s) (set forth in Part F herein), dated as of the Original Issue Date, among the parties thereto indicated in Part X herein;

     WHEREAS, certain arrangements relating to the transfer of the Funding Agreement(s) by Global Funding to the Trust are set forth in the Assignment of Funding Agreement(s) to the Trust (set forth in Part G herein), dated as of the Original Issue Date, among the parties thereto indicated in Part X herein;

     WHEREAS, certain arrangements relating to Allstate Life's acknowledgement of the transfer of the Funding Agreement(s) from Global Funding to the Trust are set forth in the Acknowledgement of Funding Agreement(s) Transfer to the Trust (set forth in Part H herein), dated as of the Original Issue Date, among the parties thereto indicated in Part X herein;

     WHEREAS, certain arrangements relating to the assignment of the Funding Agreement(s) by the Trust to the Indenture Trustee are set forth in the Assignment of Funding Agreement(s) to the Indenture Trustee (set forth in Part I herein), dated as of the Original Issue Date, among the parties thereto indicated in Part X herein;

     WHEREAS, certain arrangements relating to Allstate Life's acknowledgement of the assignment of the Funding Agreement(s) from the Trust to the Indenture Trustee are set forth in the Acknowledgement of Assignment of Funding Agreement(s) to the Indenture Trustee (set forth in Part J herein), dated as of the Original Issue Date, among the parties thereto indicated in Part X herein;

     WHEREAS, certain certifications of the Collateral Custodian (as defined in the Coordination Agreement set forth in Part F of the Series Instrument) concerning custody of the Funding Agreement(s) are set forth in the Certificate Regarding Custody of the Funding Agreement(s) (set forth in Part K herein), dated as of the Original Issue Date;

     WHEREAS, certain instructions of the Trust relating to the authentication, registration, acceptance and retention of the certificate(s) representing the Notes are set forth in the Instructions of the Trust (set forth in Part L herein), dated as of the Original Issue Date, between the parties thereto indicated in Part X herein;

     WHEREAS, certain arrangements relating to Allstate Life's acknowledgement of the receipt, authentication, acceptance and retention of the certificate(s) representing the Notes are set forth in the Acknowledgment of Indenture Trustee Concerning the Note Certificate (set forth in Part M herein), dated as of the Original Issue Date;

     WHEREAS, certain arrangements relating to the Indenture Trustee's acknowledgement of the receipt and retention of the Funding Agreement(s) are set forth in the Certificate of Indenture Trustee Concerning the Funding Agreement(s) (set forth in Part N herein), dated as of the Original Issue Date;

     WHEREAS, certain certifications of Global Funding pursuant to the Distribution Agreement are set forth in the Certificate of Global Funding Pursuant to Section 6(c) of the Distribution Agreement (set forth in Part O herein), dated as of the Original Issue Date;

     WHEREAS, certain certifications of Allstate Life pursuant to the Distribution Agreement are set forth in the Officer's Certificate of Allstate Life Insurance Company Pursuant to Section 6(d) of the Distribution Agreement (set forth in Part P herein), dated as of the Original Issue Date;

     WHEREAS, certain certifications of the Secretary of Allstate Life are set forth in the Secretary's Certificate of Allstate Life Insurance Company (set forth in Part Q herein), dated as of the Original Issue Date;

     WHEREAS,   certain  certifications  of  the  Indenture  Trustee  concerning corporate matters are set forth in the Certificate of Indenture Trustee Concerning Corporate Matters (set forth in Part R herein), dated as of the Original Issue Date;

     WHEREAS, certain certifications of AMACAR Pacific Corp. are set forth in the Certificate of AMACAR Pacific Corp. (set forth in Part S herein), dated as of the Original Issue Date;

     WHEREAS, the acknowledgments of the cross-receipt between the Trust and the Agent(s) are set forth in the Cross-Receipt between the Trust and the Agent(s) (set forth in Part T herein), dated as of the Original Issue Date;

     WHEREAS, the acknowledgments of the cross-receipt between the Trust and Global Funding are set forth in the Cross-Receipt between the Trust and Global Funding (set forth in Part U herein), dated as of the Original Issue Date;

     WHEREAS, the acknowledgments of the cross-receipt between Global Funding and Allstate Life are set forth in the Cross-Receipt between Global Funding and Allstate Life (set forth in Part V herein), dated as of the Original Issue Date; and

     WHEREAS, the acknowledgments of the cross-receipt between Global Funding and the Trust are set forth in the Cross-Receipt between Global Funding and the Trust (set forth in Part W herein), dated as of the Original Issue Date.

     All capitalized terms used in this Closing Instrument and not otherwise defined will have the meanings set forth in the Indenture set forth in Part A herein, including the Standard Indenture Terms incorporated by reference into the Indenture and attached to this Closing Instrument as Exhibit A.

                                     PART A

                                    INDENTURE

     This INDENTURE (together with the Standard Indenture Terms (as defined below), the "Indenture") is entered into as of the Original Issue Date specified in the Pricing Supplement attached to the Series Instrument for the Trust as Annex A (the "Pricing Supplement"), between the Allstate Life Global Funding Trust specified in this Closing Instrument (the "Trust") and J.P. Morgan Trust Company, National Association, as indenture trustee (the "Indenture Trustee").

     References herein to "Registrar," "Paying Agent" or "Calculation Agent" shall have the respective meanings ascribed to such terms in the Standard Indenture Terms, and shall include the permitted successors and assigns of any such entity from time to time and any agent of the Indenture Trustee acting in any such capacity pursuant to an appointment in accordance with Section 6.2(h) of the Standard Indenture Terms.

                                                   W I T N E S S E T H:

     WHEREAS, the Trust has duly authorized the execution and delivery of this Indenture to provide for the issuance of the secured notes referred to in
Section 2.2 below (the "Notes");

     WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Trust and the other parties to this Indenture, enforceable in accordance with its terms, have been done, and the Trust proposes to do all things necessary to make the Notes, when executed by the Trust and authenticated and delivered pursuant hereto, valid and legally binding obligations of the Trust as hereinafter provided; and

     WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Indenture Terms attached to this Closing Instrument as Exhibit A (the "Standard Indenture Terms").

     NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed by the parties hereto as follows:

ARTICLE 1.........

Section 1.1.......Incorporation by Reference. All terms, provisions and agreements set forth in the Standard Indenture Terms (except to the extent expressly modified hereby) are hereby incorporated herein by reference (as if fully set forth herein). Should any portion of the Standard Indenture Terms conflict with the terms of this Indenture, the terms of this Indenture shall prevail. References herein to Articles, Sections or Exhibits shall refer respectively to the articles, sections or exhibits of the Standard Indenture Terms, unless otherwise expressly provided.

Section 1.2.......Definitions. "Closing Instrument" means the Closing Instrument in which this Indenture is included as Part A. All capitalized terms not otherwise defined in this Indenture shall have the meanings set forth in the Standard Indenture Terms.

ARTICLE 2.........

Section 2.1.......Agreement to be Bound. Each of the Trust, the Indenture
Trustee, the Registrar, the Paying Agent and the Calculation Agent hereby agrees to be bound by all of the terms, provisions and agreements set forth herein, with respect to all matters contemplated herein, including, without limitation, those relating to the issuance of the Notes.

Section 2.2.......Designation of the Trust and the Notes. The Trust referred to in this Indenture is the Allstate Life Global Funding Trust specified in this Closing Instrument. The Notes issued by the Trust and governed by this Indenture shall be the Notes specified in the Pricing Supplement.

Section 2.3.......Compensation. The Indenture Trustee shall be entitled to receive the fees specified in the Indenture Trustee Service Fee Schedule, which is attached as Annex A to this Closing Instrument.

Section 2.4.......Additional Terms.  None.

Section 2.5.......Closing Instrument; Execution and Incorporation of Terms. The
parties to this Indenture will enter into this Indenture by executing this Closing Instrument.

                  By executing the signature page thereto, the Indenture Trustee and the Trust hereby agree that this Indenture will constitute a legal, valid and binding agreement between the Indenture Trustee and the Trust.

                  All terms relating to the Trust or the Notes not otherwise included in this Indenture will be as specified in this Closing Instrument or the Pricing Supplement, as indicated herein.

Section 2.6.......Counterparts. This Indenture, through this Closing Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

                                     PART B
                             FUNDING NOTE INDENTURE

     This  FUNDING  NOTE  INDENTURE  (together  with the  Standard  Funding Note
Indenture Terms (as defined below), the "Funding Note Indenture") is entered into as of the Original Issue Date specified in the Pricing Supplement attached to the Series Instrument for the Trust as Annex A (the "Pricing Supplement"), between Allstate Life Global Funding ("Global Funding") and J.P. Morgan Trust Company, National Association, as funding note indenture trustee (the "Funding
Note Indenture Trustee").

     References herein to "Funding Note Registrar," "Funding Note Paying Agent" or "Funding Note Calculation Agent" shall have the respective meanings ascribed to such terms in the Standard Funding Note Indenture Terms, and shall include the permitted successors and assigns of any such entity from time to time and any agent of the Funding Note Indenture Trustee acting in any such capacity pursuant to an appointment in accordance with Section 6.2(h) of the Standard Funding Note Indenture Terms.

                                                   W I T N E S S E T H:

     WHEREAS, Global Funding has duly authorized the execution and delivery of this Funding Note Indenture to provide for the issuance of the funding note referred to in Section 2.2 below (the "Funding Note");

     WHEREAS, all things necessary to make this Funding Note Indenture a valid and legally binding agreement of Global Funding and the other parties to this Funding Note Indenture, enforceable in accordance with its terms, have been done, and Global Funding proposes to do all things necessary to make the Funding Note, when executed by Global Funding and authenticated and delivered pursuant hereto, valid and legally binding obligations of Global Funding as hereinafter provided; and

     WHEREAS,  the parties  hereto  desire to  incorporate  by  reference  those
certain   Standard  Funding  Note  Indenture  Terms  attached  to  this  Closing
Instrument as Exhibit B (the "Standard Funding Note Indenture Terms").

     NOW, THEREFORE, for and in consideration of the premises and the purchase of the Funding Note by the Holder thereof, it is mutually covenanted and agreed by the parties hereto as follows:

ARTICLE 1.........

Section 1.1.......Incorporation by Reference. All terms, provisions and agreements set forth in the Standard Funding Note Indenture Terms (except to the extent expressly modified hereby) are hereby incorporated herein by reference (as if fully set forth herein). Should any portion of the Standard Funding Note Indenture Terms conflict with the terms of this Funding Note Indenture, the terms of this Funding Note Indenture shall prevail. References herein to Articles, Sections or Exhibits shall refer respectively to the articles, sections or exhibits of the Standard Funding Note Indenture Terms, unless otherwise expressly provided.

Section 1.2.......Definitions. "Closing Instrument" means the Closing Instrument in which this Funding Note Indenture is included as Part B. All capitalized terms not otherwise defined in this Funding Note Indenture shall have the meanings set forth in the Standard Funding Note Indenture Terms.

ARTICLE 2.........

Section 2.1.......Agreement to be Bound. Each of Global Funding, the Funding
Note Indenture Trustee, the Funding Note Registrar, the Funding Note Paying Agent and the Funding Note Calculation Agent hereby agrees to be bound by all of the terms, provisions and agreements set forth herein, with respect to all matters contemplated herein, including, without limitation, those relating to the issuance of the Funding Note.

Section 2.2.......Additional Terms.  None.

Section 2.3.......Compensation. The Funding Note Indenture Trustee shall be entitled to receive the fees specified in the Funding Note Indenture Trustee Service Fee Schedule, which is attached as Annex B to this Closing Instrument.

Section 2.4.......Closing Instrument; Execution and Incorporation of Terms. The
parties to this Funding Note Indenture will enter into this Funding Note Indenture by executing this Closing Instrument.

                  By executing the signature page thereto, the Funding Note Indenture Trustee and Global Funding hereby agree that this Funding Note Indenture will constitute a legal, valid and binding agreement between the Funding Note Indenture Trustee and Global Funding.

                  All terms relating to Global Funding or the Funding Note not otherwise included in this Funding Note Indenture will be as specified in this Closing Instrument.

Section 2.5.......Counterparts. This Funding Note Indenture, through this
Closing Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

                                     PART C
                       ASSIGNMENT OF FUNDING AGREEMENT(S)
                     TO THE FUNDING NOTE INDENTURE TRUSTEE

     With respect to the Funding Note Indenture set forth in Part B of this Closing Instrument (the "Funding Note Indenture") between Allstate Life Global Funding ("Global Funding") and the Funding Note Indenture Trustee and in furtherance of the grant to the Funding Note Indenture Trustee for the benefit and security of each Holder of the Funding Note, subject to its right to assign the Funding Agreement(s) to the Allstate Life Global Funding Trust specified in this Closing Instrument (the "Trust") in accordance with the terms of the Funding Note and the Coordination Agreement (as defined below) Global Funding hereby assigns, as of the Original Issue Date specified in the Pricing Supplement attached to the Series Instrument for the Trust as Annex A, to the Funding Note Indenture Trustee all of its rights and interests of every nature as the Owner (as defined in the Funding Agreement(s)) under the Funding Agreement(s), attached as Exhibit C to this Closing Instrument. Global Funding hereby notifies Allstate Life Insurance Company ("Allstate Life") of the assignment of the Funding Agreement(s) to the Funding Note Indenture Trustee effected hereby and requests that Allstate Life consent to such assignment, and Allstate Life hereby gives consent to such assignment.

     Each of Global Funding, the Funding Note Indenture Trustee and Allstate Life hereby agrees that, upon giving effect to the assignment described above (the "Assignment"), the Funding Note Indenture Trustee shall be a party to and the "Owner" under the Funding Agreement(s) and shall be the assignee of the rights and interests of Global Funding under the Funding Agreement(s).

     The Funding Note Indenture Trustee hereby represents and covenants that the Funding Agreement(s) will be held by the Funding Note Indenture Trustee at its registered office in Chicago, Illinois.

     Each of Global Funding, the Funding Note Indenture Trustee and Allstate Life hereby agrees that the Assignment shall not be effective until the conditions precedent to assignment set forth in Section 5 of the Funding Agreement(s) (other than the giving by Allstate Life of its consent to this Assignment) have been complied with by Global Funding, the Funding Note Indenture Trustee and Allstate Life, as the case may be. Each of Global Funding and the Funding Note Indenture Trustee hereby undertakes to take all actions necessary to comply with such conditions, and Allstate Life hereby affirms that it will promptly change its books and records to reflect the Assignment upon receipt of documents required under the Funding Agreement(s).

     Each of Global Funding, the Funding Note Indenture Trustee and Allstate Life agrees that concurrently with the assignment of the Funding Agreement(s) by Global Funding to the Trust, and the surrender and cancellation of the Funding Note, in accordance with the terms of the Funding Note and the Coordination Agreement (as defined below) the Assignment will terminate and all rights and interests of the Funding Note Indenture Trustee as a party to and the "Owner" of the Funding Agreement(s) and as the assignee of the rights and interests of Global Funding under the Funding Agreements will be immediately transferred by the Funding Note Indenture Trustee, and revert, to Global Funding.

     The Assignment and this letter shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of laws principles, and shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     All capitalized terms not otherwise defined in this Part C of this Closing Instrument shall have the meanings set forth in the Coordination Agreement set forth in Part F of the Series Instrument for the Trust (the "Coordination Agreement") or the Standard Funding Note Indenture Terms attached as Exhibit B to this Closing Instrument.

                                     PART D
             ACKNOWLEDGEMENT OF ASSIGNMENT OF FUNDING AGREEMENT(S)
                     TO THE FUNDING NOTE INDENTURE TRUSTEE

     With respect to the Assignment of Funding Agreement(s) to the Funding Note Indenture Trustee, set forth in Part C of this Closing Instrument (the "Assignment"), executed by Allstate Life Global Funding (the "Funding Agreement Buyer") and the Funding Note Indenture Trustee, and acknowledged by Allstate Life Insurance Company ("Allstate Life") regarding the assignment of the Funding Agreement(s), attached as Exhibit C to this Closing Instrument (the "Funding Agreement(s)"), dated as of the Original Issue Date identified in the Pricing Supplement attached as Annex A to the Series Instrument for the Allstate Life Global Funding Trust specified in this Closing Instrument (the "Trust"), and in order to induce the Trust to purchase the Funding Note, and the Funding Note Indenture Trustee to accept the Funding Agreement(s) as security for Global Funding's obligations under the Funding Note, Allstate Life hereby (a)
represents and warrants to the Funding Agreement Buyer and the Funding Note Indenture Trustee that (i) it has changed its books and records to reflect the Assignment as required by Section 5 of the Funding Agreement(s), (ii) all other conditions precedent to the Assignment set forth in Section 5 of the Funding Agreement(s) have been satisfied and (iii) no person or entity other than the Funding Agreement Buyer or the Funding Note Indenture Trustee has been, and no person or entity other than the Funding Note Indenture Trustee is, shown on Allstate Life's books and records as the owner of or as having any interest in the Funding Agreement(s), (b) covenants and agrees with the Funding Agreement Buyer and the Funding Note Indenture Trustee that it will not hereafter (i) consent to the transfer or assignment of the Funding Agreement(s) to any person or entity other than the Funding Agreement Buyer or the Funding Note Indenture Trustee or (ii) change its books or records to show any person or entity other than the Funding Note Indenture Trustee or the Funding Agreement Buyer, as the owner of or as having any interest in the Funding Agreement(s), except in each case pursuant to written instructions from the Funding Agreement Buyer and the Funding Note Indenture Trustee or their respective successors or as otherwise provided pursuit to the terms of the Funding Note and the Coordination Agreement (as defined below) and (c) covenants and agrees with the Funding Agreement Buyer and the Funding Note Indenture Trustee to (i) consent to any request by the Funding Note Indenture Trustee to transfer or assign the Funding Agreement(s) to any person or entity, (ii) change its books or records to reflect any such transfer or assignment and (iii) take such other action as may be required on its part to cause the conditions precedent for such a transfer or assignment contained in Section 5 of the Funding Agreement(s) to be satisfied with respect to such transfer or assignment.

     Allstate Life hereby also represents that Allstate Life did not receive any notice of any adverse claim prior to (a) its acknowledgment and consent to the Assignment or (b) taking the actions under Section 5 of the Funding Agreement(s) to effect the Assignment.

     This letter agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of laws principles, and shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     All capitalized terms not otherwise defined herein shall have the meanings set forth in the Coordination Agreement set forth in Part F of the Series Instrument for the Trust (the "Coordination Agreement").

                                     PART E
                      TERMINATION OF SECURITY INTEREST AND
               TRANSFER OF FUNDING AGREEMENT(S) TO GLOBAL FUNDING

     In connection with the assignment of the Funding Agreement(s), attached as Exhibit C to this Closing Instrument, by Allstate Life Global Funding ("Global Funding") to the Allstate Life Global Funding Trust specified in this Closing Instrument (the "Trust"), and the surrender and cancellation of the Funding Note, in accordance with the terms of the Funding Note and the Coordination Agreement (as defined below), Global Funding hereby certifies, and each of Global Funding and the Funding Note Indenture Trustee agrees, that the Security Agreement (as defined in the Funding Note Indenture set forth in Part C of this Closing Instrument (the "Funding Note Indenture")) in the Funding Note Collateral (as defined in the Funding Note Indenture) in favor of the Funding
Note Indenture Trustee has terminated and all rights to the Funding Note Collateral have reverted to Global Funding. The Funding Note Indenture Trustee hereby transfers, as of the Original Issue Date specified in the Pricing Supplement attached to the Series Instrument for the Trust as Annex A, to Global Funding all of its rights and interests of every nature as the Owner (as defined in the Funding Agreement(s)) under the Funding Agreement(s). Global Funding and the Funding Note Indenture Trustee hereby notifies Allstate Life Insurance Company ("Allstate Life") of the termination of the Security Interest and the transfer of the Funding Agreement(s) to Global Funding effected hereby (the "Transfer") and request that Allstate Life consent to the Transfer, and Allstate Life hereby gives consent to the Transfer.

     Each of the Funding Note Indenture Trustee, Global Funding and Allstate Life hereby agrees that, upon giving effect to the Transfer, Global Funding shall be a party to and the "Owner" under the Funding Agreement(s) and shall be the transferee of the rights and interests of the Funding Note Indenture Trustee under the Funding Agreement(s).

     Global   Funding   hereby   represents   and  covenants  that  the  Funding
Agreement(s) will be held, on its behalf, by the Collateral Custodian at its registered office located in the State of Illinois.

     Each of the Funding Note Indenture Trustee, Global Funding and Allstate Life hereby agrees that the Transfer shall not be effective until the conditions precedent to transfer set forth in Section 5 of the Funding Agreement(s) (other than the giving by Allstate Life of its consent to this Transfer) have been complied with by the Funding Note Indenture Trustee, Global Funding and Allstate Life, as the case may be. Each of the Funding Note Indenture Trustee and Global Funding hereby undertakes to take all actions necessary to comply with such conditions, and Allstate Life hereby affirms that it will promptly change its books and records to reflect the Transfer upon receipt of documents required under the Funding Agreement(s).

     The Transfer and this letter shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of laws principles, and shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     All capitalized terms not otherwise defined herein shall have the meanings set forth in the Coordination Agreement set forth in Part F of the Series Instrument for the Trust (the "Coordination Agreement").

                                     PART F
               ACKNOWLEDGEMENT OF TERMINATION OF SECURITY INTEREST
                      AND TRANSFER OF FUNDING AGREEMENT(S)

     With respect to the Termination of Security Interest and Transfer of Funding Agreement(s) to Allstate Life Global Funding ("Global Funding"), set forth in Part E of this Closing Instrument (the "Transfer"), executed by the Funding Note Indenture Trustee and Global Funding, and acknowledged by Allstate Life Insurance Company ("Allstate Life") regarding the termination of the Security Interest (as defined in the Funding Note Indenture set forth in Part C of this Closing Instrument (the "Funding Note Indenture")) in the Funding Note Collateral (as defined in the Funding Note Indenture) in favor of the Funding
Note Indenture Trustee and the transfer by the Funding Note Indenture Trustee to Global Funding of the Funding Agreement(s), attached as Exhibit C to this Closing Instrument (the "Funding Agreement(s)"), dated as of the Original Issue Date identified in the Pricing Supplement attached as Annex A to the Series Instrument for the Trust, Allstate Life hereby represents and warrants to the Funding Note Indenture Trustee and Global Funding that (a) it has changed its books and records to reflect the Transfer as required by Section 5 of the Funding Agreement(s), (b) all other conditions precedent to the Transfer set forth in Section 5 of the Funding Agreement(s) have been satisfied and (c) no person or entity other than Global Funding or the Funding Note Indenture Trustee has been, and no person or entity other than Global Funding is, shown on Allstate Life's books and records as the owner of or as having any interest in the Funding Agreement(s).

     Allstate Life hereby also represents that Allstate Life did not receive any notice of any adverse claim prior to (a) its acknowledgment and consent to the Transfer or (b) taking the actions under Section 5 of the Funding Agreement(s) to effect the Transfer.

     This letter agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of laws principles, and shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     All capitalized terms not otherwise defined herein shall have the meanings set forth in the Coordination Agreement set forth in Part F of the Series Instrument for the Trust.

                                     PART G
                 ASSIGNMENT OF FUNDING AGREEMENT(S) TO THE TRUST

     With  respect  to  (a)  the  Coordination  Agreement  among  Allstate  Life
Insurance Company ("Allstate Life"), Allstate Life Global Funding ("Global Funding"), the Allstate Life Global Funding Trust specified in this Closing Instrument (the "Trust") and the Indenture Trustee, set forth in Part F of the Series Instrument for the Trust and (b) the Terms Agreement set forth in Part E of the Series Instrument for the Trust, Global Funding hereby assigns absolutely to, and deposits into, the Trust, as of the Original Issue Date specified in the Pricing Supplement attached to the Series Instrument for the Trust as Annex A, all of its rights and interests of every nature as the Owner (as defined in the Funding Agreement(s)) under the Funding Agreement(s), attached as Exhibit C to this Closing Instrument. Global Funding hereby notifies Allstate Life of the assignment of the Funding Agreement(s) to the Trust effected hereby and requests that Allstate Life consent to such assignment, and Allstate Life hereby gives consent to such assignment.

     Each of Global Funding, the Trust and Allstate Life hereby agrees that, upon giving effect to the assignment described above (the "Assignment"), the Trust shall be a party to and the "Owner" under the Funding Agreement(s) and shall be the assignee of the rights and interests of Global Funding under the Funding Agreement(s).

     The Trust hereby represents and covenants that the Funding Agreement(s) will be held, on its behalf, by the Collateral Custodian at its registered office located in the State of Illinois.

     Each of Global Funding, the Trust and Allstate Life hereby agrees that the Assignment shall not be effective until the conditions precedent to transfer set forth in Section 5 of the Funding Agreement(s) (other than the giving by Allstate Life of its consent to this Assignment) have been complied with by Global Funding, the Trust and Allstate Life, as the case may be. Each of Global Funding and the Trust hereby undertakes to take all actions necessary to comply with such conditions, and Allstate Life hereby affirms that it will promptly change its books and records to reflect the Assignment upon receipt of documents required under the Funding Agreement(s).

     The Assignment and this letter shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of laws principles, and shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     All capitalized terms not otherwise defined herein shall have the meanings set forth in the Coordination Agreement set forth in Part F of the Series Instrument for the Trust.

                                     PART H
              ACKNOWLEDGEMENT OF ASSIGNMENT OF FUNDING AGREEMENT(S)
                                 TO THE TRUST

     With respect to the Assignment of Funding Agreement(s) to the Trust, set forth in Part G of this Closing Instrument (the "Assignment"), executed by Allstate Life Global Funding ("Global Funding") and the Allstate Life Global Funding Trust specified in this Closing Instrument (the "Funding Agreement Buyer"), and acknowledged by Allstate Life Insurance Company ("Allstate Life") regarding the assignment of the Funding Agreement(s), attached as Exhibit C to this Closing Instrument (the "Funding Agreement(s)"), dated as of the Original Issue Date identified in the Pricing Supplement attached as Annex A to the Series Instrument for the Trust, and in order to induce the Funding Agreement Buyer to purchase the Funding Agreement(s), Allstate Life hereby (a) represents and warrants to Global Funding and the Funding Agreement Buyer that (i) it has changed its books and records to reflect the Assignment as required by Section 5 of the Funding Agreement(s), (ii) all other conditions precedent to the Assignment set forth in Section 5 of the Funding Agreement(s) have been satisfied and (iii) no person or entity other than the Funding Agreement Buyer, the Funding Note Indenture Trustee or Global Funding has been, and no person or entity other than the Funding Agreement Buyer is, shown on Allstate Life's books and records as the owner of or as having any interest in the Funding Agreement(s) and (b) covenants and agrees with Global Funding and the Funding Agreement Buyer that it will not hereafter (i) consent to the transfer or assignment of the Funding Agreement(s) to any person or entity other than the Funding Agreement Buyer and the Indenture Trustee or (ii) change its books or records to show any person or entity other than the Indenture Trustee as the owner of or as having any interest in the Funding Agreement(s), except in each case pursuant to written instructions from the Funding Agreement Buyer and the Indenture Trustee or its successors.

     Allstate Life hereby also represents that Allstate Life did not receive any notice of any adverse claim prior to (a) its acknowledgment and consent to the Assignment or (b) taking the actions under Section 5 of the Funding Agreement(s) to effect the Assignment.

     This letter agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of laws principles, and shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     All capitalized terms not otherwise defined herein shall have the meanings set forth in the Coordination Agreement set forth in Part F of the Series Instrument for the Trust.

                                     PART I
                       ASSIGNMENT OF FUNDING AGREEMENT(S)
                            TO THE INDENTURE TRUSTEE

     With respect to (a) the Indenture set forth in Part A of this Closing Instrument (the "Indenture") between the Allstate Life Global Funding Trust specified in this Closing Instrument (the "Trust") and the Indenture Trustee and
(b) the Terms Agreement set forth in Part E of the Series Instrument for the Trust and in furtherance of the grant to the Indenture Trustee for the benefit and security of the holders of the Notes, the Trust hereby assigns, as of the Original Issue Date specified in the Pricing Supplement attached to the Series Instrument for the Trust as Annex A, to the Indenture Trustee all of its rights and interests of every nature as the Owner (as defined in the Funding
Agreement(s)) under the Funding Agreement(s), attached as Exhibit C to this Closing Instrument. The Trust hereby notifies Allstate Life Insurance Company ("Allstate Life") of the assignment of the Funding Agreement(s) to the Indenture Trustee effected hereby and requests that Allstate Life consent to such assignment, and Allstate Life hereby gives consent to such assignment.

     Each of the Trust, the Indenture Trustee and Allstate Life hereby agrees that, upon giving effect to the assignment described above (the "Assignment"), the Indenture Trustee shall be a party to and the "Owner" under the Funding Agreement(s) and shall be the assignee of the rights and interests of the Trust under the Funding Agreement(s).

     The Indenture Trustee hereby represents and covenants that the Funding Agreement(s) will be held by the Collateral Custodian at its registered office located in the State of Illinois.

     Each of the Trust, the Indenture Trustee and Allstate Life hereby agrees that the Assignment shall not be effective until the conditions precedent to assignment set forth in Section 5 of the Funding Agreement(s) (other than the giving by Allstate Life of its consent to this Assignment) have been complied with by the Trust, the Indenture Trustee and Allstate Life, as the case may be. Each of the Trust and the Indenture Trustee hereby undertakes to take all actions necessary to comply with such conditions, and Allstate Life hereby affirms that it will promptly change its books and records to reflect the Assignment upon receipt of documents required under the Funding Agreement(s).

     The Assignment and this letter shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of laws principles, and shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     All capitalized terms not otherwise defined herein shall have the meanings set forth in the Coordination Agreement set forth in Part F of the Series Instrument for the Trust.

                                     PART J
              ACKNOWLEDGEMENT OF ASSIGNMENT OF FUNDING AGREEMENT(S)
                            TO THE INDENTURE TRUSTEE

     With respect to the Assignment of Funding Agreement(s) to the Indenture Trustee, set forth in Part I of this Closing Instrument (the "Assignment"), executed by the Allstate Life Global Funding Trust specified in this Closing Instrument (the "Funding Agreement Buyer") and the Indenture Trustee, and acknowledged by Allstate Life Insurance Company ("Allstate Life") regarding the assignment of the Funding Agreement(s), attached as Exhibit C to this Closing Instrument (the "Funding Agreement(s)"), dated as of the Original Issue Date identified in the Pricing Supplement attached as Annex A to the Series Instrument for the Trust, and in order to induce the Funding Agreement Buyer to purchase the Funding Agreement(s), and the Indenture Trustee to accept the Funding Agreement(s) as security for the Funding Agreement Buyer's obligations under the Notes, Allstate Life hereby (a) represents and warrants to the Funding Agreement Buyer and the Indenture Trustee that (i) it has changed its books and records to reflect the Assignment as required by Section 5 of the Funding Agreement(s), (ii) all other conditions precedent to the Assignment set forth in
Section 5 of the Funding Agreement(s) have been satisfied and (iii) no person or entity other than the Funding Agreement Buyer, Allstate Life Global Funding, the Funding Note Indenture Trustee or the Indenture Trustee has been, and no person or entity other than the Indenture Trustee is, shown on Allstate Life's books and records as the owner of or as having any interest in the Funding Agreement(s), (b) covenants and agrees with the Funding Agreement Buyer and the Indenture Trustee that it will not hereafter (i) consent to the transfer or assignment of the Funding Agreement(s) to any person or entity other than the Funding Agreement Buyer and the Indenture Trustee or (ii) change its books or records to show any person or entity other than the Indenture Trustee as the owner of or as having any interest in the Funding Agreement(s), except in each case pursuant to written instructions from the Funding Agreement Buyer and the Indenture Trustee or its successors and (c) covenants and agrees with the Funding Agreement Buyer and the Indenture Trustee to (i) consent to any request by the Indenture Trustee to transfer or assign the Funding Agreement(s) to any person or entity, (ii) change its books or records to reflect any such transfer or assignment and (iii) take such other action as may be required on its part to cause the conditions precedent for such a transfer or assignment contained in
Section 5 of the Funding Agreement(s) to be satisfied with respect to such transfer or assignment.

     Allstate Life hereby also represents that Allstate Life did not receive any notice of any adverse claim prior to (a) its acknowledgment and consent to the Assignment or (b) taking the actions under Section 5 of the Funding Agreement(s) to effect the Assignment.

     This letter agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of laws principles, and shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     All capitalized terms not otherwise defined herein shall have the meanings set forth in the Coordination Agreement set forth in Part F of the Series Instrument for the Trust.

                                     PART K
              CERTIFICATE REGARDING CUSTODY OF FUNDING AGREEMENT(S)

     Reference is hereby made to (i) the Indenture set forth in Part A of this Closing Instrument and (ii) the Coordination Agreement set forth in Part F of the Series Instrument for the Trust (the "Coordination Agreement"). Capitalized terms used in this Certificate and not otherwise defined have the meanings ascribed in the Coordination Agreement.

     In connection with (i) Funding Agreement(s) attached to this Closing Instrument as Exhibit C (the "Funding Agreement(s)"), issued by Allstate Life Insurance Company ("Allstate Life") and (ii) the Assignment of Funding
Agreement(s) to the Indenture Trustee set forth in Part I of this Closing Instrument, the Collateral Custodian hereby represents that:

     (1) it is holding the Funding Agreement(s) in custody and the Funding Agreement(s) are in its possession at its registered office located in the State of Illinois; and

     (2) it has no claim against Global Funding or the Trust with respect to the Funding Agreement(s) and, to the best of its knowledge, all liens, if any, on the Funding Agreement(s) in favor of Global Funding or the Trust have been satisfied.

                                     PART L
                            INSTRUCTIONS OF THE TRUST

     Reference is hereby made to the Indenture set forth in Part A of this Closing Instrument (the "Indenture") between the Trust and the Indenture Trustee.

     The Trust herewith delivers to the Indenture Trustee, or has caused to be delivered to the Indenture Trustee, pursuant to the Indenture, each Note Certificate representing the Notes (each, a "Note Certificate"), bearing the CUSIP No. identified in the Pricing Supplement attached as Annex A to the Series Instrument for the Trust (the "Pricing Supplement"), having an initial Principal Amount identified in the Pricing Supplement.

     The Trust hereby instructs the Indenture Trustee to (i) authenticate, or cause to be authenticated, each Note Certificate, (ii) register, or cause to be registered, the Notes represented by each Note Certificate in the name of the Depositary identified in each Note Certificate (the "Depositary"), (iii) accept the deposit of each Note Certificate and hold, or cause to be held, in safe custody each Note Certificate as custodian or common depositary for the Depositary, and (iv) take all such other reasonable action as may be required to give effect to the foregoing.

     The Trust hereby further directs the Indenture Trustee to deposit, or cause to be deposited, the Net Proceeds to the Trust (as defined in the Pricing Supplement) in respect of the Notes to:

         Harris Trust & Savings
         Illinois ABA # 0710-0028-8
         Credit Account:  Allstate Life Insurance Company
                          Indexed/Matched General Account
         Account # 168-123-8

         For the Benefit of:  RMTN # FA0041076

or such other account as may be specified to the Indenture Trustee by or on behalf of the Trust.

                                     PART M
                      ACKNOWLEDGEMENT OF INDENTURE TRUSTEE
                         CONCERNING THE NOTE CERTIFICATE

     Reference is hereby made to the Indenture set forth in Part A of this Closing Agreement. The Indenture Trustee certifies, as of the Original Issue Date identified in the Pricing Supplement attached as Annex A to the Series Instrument for the Trust (the "Pricing Supplement"), the following:

1. it has received each Note Certificate; and

2. (a) it has duly authenticated, or caused to be authenticated, each Note Certificate (b) if applicable, registered, or cause to be registered, the Notes represented by each Note Certificate in the name of the Depositary, (c) it has accepted the deposit and will hold, or cause to be held, in safe custody each Note Certificate as custodian or common depositary for the Depositary and (d) it will take all such other reasonable action as may be required to give effect to the foregoing.

     In connection with the above issue, it also hereby confirms that, by order of the Agent(s) identified in the Pricing Supplement, it has made the following irrevocable payment instruction:

         Payment Date:   Original Issue Date identified in the Pricing
                         Supplement

         Amount: Net Proceeds to the Trust identified in the Pricing Supplement

         Payment to:     Account specified in Part L of this Closing
                         Instrument

     All capitalized terms not otherwise defined herein shall have the meanings set forth in the Standard Indenture Terms attached as Exhibit A to this Closing Instrument or in Part L of this Closing Instrument.

                                     PART N
                   CERTIFICATE OF INDENTURE TRUSTEE CONCERNING
                            THE FUNDING AGREEMENT(S)

         Reference is hereby made to the Indenture set forth in Part A of this Closing Instrument (the "Indenture") between the Trust and the Indenture
Trustee.

     In connection with (i) the Funding Agreement(s) attached as Exhibit C to this Closing Instrument (the "Funding Agreement(s)") and (ii) the Assignment of Funding Agreement(s) to the Indenture Trustee set forth in Part I of this Closing Instrument, the Indenture Trustee hereby represents that the Collateral Custodian has received delivery of the Funding Agreement(s) and is holding such Funding Agreement(s) for the benefit and security of the holders of the Notes specified in the Pricing Supplement attached as Annex A to the Series Instrument for the Trust and that the Funding Agreement(s) is/are in the possession of the Collateral Custodian at its registered office located in the State of Illinois.

                                     PART O
                                   CERTIFICATE
                                OF GLOBAL FUNDING
                            PURSUANT TO SECTION 6(C)
                          OF THE DISTRIBUTION AGREEMENT

     Allstate Life Global Funding, a statutory trust organized under the laws of the State of Delaware ("Global Funding"), does hereby certify to each Agent identified in the Pricing Supplement attached as Annex A to the Series Instrument for the Allstate Life Global Funding Trust specified in this Closing Instrument (the "Trust") pursuant to Section 6(c) of the Distribution Agreement attached as Exhibit E to the Series Instrument for the Trust (the "Distribution Agreement") that, as of the Original Issue Date (as specified in the Pricing Supplement attached to the Series Instrument for the Trust as Annex A, the "Original Issue Date"):

1. the representations and warranties of Global Funding and, if applicable, the Trust in the Distribution Agreement are true and correct on and as of the Original Issue Date and Global Funding and, if applicable, the Trust have complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Original Issue Date;

2. no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to Global Funding's knowledge, threatened; and

3. since the date of the Prospectus there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus, and there has been no document required to be filed under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations which, upon filing, would be deemed to be incorporated by reference in the Prospectus which has not been so filed.

All capitalized terms not otherwise defined in this Part O of this Closing Instrument shall have the meanings set forth in the Distribution Agreement.

                                     PART P
                              OFFICER'S CERTIFICATE
                       OF ALLSTATE LIFE INSURANCE COMPANY
                            PURSUANT TO SECTION 6(D)
                          OF THE DISTRIBUTION AGREEMENT

     The signatory identified in Part X of this Closing Instrument (the "Officer"), a duly elected officer of Allstate Life Insurance Company, an Illinois insurance company ("Allstate Life"), does hereby certify to each Agent identified in the Pricing Supplement attached as Annex A to the Series Instrument for the Allstate Life Global Funding Trust specified in this Closing Instrument (the "Trust"), in such capacity and on behalf of Allstate Life, pursuant to Section 6(d) of the Distribution Agreement attached as Exhibit E to the Series Instrument for the Trust (the "Distribution Agreement") that, to the knowledge of the Officer based upon reasonable investigation, as of the Original Issue Date specified in the Pricing Supplement attached to the Series Instrument for the Trust as Annex A:

1. no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to Allstate Life's knowledge, threatened;

2. since the date of the Prospectus there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus, and there has been no document required to be filed under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations which, upon filing, would be deemed to be incorporated by reference in the Prospectus which has not been so filed; and

3. nothing has come to the attention of Allstate Life that would cause it to believe that the priority status of the Funding Agreement(s) under
         Section 5/205 of the Illinois Insurance Code has been adversely modified since the date of the last delivery of the opinion issued by Lord, Bissell & Brook, substantially in the form of Exhibit C to the Distribution Agreement.

All capitalized terms not otherwise defined in this Part P of this Closing Instrument shall have the meanings set forth in the Distribution Agreement.

                                     PART Q
                           SECRETARY'S CERTIFICATE OF
                         ALLSTATE LIFE INSURANCE COMPANY

     The signatory identified in Part X of this Closing Instrument, the duly elected Secretary of Allstate Life Insurance Company, an Illinois insurance company ("Allstate Life"), does hereby certify as of the Original Issue Date (as specified in the Pricing Supplement attached to the Series Instrument for the Trust as Annex A, the "Original Issue Date") that:

1. Attached hereto as Annex A is a true, complete and correct copy of the Articles of Amendment to the Articles of Incorporation of Allstate Life as amended to date and as in full force and effect on the Original Issue Date; since December 29, 1999, no action has been taken by Allstate Life or any officers, directors or shareholders of Allstate Life to effect or authorize any amendment thereto;

2. Attached hereto as Annex B is a true, complete and correct copy of the By-Laws of Allstate Life as amended to the Original Issue Date and as in full force and effect on the Original Issue Date;

3. Attached hereto as Annex C is a true, complete and correct copy of the resolutions of the Board of Directors of Allstate Life duly adopted on November 20, 2003 and such resolutions have not been amended, modified, annulled or revoked, and are in full force and effect on the Original Issue Date; and

4. Each of the following individuals has been duly elected or appointed to the position of Allstate Life shown opposite each of their names along with a true specimen of each of their respective signatures:

 NAME                          TITLE                                       SIGNATURE

 Casey J. Sylla                President                                /s/ Casey J. Sylla

 Michael J. Velotta            Senior Vice President,                   /s/ Michael J. Velotta
                               General Counsel and Secretary

 Sarah R. Donahue              Assistant Vice President                 /s/ Sarah R. Donahue

-------------------------------------------------------------------------------

                                                               ANNEX A TO PART Q

                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                         ALLSTATE LIFE INSURANCE COMPANY



                                   ARTICLE I

(a) The name of the company shall be ALLSTATE LIFE INSURANCE COMPANY.

(b) The principal office of the company shall be located in the township of Northfield, County of Cook, in the State of Illinois.

(c) The period of duration of the company shall be perpetual.

                                   ARTICLE II

     The objects and purposes of the company shall be to make, write and issue the following classes and kinds of insurance:

(a) Life: Insurance on the lives of persons and every insurance appertaining thereto or connected therewith and granting, purchasing or disposing of annuities. Policies of life or endowment insurance or annuity contracts or contracts supplemental thereto which contain provisions for additional benefits in case of death by accidental means and provisions operating to safeguard such policies or contracts against lapse or to give a special surrender value, or special benefit, or an annuity, in the event that the insured or annuitant shall become totally and permanently disabled as defined by the policy or contract, shall be deemed to be policies of life or endowment insurance or annuity contracts within the intent of this clause.

(b) Accident and Health: Insurance against bodily injury, disablement or death by accident and against disablement resulting from sickness or old age and every insurance appertaining thereto.

(c) Legal Expense: Insurance which involves the assumption of a contractual obligation to reimburse the beneficiary against or pay on behalf of the beneficiary, all or a portion of his fees, costs or expenses related to or arising out of services performed by or under the supervision of an attorney licensed to practice in the jurisdiction wherein the services are performed, regardless of whether the payment is made by the beneficiary individually or by a third person for them, but does not include the provision of or reimbursement for legal services incidental to other insurance coverages.

                                  ARTICLE III

(a) The number of Directors shall be as provided in the By-Laws, but shall not be less than three, nor more than twenty-one. The Directors shall be elected at each annual meeting of the shareholders for a term of one year. Vacancies in the Board of Directors shall be filled by vote of the shareholders.

(b) The corporate powers of the company shall be vested in the Board of Directors, who shall have the power to do any and all acts the company may do under the law and not otherwise to be performed by the shareholders, and shall have the power to adopt By-Laws not inconsistent with law for the government and regulation of the business.

                                   ARTICLE IV

     The amount of authorized capital of the company shall be three hundred five million four hundred two thousand six hundred and no/100 Dollars ($305,402,600), divided into twenty three thousand eight hundred (23,800) shares of common stock of the par value of two hundred twenty seven and no/100 dollars ($227.00) per share, and three million (3,000,000) shares of non-voting preferred stock of the par value of one hundred and no/100 dollars ($100.00) per share.

     Preferred stock may be issued, from time to time and as permitted by law, in one or more series and with such designation for each such series as shall be stated in the resolution of the Board of Directors authorizing such series. The Board of Directors shall fix and determine the relative rights and preferences of each such series, and shall establish the number of shares to be included in each such series; provided, however, that in no event may any such series of preferred stock be issued subject to a right or preference which grants to the holder thereof any voting rights in the affairs of the Company or permits conversion of such preferred stock to common stock of the Company; and provided, further, that the aggregate par value of all such series of preferred stock issued and outstanding shall not exceed Three Hundred Million Dollars ($300,000,000).

                                   ARTICLE V

     The designation of the general officers shall be Chairman of the Board, President, two or more Vice Presidents, Treasurer and Secretary.

                                   ARTICLE VI

     The fiscal year of the company shall commence on the first day of January and terminate on the 31st day of December of each year.

                                  ARTICLE VII

     The company may indemnify any agent as permitted by the Business Corporation Act of Illinois. The company shall have the power to purchase and maintain insurance on behalf of any agent against any liability asserted against and incurred by such agent or arising out of such status as an agent, whether or not the corporation would have the power to indemnify such agent against such liability. The company shall also have the power to purchase and maintain insurance to indemnify the company for any obligation which it may incur as a result of such indemnification of an agent.

     Any indemnification provided to an agent (a) shall not be deemed exclusive of any other rights to which such agent may be entitled by law or under any by-law, agreement, vote of shareholders or disinterested Directors or otherwise, and (b) shall inure to the benefit of the legal representative of such agent or the estate of such agent, whether such representatives are court-appointed or otherwise designated, and to the benefit of the heirs of such agent.

     As used in this Article, "agent" shall mean any person who is or was

(i)  a director, officer or employee of the company and/or any subsidiary,

(ii) a trustee or a fiduciary under any employee pension, profit sharing, welfare or similar plan or trust of the company and/or any subsidiary, or

(iii)serving at the request of the company as a director, officer and/or employee of or in a similar capacity in another corporation, partnership, joint venture, trust or other enterprise (which shall, for the purpose of this Article be deemed to include not-for-profit entities of any type), whether acting in such capacity or in any other capacity including, without limitation, as a trustee or fiduciary under any employee pension, profit sharing, welfare or similar plan.

                                  ARTICLE VIII

     The Company shall be bound by all the terms and provisions of the Illinois Insurance Code applicable to similar companies organized or incorporated thereunder.

                         ALLSTATE LIFE INSURANCE COMPANY


         By: /s/
            -----------------------------------------------------------
            Vice President, Secretary and General Counsel


Attest:


         Assistant Secretary


SEAL
                                      Approved this               day of
                                                    -------------
                                                                      , ____
---------------------------------------------------------------------


                                    Director of Insurance

                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                         ALLSTATE LIFE INSURANCE COMPANY



                                   ARTICLE I

(a) The name of the company shall be ALLSTATE LIFE INSURANCE COMPANY.

(b) The principal office of the company shall be located in the township of Northfield, County of Cook, in the State of Illinois.

(c) The period of duration of the company shall be perpetual.

                                   ARTICLE II

     The objects and purposes of the company shall be to make, write and issue the following classes and kinds of insurance:

(a) Life: Insurance on the lives of persons and every insurance appertaining thereto or connected therewith and granting, purchasing or disposing of annuities. Policies of life or endowment insurance or annuity contracts or contracts supplemental thereto which contain provisions for additional benefits in case of death by accidental means and provisions operating to safeguard such policies or contracts against lapse or to give a special surrender value, or special benefit, or an annuity, in the event that the insured or annuitant shall become totally and permanently disabled as defined by the policy or contract, shall be deemed to be policies of life or endowment insurance or annuity contracts within the intent of this clause.

(b) Accident and Health: Insurance against bodily injury, disablement or death by accident and against disablement resulting from sickness or old age and every insurance appertaining thereto.

(c) Legal Expense: Insurance which involves the assumption of a contractual obligation to reimburse the beneficiary against or pay on behalf of the beneficiary, all or a portion of his fees, costs or expenses related to or arising out of services performed by or under the supervision of an attorney licensed to practice in the jurisdiction wherein the services are performed, regardless of whether the payment is made by the beneficiary individually or by a third person for them, but does not include the provision of or reimbursement for legal services incidental to other insurance coverages.

                                  ARTICLE III

(a) The number of Directors shall be as provided in the By-Laws, but shall not be less than three, nor more than twenty-one. The Directors shall be elected at each annual meeting of the shareholders for a term of one year. Vacancies in the Board of Directors shall be filled by vote of the shareholders.

(b) The corporate powers of the company shall be vested in the Board of Directors, who shall have the power to do any and all acts the company may do under the law and not otherwise to be performed by the shareholders, and shall have the power to adopt By-Laws not inconsistent with law for the government and regulation of the business.

                                   ARTICLE IV

     The amount of authorized capital of the company shall be two hundred four million two hundred eighty thousand and no/100 dollars ($204,280,000), divided into twenty-one thousand four hundred (21,400) shares of common stock of the par value of two hundred and no/100 dollars ($200.00) per share, and two million (2,000,000) shares of non-voting preferred stock of the par value of one hundred and no/l00 dollars ($100.00) per share.

     Preferred stock may be issued, from time to time and as permitted by law, in one or more series and with such designation for each such series as shall be stated in the resolution of the Board of Directors authorizing such series. The Board of Directors shall fix and determine the relative rights and preferences of each such series, and shall establish the number of shares to be included in each such series; provided, however, that in no event may any such series of preferred stock be issued subject to a right or preference which grants to the holder thereof any voting rights in the affairs of the Company or permits conversion of such preferred stock to common stock of the Company; and provided, further, that the aggregate par value of all such series of preferred stock issued and outstanding shall not exceed Two Hundred Million Dollars ($200,000,000).

                                   ARTICLE V

     The designation of the general officers shall be Chairman of the Board, President, two or more Vice Presidents, Treasurer and Secretary.

                                   ARTICLE VI

     The fiscal year of the company shall commence on the first day of January and terminate on the 31st day of December of each year.

                                  ARTICLE VII

     The company may indemnify any agent as permitted by the Business Corporation Act of Illinois. The company shall have the power to purchase and maintain insurance on behalf of any agent against any liability asserted against and incurred by such agent or arising out of such status as an agent, whether or not the corporation would have the power to indemnify such agent against such liability. The company shall also have the power to purchase and maintain insurance to indemnify the company for any obligation which it may incur as a result of such indemnification of an agent.

     Any indemnification provided to an agent (a) shall not be deemed exclusive of any other rights to which such agent may be entitled by law or under any by-law, agreement, vote of shareholders or disinterested Directors or otherwise, and (b) shall inure to the benefit of the legal representative of such agent or the estate of such agent, whether such representatives are court-appointed or otherwise designated, and to the benefit of the heirs of such agent.

     As used in this Article, "agent" shall mean any person who is or was

(i)  a director, officer or employee of the company and/or any subsidiary,

(ii) a trustee or a fiduciary under any employee pension, profit sharing, welfare or similar plan or trust of the company and/or any subsidiary, or

(iii)serving at the request of the company as a director, officer and/or employee of or in a similar capacity in another corporation, partnership, joint venture, trust or other enterprise (which shall, for the purpose of this Article be deemed to include not-for-profit entities of any type), whether acting in such capacity or in any other capacity including, without limitation, as a trustee or fiduciary under any employee pension, profit sharing, welfare or similar plan.

ARTICLE VIII

         The Company shall be bound by all the terms and provisions of the Illinois Insurance Code applicable to similar companies organized or incorporated hereunder.

                         ALLSTATE LIFE INSURANCE COMPANY


       By: /s/
          -----------------------------------------------------------
             President

Attest:


                  Secretary

SEAL
                                      Approved this               day of
                                                    -------------
                                                                 , ____
--------------------------------------------------------------------------


                                 Mark Boozell, Director of Insurance

                                 By:
                                    ------------------------------------------

                                                               ANNEX B TO PART Q


                         ALLSTATE LIFE INSURANCE COMPANY


                                     BY-LAWS


                              AMENDED and RESTATED


                                  JUNE 28, 2000

                              AMENDED AND RESTATED
                                   BY-LAWS OF
                         ALLSTATE LIFE INSURANCE COMPANY


                                   ARTICLE I

                                    Directors

Section 1. The property, business and affairs of the Company shall be managed and controlled by a Board of Directors composed of not less than twelve nor more than seventeen members. The number of directors may be fixed or changed from time to time, within the minimum and maximum, by the Board of Directors without further amendment to these By-Laws. The Directors shall be elected at each annual meeting of the shareholders of the Company for a term of one year. Each Director shall hold office for the term for which he or she was elected and until the election and qualification of his or her successor.

Section 2. In the event of a vacancy occurring in the Board of Directors, the shareholders of the Company shall, by a majority vote at a special meeting called for that purpose or at the next annual meeting of shareholders, elect a Director to fill such vacancy, who shall hold office during the unexpired portion of the term of the Director whose place he or she was elected to fill.

Section 3. The Board of Directors may declare dividends payable out of the surplus funds of the Company when warranted by law.

Section 4. The Board of Directors shall elect all the general officers of the Company hereafter provided and may prescribe additional descriptive titles for any such officers.

     The Board of Directors may from time to time appoint an Actuary, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Actuaries and other officers of the Company. The Board of Directors may prescribe the duties and fix the compensation of any elected or appointed officer and may require from any officer security for his or her faithful service and for his or her proper accounting for monies and property from time to time in his or her possession.

     All officers of the Company shall hold office at the will of the Board of Directors.

Section 5. The Board of Directors shall designate in what bank or banks the funds of the Company shall be deposited and the person or persons who may sign, on behalf of the Company, checks or drafts against such deposits. Such designations may also be made by such person or persons as shall be appointed for that purpose by the Board of Directors.

Section 6. The Board of Directors shall have the power to make rules and regulations not inconsistent with the laws of this State, the Articles of Incorporation of the Company, or these By-Laws, for the conduct of its own meetings and the management of the affairs of the Company.

Section 7. The Board of Directors may authorize payment of compensation to Directors for their services as Directors, and fix the amount thereof.

Section 8. The Board of Directors shall have the power to appoint committees and to grant them powers not inconsistent with the laws of this State, the Articles of Incorporation of the Company, or these By-Laws.

Section 9. An annual meeting of the Board of Directors shall be held each year immediately after the adjournment of the annual meeting of the shareholders. Other meetings of the Board of Directors may be held at such time, as the Board of Directors may determine or when called by the President or by a majority of the Board of Directors.

     Notice of every meeting of the Directors other than the stated annual meeting shall be given by letter or telegraph sent to each Director at his business address, not less than three days prior to the meeting. Any Director may, in writing, waive notice of any meeting, and the presence of a Director at any meeting shall be considered a waiver by him or her of notice of such meeting, except as otherwise provided by law.

     Any action required or permitted to be taken at any meeting of the Board of Directors, or of any Committee thereof, may be taken without a meeting if all members of the Board or such Committee, as the case may be, consent thereto in writing. Such writing or writings shall be filed with the minutes of proceedings of the Board or such Committee.

Section 10. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, from time to time, until a quorum shall have been obtained.

                                   ARTICLE II

                                    Officers

Section 1. The general officers of the Company shall consist of a Chairman of the Board, President, two or more Vice Presidents, a Secretary, a Treasurer, and a Controller, who shall be elected annually by the Board of Directors at the stated annual meeting held upon adjournment of the annual shareholders' meeting, and if not elected at such meeting, such officers may be elected at any meeting of the Board of Directors held thereafter. Such officers shall be elected by a majority of the directors, and shall hold office for one year and until their respective successors are elected and qualified, subject to removal at will by the Board of Directors. In case of a vacancy in any of the general offices of the Company, such vacancy may be filled by the vote of a majority of the Board of Directors. Any two of the aforesaid offices may be filled by the same person, with the exception of the offices of President and Vice President, or President and Secretary.

Section 2. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. He shall be the Chief Executive Officer of the Company, shall have general and active management of the business of the Company subject to the supervision of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall also perform such other duties as shall be prescribed from time to time by the Board of Directors.

Section 3. The President shall have general administrative control and supervision over the operations of the company subject to the supervision of the Chairman Board. He shall, in the absence or inability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. He shall also perform such other duties as may properly belong to his office or as shall be prescribed from time to time by the Chairman of the Board or by the Board of Directors.

Section 4. Each Vice President shall have such powers and shall perform such duties as may be assigned to him or her by the Chairman of the Board, or by the President or by the Board of Directors. In the absence or in the case of the inability of the Chairman of the Board and the President to act, the Board of Directors may designate which one of the Vice Presidents shall be the acting Chief Executive Officer of the Company during such absence or inability, whereupon such acting Chief Executive Officer shall have all the powers and perform all of the duties incident to the office of the Chairman during the absence or inability of the Chairman and President to act.

Section 5. The Secretary shall keep the minutes of all meetings of the Board of Directors, and of all meetings of the shareholders, in books provided by the Company for such purpose. He or she shall attend to the giving of all notices of meetings of the Board of Directors or shareholders. He or she may sign with the Chairman of the Board, the President or a Vice President in the name of the Company when authorized by the Board of Directors so to do, all contracts and other instruments requiring the seal of the Company and may affix the seal thereto. He or she shall, in general, perform all of the duties which are incident to the office of Secretary and such other duties as the Board of Directors or Chairman of the Board may from time to time prescribe.

Section 6. The Treasurer shall deposit the monies of the Company in the Company's name in depositories designated by the Board of Directors, or by such person or persons as shall be appointed for that purpose by the Board of Directors. He or she shall, in general, perform all of the duties which are incident to the office of Treasurer and such other duties as the Board of Directors or Chairman of the Board may from time to time prescribe. The Board of Directors may, in its discretion, require him or her to give bond for the faithful discharge of his or her duties.

Section 7. The Controller shall have such powers and perform such duties as the Board of Directors or the Chairman of the Board may from time to time prescribe.

                                  ARTICLE III

                              Shareholders' Meeting

Section 1. The annual meeting of the shareholders shall be held at the principal office of the Company in Northfield Township, Cook County, Illinois, or at such other location within or without the State of Illinois as may be set forth in the notice of call, on the third Tuesday in February of each year, except when such day shall be a legal holiday, in which case the meeting shall be held on the next succeeding business day. The Chairman of the Board or the Board of Directors may at any time call a special meeting of the shareholders, and the Chairman of the Board shall call such special meeting when requested, in writing, so to do by the owners of not less than one-fifth of the outstanding share of the Company.

Section 2. Notice of every meeting of the shareholders shall be given by mailing notice thereof at least ten days before such meeting to all the shareholders at their respective post office addresses last furnished by them, respectively, to the Company. The shareholders may waive notice of any such meeting, in writing, and the presence of a shareholder, either in person or by proxy, shall be considered a waiver of notice, except as otherwise provided by law.

Section 3. The presence at such meeting in person or by proxy of shareholders of the Company representing at least fifty-one percent of the then outstanding shares of the Company shall be necessary to constitute a quorum for the purpose of transacting business, except as otherwise provided by law, but a smaller number may adjourn the meeting from time to time until a quorum shall be obtained. Each shareholder shall be entitled to cast one vote in person or by proxy for each share of stock of the Company held and of record in his or her name on the books of the Company.

Section 4. A shareholder may vote at any meeting of the shareholders either in person or by proxy duly constituted in writing. No special form of proxy shall be necessary.

                                   ARTICLE IV

                                     Shares

Section 1. Share certificates shall be signed by the President or a Vice President and countersigned by the Secretary, shall be sealed with the corporate seal of the Company, and shall be registered upon the Share Register of the Company. Each certificate shall express on its face the name of the Company, the number of the certificate, the number of shares for which it is issued, the name of the person to whom it is issued, the par value of each of said shares, and the amount actually received by the Company for each share represented by said certificate.

Section 2. Transfer of shares of the Company shall be made only on the books of the Company by the holder thereof in person or by his or her attorney duly authorized, in writing, and upon the surrender of the certificates or certificate for the share transfer, upon which surrender and transfer new certificates will be issued. The Board of Directors may, by resolution, close the share transfer books of the Company for a period not exceeding ten days before the holding of any annual or special meeting of the shareholders. The Board of Directors may, by resolution, also close the transfer books of the Company for a period not exceeding ten days before the payment of any dividends which may be declared upon the shares of the Company.

                                   ARTICLE V

                                Preferred Shares

Section 1. The issuance of preferred shares shall be evidenced by entry thereof in the Preferred Share Register of the Company or by distribution of preferred Share Certificates, signed by the President or a Vice President, countersigned by the Secretary and sealed with the corporate seal of the Company. Each such certificate shall express on its face the name of the Company, the series in which it is issued, the number of the certificate, the number of shares for which it is issued, the name of the person to whom it is issued, the par value of each of the said shares, and the amount actually received by the Company or each share represented by said certificate. Such information shall likewise be recorded in the Preferred Share Register of the Company.

Section 2. Transfers of Preferred Shares of the Company shall be made on the books of the Company by the holder thereof in person or by the holder's attorney duly authorized, in writing, and, where a certificate or certificates have been issued, upon surrender of the certificates or certificate for the share transfer, upon which surrender and transfer new certificates will be issued. The Board of Directors may, by resolution, close the preferred share transfer books of the Company for a period not exceeding ten days before the payment of any dividends which may be declared upon the preferred shares of the Company.

                                   ARTICLE VI

                               Insurance Policies

Section 1. All policies of insurance issued by this Company shall comply with the laws of the respective states or territories in which the policies are issued. All policies of Insurance issued by this Company shall be signed, either manually or by facsimile, by the President and the Secretary or by such officer or officers as the President may designate, and shall be countersigned by a duly licensed resident agent where so required by law or regulation.

ARTICLE VII

                                  Miscellaneous

Section 1.

(a)  As used in this Section:

     (i)  "acted properly" as to any person shall mean that such person

          (A)  acted in good faith;

          (B) acted in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; and

          (C) with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

     The  termination  of  any  proceeding  by  judgment,   order,   settlement,
conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act properly.

     (ii) "covered person" shall mean an Indemnitee (as defined below) or an Employee Indemnitee (as defined below).

     (iii)"Employee Indemnitee" shall mean any non-officer employee of the corporation (but not subsidiaries of the corporation).

     (iv) "expenses"  shall  include   attorneys'  fees  and  expenses  and  any
          attorneys'   fees   and   expenses   of   establishing   a  right   to
          indemnification under this Section.

     (v)  "Indemnitee" shall mean any person who is or was

          (A)  a director or officer of the corporation and/or any subsidiary;

          (B) a trustee or a fiduciary under any employee pension, profit sharing, welfare or similar plan or trust of the corporation and/or any subsidiary; or

          (C) serving at the request of the corporation as a director or officer of or in a similar capacity in another corporation, partnership, joint venture, trust or other enterprise, (which shall, for the purpose of this Section be deemed to include not-for-profit or for-profit entities of any type), whether acting in such capacity or in any other capacity including, without limitation, as a trustee or fiduciary under any employee pension, profit sharing, welfare or similar plan of trust.

     (vi) "proceeding" shall mean any threatened, pending or completed action or proceeding, whether civil or criminal, and whether judicial, legislative or administrative and shall include investigative action by any person or body.

     (vii)"subsidiary" shall mean a corporation, 50% or more of the shares of which at the time outstanding having voting power for the election of directors are owned directly or indirectly by the corporation or by one or more subsidiaries or by the corporation and one or more subsidiaries.

(b) The corporation shall indemnify any Indemnitee to the fullest extent permitted under law (as the same now or hereafter exists), who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was an Indemnitee against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her.

(c) The corporation shall indemnify any Employee Indemnitee who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an employee against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding if such person acted properly.

(d) The corporation shall indemnify any Employee Indemnitee who was or is a party or is threatened to be made a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an employee against amounts paid in settlement and against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such proceeding if he or she acted properly, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication or liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(e) Expense incurred in defending a proceeding shall be paid by the corporation to or on behalf of a covered person in advance of the final disposition of such proceeding if the corporation shall have received an undertaking by or on behalf of such person to repay such amounts unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Section.

(f) Any indemnification or advance under this Section (unless ordered by a court) shall be made by the corporation only as authorized in the specific proceeding upon a determination that indemnification or advancement to a coveted person is proper in the circumstances. Such determination shall be made:

     (i) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not made parties to such proceedings, or

     (ii) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

     (iii)in the absence of a determination made under (i) or (ii), by the stockholders.

(g) The corporation shall indemnify or advance funds to any Indemnitee described in Section (a)(v)(C), only after such person shall have sought indemnification or an advance from the corporation, partnership, joint venture, trust or other enterprise in which he or she was serving at the corporation's request, shall have failed to receive such indemnification or advance and shall have assigned irrevocably to the corporation any right to receive indemnification which he or she might be entitled to assert against such other corporation, partnership, joint venture, trust or other enterprise.

(h)  The indemnification provided to a covered person by this Section:

     (i) shall not be deemed exclusive of any other rights to which such person may be entitled by law or under any articles of incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise;

     (ii) shall inure to the benefit of the legal representatives of such person or his or her estate, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such person; and

     (iii)shall be a contract right between the corporation and each such person who serves in any such capacity at any time while this Section 1 of Article VII is in effect, and any repeal or modification of this Section shall not affect any rights or obligations then existing with respect to any state of facts or any proceedings then existing.

(i) The indemnification and advances provided to a covered person by this Section shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such person taken prior to the effective date of this Section; provided that payment of such claims had not been agreed to or denied by the corporation at the effective date.

(j) The corporation shall have power to purchase and maintain insurance on behalf of any covered person against any liability asserted against him or her and incurred by him or her as a covered person or arising out of his or her status of such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Section. The corporation shall also have power to purchase and maintain insurance to indemnify the corporation for any obligation which it may incur as a result of the indemnification of covered persons under the provisions of this Section.

(k) The invalidity or unenforceability of any provision in this Section shall not affect the validity or enforceability of the remaining provisions of this Section.

Section 2. The fiscal year of the Company shall begin in each year on the first day of January, and end on the thirty-first day of the December following.

Section 3. The common seal of the Company shall be circular in form and shall contain the name of the Company and the words: "CORPORATE SEAL" and "ILLINOIS".

Section 4. These By-Laws may be amended or repealed by the vote of a majority of the Directors present at any meeting at which a quorum is present.


                             Filed this    24th    day of
                                        ----------
                                      July         , 2000
                             ----------------------  ----
                                    /s/ Betty Ann Bohanek
                                Betty Ann Bohanek, Supervisor
                                      LAH Co______ Unit

------------------------------------------------------------------------------
                           ALLSTATE LIFE INSURANCE COMPANY


                           By:  /s/
                                ----------------------------------------------
                                                      President

Attest:

                     /s/
                  Secretary

SEAL

                                                               ANNEX C TO PART Q

                   UNANIMOUS WRITTEN CONSENT OF THE BOARD OF
                                    DIRECTORS

                                       OF

                         ALLSTATE LIFE INSURANCE COMPANY



     The undersigned, being all of the members of the Board of Directors (the "Board") of Allstate Life Insurance Company (the "Company"), hereby consent and adopt the following resolutions:

         WHEREAS, the Board of the Company deems it to be in the best interest of the Company to establish, in conjunction with Allstate Financial Global Funding, a statutory trust organized under the laws of the State of Delaware (the "Trust"), a global debt issuance program (the "Program") for the issuance of certain debt instruments (the "Notes") by newly created Delaware statutory trusts (the "Separate Trusts") pursuant to the Program in one or more series and in such amounts as may result in Notes outstanding at any one time of up to $4,000,000,000 (or its equivalent in other currencies or composite currencies) in aggregate amount under the Securities Act of 1933, as amended (the "1933 Act"), with payment of principal of, and interest, premium and additional amounts, if any, on, the Notes to be secured by one or more funding agreements (the "Funding Agreements") issued and sold by the Company in such amounts as may result in Funding Agreements outstanding at any one time of up to $4,000,000,0000 (or its equivalent in other currencies or composite currencies) in aggregate amount under the 1933 Act.

         NOW, THEREFORE, BE IT RESOLVED, that the President of the Company, any Senior Vice President of the Company, and the elected or appointed officer charged with the primary responsibility for the Institutional Markets business unit of the Company (each an "Authorized Officer") of the Company be, and each of them hereby is, authorized in the name and on behalf of the Company to cause to be prepared, to execute and to cause to be filed with the U.S. Securities and Exchange Commission a registration statement on Form S-3 (or such other form or forms as the U.S. Securities and Exchange Commission shall require) relating to the issuance and sale of the Notes and the Funding Agreements to be issued by the Company under the Program (the "Registration Statement"), and all amendments and supplements thereto, including without limitation any prospectus, prospectus supplement or pricing supplement, in such form as they may deem necessary or desirable and shall approve, such approval to be conclusively evidenced by their execution thereof; and

         FURTHER RESOLVED, that the Authorized Officers of the Company be, and each of them hereby is authorized and directed, for and in the name and on behalf of the Company, to deliver to the agents appointed from time to time by the Trust to assist in the offering of Notes under the Program (the "Agents") or their counsel a copy of the Registration Statement and any Rule 462 Registration Statement, together with such number of copies of the preliminary prospectus and prospectus included therein as may be requested by the Agents, and to authorize such Agents to submit the Registration Statement and any amendments or supplements thereto, the Representations and Indemnity Agreements (as defined below) and the other exhibits to the Registration Statement and any Rule 462 Registration Statement for review to the National Association of Securities Dealers, Inc. in connection with the Program; and

         FURTHER RESOLVED, that Michael J. Velotta shall be, and hereby is, appointed as the Company's agent for service for purposes of the 1933 Act, as amended, in connection with the Registration Statement; and

         FURTHER RESOLVED, that each of the officers and directors who may be required to execute the Registration Statement (whether on behalf of the Company or as an officer or director thereof or by attesting the seal of the Company or otherwise) be, and each of them hereby is, authorized and directed to execute and deliver a power of attorney appointing Steven E. Shebik, Kevin R. Slawin, Casey J. Sylla and Michael J. Velotta, and each of them, as his true and lawful attorneys and agents, to execute in his name, place and stead (in any capacity) any and all amendments and supplements to the Registration Statement, including without limitation any prospectus, prospectus supplement or pricing supplement, and other instruments necessary or appropriate in connection therewith, to attest the seal of the Company thereon, and to file the same with the U.S. Securities and Exchange Commission, granting to said attorneys and agents and each of them, the full power and authority to do and perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act whatsoever which may be necessary or desirable as set forth in such Registration Statement, and to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Company as they, in their sole discretion, deem necessary or appropriate; and

         FURTHER RESOLVED, that the Authorized Officers of the Company be, and each of them hereby is appointed to review the Registration Statement and any amendments and supplements thereto, including the prospectuses contained therein, and all other documents as such Authorized Officer in his or her discretion deems necessary or appropriate in order to effect the registration of the Funding Agreements under the 1933 Act; and to approve or reject any of the foregoing proposed instruments and take all such further action as such Authorized Officer may deem to be desirable or appropriate in connection with the various transactions contemplated by the Registration Statement, the Representations and Indemnity Agreements (as defined below), the Funding Agreement Purchase Letters (as defined below) and the Support and Expenses Agreements (as defined below); and

         FURTHER RESOLVED, that the Company is authorized to issue and sell Funding Agreements to the Trust in order to provide cash flows sufficient to permit the Trust to make periodic and other payments with respect to the Notes, which may be outstanding from time to time;

         FURTHER RESOLVED, that the Authorized Officers of the Company be, and each of them hereby is, authorized to, in the name and on behalf of the Company, execute and deliver one or more Funding Agreements, with such modifications and amendments as an Authorized Officer may approve, such approval to be conclusively evidenced by such Authorized Officer's execution and delivery thereof; and

         FURTHER RESOLVED, that the Authorized Officers of the Company be, and each of them hereby is appointed to set, in the name and on behalf of the Company, the principal amount of Funding Agreements to be issued and to determine, on behalf of the Company, (i) the deposit amount of any Funding Agreement, (ii) the rate of interest on any Funding Agreement, (iii) the early termination rights of any Funding Agreement, and (iv) any other terms of any Funding Agreement or any other matters related thereto; and

         FURTHER RESOLVED, that the Authorized Officers of the Company be, and each of them hereby is, authorized and directed to negotiate, execute and deliver for and on behalf of the Company one or more representations and indemnity agreements (the "Representations and Indemnity Agreements") between the Company and the Agents relating to, among other things, the issuance and sale of the Notes and the indemnification by the Company of the Agents with respect to securities law and other liabilities relating to the Program, in such form and upon such terms and conditions as any such Authorized Officer shall deem necessary or desirable, such approval to be conclusively evidenced by his or her execution thereof; and

         FURTHER RESOLVED, that the Authorized Officers of the Company be, and each of them hereby is, authorized and directed to negotiate, execute and deliver for and on behalf of the Company one or more support and expenses agreements (the "Support and Expenses Agreements") between the Company and the Trust or one or more Separate Trusts relating to the indemnification of the Trust or one or more Separate Trusts by the Company for expenses and other liabilities of the Trust or any Separate Trusts relating to the Program, in such form and upon such terms and conditions as any such Authorized Officer shall deem necessary or desirable, such approval to be conclusively evidenced by his or her execution thereof; and

         FURTHER RESOLVED, that upon the effectiveness of the Registration Statement, and the execution and delivery of the Representations and Indemnity Agreements, the Company shall, from time to time, issue and sell Funding Agreements to the Trust and consent to the assignment of such Funding Agreements to one or more Separate Trusts; and

         FURTHER RESOLVED, that the Authorized Officers of the Company be, and each of them hereby is, authorized to use the net proceeds to the Company from the sale of the Funding Agreements to purchase investment assets or for any other valid corporate purpose; and

         FURTHER RESOLVED, that the Authorized Officers of the Company be, and each of them hereby is, authorized to pay any and all expenses and fees (including attorneys' fees, accountants' fees and investment bankers' fees) of the Company, the Trust and the Separate Trusts in connection with the Program; and

         FURTHER RESOLVED, that the Authorized Officers of the Company be, and each of them hereby is, authorized and directed in the name and on behalf of the Company to obtain all consents and approvals necessary or desirable to carry out the purposes and intents of these resolutions, including, without limitation, any consents required from the lenders under the Company's bank credit facilities and any consents, qualifications or approvals required by regulatory authorities of the respective jurisdictions in which the Company conducts its business; and

         FURTHER RESOLVED, that the Authorized Officers of the Company be, and each of them hereby is, authorized and directed in the name and on behalf of the Company to execute such documents and to take such actions as they may deem necessary or desirable to carry out the purposes and intents of these resolutions; and

         FURTHER RESOLVED, that the authority and power given hereunder shall be deemed retroactive and any and all acts authorized hereunder performed prior to the passage of these resolutions are hereby approved and ratified in all respects; and

         FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized to execute and deliver such agreements, instruments, consents, undertakings, orders, certificates or other documents to any of the Trust, the Separate Trusts, trustees, agents, any regulatory authority, any stock exchange or any other person, and the Authorized Officers, employees, agents, accountants and other officers of the Company are, and each of them is, hereby authorized to execute and deliver such agreements, instruments, consents, undertakings, orders, certificates or other documents and to take any and all actions in the name of and on behalf of the Company or otherwise as each such Authorized Officer may deem necessary or appropriate to effectuate the Program or an issuance of Notes under the Program, or otherwise to carry out the purposes and intent of the foregoing resolutions, and to pay or cause to be paid all applicable filing, registration or other fees and expenses as each such Authorized Officer may deem necessary, advisable or appropriate in order to effectuate the Program or otherwise to carry out the purposes and intent of the foregoing resolutions; and

         FURTHER RESOLVED, that this Board hereby adopts the form and content of any resolutions that any one or more of the Authorized Officers deem necessary to evidence the approval by the Company of the transactions contemplated by the foregoing resolutions if (i) in the opinion of such Authorized Officer so acting, the adoption of such resolutions is necessary or advisable, and (ii) the Secretary of the Company evidences such adoption by filing with this Unanimous Written Consent copies of such resolutions which shall thereupon be deemed to be adopted by the Board and incorporated in this Unanimous Written Consent as a part of this Unanimous Written Consent with the same force and effect as if presented and approved as a part of this Unanimous Written Consent.

EXECUTION

         RESOLVED, that this Unanimous Written Consent may be executed in one or more counterparts and by each Director on a separate counterpart, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute a single document.


/s/ David A. Bird                      /s/ Robert W. Pike
-----------------------------          -------------------------------
David A. Bird                          Robert W. Pike

/s/ Margaret G. Dyer                   /s/ Steven E. Shebik
-----------------------------          -------------------------------
Margaret G. Dyer                       Steven E. Shebik

/s/ Marla G. Friedman                  /s/ Eric A. Simonson
-----------------------------          -------------------------------
Marla G. Friedman                      Eric A. Simonson

/s/ Danny L. Hale                      /s/ Kevin R. Slawin
-----------------------------          -------------------------------
Danny L. Hale                          Kevin R. Slawin

/s/ Edward M. Liddy                    /s/ Casey J. Sylla
-----------------------------          -------------------------------
Edward M. Liddy                        Casey J. Sylla

/s/ John C. Lounds                     /s/ Michael J. Velotta
-----------------------------          -------------------------------
John C. Lounds                         Michael J. Velotta

/s/ J. Kevin McCarthy                  /s/ Thomas J. Wilson, II
-----------------------------          -------------------------------
J. Kevin McCarthy                      Thomas J. Wilson, II


Dated:  November 20, 2003

                                     PART R
          CERTIFICATE OF INDENTURE TRUSTEE CONCERNING CORPORATE MATTERS

     Reference is made to the Indenture set forth in Part A of this Closing Instrument (the "Indenture") between the Trust and the Indenture Trustee entered into in connection with the issuance of the secured medium term notes of the Trust (the "Notes"), and to the Coordination Agreement set forth in Part F of the Series Instrument for the Trust (the "Coordination Agreement") between the Trust and the Indenture Trustee.

1. Each of the Indenture and the Coordination Agreement has been duly executed and delivered on behalf of the Indenture Trustee by an authorized officer of the Indenture Trustee.

2. Each person who, as an officer of the Indenture Trustee, signed the Indenture, the Coordination Agreement or any other document included in the Series Instrument or this Closing Instrument, was duly elected or appointed, qualified and acting as such officer at the respective time of the signing and delivery thereof and was duly authorized to sign such document on behalf of the Indenture Trustee, and the signature of each such person is the genuine signature of such officer.

3. Each person who, as an officer of the Indenture Trustee, authenticated certificates representing the Notes issued under the Indenture was at the time of such authentication and is now a duly elected or appointed officer of the Indenture Trustee authorized and empowered so to act and the signature of each such person appearing on any such certificate is genuine. The Indenture Trustee has examined the form of Notes certificate so authenticated and delivered and has found the same to be in substantially the form called for by the Indenture.

4. Attached hereto as Exhibit A is a true, correct and complete copy of an extract from the constitutive documents of the Indenture Trustee (which constitutive documents are in effect at the Original Issue Date specified in the Pricing Supplement attached to the Series Instrument for the Trust as Annex A) or an incumbency certificate of the Indenture Trustee, in each case evidencing the authority of certain officers of the Indenture Trustee, and in each case not amended, modified or revoked after the date thereof.

5. There are no actions, suits or proceedings pending or overtly threatened against the Indenture Trustee before any court, either state or federal, which, if adversely determined, would affect in any material respect, the performance of the Indenture Trustee of its obligations under the Indenture, the Coordination Agreement and the obligations contemplated therein.

6. The Indenture  Trustee is eligible to act as Indenture  Trustee under Section
6.7 of the Standard Indenture Terms.

                                                            EXHIBIT A TO PART R


                 J.P. Morgan Trust Company, National Association

                               EXTRACT OF BY-LAWS

Article VIII

Section 8.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Association by the Chairperson or Co-Chairpersons of the board, or the President, or any Vice Chairperson, or any Managing Director, or any Vice President, or any Assistant Vice President, or the Chief Financial Officer, or the Controller, or the Secretary, or the Cashier, or, if in connection with the provision of fiduciary, corporate trust, escrow or agency services, by any of those officers or by any Trust Officer or any Assistant Trust Officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Association in such other manner and by such other officers or other persons as the board may from time to time direct. The provisions of this
Section 8.2 are supplementary to any other provision of these by-laws.

                                     PART S
                       CERTIFICATE OF AMACAR PACIFIC CORP.

     The signatory identified in Part X of this Closing Instrument, the duly appointed Secretary of AMACAR Pacific Corp., a Delaware corporation ("AMACAR"), does hereby certify as of the Original Issue Date identified in the Pricing Supplement attached as Annex A to the Series Instrument for the Trust (the "Original Issue Date") that:

1. Each of the persons named on Exhibit A hereto has been duly elected or appointed and is duly qualified as an officer of AMACAR on the Original Issue Date, holding the office or offices set forth opposite his or her name, and the signature set forth opposite his or her name is a specimen of his or her genuine signature.

2. Attached hereto as Exhibit B is a true and correct copy of the Certificate of Incorporation of AMACAR as in effect on the Original Issue Date.

3. Attached hereto as Exhibit C is a true and correct copy of the By-Laws of AMACAR as in effect on the Original Issue Date.

4. Attached hereto as Exhibit D is a true and correct copy of a resolution duly adopted by the Board of Directors of AMACAR on March 1, 2004. Such resolution has not been amended, modified, rescinded or revoked and is in full force and effect on the Original Issue Date.

5. Attached hereto as Exhibit E is a true and correct copy of a resolution duly adopted by the Stockholders of AMACAR on March 1, 2004. Such resolution has not been amended, modified, rescinded or revoked and is in full force and effect on the Original Issue Date.

6. AMACAR is a corporation existing and in good standing under the laws of the State of Delaware.

7. There is no proceeding pending or, to the best of my knowledge, threatened for the dissolution or liquidation of AMACAR.

All capitalized terms not otherwise defined herein shall have the meanings set forth in the Administrative Services Agreement set forth in Part B to the Series Instrument for the Trust.

                                                             EXHIBIT A TO PART S


NAME                                     OFFICE                                 SIGNATURE

Douglas K. Johnson                       President                              /s/ Douglas K. Johnson

Evelyn Echevarria                        Vice President, Secretary, Assistant   /s/ Evelyn Echevarria
                                         Treasurer

Juliana C. Johnson                       Vice President, Treasurer, Assistant   /s/ Juliana C. Johnson
                                         Secretary

                                                             EXHIBIT B TO PART S


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                              AMACAR PACIFIC CORP.

     This Amended and Restated Certificate of Incorporation of AMACAR Pacific Corp. has been duly adopted by the stockholders in accordance with the provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     The present name of the Corporation (the "Corporation") is AMACAR Pacific Corp., which is the name under which the corporation was originally incorporated; and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of Delaware is June 24, 1998

                                   ARTICLE I.

                                      NAME

     The name of the  Corporation is AMACAR Pacific Corp.  (the  "Corporation").


                                  ARTICLE II.

                     REGISTERED OFFICER AND REGISTERED AGENT

     The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III.

                               CORPORATE PURPOSES

     The purpose of the Corporation is to engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV.

                                  CAPITAL STOCK

     The total number of shares of capital stock the Corporation shall have authority to issue is one hundred (100) shares designated as Common Stock and the par value of each such share of Common Stock is one dollar ($1.00) amounting in the aggregate to one hundred dollars ($100.00).

                                   ARTICLE V.

                           DENIAL OF PREEMPTIVE RIGHTS

     No holder of any class of capital stock of the Corporation, whether now or hereafter authorized, shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of capital stock of the Corporation of any class whatsoever, or of securities convertible into or exchangeable for capital stock of the Corporation of any class whatsoever, whether now or hereafter authorized, or whether issued for cash, property or services.

                                  ARTICLE VI.

                               DIRECTORS PROTECTED

     A director shall be fully protected in relying in good faith upon the books of account or other records of the Corporation or statements prepared by any of its officers or by independent public accountants or by an appraiser selected with reasonable care by the Board of Directors as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's capital stock might properly be purchased or redeemed.

                                  ARTICLE VII.

                               CORPORATE EXISTENCE

     The corporation is to have perpetual existence.

                                 ARTICLE VIII.

                          POWERS OF BOARD OF DIRECTORS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

(a) To make, alter, amend or repeal the By-Laws, except as otherwise expressly provided in any By-Law make by the holders of the capital stock of the Corporation entitled to vote thereon. Any By-Law may be altered, amended or repealed by the holders of the capital stock of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose.

(b) To determine the use and disposition of any surplus and net profits of the Corporation, including the determination of the amount of working capital required to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

(c) To designate, by resolution passed by a majority of the whole Board of Directors, one or more committees, each committee to consist of one or more directors of the Corporation, which, to the extent provided in the resolution designating the committee or in the By-Laws of the Corporation, shall, subject to the limitations prescribed by law, have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be provided in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by a majority of the whole Board of Directors.

(d) To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and of the Certificate of incorporation and of the By-Laws of the Corporation.

                                  ARTICLE IX.

                    TRANSACTIONS WITH DIRECTORS AND OFFICERS

     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed, or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of stockholders, or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE X.

                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

Section 10.1 Indemnification by Corporation. (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (for purposes of this Article including trustee) of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

(b) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) of this Section 10.1 or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the Corporation other than the determination, in good faith, that such defense has been successful. In all other cases wherein indemnification is provided by this Article, unless ordered by a court, indemnification shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct specified in this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs by independent legal counsel in a written opinion, or (3) by the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon.

(c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

(d) Expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation. Expenses (including attorneys' fees) incurred by other employees or agents of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(e) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the directors' duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section 10.1 (e) to
Article X shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

(f) The indemnification and advancement of expenses provided by this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 10.2 Insurance. By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Article.

                                  ARTICLE XI.

     ELECTION OF DIRECTORS Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.


Dated this 9th day of January in the year 2001.


                                AMACAR PACIFIC CORP.


                                By:    /s/   Douglas K. Johnson
                                   -----------------------------------------
                                     Name:   Douglas K. Johnson
                                     Title:  President

                                                             EXHIBIT C TO PART S

                                     BY-LAWS

                                       OF

                              AMACAR PACIFIC CORP.




                                   ARTICLE I

                                     OFFICES

     AMACAR Pacific Corp. (hereinafter called the "Corporation") may establish or discontinue, from time to time, such offices and places of business within or without the State of Delaware as the Board of Directors may deem proper for the conduct of the Corporation's business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

Section 1.        Annual Meeting.

     The annual meeting of the holders of shares of stock entitled to notice thereof and to vote thereof pursuant to the provisions of the Certificate of Incorporation (hereinafter called the "Annual Meeting of Stockholders") for the purpose of electing directors and transacting such other business as may come before it shall be held each year at such time, on such day and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors.

Section 2.        Special Meetings.

     In addition to such special meetings as are provided for by law or by the Certificate of Incorporation, special meetings of the holders of the Corporation's stock may be called at any time by the Board of Directors and may be held at such time, on such day and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors.

Section 3.        Notice of Meetings.

     Except as otherwise provided by law, written notice of each meeting of stockholders shall be given either by delivering a notice personally or mailing a notice to each stockholder of record entitled to vote thereat. If mailed, the notice shall be directed to the stockholder in a postage-prepaid envelope at his address as it appears on the stock books of the Corporation unless, prior to the time of mailing, he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case such notice shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall be in such form as is approved by the Board of Directors and shall state the purpose or purposes for which the meeting is called, the date and time when and the place where it is to be held, and shall be delivered personally or mailed not more than sixty (60) days and not less than ten (10) days before the day of the meeting. Except as otherwise provided by law, the business which may be transacted at any such meeting of stockholders shall consist of and be limited to the purpose or purposes so stated in such notice. The Secretary or an Assistant Secretary of the Corporation shall, after giving such notices make an affidavit stating that notice has been given, which shall be filed with the minutes of such meeting.

Section 4.        Waiver of Notice.

     Whenever notice is required to be given under any provision of law or of the Certificate of incorporation or the By-Laws, a waiver thereof in writing or by telegraph, cable or other form of recorded communication, signed by the person entitled to notice, whether before or after the time stated therein, shall be deeded equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business thereat because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any waiver of notice unless so required by the Certificate of Incorporation.

Section 5.        Organization.

     The Chairman of the Board shall act as chairman at all meetings of stockholders at which he is present, and as such chairman shall call such meetings of stockholders to order and preside thereat. If the Chairman of the Board shall be absent from any meeting of stockholders, the duties otherwise provided in this Section 5 of Article II to be performed by him at such meeting shall be performed at such meeting by the officer described in the last section of Section 6 of Article IV. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.

Section 6.        Stockholders Entitled to Vote.

     The Board of Directors may fix a date not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of stockholders, or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting and any adjournment thereof, or to give such consent or express such dissent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting any adjournment thereof, or to give such consent or express such dissent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. The Secretary shall prepare and make or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place specified in the notice of the meeting within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

Section 7.        Quorum and Adjournment.

     Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the shares of stock entitled to vote at the meeting present in person or by proxy shall constitute a quorum at all meetings of the stockholders. In the absence of a quorum, the holders of a majority of such shares of stock present in person or by proxy may adjourn any meeting, from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned, provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8.        Order of Business.

     The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting or as is determined by the vote of the holders of a majority of the shares of stock present in person or by proxy and entitled to vote at the meeting; provided, that at special meetings of stockholders no business other than that specified in the notice of the meetings or germane thereto shall be transacted.

Section 9.        Vote of Stockholders.

     Except as otherwise permitted by law or by the Certificate of Incorporation or the By-Laws, all action by stockholders shall be taken at a stockholders meeting. Every stockholder of record, as determined pursuant to Section 6 of this Article II, and who is entitled to vote, shall be entitled at every meeting of the stockholders to one vote for every share of stock standing in his name on the books of the Corporation. Every stockholder entitled to vote or entitled to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy duly appointed by an instrument in writing, subscribed by such stockholder and executed not more than three (3) years prior to the meeting, unless the instrument provides for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking such proxy unless such stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. Unless otherwise provided by law, no vote on any question upon which a vote of the stockholders may be taken need be by written ballot unless the chairman of the meeting shall determine that it shall be by written ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by written ballot each written ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Except as otherwise provided by law, by the Certificate of Incorporation or by Section 14 of Article III, all elections of directors and all questions shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote in the election or on the question.

Section 10.       Consent of Stockholders in Lieu of Meeting.

     Except as otherwise provided by law or by the Certificate of Incorporation, any action required to be taken, or which maybe taken, at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, provided that prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. The written consent shall bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the corporate action referred to therein unless within sixty (60) days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to the Secretary or other agent of the Corporation having custody of the minute book of the Corporation. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                                  ARTICLE III

                               BOARD OF DIRECTORS

Section 1.        Election and Term.

     The directors shall be elected at the Annual Meeting of the Stockholders and shall be elected to serve until the next Annual Meeting of Stockholders and until their successors are elected and have qualified or until their earlier resignation or removal.

Section 2.        Qualification.

     A director need not be the record or beneficial owner of shares of capital stock of the Corporation. Acceptance of the office of director may be expressed orally or in writing.

Section 3.        Number.

     The number of directors which shall constitute the whole board shall be three (3). The number may be increased or decreased from time to time by amendment of this by-law by the board of directors or the stockholders within the limits permitted by law; provided that any decrease in the number of directors shall not change the term of any director in office at the time thereof.

Section 4.        General Powers.

     The business, properties and affairs of the Corporation shall be managed by the Board of Directors, which, without limiting the generality of the foregoing, shall have power to elect and appoint officers of the Corporation, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Corporation, to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the corporation and over its seal, without specific authority in each case. In addition, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law or by the Certificate of Incorporation or by these By-Laws.

Section 5.        Place of Meetings.

     Meetings of the Board of Directors may be held at any place, within or without the State of Delaware, as is from time to time designated by the Board of Directors.

Section 6.        Organization Meeting.

     A newly elected Board of Directors shall meet and organize, and also may transact any other business which might be transacted at a regular meeting thereof a soon as practicable after each Annual Meeting of Stockholders, at the place at which such meeting of stockholders took place, without notice of such meeting, provided a majority of the whole Board of Directors is present. If such a majority is not present, such organization meeting may be held at any other time or place which may be specified in a notice given in the manner provided in
Section 8 of this Article III for special meetings of the Board of Directors, or in a waiver of notice thereof.

Section 7.        Regular Meetings.

     Regular meetings of the Board of Directors shall be held at such times as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

Section 8.        Special Meetings; Notice and Waiver of Notice.

     Special meetings of the Board of Directors shall be called by the Secretary at the request of the Chairman of the Board or the President or at the request in writing of any two (2) directors stating the purpose or purposes of such meeting. Notice of any special meeting shall be in form approved by the Chairman of the Board or the President, as the case may be. Notices of special meetings shall be mailed to each director, addressed to him at his residence or usual place of business, not later than two (2) days before the date on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable or other form of recorded communication or be delivered personally or by telephone not later than the day before such day of meeting. Notice of any meeting of the Board of Directors need not be given to any director if he shall sign a written waiver thereof either before or after the time stated therein, or if he shall attend a meeting, except when he attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business thereat because the meeting is not lawfully called or convened. The business to be transacted at, or the purpose of, any special meeting of the Board of Directors shall be specified in any notice or written waiver of notice.

Section 9.        Organization of Meetings.

     The Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present. If the Chairman of the Board shall be absent from any meeting of the Board of Directors, the duties otherwise provided in this Section 9 of Article III to be performed by him at such meeting shall be performed at such meeting by the officer prescribed by Section 6 of Article IV. If no such officer is present at such meeting, one of the directors present shall be chosen by the members of the Board of Directors present to preside at such meetings. The Secretary of the Corporation shall act as the secretary of all meetings of the Board of Directors, and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

Section 10.       Quorum and Manner of Acting.

     At every meeting of the Board of Directors one-third (1/3) but in no event fewer than two (2) of the total number of directors constituting the whole Board of Directors shall constitute a quorum. Except as otherwise provided by law or by the Certificate of Incorporation, by Section 15(a) of this Article III, or by
Section 3 of Article IV, the vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of telephone conference or similar communications equipment whereby means all persons participating in the meeting can hear each other, and participation by a member of the Board of Directors in a meeting pursuant to this Section 10 of Article III shall constitute his presence in person at such meeting.

Section 11.       Voting.

     On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting if any member of the Board of Directors so requests at the time.

Section 12.       Action Without a Meeting.

     Except as otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken at any meeting by the Board of Directors or by any committee thereof may be taken without a meeting, if prior to such action all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

Section 13.       Resignations.

     Any director may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

Section 14.       Removal of Directors.

     Any director may be removed, either for or without cause, at any time by action of the holders of a majority of the outstanding shares of stock entitled to vote thereon, either at a meeting of the holders of such shares or, whenever permitted by law, without a meeting by their written consents thereto.

Section 15.       Filling of Vacancies.

     Except as otherwise provided by law and the Certificate of Incorporation, in case of any increase in the number of directors, or of any vacancy in the Board of Directors, the additional director or directors may be elected, or, as the case may be, the vacancy or vacancies may be filled, either (a) by the Board of Directors at any meeting by affirmative vote of a majority of the remaining directors though the remaining directors be less than the quorum provided in
Section 10 of this Article III, or (b) by the holders of capital stock of the Corporation entitled to vote thereon, either at an Annual Meeting of Stockholders or at a special meeting of such holders called for that purpose. The directors so chosen shall hold office until the next Annual Meeting of Stockholders and until their successors are elected and have qualified or until their earlier resignation or removal.

Section 16.       Interested Directors and Officers.

a. No contract or transaction between the corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one
     (1) or more of the Corporation's directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transactions, or solely because his or their votes are counted for such purpose, if:

     (1) The material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

     (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.

b. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereby which authorizes the contract or transaction.

                                   ARTICLE IV

                                  THE OFFICERS

Section 1.        Officers - Qualifications.

     The elected officers of the Corporation shall be a President, a Secretary, a Treasurer and, at the option of the Board of Directors, a Chairman of the Board. The elected officers shall be elected by the Board of Directors. The Chairman of the Board and the President shall be selected from the directors. The Board of Directors may elect one or more Vice Presidents and elect or appoint such other officers as may be deemed necessary. Assistant Secretaries, Assistant Treasurers and other officers and agents may be appointed by the Board of Directors or may be appointed pursuant to Section 6 of this Article IV.

Section 2.        Term of Office; Vacancies.

     So far as is practicable, all elected officers shall be elected at the organization meeting of the Board of Directors in each year and, except as otherwise provided in Sections 3 and 4, and subject to the Provisions of Section 6 of this Article IV, shall hold office until the organization meeting of the Board of Directors in the next subsequent year and until their respective successors are elected and qualified or until their earlier resignation or removal. If any vacancy shall occur in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

Section 3.        Removal of Elected Officers.

     Any elected officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors, at any regular meeting or at any special meeting called for the purpose.

Section 4.        Resignations.

     Any officer may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance

Section 5.        Officers Holding More Than One Office.

     Any officer may hold two (2) or more offices the duties of which can be consistently performed by the same person, except that the offices of President and Secretary may not be held by the same person at the same time.

Section 6.        The Chairman of the Board.

     The Chairman of the Board shall be the chief executive officer of the Corporation. He shall direct, coordinate and control the Corporation's business and activities and its operating expenses and capital expenditures and shall have general authority to exercise all the powers necessary for the chief executive officer of the Corporation, all in accordance with basic policies established by and subject to the control of the Board of Directors. He shall be responsible for the employment or appointment of employees, agents and officers (except officers to be elected by the Board of Directors pursuant to Section 1 of this Article IV) as may be required for the conduct of the business and the attainment of the objectives of the Corporation. He shall have authority to suspend or to remove any employee, agent or appointed officer of the Corporation and, in the case of the suspension for cause of any such elected officer, to recommend to the Board of Directors what further action should be taken. He shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation. As provided in Section 5 of Article Il, he shall act as chairman at all meetings of the stockholders at which he is present, and, as provided in Section 9 of Article III, he shall preside at all meetings of the Board of Directors at which he is present. In the absence of the Chairman of the Board, his duties shall be performed and his authority may be exercised by the President, and, in the absence of the Chairman of the Board and the President, such duties shall be performed by such officer as may have been designated by the most senior officer of the Corporation who has made any such designation, with the right reserved to the Board of Directors to make the designation or supersede any designation so made.

Section 7.        The President.

     The President shall be the chief administrative officer of the Corporation. He shall implement the general directives, plans and policies and shall establish operating and administrative plans and policies and direct and coordinate the Corporation's organizational components within the scope of the authority delegated to him by the Board of Directors. He shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation and the responsibility for the employment or appointment of such employees, agents and officers (except officers to be elected by the Board of Directors pursuant to Section I of the Article IV) as may be required to carry on the operations of the business. He shall have authority to suspend or to remove any employee or agent of the Corporation (other than officers). As provided in Section 6 of this Article IV, in the absence of the Chairman of the Board, the President shall perform all the duties and exercise the authority of the Chairman of the Board. In the absence of the President, his duties shall be performed and his authority may be exercised by such officer as may have been designated by the most senior officer of the Corporation who has made any such designation, with the right reserved to the Board of Directors to make the designation or supersede any designation so made.

Section 8.        The Vice President.

     The several Vice Presidents, if any, shall perform such duties and may exercise such authority as may from time to time be conferred upon them by the Board of Directors, the Chairman of the Board or the President.

Section 9.        The Secretary.

     The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and, as provided in Section 5 of
Article II and Section 9 of Article III, shall keep minutes of all proceedings at meetings of the stockholders and of the Board of Directors at which he is present, and where some other person has served as secretary thereto, the Secretary shall maintain custody of the minutes of such proceedings. As provided in Section 2 of Article VII, he shall have charge of the corporate seal and shall have authority to attest any and all instruments or writings in which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, an Assistant Secretary, if any, or such person as shall be designated by the Chairman of the Board shall perform his duties.

Section 10.       The Treasurer.

     The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors or any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors, shall, from time to time, direct or approve. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board of Directors shall require. Except as otherwise provided by the Board of Directors or in the Corporation's plan of organization, he shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of the treasurer of a corporation. Wherever required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, an Assistant Treasurer, if any, or such person as shall be designated by the Chairman of the Board shall perform his duties.

Section 11.       Additional Duties and Authority.

     In addition to the foregoing specifically enumerated duties and authority, the several officers of the Corporation shall perform such other duties and may exercise such further authority as the Board of Directors may, from time to time, determine or as may be assigned to them by any superior officer.

                                   ARTICLE V

                          STOCK AND TRANSFERS OF STOCK

Section 1.        Stock Certificates.

     The capital stock of the Corporation shall be represented by certificates signed by, or in the name of the Corporation by the President or any Vice President, and by the Secretary or an Assistant Secretary, or by the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued by the corporation, it may nevertheless be issued by the Corporation with the same effect as if such officer had not ceased to be such at the date of its issue. The certificates representing the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

Section 2.        Transfers of Stock.

     Transfers of stock shall be made on the books of the Corporation by the person named in the certificate, or by an attorney lawfully constituted in writing, upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class or series of stock, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require and with all required stock transfer tax stamps affixed thereto and canceled or accompanied by sufficient funds to pay such taxes.

Section 3.        Lost Certificate.

     In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board of Directors, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen or destroyed; provided, however, that in each such case the applicant for a substitute certificate shall furnish evidence to the Corporation, which it determines in its discretion is satisfactory, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by it.

Section 4.        Determination of Holders of Record for Certain Purposes.

     In order to determine the stockholders or other holders of securities entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or other securities or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, not more than sixty (60) days prior to the date of payment of such rights or the date when any such rights in respect of any change, conversion or exchange of stock or securities may be exercised, and in such case only holders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution or to receive such allotment of rights, or to exercise such rights, notwithstanding any transfer of any stock or other securities on the books of the Corporation after any such record date has been fixed as aforesaid.

                                   ARTICLE VI

                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

Section 1.        Indemnification.

a. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation or such other person and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Corporation or such other person and, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his conduct was unlawful.

b. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation or such other person and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 2.        Expenses.

         To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section l of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by him in connection therewith, if any, as the Board of Directors deems appropriate.

Section 3.        Determination of Indemnification.

         Any indemnification under Section l or 2 of this Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2 of this Article VI. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

Section 4.        Nonexclusive Right.

         The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such a Director, officer, employee or agent and shall inure to the benefit of the successors, assigns, heirs, executors and administrators of such person.

                                  ARTICLE VII

                                 CORPORATE SEAL

Section 1.        Seal.

     The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and in the center of the circle the words "Corporate Seal Delaware" and the figures representing the year of the organization of the Corporation.

Section 2.        Affixing and Attesting.

     The seal of the Corporation shall be in the custody of the Secretary, who shall have power to affix it to the proper corporate instruments and documents, and who shall attest it. In his absence, it may be affixed and attested by an Assistant Secretary, or by the Treasurer or an Assistant Treasurer, or by any other person or persons as may be designated by the Board of Directors.

                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 1.        Fiscal Year.

     The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 2.        Signatures on Negotiable Instruments.

     All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors, or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors.

Section 3. References to Article and Section Numbers and to the By-Laws and the Certificate of Incorporation.

     Whenever in the By-Laws reference is made to an Article or Section number, such reference is to the number of an Article or Section of the By-laws. Whenever in the By-laws reference is made to the By-Laws, such reference is to these By-laws of the Corporation, as amended, and whenever reference is made to the Certificate of Incorporation, such reference is to the Certificate of Incorporation of the Corporation, as amended, including all documents deemed by the General Corporation Law of the State of Delaware to constitute a part thereof.

                                   ARTICLE IX

                                   AMENDMENTS

Section 1.        Amendments.

     The By-Laws may be altered, amended, or repealed at any Annual Meeting of Stockholders, or at any special meeting of holders of shares of stock entitled to vote thereon and entitled to vote thereon and by the Board of Directors at any valid meeting by affirmative vote of a majority of the whole Board of Directors or by the written consent of all members of the whole Board of Directors; provided, that in no event shall any alteration, amendment or repeal of any By-law impair, or impair the intent of, or be inconsistent with, the Certificate of Incorporation of the Corporation; and provided, further, that notice of such proposed alteration, amendment or repeal be included in the notice of meeting, by a vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting.

Section 2.        Amendment of Certain By-Laws.

     Notwithstanding any other provision of these By-Laws, the affirmative vote of 100% of the members of the Board of Directors of the Corporation shall be required in order to alter, amend, or repeal Sections 1, 3, 4, 6 or 10 of
Article III, or Sections 1 or 2 of this Article IX of these By-laws, or to adopt any By-law which would have the substantive effect of altering, amending or repealing Sections 1, 3, 4, 6 or 10 of Article III, or Sections 1 or 2 of this
Article IX of these By-laws.

                                                             EXHIBIT D TO PART S

                       ACTION BY UNANIMOUS CONSENT OF THE
                      BOARD OF DIRECTORS WITHOUT A MEETING
                              AND WAIVER OF NOTICE


     The undersigned, being all of the directors of AMACAR PACIFIC CORP., a Delaware corporation (the "Corporation"), hereby waive all call and notice and, acting pursuant to the Delaware General Corporation Law, Section 141(f), do hereby adopt, by unanimous written consent, the following resolutions as the resolutions of the Board of Directors of this Corporation:

                  RESOLVED, that the following persons are hereby elected to the offices set forth opposite their names, to hold office, subject to the By-Laws of the Corporation, until the next annual meeting, of the Board of Directors and until their respective successors are elected and qualified:


       President                                              Douglas K. Johnson
       Vice President, Secretary,
       Assistant Treasurer                                    Evelyn Echevarria
       Vice President, Treasurer,
       Assistant Secretary                                    Juliana C. Johnson

         IN WITNESS WHEREOF, the undersigned have executed this consent in writing as of the 1st day of March, 2004.


                                                     /s/ Douglas K. Johnson
                                                     ----------------------
                                                     Douglas K. Johnson



                                                     /s/ Juliana C. Johnson
                                                     ----------------------
                                                     Juliana C. Johnson



                                                     /s/ Evelyn Echevarria
                                                     ---------------------
                                                     Evelyn Echevarria

                                                             EXHIBIT E TO PART S

                     ACTION BY UNANIMOUS WRITTEN CONSENT OF
                       THE STOCKHOLDERS WITHOUT A MEETING
                              AND WAIVER OF NOTICE


     The undersigned, being all of the stockholders of AMACAR PACIFIC CORP., a Delaware corporation (the "Corporation"), pursuant to Section 229 of the Delaware General Corporation Law, hereby waive all call and notice and, acting pursuant to the Delaware General Corporation Law, section 228, do hereby adopt, by unanimous written consent, the following resolutions as the resolutions of the Stockholders of this Corporation.

                  RESOLVED, that the following persons are hereby elected to the Board of Directors, subject to the By-Laws of the Corporation, until the next annual meeting of the Stockholders and until their respective successors are elected and qualified:


         Douglas K. Johnson                             Director
         Evelyn Echevarria                              Director
         Juliana C. Johnson                             Director

         IN WITNESS WHEREOF, the undersigned has executed this consent in writing as of the 1st day of March, 2004.


                                              /s/ Douglas K. Johnson
                                              ----------------------
                                              Douglas K. Johnson
                                              AMACAR Investments, L.L.C., Member

                                     PART T
                           CROSS-RECEIPT BETWEEN THE
                             TRUST AND THE AGENT(S)

     Reference is hereby made to the Terms Agreement set forth in Part E of the Series Instrument for the Trust (the "Terms Agreement"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Terms Agreement.

8. The Trust hereby acknowledges receipt from the Agent(s) of immediately available funds in the amount of the Net Proceeds to the Trust identified in the Pricing Supplement attached as Annex A to the Series Instrument for the Trust, representing payment in full of the Notes sold to the Agent(s) pursuant to the Terms Agreement.

9. The Agent(s) hereby acknowledge(s) receipt from the Trust of the Notes sold to the Agent(s) by the Trust pursuant to the Terms Agreement.

                                     PART U
                         CROSS-RECEIPT BETWEEN THE TRUST
                              AND GLOBAL FUNDING

     Reference is hereby made to the Coordination Agreement set forth in Part F of the Series Instrument for the Trust (the "Coordination Agreement"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Coordination Agreement.

10. Global Funding hereby acknowledges receipt from the Trust of immediately available funds in the amount of the Net Proceeds to the Trust identified in the Pricing Supplement attached as Annex A to the Series Instrument for the Trust), representing payment in full of the Funding Note sold to the Trust pursuant to the Coordination Agreement.

11. The Trust hereby acknowledges receipt from Global Funding of the Funding Note sold to the Trust pursuant to the Coordination Agreement.

                                     PART V
                              CROSS-RECEIPT BETWEEN
                               GLOBAL FUNDING AND
                                  ALLSTATE LIFE

     Reference is hereby made to the Coordination Agreement set forth in Part F of the Series Instrument for the Trust (the "Coordination Agreement"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Coordination Agreement.

12. Allstate Life hereby acknowledges receipt from Global Funding of immediately available funds in the amount of the Net Proceeds to the Trust identified in the Pricing Supplement attached as Annex A to the Series Instrument for the Trust), representing payment in full of the Funding Agreement(s) sold to Global Funding pursuant to the Coordination Agreement.

13. Global Funding hereby acknowledges receipt from Allstate Life of the Funding Agreement(s) sold to Global Funding pursuant to the Coordination Agreement.

                                     PART W
                             CROSS-RECEIPT BETWEEN
                               GLOBAL FUNDING AND
                                    THE TRUST

     Reference is hereby made to the Coordination Agreement set forth in Part F of the Series Instrument for the Trust (the "Coordination Agreement"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Coordination Agreement.

14. The Trust hereby acknowledges receipt from Global Funding of the Funding Agreement(s).

15.  Global Funding  hereby  acknowledges  the Trust's  surrender of the Funding
     Note.

                                     PART X
                        MISCELLANEOUS AND EXECUTION PAGES

     This Closing Instrument may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

     Each signatory, by its execution hereof, does hereby become a party to, or executes, each of the agreements and certificates identified below for such signatory as of the date specified in such agreements and certificates.

     It is expressly understood and agreed by the parties that (a) Wilmington Trust Company (the "Delaware Trustee") is hereby instructed by Global Funding and the Trust to execute this Closing Instrument on their behalf, (b) this Closing Instrument is executed and delivered by the Delaware Trustee, not individually or personally, but solely as Delaware Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement set forth in Part A to the Series Instrument for the Trust (the "Trust Agreement"), (c) each of the representations, undertakings and agreements made on the part of the Trust in this Closing Instrument is made and intended not as personal representations, undertakings and agreements by the Delaware Trustee but is made and intended for the purpose of binding only the Trust, (d) nothing contained herein shall be construed as creating any liability on the Delaware Trustee individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (e) under no circumstances shall the Delaware Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for any breach or failure of any obligation, representation, warranty or covenant to be made or undertaken by the Trust under the Indenture set forth in Part A to this Closing Instrument or any other related documents; provided, however, that such waiver shall not affect the liability of the Delaware Trustee (or any entity acting as successor or additional trustee) to any person under any other agreement to the extent expressly agreed to in its individual capacity under the Trust Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Closing Instrument.


                                                     ALLSTATE LIFE INSURANCE
                                                     COMPANY (for purposes of
                                                     (i) the Assignment of
                                                     Funding Agreement(s) to the
                                                     Funding Note Indenture
                                                     Trustee set forth in Part C
                                                     herein, (ii) the
                                                     Acknowledgement of
                                                     Assignment of Funding
                                                     Agreement(s) to the Funding
                                                     Note Indenture Trustee set
                                                     forth in Part D herein,
                                                     (iii) the Termination of
                                                     Security Interest and
                                                     Transfer of Funding
                                                     Agreement(s) to Global
                                                     Funding set forth in Part E
                                                     herein, (iv) the
                                                     Acknowledgement of
                                                     Termination of Security
                                                     Interest and Transfer of
                                                     Funding Agreement(s) set
                                                     forth in Part F herein, (v)
                                                     the Assignment of Funding
                                                     Agreement(s) to the Trust
                                                     set forth in Part G herein,
                                                     (vi) the Acknowledgement of
                                                     Assignment of Funding
                                                     Agreement(s) to the Trust
                                                     set forth in Part H herein,
                                                     (vii) the Assignment of
                                                     Funding Agreement(s) to the
                                                     Indenture Trustee set forth
                                                     in Part I herein, (viii)
                                                     the Acknowledgement of
                                                     Assignment of Funding
                                                     Agreement(s) to the
                                                     Indenture Trustee set forth
                                                     in Part J herein and (ix)
                                                     the Cross-Receipt between
                                                     Global Funding and Allstate
                                                     Life set forth in Part V
                                                     herein)

                                                     By:      /s/ Sarah Donahue
                                                              -----------------------------------------------------
                                                              Name: Sarah Donahue
                                                              Title: Assistant Vice President




                                                     SECRETARY OF ALLSTATE LIFE INSURANCE COMPANY (for purposes of the
                                                     Secretary's Certificate of Allstate Life Insurance Company set
                                                     forth in Part Q herein)

                                                     By:       /s/ Michael J. Velotta
                                                              ----------------------------------------
                                                              Name: Michael J. Velotta
                                                              Title:    Secretary



                                                     I, an authorized officer of
                                                     ALLSTATE LIFE INSURANCE
                                                     COMPANY, do hereby certify
                                                     that the above signature is
                                                     the true and genuine
                                                     signature of the duly
                                                     elected, qualified and
                                                     acting Secretary of
                                                     Allstate Life Insurance
                                                     Company.

                                                     By:       /s/ Joseph P. Rath
                                                              ----------------------------------------
                                                              Name: Joseph P. Rath
                                                              Title: Assistant Secretary

                                                     AUTHORIZED OFFICER OF
                                                     ALLSTATE LIFE INSURANCE
                                                     COMPANY (for purposes of
                                                     the Officer's Certificate
                                                     of Allstate Life Insurance
                                                     Company Pursuant to Section
                                                     6(d) of the Distribution
                                                     Agreement set forth in Part
                                                     P herein)


                                                     By:       /s/ Sarah Donahue
                                                              ---------------------------------------
                                                              Name: Sarah Donahue
                                                              Title: Assistant Vice President





                                                     ALLSTATE LIFE GLOBAL
                                                     FUNDING (for purposes of
                                                     (i) the Funding Note
                                                     Indenture set forth in Part
                                                     B herein, (ii) the
                                                     Assignment of Funding
                                                     Agreement(s) to the Funding
                                                     Note Indenture Trustee set
                                                     forth in Part C herein,
                                                     (iii) the Acknowledgement
                                                     of Assignment of Funding
                                                     Agreement(s) to the Funding
                                                     Note Indenture Trustee set
                                                     forth in Part D herein,
                                                     (iv) the Termination of
                                                     Security Interest and
                                                     Transfer of Funding
                                                     Agreement(s) to Global
                                                     Funding set forth in Part E
                                                     herein, (v) the
                                                     Acknowledgement of
                                                     Termination of Security
                                                     Interest and Transfer of
                                                     Funding Agreement(s) set
                                                     forth in Part F herein,
                                                     (vi) the Assignment of
                                                     Funding Agreement(s) to the
                                                     Trust set forth in Part G
                                                     herein, (vii) the
                                                     Acknowledgement of
                                                     Assignment of Funding
                                                     Agreement(s) Transfer to
                                                     the Trust set forth in Part
                                                     H herein, (viii) the
                                                     Certificate of Global
                                                     Funding Pursuant to Section
                                                     6(c) of the Distribution
                                                     Agreement set forth in Part
                                                     O herein, (ix) the
                                                     Cross-Receipt between the
                                                     Trust and Global Funding
                                                     set forth in Part U herein,
                                                     (x) the Cross-Receipt
                                                     between Global Funding and
                                                     Allstate Life set forth in
                                                     Part V herein and (xi) the
                                                     Cross-Receipt between
                                                     Global Funding and the
                                                     Trust set forth in Part W
                                                     herein)


                                                     By:      Wilmington Trust Company, solely in its
                                                              capacity as Delaware Trustee


                                                     By:       /s/ Kathleen A. Pedelini
                                                              ----------------------------------------
                                                              Name: Kathleen A. Pedelini
                                                              Title: Financial Services Officer




                                                     THE ALLSTATE LIFE GLOBAL
                                                     FUNDING TRUST SPECIFIED
                                                     ABOVE (for purposes of (i)
                                                     the Indenture set forth in
                                                     Part A herein, (ii) the
                                                     Assignment of Funding
                                                     Agreement(s) to the Trust
                                                     set forth in Part G herein,
                                                     (iii) the Acknowledgement
                                                     of Assignment of Funding
                                                     Agreement(s) to the Trust
                                                     set forth in Part H herein,
                                                     (iv) the Assignment of
                                                     Funding Agreement(s) to the
                                                     Indenture Trustee set forth
                                                     in Part I herein, (v) the
                                                     Acknowledgement of
                                                     Assignment of Funding
                                                     Agreement(s) Assignment to
                                                     the Indenture Trustee set
                                                     forth in Part J herein,
                                                     (vi) the Instructions of
                                                     the Trust set forth in Part
                                                     L herein, (vii)
                                                     Cross-Receipt between the
                                                     Trust and the Agent(s) set
                                                     forth in Part T herein,
                                                     (viii) the Cross-Receipt
                                                     between the Trust and
                                                     Global Funding set forth in
                                                     Part U herein and (ix) the
                                                     Cross-Receipt between
                                                     Global Funding and the
                                                     Trust set forth in Part W
                                                     herein)


                                                     By:      Wilmington Trust Company, solely in its
                                                              capacity as Delaware Trustee


                                                     By:       /s/ Kathleen A. Pedelini
                                                              --------------------------------------
                                                              Name: Kathleen A. Pedelini
                                                              Title: Financial Services Officer

                                                     J.P. MORGAN TRUST COMPANY,
                                                     NATIONAL ASSOCIATION (for
                                                     purposes of (i) the
                                                     Indenture set forth in Part
                                                     A herein, (ii) the Funding
                                                     Note Indenture set forth in
                                                     Part B herein, (iii) the
                                                     Assignment of Funding
                                                     Agreement(s) to the Funding
                                                     Note Indenture Trustee set
                                                     forth in Part C herein,
                                                     (iv) the Acknowledgement of
                                                     Assignment of Funding
                                                     Agreement(s) to the Funding
                                                     Note Indenture Trustee set
                                                     forth in Part D herein, (v)
                                                     the Termination of Security
                                                     Interest and Transfer of
                                                     Funding Agreement(s) to
                                                     Global Funding set forth in
                                                     Part E herein, (vi) the
                                                     Acknowledgement of
                                                     Termination of Security
                                                     Interest and Transfer of
                                                     Funding Agreement(s) set
                                                     forth in Part F
                                                     herein,(vii) the Assignment
                                                     of Funding Agreement(s) to
                                                     the Indenture Trustee set
                                                     forth in Part I herein,
                                                     (viii) the Acknowledgement
                                                     of Assignment of Funding
                                                     Agreement(s) to the
                                                     Indenture Trustee set forth
                                                     in Part J herein, (ix) the
                                                     Instructions of the Trust
                                                     set forth in Part L herein,
                                                     (x) the Acknowledgement of
                                                     Indenture Trustee
                                                     Concerning the Note
                                                     Certificate set forth in
                                                     Part M herein, (xi) the
                                                     Certificate of Indenture
                                                     Trustee Concerning the
                                                     Funding Agreement(s) set
                                                     forth in Part N herein and
                                                     (xii) the Certificate of
                                                     Indenture Trustee
                                                     Concerning Corporate
                                                     Matters set forth in Part R
                                                     herein)


                                                     By:       /s/ Janice Ott Rotunno
                                                              ----------------------------------------
                                                              Name: Janice Ott Rotunno
                                                              Title: Vice President




                                                     J.P. MORGAN TRUST COMPANY,
                                                     NATIONAL ASSOCIATION,
                                                     Chicago, Illinois office
                                                     (for purposes of the
                                                     Certificate Regarding
                                                     Custody of Funding
                                                     Agreement(s) set forth in
                                                     Part K herein)

                                                     By:      /s/ Janice Ott Rotunno
                                                              -----------------------------------------
                                                              Name: Janice Ott Rotunno
                                                              Title: Vice President




                                                     SECRETARY OF AMACAR PACIFIC CORP. (for purposes of the Certificate of AMACAR PACIFIC CORP. set forth in Part S herein)

                                                     By:      /s/ Evelyn Echevarria
                                                              --------------------------------------
                                                              Name: Evelyn Echevarria
                                                              Title: Secretary




                                                     I, an authorized officer of
                                                     AMACAR PACIFIC CORP., do
                                                     hereby certify that the
                                                     above signature is the true
                                                     and genuine signature of
                                                     the duly elected, qualified
                                                     and acting Secretary of
                                                     AMACAR PACIFIC CORP.

                                                     By:       /s/ Douglas K. Johnson
                                                              ----------------------------------------
                                                              Name: Douglas K. Johnson
                                                              Title:President





                                                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                     INCORPORATED (for purposes of the Cross-Receipt
                                                     between the Trust and the Agent(s) set forth in
                                                     Part T herein)


                                                     By:       /s/ Sabina Ceddia
                                                              ---------------------------------------
                                                              Name: Sabina Ceddia
                                                              Title:Duly Authorized Attorney

                                    EXHIBIT A

                            STANDARD INDENTURE TERMS

================================================================================


                            STANDARD INDENTURE TERMS


                                 with respect to


                       ALLSTATE LIFE GLOBAL FUNDING TRUSTS



================================================================================

                                TABLE OF CONTENTS

                                                                                                                Page

                                    ARTICLE 1
                                   DEFINITIONS

   SECTION 1.1             Certain Terms Defined..................................................................1
   SECTION 1.2             Interpretation........................................................................10

                                    ARTICLE 2
                                    THE NOTES

   SECTION 2.1             Amount Unlimited......................................................................10
   SECTION 2.2             Status of Notes.......................................................................10
   SECTION 2.3             Forms Generally.......................................................................10
   SECTION 2.4             Currency; Denominations...............................................................11
   SECTION 2.5             Execution, Authentication, Delivery and Date..........................................12
   SECTION 2.6             Registration, Transfer and Exchange...................................................13
   SECTION 2.7             Mutilated, Destroyed, Lost or Stolen Note Certificates................................14
   SECTION 2.8             Interest Record Dates.................................................................15
   SECTION 2.9             Cancellation..........................................................................16
   SECTION 2.10            Global Securities.....................................................................16
   SECTION 2.11            Withholding Tax.......................................................................18
   SECTION 2.12            Tax Treatment.........................................................................18

                                    ARTICLE 3
          REDEMPTION, REPAYMENT AND REPURCHASE OF NOTES; SINKING FUNDS

   SECTION 3.1             Redemption of Notes...................................................................18
   SECTION 3.2             Repayment at the Option of the Holder.................................................21
   SECTION 3.3             Repurchase of Notes...................................................................22
   SECTION 3.4             Sinking Funds.........................................................................23

                                    ARTICLE 4
            PAYMENTS; PAYING AGENTS AND CALCULATION AGENT; COVENANTS

   SECTION 4.1             Payment of Principal and Interest.....................................................23
   SECTION 4.2             Offices for Payments, etc.............................................................26
   SECTION 4.3             Appointment to Fill a Vacancy in Office of Indenture Trustee..........................26
   SECTION 4.4             Paying Agents.........................................................................26
   SECTION 4.5             Calculation Agent.....................................................................30
   SECTION 4.6             Certificate to Indenture Trustee......................................................32
   SECTION 4.7             Negative Covenants....................................................................32
   SECTION 4.8             Additional Amounts....................................................................35

                                    ARTICLE 5
        REMEDIES OF THE INDENTURE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

   SECTION 5.1             Event of Default Defined; Acceleration of Maturity; Waiver of Default.................36
   SECTION 5.2             Collection of Indebtedness by Indenture Trustee; Indenture Trustee May Prove Debt.....39
   SECTION 5.3             Application of Proceeds...............................................................41
   SECTION 5.4             Suits for Enforcement.................................................................42
   SECTION 5.5             Restoration of Rights on Abandonment of Proceedings...................................43
   SECTION 5.6             Limitations on Suits by Holders.......................................................43
   SECTION 5.7             Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default...............44
   SECTION 5.8             Control by the Holders................................................................44
   SECTION 5.9             Waiver of Past Defaults...............................................................45

                                    ARTICLE 6
                              THE INDENTURE TRUSTEE

   SECTION 6.1             Certain Duties and Responsibilities...................................................45
   SECTION 6.2             Certain Rights of the Indenture Trustee...............................................46
   SECTION 6.3             Not Responsible for Recitals, Validity of the Notes or Application of the Proceeds....48
   SECTION 6.4             May Hold Notes; Collections, etc......................................................48
   SECTION 6.5             Funds Held by Indenture Trustee.......................................................48
   SECTION 6.6             Compensation; Reimbursement; Indemnification..........................................48
   SECTION 6.7             Corporate Trustee Required; Eligibility...............................................49
   SECTION 6.8             Resignation and Removal; Appointment of Successor Trustee.............................50
   SECTION 6.9             Acceptance of Appointment by Successor Trustee........................................51
   SECTION 6.10            Merger, Conversion, Consolidation or Succession to Business of Indenture Trustee......52
   SECTION 6.11            Limitations on Rights of Indenture Trustee as Creditor................................52

                                    ARTICLE 7
            HOLDERS' LISTS AND REPORTS BY INDENTURE TRUSTEE AND TRUST

   SECTION 7.1             Trust to Furnish Indenture Trustee Names and Addresses of Holders.....................52
   SECTION 7.2             Preservation of Information; Communication to Holders.................................53
   SECTION 7.3             Reports by Indenture Trustee..........................................................53
   SECTION 7.4             Reports by Trust......................................................................54
   SECTION 7.5             Compliance Certificates and Auditor's Reports.........................................55

                                    ARTICLE 8
                             CONCERNING EACH HOLDER

   SECTION 8.1             Evidence of Action Taken by a Holder..................................................55
   SECTION 8.2             Proof of Execution of Instruments and of Holding of Notes.............................56
   SECTION 8.3             Voting Record Date....................................................................56
   SECTION 8.4             Persons Deemed to be Owners...........................................................56
   SECTION 8.5             Notes Owned by Trust Deemed Not Outstanding...........................................56
   SECTION 8.6             Right of Revocation of Action Taken; Binding Effect of Actions by Holders.............57

                                    ARTICLE 9
                             SUPPLEMENTAL INDENTURES

   SECTION 9.1             Supplemental Indentures Without Consent of Holders....................................57
   SECTION 9.2             Supplemental Indentures With Consent of Holders.......................................58
   SECTION 9.3             Compliance with Trust Indenture Act; Effect of Supplemental Indenture.................59
   SECTION 9.4             Documents to Be Given to Indenture Trustee............................................60
   SECTION 9.5             Notation on Note Certificates in Respect of Supplemental Indentures...................60

                                   ARTICLE 10
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

   SECTION 10.1            Trust May Merge, Consolidate, Sell or Convey Property Under Certain Circumstances.....60

                                   ARTICLE 11
            SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED FUNDS

   SECTION 11.1            Satisfaction and Discharge of Indenture...............................................61
   SECTION 11.2            Application by Indenture Trustee of Funds Deposited for Payment of Notes..............61
   SECTION 11.3            Repayment of Funds Held by Paying Agent...............................................62
   SECTION 11.4            Return of Funds Held by Indenture Trustee and Paying Agent............................62

                                   ARTICLE 12
                          MEETINGS OF HOLDERS OF NOTES

   SECTION 12.1            Purposes for Which Meetings May Be Called.............................................62
   SECTION 12.2            Call, Notice and Place of Meetings....................................................62
   SECTION 12.3            Persons Entitled to Vote at Meetings..................................................63
   SECTION 12.4            Quorum; Action........................................................................63
   SECTION 12.5            Determination of Voting Rights; Conduct of Adjournment of Meetings....................64
   SECTION 12.6            Counting Votes and Recording Action of Meetings.......................................65

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

   SECTION 13.1            No Recourse...........................................................................65
   SECTION 13.2            Provisions of Indenture for the Sole Benefit of Parties and Holders...................66
   SECTION 13.3            Successors and Assigns of Trust Bound by Indenture....................................66
   SECTION 13.4            Notices and Demands on Trust, Indenture Trustee and any Holder........................66
   SECTION 13.5            Trust Certificates and Opinions of Counsel; Statements To Be Contained Therein........68
   SECTION 13.6            Governing Law.........................................................................69
   SECTION 13.7            Counterparts..........................................................................69
   SECTION 13.8            Trust Indenture Act to Control........................................................69
   SECTION 13.9            Judgment Currency.....................................................................70

                                   ARTICLE 14
                                SECURITY INTEREST

   SECTION 14.1            Security Interest.....................................................................71
   SECTION 14.2            Representations and Warranties........................................................71
   SECTION 14.3            Additional Representations and Warranties.............................................72
   SECTION 14.4            Further Assurances; Covenants.........................................................73
   SECTION 14.5            General Authority.....................................................................75
   SECTION 14.6            Remedies upon Event of Default........................................................75
   SECTION 14.7            Limitation on Duties of Indenture Trustee with Respect to Collateral..................76
   SECTION 14.8            Concerning the Indenture Trustee......................................................76
   SECTION 14.9            Termination of Security Interest......................................................77


EXHIBIT A-1.......Form of Global Security for Secured Medium Term Notes Program
EXHIBIT A-2.......Form of Definitive Security for Secured Medium Term Notes Program
EXHIBIT A-3.......Form of Global Security for Allstate LifeSM CoreNotes(R)Program
EXHIBIT A-4.......Form of Definitive Security for Allstate LifeSM CoreNotes(R)Program
EXHIBIT B.........Form of Certificate of Authentication
EXHIBIT C.........Form of Annual Statement of Compliance

                              RECONCILIATION TABLE


Trust Indenture Act Section                                                     Standard Indenture Terms Section

ss.310(a)(1)...................................................................................................6.7
 (a)(2)......................................................................................................6.7
 (b).........................................................................................................6.8
ss.311(a).....................................................................................................6.11
ss.312(a) .....................................................................................................7.1
 (b).........................................................................................................7.2
 (c).........................................................................................................7.2
ss.313(a)...................................................................................................7.3(b)
 (b)......................................................................................................7.3(c)
 (c)......................................................................................................7.3(d)
 (d)......................................................................................................7.3(d)
ss.314(a) .....................................................................................................7.4
(b).......................................................................................................7.3(f)
(c)(1) ..................................................................................................13.5(a)
 (c)(2) .................................................................................................13.5(a)
 (e).....................................................................................................13.5(b)
 (f).....................................................................................................13.5(a)
ss.315(c) ..................................................................................................6.1(b)
ss.316(a) (last sentence) .....................................................................................8.5
 (a)(1)(A)...................................................................................................5.8
 (a)(1)(B)...................................................................................................5.9
 (b).........................................................................................................5.6
ss.317(a)(1)................................................................................................5.2(c)
 (a)(2) ..................................................................................................5.2(c)
 (b)......................................................................................................4.4(a)
ss.318(a) ....................................................................................................13.8
 (c) .......................................................................................................13.8


         This reconciliation table shall not be deemed to be part of the Indenture for any purpose.

         Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that certain provisions of Sections 310 to and including 317 are a part of and govern every qualified indenture, whether or not physically contained in the Indenture.

                  This document constitutes the Standard Indenture Terms, which will be incorporated by reference in, and form a part of, the Indenture (as defined below), by and among the Trust (as defined below) and the Indenture Trustee (as defined below).

                  These Standard Indenture Terms shall be of no force and effect unless and until incorporated by reference into, and then only to the extent not modified by, such Indenture.

                  The following Standard Indenture Terms shall govern the Notes subject to contrary terms and provisions expressly adopted in the Indenture, any Supplemental Indenture or the Notes, which contrary terms shall be controlling.

ARTICLE 1.........
                                   DEFINITIONS

SECTION 1.1.......Certain Terms Defined. The following terms shall have the meanings specified in this Section for all purposes of the Indenture and the Notes, unless otherwise expressly provided. All other terms used in the Indenture which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act shall have the meanings (except as otherwise expressly provided in the Indenture or unless the context otherwise clearly requires) assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the Indenture as originally executed.

         "Additional Amounts" means any additional amounts which may be required by the Notes, under circumstances specified in a Note Certificate or Supplemental Indenture, to be paid by the Trust in respect of certain taxes, assessments or other governmental charges imposed on Holders specified therein and which are owing to such Holders.

         "Administrative Services Agreement" means that certain administrative services agreement included in Part B of the Series Instrument, by and between the Trust and the Administrator, as the same may be amended, restated, modified, supplemented or replaced from time to time.

         "Administrator" means AMACAR Pacific Corp., a Delaware corporation, in its capacity as the sole administrator of the Trust, and its permitted successors and assigns.

         "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person and, in the case of an individual, any spouse or other member of that individual's immediate family. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agents" has the meaning set forth in the Distribution Agreement.

         "Amended and Restated Administrative Services Agreement" means that certain Amended and Restated Administrative Services Agreement dated as of April 27, 2004, between AMACAR Pacific Corp. and Global Funding, as the same may be amended, restated, modified, supplemented or replaced from time to time.

         "Annual Redemption Percentage Reduction" has the meaning specified in the Note Certificate(s).

         "Book-Entry Note" means a Note, the registered ownership of which is represented by a Global Security.

         "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Foreign Currency Notes, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Specified Currency (or, if the Specified Currency is Euro, the day must also be a day on which the Target System is open).

         "Calculation Agent" means the Indenture Trustee in its capacity as calculation agent or any other Person specified as calculation agent with respect to any Notes in the Note Certificate(s).

         "Certificated Note" means a Note represented by a Definitive Security.

         "Clearing Corporation" means DTC, or any other clearing system specified in the Note Certificate(s) and their respective successors and "Clearing Corporations" means all of the foregoing.

         "Closing Instrument" means the closing instrument of the Trust, pursuant to which the Indenture is entered into, and certain other documents are executed, in connection with the issuance of the Notes by the Trust.

         "Code" means the United States Internal Revenue Code of 1986, as amended, including any successor statutes and any applicable rules, regulations, notices or orders promulgated thereunder.

         "Collateral" means, with respect to the Notes, the right, title and interest of the Trust in and to (i) each Funding Agreement held in the Trust,
(ii) all Proceeds in respect of each such Funding Agreement and (iii) all books and records (including without limitation, computer programs, printouts and other computer materials and files) of the Trust pertaining to the Funding Agreement(s).

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Coordination Agreement" means that certain Coordination Agreement included in Part F of the Series Instrument, among the Funding Agreement Provider, Global Funding, the Funding Note Indenture Trustee, the Trust and the Indenture Trustee, as the same may be amended, restated, modified, supplemented or replaced from time to time.

         "Corporate Trust Office" means the office of the Indenture Trustee at which the Indenture shall, at any particular time, be administered, which office is, at the date as of the Indenture located at 201 North Central Avenue, Phoenix, AZ 85004, except that for the purposes of Section 4.2 it shall be 4 New York Plaza, 1st Floor, New York, New York 10004, or such other location as may be specified in or pursuant to the Note Certificate(s).

         "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (iv) all contingent and non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt Guaranteed thereby).

         "Defaulted Interest" has the meaning specified in Section 2.8(b).

         "Definitive Security" means any Note Certificate which is not a Global Security.

         "Delaware Trustee" means Wilmington Trust Company, a Delaware banking corporation not in its individual capacity but solely as trustee and its successors.

         "Depositary" shall mean, if the Notes are represented by one or more Global Securities, the Clearing Corporation or its agent or nominee designated as Depositary by the Trust pursuant to Section 2.10 until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary under the Indenture. The Depositary must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation. Unless otherwise specified in the Note Certificate(s), the "Depositary" shall initially be DTC.

         "Distribution Agreement" means that certain Distribution Agreement dated as of April 27, 2004, by and among Global Funding and the Agents named therein, as the same may be amended, restated, modified, supplemented or replaced from time to time.

         "DTC" means The Depository Trust Company and its successors and assigns.

         "Entitlement Holder" means any Person in whose name Notes are credited to a securities account maintained in the name of such Person on the books and records of a Clearing Corporation or other Securities Intermediary.

         "Euro" means the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended by the Treaty on European Union.

         "Event of Default" means any event or condition specified as such in
Section 5.1 which shall have continued for the period of time, if any, therein designated.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Event" has the meaning set forth in Section 2.10(b).

         "Exchange Rate Agent" means the Indenture Trustee in its capacity as exchange rate agent or any other person specified as exchange rate agent with respect to any Notes in the Note Certificate(s).

         "Foreign Currency Note" means a Note the Specified Currency of which is other than U.S. Dollars.

         "Funding Agreement" means each funding agreement issued by the Funding Agreement Provider to Global Funding, which is immediately assigned absolutely to, and deposited into, the Trust by Global Funding, and immediately pledged and collaterally assigned by the Trust to the Indenture Trustee for the benefit of the Holders of the Notes, as the same may be modified, restated, replaced, supplemented or otherwise amended from time to time in accordance with the terms thereof.

         "Funding Agreement Provider" means Allstate Life Insurance Company, a stock life insurance company organized under the laws of the State of Illinois.

         "Funding Note" has the meaning set forth in Part F of the Series Instrument.

         "Funding Note Indenture" means that certain Funding Note Indenture included in Part B of the Closing Instrument, as the same may be amended, restated, modified, supplemented or replaced from time to time.

         "Funding Note Indenture Trustee" means the party specified as such in the preamble to the Funding Note Indenture, and, subject to the applicable provisions of the Funding Note Indenture, its successors.

         "Global Funding" means Allstate Life Global Funding, a statutory trust formed under the laws of the State of Delaware and its successors.

         "Global Security" means a single Note Certificate deposited with the Depositary and registered in the name of a Clearing Corporation or its agent or nominee representing the entire issue of Book-Entry Notes, or if the rules of the applicable Clearing Corporation or the applicable securities laws or regulations of any jurisdiction limit the maximum principal amount of Note Certificates, each of the minimum number of Note Certificates so deposited and registered that are required to comply with such laws, regulations and rules while representing in the aggregate the entire issue of Book-Entry Notes.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by virtue of an agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         The term "Guarantee" used as a verb has a corresponding meaning.

         "Holder" means, with respect to any Note, the Person in whose name such
Note is registered in the Note Register.

         "Holder Representative" has the meaning set forth in Section 5.8(a).

         "incorporated provision" has the meaning set forth in Section 13.8.

         "Indenture" means that certain Indenture included in Part A of the Closing Instrument, and which incorporates by reference these Standard Indenture Terms, between the Trust and the Indenture Trustee, as the same may be amended, restated, modified, supplemented or replaced from time to time.

         "Indenture Trustee" means the party specified as such in the preamble to the Indenture and, subject to the applicable provisions of the Indenture, its successors.

         "Initial Redemption Date" means, with respect to any Note or portion thereof to be redeemed pursuant to Section 3.1(b), the date on or after which such Note or portion thereof may be redeemed as determined by or pursuant to the Indenture or a Note Certificate of Supplemental Indenture.

         "Initial Redemption Percentage" has the meaning specified in the Note Certificate(s).

         "Interest Payment Date" has the meaning specified in Section 2.8(a).

         "Interest Reset Date" has the meaning specified in the Note Certificate(s).

         "LIBOR" has the meaning ascribed in the Note Certificate(s).

         "LIBOR Currency" means the currency specified in the Note Certificate(s) as to which LIBOR shall be calculated or, if no currency is specified in the applicable Note Certificate, United States dollars.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, the Trust shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

         "Maturity Date" means, with respect to the principal (or any installment of principal) of the Notes, the Stated Maturity Date or any date prior to the Stated Maturity Date on which the principal (or such installment of principal) of the Notes becomes due and payable whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at the option of the Trust, notice of the Holder's option to elect repayment or otherwise.

         "Name Licensing Agreement" means that certain Name Licensing Agreement included in Part D of the Series Instrument, between Allstate Insurance Company and the Trust, as the same may be amended, restated, modified, supplemented or replaced from time to time.

         "Nonrecourse Parties" has the meaning set forth in Section 13.1.

         "Note" means each medium term note issued by the Trust and authenticated by the Indenture Trustee under the Indenture, each in an authorized denomination and represented, individually or collectively, by one or more Note Certificates.

         "Note Certificate" means a security certificate representing one or more Notes.

         "Note Register" has the meaning set forth in Section 2.6(a).

         "Obligations" means the obligations of the Trust secured under the Notes and the Indenture, including (a) all principal of, any premium and interest payable (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Trust, whether or not allowed or allowable as a claim in any such proceeding) on, and any Additional Amounts with respect to, the Notes or pursuant to the Indenture, (b) all other amounts payable by the Trust under the Indenture or under the Notes including all costs and expenses (including attorneys' fees) incurred by the Indenture Trustee or any Holder thereof in realizing on the Collateral to satisfy such obligations and (c) any renewals or extensions of the foregoing.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Trust or the Indenture Trustee or who may be other counsel satisfactory to the Indenture Trustee. Each such opinion shall include the statements provided for in Section 13.5 hereof, if and to the extent required hereby.

         "Outstanding" shall, subject to the provisions of Section 8.5, mean, as of any particular time, all Notes represented by Note Certificates executed by the Trust and authenticated and delivered by the Indenture Trustee under the Indenture, except (a) any Note represented by a Note Certificate theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation; (b) any Note as to which funds for the full payment or redemption of which in the necessary amount shall have been deposited in trust with the Indenture Trustee or with any Paying Agent; provided that if such Note is to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in or pursuant to the Indenture, or provision satisfactory to the Indenture Trustee shall have been made for giving such notice; and (c) any Note represented by a Note Certificate in substitution for which one or more other Note Certificates shall have been authenticated and delivered pursuant to the terms of Section 2.5 or which shall have been paid (unless proof satisfactory to the Indenture Trustee is presented that any of such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Trust).

         "Owner" shall, with respect to each Funding Agreement, have the meaning specified in such Funding Agreement.

         "Paying Agent" means the Indenture Trustee in its capacity as paying agent and its successors, and any other Person specified as paying agent with respect to any Notes in the Note Certificate(s).

         "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, limited liability company, trust (including any beneficiary thereof), bank, trust company, land trust, trust or other organization, whether or not a legal entity, and any government or any agency or political subdivision thereof.

         "Pricing Supplement" means the pricing supplement included as Annex A to the Series Instrument.

         "Principal Amount" with respect to a Funding Agreement, has the meaning ascribed in such Funding Agreement.

         "Principal Financial Center" means, as applicable (i) the capital city of the country issuing the Specified Currency; or (ii) the capital city of the country to which the LIBOR Currency relates; provided, however, that with respect to United States dollars, Australian dollars, Canadian dollars, Portuguese escudos, South African rands and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, London (solely in the case of the LIBOR Currency), Johannesburg and Zurich, respectively.

         "Proceeds" means all of the proceeds of, and all other profits, products, rents, principal payments, interest payments or other receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition or maturity of, or other realization upon, a Funding Agreement, including without limitation all claims of the Trust against third parties for loss of, damage to or destruction of, or for proceeds payable under, such Funding Agreement, in each case whether now existing or hereafter arising.

         "Redemption Date" means, with respect to any Note to be redeemed, pursuant to Section 3.1(b) or Section 3.1(c), the date of redemption of such Note specified in the relevant notice of redemption provided to the Indenture Trustee pursuant to Section 3.1(d).

         "Redemption Price" means, with respect to the Notes, an amount equal to the Initial Redemption Percentage specified in the Note Certificate(s) (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount thereof to be redeemed.

         "Registrar" has the meaning specified in Section 2.6(a).

         "Regular Interest Record Date" has the meaning set forth in Section 2.8(a).

         "Repayment Date" means, with respect to any Note or portion thereof to be repaid pursuant to Section 3.2, the date for the repayment of such Note or portion thereof as determined by or pursuant to the Indenture or a Note Certificate or Supplemental Indenture.

         "Repayment Price" means, with respect to any Note or portion thereof to be repaid pursuant to Section 3.2, the price for repayment of such Note or portion thereof as determined by, or pursuant to, the Indenture or an applicable Note Certificate or Supplemental Indenture.

         "Responsible Officer" when used with respect to any Person means the chairman of the board of directors or any vice chairman of the board of directors or the president or any vice president (whether or not designated by a number or numbers or a word or words added before or after the title "vice president") of such Person. With respect to the Trust, Responsible Officer means any Responsible Officer (as defined in the preceding sentence) plus any assistant secretary and any financial services officer of the Delaware Trustee, and with respect to the Indenture Trustee, Responsible Officer means any Responsible Officer (as defined in the first sentence of this definition) plus the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other authorized officer of the Indenture Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Intermediary" means any Person, including any Clearing Corporation, bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

         "Security Interest" has the meaning set forth in Section 14.1(a).

         "Series Instrument" means the series instrument of the Trust, pursuant to which the Administrative Services Agreement, the Coordination Agreement, the Name Licensing Agreement, the Support Agreement, the Terms Agreement and the Trust Agreement are entered into, and certain other documents are executed, in connection with the issuance of the Notes by the Trust.

         "Special Interest Record Date" has the meaning set forth in Section 2.8(b).

         "Specified Currency" has the meaning specified in Section 2.4.

         "Stated Maturity Date," means with respect to any Note, any installment of principal thereof, or interest thereon, any premium thereon or any Additional Amounts with respect thereto, the date established by or pursuant to the Indenture or Note Certificate or Supplemental Indenture as the date on which the principal of such Note or such installment of principal or interest or such premium is, or such Additional Amounts are, due and payable.

         "Supplemental Indenture" has the meaning specified in Section 9.1(a).

         "Support Agreement" means that certain Support and Expenses Agreement included in Part C of the Series Instrument, by and between the Funding Agreement Provider and the Trust, as the same may be amended, restated, modified, supplemented or replaced from time to time.

         "TARGET System" means the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) System.

         "Tax Event" has the meaning specified in Section 3.1(c).

         "Terms Agreement" means that certain Terms Agreement included in Part E of the Series Instrument, by and among Global Funding, the Trust and each Agent named therein, which will incorporate by reference the terms of the Distribution Agreement.

         "Trust" means the Allstate Life Global Funding Trust specified in the Closing Instrument, together with its permitted successors and assigns.

         "Trust Agreement" means that certain Trust Agreement included in Part A of the Series Instrument, among the Delaware Trustee, the Administrator and the Trust Beneficial Owner.

         "Trust Beneficial Owner" means Global Funding, in its capacity as the sole beneficial owner of the Trust, and its successors.

         "Trust Certificate" means a certificate signed by the Administrator on behalf of the Trust and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 13.5.

         "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended.

         "UCC" means the Uniform Commercial Code, as from time to time in effect in the State of New York; provided that, with respect to the perfection, effect of perfection or non-perfection, or priority of any security interest in the Collateral, "UCC" shall mean the applicable jurisdiction whose law governs such perfection, non-perfection or priority.

         "United States", except as otherwise provided in or pursuant to the Indenture or any Note Certificate, means the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

         "United States Dollars", "U.S. dollars" or "$" means lawful currency of the United States.

SECTION 1.2 Interpretation. For all purposes of the Indenture except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article shall have the meanings ascribed to them in this Article and shall include the plural as well as the singular;

(b) all accounting terms used and not expressly defined shall have the meanings given to them in accordance with United States generally accepted accounting principles, and the term "generally accepted accounting principles" shall mean such accounting principles which are generally accepted at the date or time of any computation or at the date of the Indenture;

(c) references to Exhibits, Articles, Sections, paragraphs, subparagraphs and clauses shall be construed as references to the Exhibits, Articles, Sections, paragraphs, subparagraphs and clauses of the Indenture;

(d) the words "include", "includes" and "including" shall be construed to be followed by the words "without limitation"; and

(e) Article and Section headings are for the convenience of the reader and shall not be considered in interpreting the Indenture or the intent of the parties.

ARTICLE 2
                                    THE NOTES

SECTION 2.1 Amount Unlimited. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited.

SECTION 2.2 Status of Notes. The Notes constitute direct, unconditional, unsubordinated and secured non-recourse obligations of the Trust and rank equally among themselves.

SECTION 2.3       Forms Generally.

(a) The Note Certificates, shall be in, or substantially in, the form set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4 attached hereto, as applicable, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture or as may in the Trust's judgment be necessary, appropriate or convenient to permit the Notes to be issued and sold, or to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which the Notes may be listed, or as may, consistently herewith, be determined by the Responsible Officer of the Trust executing such Note Certificates, with the approval of the Indenture Trustee, as evidenced by his or her execution thereof.

(b) Note Certificates may be printed, lithographed, engraved, typewritten, photocopied or otherwise produced in any manner as the Responsible Officer of the Trust executing such Notes may determine.

(c) The terms and provisions contained in the Note Certificates and in any Supplemental Indenture shall constitute, and are expressly made, a part of the Indenture and, to the extent applicable, the Trust and the Indenture Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.4       Currency; Denominations.

(a) Unless otherwise specified in the Note Certificates or in any Supplemental Indenture, Notes will be denominated in, and payments of principal of, premium and interest on, and Additional Amounts in respect to, the Notes will be made in, U.S. dollars. The currency in which the Notes are denominated (or, if such currency is no longer legal tender for the payment of public and private debts in the country issuing such currency or, in the case of Euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union, such currency which is then such legal tender) is in the Indenture referred to as the "Specified Currency".

(b) The Trust appoints the Indenture Trustee as Exchange Rate Agent with respect to the Notes and the Indenture Trustee accepts such appointment.

(c) If the Specified Currency for Foreign Currency Notes is not available for any required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond the control of the Trust, the Trust will be entitled to satisfy the obligations to the registered holders of such Foreign Currency Notes by making payments in United States dollars on the basis of the Market Exchange Rate, computed by the Exchange Rate Agent as described above, on the second business day prior to the particular payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available market exchange rate.

(d) Unless otherwise specified in the Note Certificates or in a Supplemental Indenture, Notes shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof or equivalent denominations in other currencies.

(e) The Trust may (if so specified in a Note Certificate or Supplemental Indenture) without the consent of the Holder of any Note, redenominate all, but not less than all, of the Notes on or after the date on which the member state of the European Union in whose national currency the Notes are denominated has become a participant member in the third stage of the European economic and monetary union as more fully set out in a Note Certificate or Supplemental Indenture.

(f) Unless otherwise specified in a Note Certificate or Supplemental Indenture, the Trust shall not sell Foreign Currency Notes in, or to residents of, the country issuing the Specified Currency.

SECTION 2.5       Execution, Authentication, Delivery and Date.

(a) Each Note Certificate shall be executed on behalf of the Trust by any Responsible Officer of the Delaware Trustee. The signature of any Responsible Officer of the Delaware Trustee may be manual, in facsimile form, imprinted or otherwise reproduced and may, but need not, be attested.

(b) Each Note Certificate bearing the signature of a Person who was at any time a Responsible Officer of the Delaware Trustee shall bind the Trust, notwithstanding that such Person has ceased to hold such office prior to the authentication and delivery of such Note Certificate or did not hold such office at the date of such Note Certificate.

(c) At any time, and from time to time, after the execution and delivery of the Indenture, the Trust may deliver Note Certificates executed by or on behalf of the Trust to the Indenture Trustee for authentication, and the Indenture Trustee shall thereupon authenticate and deliver such Note Certificates as provided in the Indenture and not otherwise.

(d) The Indenture Trustee shall have the right to decline to authenticate and deliver any Note Certificates under this Section if the Indenture Trustee has obtained an Opinion of Counsel reasonably acceptable to the Trust, to the effect that the issuance of the Notes will adversely affect the Indenture Trustee's own rights, duties or immunities under the Indenture.

(e)  The Note Certificates shall be dated the date of their authentication.

(f) No Note shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose, unless there appears on the Note Certificate representing such Note a certificate of authentication substantially in the form attached as Exhibit B executed by the Indenture Trustee by manual signature of one of its authorized signatories. Such certificate upon any Note Certificate shall be conclusive evidence, and the only evidence, that such Note Certificate has been duly authenticated and delivered under the Indenture.

SECTION 2.6       Registration, Transfer and Exchange.

(a) The Indenture Trustee will serve initially as registrar (in such capacity, and together with any successor registrar, the "Registrar") for the Notes. In such capacity, the Indenture Trustee will cause to be kept at the Corporate Trust Office of the Indenture Trustee a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Indenture Trustee will provide for the registration of the Notes and of transfers of the Notes. The Note Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

(b) Subject to Section 2.10, upon surrender of a Note Certificate for registration of transfer of any Note represented thereby, together with the form of transfer endorsed thereon duly completed and executed, at the designated office of the Registrar or of any applicable transfer agent, each as provided in a Note Certificate or Supplemental Indenture, the Delaware Trustee, on behalf of the Trust shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Note Certificates of any authorized denomination representing an aggregate principal amount of Notes equal to the aggregate principal amount of the Notes represented by such Note Certificate surrendered for registration of transfer.

(c) Subject to Section 2.10, at the option of the applicable Holder, any Note Certificate may be exchanged for one or more new Note Certificates, and any two or more Note Certificates may be consolidated into and exchanged for a single Note Certificate or fewer than the number of Note Certificates duly presented for exchange, in each case representing one or more Notes in an aggregate principal amount equal to the aggregate principal amount of the Notes represented by the Note Certificate or Note Certificates duly presented for exchange. Each Note Certificate to be exchanged shall be surrendered at the designated office of the Registrar or of any applicable transfer agent, each as provided in a Note Certificate or Supplemental Indenture. Whenever any Note Certificate is so surrendered for exchange, the Delaware Trustee, on behalf of the Trust shall execute, and the Indenture Trustee shall authenticate and deliver, the Note Certificate or Note Certificates which the applicable Holder is entitled to receive, bearing numbers, letters or other designating marks not contemporaneously outstanding.

(d) Each Note Certificate executed, authenticated and delivered upon any transfer or exchange shall be a valid obligation of the Trust, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Note Certificates surrendered in connection with any such transfer or exchange. Upon surrender, transfer or exchange of a Note Certificate pursuant to this Section 2.6, each new Note Certificate will, within three Business Days of the receipt of the applicable form of transfer or the applicable surrender, as the case may be, be delivered to the designated office of the Registrar or of any applicable transfer agent, each as provided in a Note Certificate or Supplemental Indenture, or mailed at the risk of the Person entitled to such Note Certificate to such address as may be specified in the form of transfer or in written instructions of the applicable Holder upon surrender for exchange.

(e) Every Note Certificate presented or surrendered in connection with any transfer or exchange shall (if so required by the Trust or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trust and the Indenture Trustee duly executed by, the applicable Holder or his attorney duly authorized in writing.

(f) No service charge shall be made in connection with any transfer of Notes or exchange of Note Certificates, but the Trust or the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer of Notes or exchange of Note Certificates.

(g) Except as otherwise provided in or pursuant to the Indenture, the Trust and the Indenture Trustee shall not be required to (i) upon presentation or surrender of a Note Certificate in connection with any transfer or exchange during a period beginning at the opening of business 15 days before the day of the selection for redemption of Notes under Section 3.1 and ending at the close of business on the day of such selection, exchange any Note Certificate representing any Note selected for redemption, register the transfer of any such Note, or portion thereof, except in the case of any Note to be redeemed in part, with respect to the portion of such Note not to be redeemed, or (ii) exchange any Note Certificate representing any Note the Holder or Holders of which shall have exercised the option pursuant to
     Section 3.2 to require the Trust to repay any such Note prior to its Stated Maturity Date or register the transfer of any such Note except, in the case of any Note to be repaid in part, with respect to the portion of such Note not to be repaid.

SECTION 2.7       Mutilated, Destroyed, Lost or Stolen Note Certificates.

(a) If (i) any mutilated Note Certificate is surrendered to the Indenture Trustee or the Trust, or the Indenture Trustee and the Trust receive evidence to their satisfaction of the destruction, loss or theft of any Note Certificate, and (ii) there is delivered to the Trust and the Indenture Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trust or the Indenture Trustee that such Note Certificate has been acquired by a protected purchaser, the Trust shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note Certificate, a new Note Certificate representing Notes of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b) If any Note represented by any such mutilated or apparently destroyed, lost or stolen Note Certificate has become or is about to become due and payable, the Trust in its discretion may, instead of issuing a new Note Certificate, pay such amounts in respect of the Notes represented by such Note Certificate.

(c) Upon the execution, authentication and delivery of any new Note Certificate under this Section, the Indenture Trustee or the Trust may require the Holder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

(d) The Notes represented by every Note Certificate executed, authenticated and delivered pursuant to this Section in lieu of any apparently destroyed, lost or stolen Note Certificate shall constitute an original additional contractual obligation of the Trust, whether or not any obligation with respect to the Notes represented by the apparently destroyed, lost or stolen Note Certificate shall be at any time enforceable by any Person, and shall be entitled to all of the benefits of the Indenture equally and proportionately with any and all other Notes duly issued under the Indenture.

(e) The provisions of this Section are exclusive with respect to the replacement of any mutilated or apparently destroyed, lost or stolen Note Certificate or the payment of the Notes represented thereby and shall preclude all other rights and remedies with respect to the replacement of any mutilated or apparently destroyed, lost or stolen Note Certificate or the payment of the Notes represented thereby.

SECTION 2.8       Interest Record Dates.

(a) Interest on and Additional Amounts with respect to any Note which is payable, on any interest payment date specified in the Note Certificates or in any Supplemental Indenture (each such date, an "Interest Payment Date") shall be paid to the Holder of such Note at the close of business on the date specified as the regular interest record date in the Note Certificates or Supplemental Indenture (the "Regular Interest Record Date") or, if no such date is specified, the date that is 15 calendar days preceding such Interest Payment Date.

(b) Unless otherwise provided in the Note Certificates or in any Supplemental Indenture, any interest on, and any Additional Amounts with respect to, any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date specified in the Note Certificates or Supplemental Indenture (the "Defaulted Interest") shall forthwith cease to be payable to the Holder of such Note on the relevant Regular Interest Record Date by virtue of having been such Holder, and such Defaulted Interest shall be paid by the Trust to the Holder of such Note at the close of business on a special record date (the "Special Interest Record Date") established by the Trust by notice to each applicable Holder and the Indenture Trustee in accordance with Section 13.4, which Special Interest Record Date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment of Defaulted Interest and not less than 10 days after the receipt by the Indenture Trustee of the notice of the proposed payment of Defaulted Interest.

SECTION 2.9 Cancellation. Each Note Certificate surrendered for exchange or in connection with any payment, redemption, transfer of any Note represented thereby shall be delivered to the Indenture Trustee and, if not already cancelled, shall be promptly cancelled by it. The Trust may at any time deliver to the Indenture Trustee for cancellation any Note Certificate previously authenticated and delivered under the Indenture which the Trust may have acquired in any manner whatsoever, and each Note Certificate so delivered shall be promptly cancelled by the Indenture Trustee. No Note Certificates shall be authenticated in lieu of or in exchange for any Note Certificate cancelled as provided in this Section, except as expressly permitted by the Indenture. The Indenture Trustee shall destroy all cancelled Note Certificates held by it and deliver a certificate of destruction to the Trust. If the Trust shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until each Note Certificate representing such Notes is delivered to the Indenture Trustee for cancellation.

SECTION 2.10      Global Securities.

(a) Unless (i) permitted by applicable law and (ii) an Exchange Event shall have occurred and be continuing with respect to a series of Book-Entry Notes represented by one or more Global Securities, no Book-Entry Note represented by any such Global Security shall be exchangeable for Certificated Notes.

(b) For purposes of the Indenture, the term "Exchange Event" means any of the following:

(i) the Depositary with which any Global Security is deposited shall have notified the Trust that it is unwilling or unable to continue as the Depositary for any Global Security or the Trust becomes aware that the Depository has ceased to be a clearing agency registered under the Exchange Act and, in any such case, the Trust fails to appoint a successor to the Depositary within 60 calendar days;

(ii) the Trust, in its sole discretion, determines that the Notes should no longer be represented solely by one or more Global Securities; or

(iii)an Event of Default shall have occurred and be continuing with respect to the Notes.

(c)  If any Exchange Event shall have occurred and be continuing, then:

(i) with respect to each Global Security deposited with, and registered in the name of, the applicable Depositary or its nominee, the Delaware Trustee, on behalf of the Trust shall promptly, and in any event not later than 10 Business Days after the occurrence of such Exchange Event, cause to be executed, authenticated and delivered to the applicable Depositary or its nominee, against surrender by the applicable Depositary or its nominee of such Global Security, which shall thereupon be cancelled by the Indenture Trustee, a Definitive Security or a Definitive Securities each representing such number of Notes as may be specified by the applicable Depositary in an aggregate principal amount equal to the (Outstanding principal amount of Notes that shall have been represented by such Global Security and shall register the Certificated Notes in such names and in such authorized denominations as may be specified by the Depositary for the Global Security; and

(ii) if any Certificated Note is issued in exchange for any portion of or all Book-Entry Notes represented by a Global Security after the close of business at the office or agency for such Note where such exchange occurs on (A) any Regular Interest Record Date for such Notes and before the opening of business at such office or agency on the next Interest Payment Date, or (B) any Special Interest Record Date for such Notes and before the opening of business at such office or agency on the related proposed date for payment of interest, any Additional Amounts or Defaulted Interest, as the case may be, interest, Additional Amounts or Defaulted Interest, as the case may be, shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Notes, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest and any Additional Amounts or Defaulted Interest, as applicable, in respect of such portion of or all Book-Entry Notes, as the case may be, represented by such Global Security shall be payable in accordance with the provisions of the Indenture.

(d) The Certificated Notes issued in exchange for any Book-Entry Notes represented by a Global Security shall be of like tenor and of an equal aggregate principal amount, in authorized denominations. Such Certificated Notes shall be registered in the name or names of such person or persons as the applicable Depository shall instruct the Registrar.

SECTION 2.11 Withholding Tax. All amounts due in respect of the Notes will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority in the United States having the power to tax payments on the notes unless the withholding or deduction is required by law. Unless otherwise specified in the Note Certificate(s), the Trust will not pay any Additional Amounts to Holders of Notes in the event that any withholding or deduction is so required by law, regulation or official interpretation thereof, and the imposition of a requirement to make any such withholding or deduction will not give rise to any independent right or obligation to redeem or repay the Notes and shall not constitute an Event of Default.

SECTION 2.12 Tax Treatment. The parties agree, and each Holder and beneficial owner of Notes by purchasing the Notes agrees, for all United States Federal, state and local income and franchise tax purposes (i) to treat the Notes as indebtedness of the Funding Agreement Provider, (ii) Global Funding and the Trust will be ignored and will not be treated as an association or a publicly traded partnership taxable as a corporation and (iii) to not take any action inconsistent with the treatment described in (i) and (ii) unless otherwise required by law.

ARTICLE 3
          REDEMPTION, REPAYMENT AND REPURCHASE OF NOTES; SINKING FUNDS

SECTION 3.1       Redemption of Notes.

(a) Redemption of Notes by the Trust as permitted or required by the Indenture and the Note Certificate(s) will be made in accordance with the terms of the Notes and (except as otherwise provided in the Indenture or pursuant to the Indenture) this Section.

(b) If any Initial Redemption Date is specified in the Note Certificate(s), the Trust may redeem Notes prior to the Stated Maturity Date at its option, on, or on any Business Day after, the Initial Redemption Date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination of the Notes at the applicable Redemption Price together with any unpaid interest accrued thereon, any Additional Amounts and other amounts payable with respect thereto, as of the Redemption Date.

(c) If (i) the Trust is required at any time to pay Additional Amounts or if the Trust is obligated to withhold or deduct any United States taxes with respect to any payment under the Notes, as set forth in the Note Certificate(s), or if there is a material probability that the Trust will become obligated to withhold or deduct any such United States taxes or otherwise pay Additional Amounts (in the opinion of independent legal counsel selected by the Funding Agreement Provider), in each case pursuant to any change in or amendment to any United States tax laws (or any regulations or rulings thereunder) or any change in position of the Internal Revenue Service regarding the application or interpretation thereof (including, but not limited to, the Funding Agreement Provider's or the Trust's receipt of a written adjustment from the Internal Revenue Service in connection with an audit) (a "Tax Event"), and (ii) the Funding Agreement Provider, pursuant to the terms of the relevant Funding Agreement, has delivered to the Owner notice that the Funding Agreement Provider intends to terminate the relevant Funding Agreement pursuant to the terms of such Funding Agreement, then the Trust will redeem the Notes on the Redemption Date at the Redemption Price together with any unpaid interest accrued thereon, any Additional Amounts and other amounts payable with respect thereto, as of the Redemption Date.

(d) Unless a shorter notice shall be satisfactory to the Indenture Trustee, the Trust shall provide to the Indenture Trustee a notice of redemption of any Notes (i) in case of any redemption at the election of the Trust, not more than 60 days nor less than 35 days prior to the Redemption Date and (ii) in case of any mandatory redemption pursuant to Section 3.1(c), at least 75 days prior to the Redemption Date. In case of any redemption at the election of the Trust of less than all of the Notes such notice shall specify the aggregate principal amount of the Notes to be redeemed.

(e) If less than all of the Notes are to be redeemed at the option of the Trust, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Indenture Trustee from the Outstanding Notes not previously called for redemption, by such method as the Indenture Trustee shall deem fair and appropriate, acting in accordance with its obligations under the Indenture, and which may provide for the selection for redemption of portions of the principal amount of Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than the minimum denomination for a Note established in or pursuant to the Indenture;
     provided further, that if at the time of redemption such Notes are registered as Global Securities, the Depositary shall determine, in accordance with its procedures, the principal amount of such Notes to be redeemed by each of the Depositary's participants. The Indenture Trustee shall promptly notify the Trust and the Registrar (if other than itself) in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, of the aggregate principal amount thereof to be redeemed. For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal of such Notes which has been or is to be redeemed.

(f) Unless otherwise specified in the Indenture or the Note Certificate(s) the Trust shall give a notice of redemption to each Holder of the Notes to be redeemed at the Trust's option (i) in case of any redemption at the election of the Trust, not more than 60 nor less than 30 days prior to the Redemption Date and (ii) in case of any mandatory redemption pursuant to
     Section 3.1(c), not more than 75 days nor less than 30 days prior to the Redemption Date; provided, that in the case of any notice of redemption given pursuant to clause (ii) no such notice of redemption may be given earlier than 90 days prior to the earliest day on which the Trust would become obligated to pay the applicable Additional Amounts were a payment in respect of Notes then due. Failure to give such notice to the Holder of any Note designated for redemption in whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Note or any portion thereof.

          Any notice that is mailed to the Holder of any Notes in the manner provided for in Section 13.4 shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

          All notices of redemption shall state:

(i)  the Redemption Date,

(ii) the Redemption Price or, if not then ascertainable, the manner of calculation thereof,

(iii)in case of any redemption at the election of the Trust, if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Note or Notes to be redeemed,

(iv) in case any Note is to be redeemed in part only at the election of the Trust, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of the Note Certificate representing such Note, the Holder of such Note will receive, without charge, a new Note Certificate representing an authorized denomination of the principal amount of such Note remaining unredeemed,

(v) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Note or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after the Redemption Date,

(vi) the place or places where each Note Certificate representing such Note or Notes is to be surrendered for payment of the Redemption Price together with any unpaid interest accrued thereon through the Redemption Date and any Additional Amounts payable with respect thereto,

(vii)if applicable, in case of any redemption at the election of the Trust, that the redemption is for a sinking fund, and

(viii) the CUSIP number or any other numbers used to identify such Notes.

(g) On or prior to any Redemption Date, the Trust shall deposit, with respect to any Notes called for redemption pursuant to this Section, with the Paying Agent an amount of money in the Specified Currency sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date, unless otherwise specified in the Note Certificate(s)) any unpaid interest accrued through the Redemption Date on, and any Additional Amounts payable with respect to, all such Notes or portions thereof which are to be redeemed on the Redemption Date.

(h) On the Redemption Date, the Notes to be redeemed shall, become due and payable at the Redemption Price together with any unpaid interest accrued through the Redemption Date on, and any Additional Amounts payable with respect to, such Notes, and from and after such date (unless the Trust shall default in the payment of the Redemption Price and any unpaid interest accrued on such Notes through the Redemption Date) such Notes shall cease to bear interest. Upon surrender of any Note Certificate for redemption of any Note or Notes represented thereby in accordance with the applicable notice of redemption, such Note shall be paid by the Trust at the Redemption Price, together with any unpaid interest accrued thereon through the Redemption Date and any Additional Amounts payable with respect thereto.

(i) If any Note called for redemption shall not be so paid upon surrender of the applicable Note Certificate for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate specified in the Note Certificate(s).

          Upon surrender of any Note Certificate for partial redemption of any Note or Notes represented thereby in accordance with this Section, the Trust shall execute and the Indenture Trustee shall authenticate and deliver one or more new Note Certificates of any authorized denomination representing an aggregate principal amount of Notes equal to the unredeemed portion of the applicable Note or Notes.

SECTION 3.2       Repayment at the Option of the Holder.

(a) If so specified in the Note Certificate(s), the Holder or Holders of the Notes may require the Trust to repay the Notes prior to the Stated Maturity Date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the Note Certificate(s) (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto).

(b) Notes which are repayable at the option of the Holder or Holders thereof before the Stated Maturity Date shall be repaid in accordance with the terms of the Notes.

(c) The repayment of any principal amount of Notes pursuant to any option of the applicable Holder or Holders to require repayment of any Notes before the Stated Maturity Date shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Notes unless and until the Trust, at its option, shall deliver or surrender each Note Certificate representing such Notes to the Indenture Trustee with a directive that such Note Certificates be cancelled.

(d) Notwithstanding anything to the contrary contained in this Section, in connection with any repayment of Notes, the Trust may arrange for the purchase of any Notes by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying the Holder or Holders of such Notes on or before the close of business on the Repayment Date an amount not less than the Repayment Price payable by the Trust on repayment of such Notes, and the obligation of the Trust to pay the Repayment Price of such Notes shall be satisfied and discharged to the extent such payment is so paid by such purchasers.

(e)  Any exercise of the repayment option will be irrevocable.

SECTION 3.3       Repurchase of Notes.
          (a) The Trust may purchase some or all Notes in the open market or otherwise at any time, and from time to time, with the prior written consent of the Funding Agreement Provider as to both the making of such purchase and the purchase price to be paid for such Notes.

          (b) If the Funding Agreement Provider, in its sole discretion, consents to such purchase of Notes by the Trust, the parties to the Indenture agree to take such actions as may be necessary or desirable to effect the prepayment of such portion, or the entirety, of the current Principal Amount, under each applicable Funding Agreement as may be necessary to provide for the payment of the purchase price for such Notes. Upon such payment, the Principal Amount under each Funding Agreement shall be reduced (i) if Notes bear interest at fixed or floating rates, by an amount equal to the aggregate principal amount of Notes so purchased (or the portion thereof applicable to such Funding Agreement) and (ii) if Notes do not bear interest at fixed or floating rates, by an amount to be agreed between the Trust and the Funding Agreement Provider to reflect such prepayment under the Funding Agreement(s).

          (c) The parties acknowledge and agree that (i) notwithstanding anything to the contrary in the Indenture, any repurchase of Notes in compliance with this Section 3.3 shall not violate any provision of the Indenture or the Trust Agreement and (ii) no Opinion of Counsel, Trust Certificate or any other document or instrument shall be required to be provided in connection with any repurchase of Notes pursuant to this Section 3.3.

          (d) If applicable, the Trust will comply with the requirements of
Section 14(e) of the Exchange Act, and the rules promulgated thereunder, and any other applicable securities laws or regulations in connection with any repurchase pursuant to this Section 3.3.

SECTION 3.4       Sinking Funds.

          Unless otherwise provided in the Note Certificate(s), the Notes will not be subject to, or entitled to the benefit of, any sinking fund.

ARTICLE 4
            PAYMENTS; PAYING AGENTS AND CALCULATION AGENT; COVENANTS

SECTION 4.1       Payment of Principal and Interest.

(a) The Trust will duly and punctually pay or cause to be paid the principal of, any premium and interest on, and any Additional Amounts with respect to, each of the Notes, in accordance with the terms of the Notes and the Indenture.

(b) Unless otherwise specified in the Note Certificate(s), upon the receipt of the funds necessary therefor, the applicable Paying Agent shall duly and punctually make payments, payable on the Maturity Date, of principal in respect of, any premium and interest on, and any Additional Amounts payable with respect to, any Certificated Notes in immediately available funds against presentation and surrender of the applicable Definitive Security (and in the case of any repayment of a Note pursuant to Section 3.2, upon submission of a duly completed election form at an office or agency of such Paying Agent maintained for such purpose pursuant to Section 4.2). The applicable Paying Agent (unless such Paying Agent is the Indenture Trustee) shall promptly forward each Definitive Security surrendered to it in connection with any payment pursuant to this Section for cancellation in accordance with Section 2.9. Unless otherwise specified in the Note Certificate(s), upon the receipt of the funds necessary therefor, the applicable Paying Agent shall duly and punctually make payments of principal of, any premium and interest on, and any Additional Amounts in respect of, Certificated Notes payable on any date other than the Maturity Date by check mailed to the Holder (or to the first named of joint Holders) of such Certificated Note at the close of business on the Regular Interest Record Date or Special Interest Record Date, as the case may be, at its address appearing in the applicable Note Register. Notwithstanding the foregoing, the applicable Paying Agent shall make payments of principal, any interest, any premium, and any Additional Amounts on any date other than the Maturity Date to each Holder entitled thereto (or to the first named of joint Holders) at the close of business on the applicable Regular Interest Record Date or Special Interest Record Date, as the case may be, of $10,000,000 (or, if the Specified Currency is other than United States dollars, the equivalent thereof in the particular Specified Currency) or more in aggregate principal amount of Certificated Notes by wire transfer of immediately available funds if the applicable Holder has delivered appropriate wire transfer instructions in writing to the applicable Paying Agent not less than 15 days prior to the date on which the applicable payment of principal, interest, premium or Additional Amounts is scheduled to be made. Any wire transfer instructions received by the applicable Paying Agent shall remain in effect until revoked by the applicable Holder.

(c) Unless otherwise specified in the Note Certificate(s), upon receipt of the funds necessary therefor, on the Maturity Date the applicable Paying Agent shall (in the absence of any other arrangements between the applicable Paying Agent and the applicable Holder) duly and punctually make payments, payable on the Maturity Date, of principal in respect of, any premium and interest payable on, and any Additional Amounts with respect to, any Book-Entry Notes to the account of the Depositary or its nominee at the close of business on the applicable Maturity Date. The applicable Paying Agent (unless such Paying Agent is the Indenture Trustee) shall promptly forward to the Indenture Trustee each Global Security surrendered to it in connection with any payment pursuant to this section for cancellation in accordance with Section 2.9. Unless otherwise specified in the Note
     Certificate(s), upon the receipt of the funds necessary therefor in accordance with Section 4.4(b), the applicable Paying Agent shall duly and punctually make payments of principal of, any premium and interest on, and any Additional Amounts in respect of, any Book-Entry Notes payable on any date other than the Maturity Date to the Holder of such Book-Entry Notes by 11:00 a.m. (New York City time) on the applicable Regular Interest Record Date or Special Interest Record Date, as the case may be, to the account of the Depositary or its nominee.

(d) Unless otherwise specified in the Note Certificate(s), the Trust shall be obligated to make, or cause to be made, payments of principal of, any premium and interest on, and any Additional Amounts with respect to, a Foreign Currency Note in the Specified Currency. Any amounts so payable by the Trust in the Specified Currency will be converted by the Exchange Rate Agent into United States dollars for payment to the Holder or Holders thereof unless otherwise specified in the Note Certificate(s) or a Holder elects to receive such amounts in the Specified Currency as provided below.

(e) Any United States dollar amount to be received by the Holder or Holders of Foreign Currency Notes will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m. (New York City time) on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Trust for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on that payment date in the aggregate amount of the Specified Currency payable to all Holder or Holders of Foreign Currency Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the relevant Holder or Holders of Foreign Currency Notes by deductions from any payments. If three bid quotations are not available, payments will be made in the Specified Currency.

(f) Holders of Foreign Currency Notes may elect to receive all or a specified portion of any payment of principal and/or any interest, premium and Additional Amounts in the Specified Currency by submitting a written request to the Indenture Trustee at its Corporate Trust Office in The City of New York on or prior to the applicable Regular Interest Record Date or Special Interest Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. Such election will remain in effect until revoked by written notice delivered to the Indenture Trustee on or prior to the applicable Regular Interest Record Date or Special Interest Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be.

(g) Unless otherwise specified in the Note Certificate(s), an Entitlement Holder with respect to a Foreign Currency Note represented by a Global Security which elects to receive payments of principal, and/or any interest, premium and Additional Amounts in the Specified Currency must notify, or cause the notification of the applicable Depositary of its election on or prior to the applicable Regular Interest Record Date or Special Interest Record Date, or at least 15 calendar days prior to the Maturity Date, as the case may be, and the Depositary will notify the Indenture Trustee of that election on or prior to the third Business Day after the applicable Regular Interest Record Date or Special Interest Record Date, or at least 12 calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the Depositary and by the Indenture Trustee, on or prior to such dates, then the
     applicable   beneficial  owner  will  receive  payments  in  the  Specified
     Currency.

(h) If the Specified Currency for Foreign Currency Notes is not available for any required payment of principal and/or any interest, premium and Additional Amounts due to the imposition of exchange controls or other circumstances beyond the Trust's control, the Trust will be entitled to satisfy its obligations with respect to such Foreign Currency Notes by making payments in United States dollars on the basis of the Market Exchange Rate, computed by the Exchange Rate Agent as described above, on the second Business Day prior to the particular payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate.

(i) All determinations made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder or Holders of Foreign Currency Notes and any applicable Entitlement Holders.

SECTION 4.2 Offices for Payments, etc. So long as any of the Notes remain Outstanding, the Trust will maintain in New York and in any other city that may be required by any stock exchange on which the Notes may be listed, and in any city specified in the Note Certificate(s) the following: (i) an office or agency where the Notes may be presented for payment, (ii) an office or agency where the Notes may be presented for registration of transfer and for exchange as provided in the Indenture and (iii) an office or agency where notices and demands to or upon the Trust in respect of the Notes or of the Indenture may be served. The Trust will give to the Indenture Trustee written notice of the location of any such office or agency and of any change of location thereof. The Trust initially designates the Corporate Trust Office of the Indenture Trustee as the office or agency for each such purpose. In case the Trust shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

SECTION 4.3 Appointment to Fill a Vacancy in Office of Indenture Trustee. The Trust, whenever necessary to avoid or fill a vacancy in the office of Indenture Trustee, will appoint, in the manner provided in Section 6.8, a trustee, so that there shall at all times be a trustee under the Indenture.

SECTION 4.4       Paying Agents.

(a) The Trust appoints the Indenture Trustee as Paying Agent with respect to the Notes and the Indenture Trustee accepts such appointment. The Indenture Trustee, in its capacity as Paying Agent, agrees, and, whenever the Trust shall appoint a Paying Agent other than the Indenture Trustee with respect to the Notes, the Trust will cause such Paying Agent to execute and deliver to the Trust and the Indenture Trustee an instrument in which such Paying Agent shall agree with the Trust and the Indenture Trustee, subject to the provisions of this Section, that it will:

(i) hold all sums received by it as such agent for the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, the Notes (whether such sums have been paid to it by the Funding Agreement Provider, the Trust or by any other obligor on the Notes) in trust for the benefit of each Holder of the Notes and will (and will cause each of its agents and Affiliates to) deposit all cash amounts received by it (or such agents or Affiliates, as applicable) that are derived from the Collateral for the benefit of the Holders of Notes in a segregated non-interest bearing account maintained or controlled by the Indenture Trustee, consistent with the rating of the Outstanding Notes;

(ii) give the Indenture Trustee notice of any failure by the Trust (or by any other obligor on the Notes) to make any payment of the principal of, any premium and interest on, or any Additional Amounts with respect to, the Notes when the same shall be due and payable;

(iii)pay any such sums so held in trust by it to the Indenture Trustee upon the Indenture Trustee's written request at any time during the continuance of the failure referred to in clause (ii) above;

(iv) in the absence of the failure referred in clause (ii) above, pay any such sums so held in trust by it in accordance with the Indenture and the terms of the Notes; and

(v) comply with all agreements of Paying Agents in, and perform all functions and obligations imposed on Paying Agents by or pursuant to, the Indenture and a Note Certificate or Supplemental Indenture.

(b) The Trust will, at or prior to 9:30 a.m. (New York City time) on each due date of the principal of, any premium and interest on, or any Additional Amounts with respect to, the Notes, deposit or cause to be deposited with the applicable Paying Agent a sum sufficient to pay such principal, any interest or premium, and any Additional Amounts, and (unless such Paying Agent is the Indenture Trustee) the Trust will promptly notify the Indenture Trustee of any failure to take such action.

(c) Anything in this Section to the contrary notwithstanding, the Trust may at any time, for the purpose of obtaining a satisfaction and discharge of the Notes under the Indenture, pay or cause to be paid to the Indenture Trustee all sums held in trust by the Trust or any Paying Agent under the Indenture, as required by this Section, such sums to be held by the Indenture Trustee upon the terms contained in the Indenture; provided, however, in order to obtain such satisfaction or discharge of the Notes, that such sums paid to the Indenture Trustee must be at least equal to the amounts due and owing on the Notes, including outstanding principal, premium, accrued but unpaid interest and Additional Amounts.

(d) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section are subject to the provisions of Sections 11.3 and 11.4.

(e) The applicable Paying Agent shall (i) collect all forms from Holders of Notes (or from such other Persons as are relevant) that are required to exempt payments under the Notes and/or the related Funding Agreement(s) from United States Federal income tax withholding, (ii) withhold and pay over to the Internal Revenue Service or other taxing authority with respect to payments under the Notes any amount of taxes required to be withheld by any United States Federal, state or local statute, rule or regulation and
     (iii) forward copies of such forms to the Trust and the Funding Agreement Provider.

(f) Each Paying Agent shall forward to the Trust at least monthly a bank statement in its possession with respect to the performance of its functions and obligations with respect to any Notes.

(g) The Trust shall pay the compensation of each Paying Agent at such rates as shall be agreed upon in writing by the Trust and the relevant Paying Agent from time to time and shall reimburse each Paying Agent for reasonable expenses properly incurred by such Paying Agent in connection with the performance of its duties upon receipt of such invoices as the Trust shall reasonably require.

(h) Subject as provided below, each Paying Agent may at any time resign as Paying Agent by giving not less than 60 days' written notice to the Trust and the Indenture Trustee (unless the Indenture Trustee is such Paying Agent) of such intention on it part, specifying the date on which its resignation shall become effective. Except as provided below, the Trust may remove a Paying Agent by giving not less than 20 days' written notice specifying such removal and the date when it shall become effective. Any such resignation or removal shall take effect upon:

(i)  the appointment by the Trust of a successor Paying Agent; and

(ii) the acceptance of such appointment by such successor Paying Agent, provided that with respect to any Paying Agent who timely receives any amount with respect to any Notes and fails duly to pay any such amounts when due and payable in accordance with the terms of the Indenture and such Notes, any such removal will take effect immediately upon such appointment of, and acceptance thereof by, a successor Paying Agent approved by the Indenture Trustee (unless the Indenture Trustee is such Paying Agent), in which event notice of such appointment shall be given to each Holder of the Notes as soon as practicable thereafter. The Trust agrees with each Paying Agent that if, by the day falling 10 days before the expiration of any notice given pursuant to this Section 4.4(i), the Trust has not appointed a replacement Paying Agent, then the Paying Agent shall be entitled, on behalf of the Trust, to appoint in its place a reputable financial institution of good standing reasonably acceptable to the Trust and the Indenture Trustee (unless the Indenture Trustee is such Paying Agent); provided, however, that notwithstanding the foregoing, the resignation or removal of the relevant Paying Agent shall not be effective unless, upon the expiration of the notice given pursuant to this Section 4.5(i), the successor Paying Agent shall have accepted its appointment. Upon its resignation or removal becoming effective, the retiring Paying Agent shall be entitled to the payment of its compensation and reimbursement of all expenses incurred by such retiring Paying Agent pursuant to Section 4.4(h) up to the effective date of such resignation or removal.

(i) If at any time a Paying Agent shall resign or be removed, or shall become incapable of acting with respect to the Notes, or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of such Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of such Paying Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then a successor Paying Agent shall be appointed by the Trust by an instrument in writing filed with the successor Paying Agent. Upon any such appointment of, and the acceptance of such appointment by, a successor Paying Agent and (except in cases of removal for failure to timely pay any amounts as required by or pursuant to the Indenture or a Note Certificate or Supplemental Indenture) the giving of notice to each Holder of the Notes, the retiring Paying Agent shall cease to be Paying Agent under the Indenture.

(j) Any successor Paying Agent appointed under the Indenture shall execute and deliver to its predecessor, the Trust and the Indenture Trustee (unless the Indenture Trustee is such Paying Agent) a reasonably acceptable instrument accepting such appointment under the Indenture, and thereupon such successor Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as a Paying Agent under the Indenture, and such predecessor, upon payment of any amounts due pursuant to Section 4.4(h) and unpaid, shall thereupon become obliged to transfer and deliver, and such successor Paying Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Paying Agent.

(k) Any corporation into which a Paying Agent may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which such Paying Agent shall be a party, or any corporation succeeding to all or substantially all of the paying agency business of such Paying Agent shall be a successor Paying Agent under the Indenture without the execution or filing of any paper or any further act on the part of any of the parties, anything in the Indenture to the contrary notwithstanding. At least 30 days' prior notice of any such merger, conversion or consolidation shall be given to the Trust and the Indenture Trustee (unless the Indenture Trustee is such Paying Agent).

SECTION 4.5       Calculation Agent.

(a) The Trust appoints the Indenture Trustee as Calculation Agent, and the Indenture Trustee accepts such appointment.

(b) The relevant Calculation Agent shall perform all functions and obligations imposed on such Calculation Agent by or pursuant to the Indenture, and a Note Certificate or Supplemental Indenture.

(c) Each Calculation Agent, excluding the Indenture Trustee, shall forward to the Trust at least monthly a report providing details with respect to the performance of its functions and obligations with respect to the Notes which shall include dates and amounts of forthcoming payments with respect to the Notes.

(d) The relevant Calculation Agent shall, upon the request of any relevant Holder of the Notes, provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to the Notes.

(e) All determinations of interest by the Calculation Agent shall, in the absence of manifest errors, be conclusive for all purposes and binding on the Holders of the Notes.

(f) The Trust shall pay the compensation of each Calculation Agent at such rates as shall be agreed upon in writing by the Trust and the relevant Calculation Agent from time to time and shall reimburse each Calculation Agent for reasonable expenses properly incurred by such Calculation Agent in connection with the performance of its duties upon receipt of such invoices as the Trust shall reasonably require. The Trust also agrees to indemnify each Calculation Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties under the Indenture, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties under the Indenture.

(g) Subject as provided below, each Calculation Agent may at any time resign as Calculation Agent by giving not less than 60 days' written notice to the Trust and the Indenture Trustee (unless the Indenture Trustee is such Calculation Agent) of such intention on its part, specifying the date on which its resignation shall become effective. Except as provided below, the Trust may remove a Calculation Agent by giving not less than 20 days' written notice specifying such removal and the date when it shall become effective. Any such resignation or removal shall take effect upon:

(i)  the appointment by the Trust of a successor Calculation Agent; and

(ii) the acceptance of such appointment by such successor Calculation Agent, provided that with respect to any Calculation Agent who fails duly to establish the interest rate or amount for any Interest Reset Period, any such removal will take effect immediately upon such appointment of, and acceptance thereof by, a successor Calculation Agent approved by the Indenture Trustee (unless the Indenture Trustee is such Calculation Agent), in which event notice of such appointment shall be given to each Holder of the Notes as soon as practicable thereafter. The Trust agrees with each Calculation Agent that if, by the day falling 10 days before the expiration of any notice given pursuant to this Section 4.5(g), the Trust has not appointed a replacement Calculation Agent, then the Calculation Agent shall be entitled, on behalf of the Trust, to appoint in its place a reputable financial institution of good standing reasonably acceptable to the Trust and the Indenture Trustee (unless the Indenture Trustee is such Calculation Agent); provided, however, that notwithstanding the foregoing, the resignation or removal of the relevant Calculation Agent shall not be effective unless, upon the expiration of the notice given pursuant to this
     Section 4.5(g), the successor Calculation Agent shall have accepted its appointment. Upon its resignation or removal becoming effective, the retiring Calculation Agent shall be entitled to the payment of its compensation and reimbursement of all expenses incurred by such retiring Calculation Agent pursuant to Section 4.5(f) up to the effective date of such resignation or removal.

(h) If at any time a Calculation Agent shall resign or be removed, or shall become incapable of acting with respect to the Notes, or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of such Calculation Agent or of its property shall be appointed, or any public officer shall take charge or control of such Calculation Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then a successor Calculation Agent shall be appointed by the Trust by an instrument in writing filed with the successor Calculation Agent. Upon any such appointment of, and the acceptance of such appointment by, a successor Calculation Agent and (except in cases of removal for failure to establish the amount of interest) the giving of notice to each Holder of the Notes, the retiring Calculation Agent shall cease to be Calculation Agent under the Indenture.

(i) Any successor Calculation Agent appointed under the Indenture shall execute and deliver to its predecessor, the Trust and the Indenture Trustee (unless the Indenture Trustee is such Calculation Agent) a reasonably acceptable instrument, accepting such appointment under the Indenture, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as a Calculation Agent under the Indenture, and such predecessor, upon payment of any amounts due pursuant to Section 4.5(f) and unpaid, shall thereupon become obliged to transfer and deliver, and such successor Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.

(j) Any corporation into which a Calculation Agent may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which such Calculation Agent shall be a party, or a corporation succeeding to all or substantially all of the paying agency business of such Calculation Agent shall be a successor Calculation Agent under the Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Indenture to the contrary notwithstanding. At least 30 days' prior notice of any such merger, conversion or consolidation shall be given to the Trust and the Indenture Trustee (unless the Indenture Trustee is such Calculation Agent).

SECTION 4.6 Certificate to Indenture Trustee. The Trust will furnish to the Indenture Trustee on or before each anniversary of this Indenture in each year a brief certificate (which need not comply with Section 13.5) as to its knowledge of the Trust's compliance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture).

SECTION 4.7 Negative Covenants. So long as any Notes are Outstanding, the Trust will not, except as otherwise expressly permitted under the Indenture or under the Trust Agreement:

(i) sell, transfer, exchange, assign, lease, convey or otherwise dispose of any of its assets (whenever acquired), including, without limitation, any portion of the Collateral securing its Obligations under the Notes and the Indenture;

(ii) engage in any business or activity other than in connection with, or relating to the execution and delivery of, and the performance of its obligations under, the Trust Agreement, the Indenture, the Administrative Services Agreement, the Distribution Agreement, the Support and Expenses Agreement, the Terms Agreement and each Funding Agreement; the issuance and sale of any Notes pursuant to the Indenture; and the transactions contemplated by, and the activities necessary or incidental to, any of the foregoing;

(iii)incur, directly or indirectly, any Debt except for the Notes or as otherwise contemplated under the Indenture or under the Trust Agreement;

(iv) (A) permit the validity or effectiveness of the Indenture or the Security Interest securing the Notes to be impaired, or permit such Security
     Interest to be amended, hypothecated, subordinated, terminated or discharged, (B) permit any Person to be released from any covenants or obligations under any Funding Agreement securing the Notes, except as expressly permitted thereunder, under the Indenture, the Trust Agreement, or each applicable Funding Agreement, (C) create, incur, assume, or permit any Lien or other encumbrance (other than the Security Interests securing the Notes) on any of its properties or assets (whenever acquired), or any interest therein or the proceeds thereof, or (D) permit a lien with respect to the Collateral not to constitute a valid first priority perfected security interest in the Collateral securing the Notes;

(v) amend, modify or fail to comply with any material provision of the Trust Agreement, except for any amendment or modification of the Trust Agreement expressly permitted thereunder or under the Indenture or the relevant Funding Agreement(s);

(vi) own any subsidiary or lend or advance any funds to, or make any investment in, any Person, except for (A) the investment of any funds of the Trust in the Funding Note and (B) the investment of any funds of the Trust held by the Indenture Trustee, a Paying Agent, the Delaware Trustee or the Administrator as provided in the Indenture or the Trust Agreement;

(vii)directly or indirectly declare or pay a distribution or make any distribution or other payment, or redeem or otherwise acquire or retire for value any securities other than the Notes, provided that the Trust may declare or pay a distribution or make any distribution or other payment to the Trust Beneficial Owner in compliance with the Trust Agreement if the Trust has paid or made provision for the payment of all amounts due to be paid on the Notes, and pay all of its debt, liabilities, obligations and expenses, the payment of which is provided for under the Support and Expenses Agreement;

(viii) become required to register as an "investment company" under and as such term is defined in the Investment Company Act of 1940, as amended;

(ix) enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or, to the fullest extent permissible by law, suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any Person;

(x) take any action that would cause the Trust not to be either ignored or treated as a grantor trust for United States Federal income tax purposes;

(xi) issue any Notes unless the Funding Agreement Provider has affirmed in writing to the Trust that it has made changes to its books and records to reflect the grant of a security interest in, and the making of an assignment for collateral purposes of, the relevant Funding Agreement(s) by the Trust to the Indenture Trustee in accordance with the terms of such Funding Agreement(s) and the Indenture and the Trust has taken such other steps as may be necessary to cause the Security Interest in or assignment for all collateral purposes of, the Collateral to be perfected for purposes of the UCC or effective against its creditors and subsequent purchasers of the Collateral pursuant to insurance or other state laws;

(xii)make any deduction or withholding from any payment of principal of or interest on the Notes (other than amounts that may be required to be withheld or deducted from such payments under the Code or any other applicable tax law) by reason of the payment of any taxes levied or assessed upon any portion of the Collateral except to the extent specified in the Indenture or a Note Certificate or Supplemental Indenture;

(xiii) have any employees other than the Delaware Trustee and the Administrator or any other persons necessary to conduct its business and enter into transactions contemplated under the Indenture, the Trust Agreement, the Administrative Services Agreement, the Distribution Agreement, the Support and Expenses Agreement, the Terms Agreement, the Funding Note or any Funding Agreement;

(xiv)have an interest in any bank account other than the accounts contemplated under the Indenture, the Trust Agreement, the Terms Agreement, the Distribution Agreement or any Funding Agreement and those accounts expressly permitted by the Indenture Trustee; provided that any such further accounts or such interest of the Trust therein shall be charged or otherwise secured in favor of the Indenture Trustee on terms acceptable to the Indenture Trustee;

(xv) permit any Affiliate, employee or officer of the Funding Agreement Provider or any Agent to be a trustee of the Trust; or

(xvi)commingle any of its assets with any assets of any of the Trust's Affiliates, or guarantee any obligation of any of the Trust's Affiliates.

SECTION 4.8       Additional Amounts.

                  If the Note Certificate(s) provide for the payment of Additional Amounts, the Trust agrees to pay to the Holder of any such Note Additional Amounts as provided in the Note Certificate(s). Whenever in the Indenture there is mentioned, in any context, the payment of the principal of, or interest or premium on, or in respect of, any Note or the net proceeds received on the sale or exchange of any Note, such reference shall be deemed to include reference to the payment of Additional Amounts provided by the terms established by the Indenture or pursuant to the Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express reference to the payment of Additional Amounts in any provision of the Indenture shall not be construed as excluding Additional Amounts in those provisions hereof where such express reference is not made.

                  If the Note Certificate(s) provide for the payment of Additional Amounts, the Note Certificate will provide that the Trust will pay, or cause to be paid, Additional Amounts to a Holder of Notes to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments on the Notes by or on behalf of any governmental authority in the United States having the power to tax, so that the net amount received by the Holder of the Notes, after giving effect to such withholding or deduction, whether or not currently payable, will equal the amount that would have been received under the Notes were no such deduction or withholding required; provided that no such Additional Amounts shall be required for or on account of:

(a) any tax, duty, levy, assessment or other governmental charge imposed which would not have been imposed but for a Holder or beneficial owner of one or more of the Notes, (i) having any present or former connection with the United States, including, without limitation, being or having been a citizen or resident thereof, or having been present, having been incorporated in, having engaged in a trade or business or having (or having had) a permanent establishment or principal office therein, (ii) being a controlled foreign corporation within the meaning of Section 957(a) of the Code related within the meaning of Section 864(d)(4) of the Code, to the Funding Agreement Provider, (iii) being a bank for United States Federal income tax purposes whose receipt of interest on the Note is described in
     Section 881(c)(3)(A) of the Code, (iv) being an actual or constructive owner of 10 percent or more of the total combined voting power of all classes of stock of the Funding Agreement Provider entitled to vote within the meaning of Section 871(h)(3) of the Code and Treasury Regulations promulgated thereunder or (v) being subject to backup withholding as of the date of the purchase by the Holder of the Notes;

(b) any tax, duty, levy, assessment or other governmental charge which would not have been imposed but for the presentation of the Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment becomes due and payable or the date on which payment is duly provided for, whichever occurs later;

(c) any tax, duty, levy, assessment or other governmental charge which is imposed or withheld solely by reason of the failure of the beneficial owner or a Holder of Notes to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the beneficial owner or a Holder of Notes, if compliance is required by statute, by regulation of the United States Treasury Department, judicial or administrative interpretation, other law or by an applicable income tax treaty to which the United States is a party as a condition to exemption from such tax, duty, levy, assessment or other governmental charge;

(d) any inheritance, gift, estate, personal property, sales, transfer or similar tax, duty, levy, assessment, or similar governmental charge;

(e) any tax, duty, levy, assessment or other governmental charge that is payable otherwise than by withholding from payments in respect of the Notes;

(f) any tax, duty, levy, assessment or other governmental charge imposed by reason of payments on the Notes being treated as contingent interest described in Section 871(h)(4) of the Code for United States Federal income tax purposes provided that such treatment was described in the Pricing Supplement;

(g) any tax, duty, levy, assessment or other governmental charge that would not have been imposed but for an election by the Holder of the Note, the effect of which is to make payment in respect of the Notes subject to United States Federal income tax or withholding tax provisions; or

(h)  any combination of items (a), (b), (c), (d), (e), (f) or (g) above.

ARTICLE 5
        REMEDIES OF THE INDENTURE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

SECTION 5.1 Event of Default Defined; Acceleration of Maturity; Waiver of
            Default.

(a) "Event of Default" with respect to the Notes wherever used in the Indenture, means each of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) default in the payment when due and payable of the principal of, or any premium on, any Note;

(ii) default in the payment, when due and payable, of any interest on, or any Additional Amounts with respect to, any Note and continuance of such default for a period of five Business Days;

(iii)any "Event of Default", as such term is defined in any Funding Agreement securing the Notes, by the Funding Agreement Provider under such Funding Agreement or any Event of Default (as defined in the applicable funding note) under the applicable funding note;

(iv) the Trust shall fail to observe or perform any covenant contained in the Notes or in the Indenture for a period of 30 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" under the Indenture and demanding that the Trust remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Trust by the Indenture Trustee, or to the Trust and the Indenture Trustee by the Holder or Holders of at least 25% in aggregate principal amount of the Notes Outstanding; or

(v) the Indenture for any reason shall cease to be in full force and effect or shall be declared null and void, or the Indenture Trustee shall fail to have or maintain a validly created and first priority perfected security interest (or the equivalent thereof) in the Collateral; or any Person shall successfully claim, as finally determined by a court of competent jurisdiction that any Lien for the benefit of the Holders of the Notes and any other Person for whose benefit the Indenture Trustee is or will be holding the Collateral, that the Collateral is void or is junior to any other Lien or that the enforcement thereof is materially limited because of any preference, fraudulent transfer, conveyance or similar law;

(vi) an involuntary case or other proceeding shall be commenced against the Trust seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, reorganization or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Trust under the Federal bankruptcy laws as now or hereafter in effect;

(vii)the Trust shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, reorganization or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

(viii) any other Event of Default provided in any Supplemental Indenture or in a Note Certificate.

(b) If one or more Events of Default shall have occurred and be continuing with respect to the Notes, then, and in every such event, unless the principal of all of the Notes shall have already become due and payable, either the Indenture Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Notes Outstanding under the Indenture by notice in writing to the Trust (and to the Indenture Trustee if given by such Holder or Holders), may declare the entire principal and premium (if any) of all the Notes, any interest accrued thereon, and any Additional Amounts due and owing and any other amounts payable with respect thereto, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided that, if any Event of Default specified in Section 5.1(a)(vi) or 5.1(a)(vii) occurs with respect to the Trust, or if any Event of Default specified in Section 5.1(a)(iii) that would cause any Funding Agreement securing the Notes to become immediately due and payable occurs with respect to the Funding Agreement Provider, then without any notice to the Trust or any other act by the Indenture Trustee or any Holder of any Notes, the entire principal and premium (if any) of all the Notes, any interest accrued thereon, and any Additional Amounts due and owing, and any other amounts payable with respect thereto, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Trust.

(c) Notwithstanding Section 5.1(b), if at any time after the principal and premium of the Notes, any interest accrued thereon, and any Additional
     Amounts due and owing and any other amounts payable with respect thereto shall have been so declared due and payable and before any judgment or decree for the payment of the funds due shall have been obtained or entered as provided in the Indenture, the Trust shall pay or shall deposit with the Indenture Trustee a sum sufficient to pay all due and payable interest on, and any Additional Amounts due and owing and any other amounts payable with respect to, the Notes and the principal and premium (if any) of any and all Notes which shall have become due and payable otherwise than by acceleration pursuant to Section 5.1(b) above (with interest on such principal and, to the extent that payment of such interest is enforceable under applicable law, on any overdue interest and any other amounts payable, at the same rate as the rate of interest specified in each Note Certificate to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of and premium (if any) on the Notes which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided in the Indenture, then and in every such case the Holder Representative (as defined in Section 5.8(a) hereof), by written notice to the Trust and to the Indenture Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

SECTION 5.2 Collection of Indebtedness by Indenture  Trustee;  Indenture Trustee
            May Prove Debt.

(a) Subject to Section 5.1(c), if any Event of Default contained in Section 5.1(a)(i) or (ii) shall have occurred and be continuing, the Trust will, upon demand by the Indenture Trustee, pay to the Indenture Trustee for the benefit of each Holder of the Notes the whole amount that then shall have become due and payable of the principal of, any premium and interest on, and any Additional Amounts due and owing and any other amounts payable with respect to, the Notes (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue interest and any other amounts payable at the same rate as the rate of interest specified in the Notes); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of its negligence or bad faith.

(b) Until such demand is made by the Indenture Trustee, the Trust may pay the principal of, any premium and interest on, and any Additional Amounts due and owing and any other amounts payable with respect to, the Notes to the Holders, whether or not the Notes be overdue.

(c) If the Trust shall fail to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Trust or other obligor upon the Notes and collect in the manner provided by law out of the property of the Trust or other obligor upon the Notes, wherever the funds adjudged or decreed to be payable are situated. If there shall be pending proceedings relative to the Trust or any other obligor upon the Notes under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Trust or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Trust or other obligor upon the Notes, or to the creditors or property of the Trust or such other obligor, the Indenture Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(i) to file such proofs of a claim or claims and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as those adjudicated in a court of competent jurisdiction to be the result of any such Indenture Trustee's negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to the Trust or other obligor upon the Notes, or to the creditors or property of the Trust or such other obligor,

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

(iii)to collect and receive any funds or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of each Holder and of the Indenture Trustee on each Holder's behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each Holder to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to any Holder, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as those adjudicated in a court of competent jurisdiction to be the result of any such Indenture Trustee's negligence or bad faith.

(d) Nothing contained in the Indenture shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(e) All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of each Holder.

(f) In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of the Indenture to which the Indenture Trustee shall be a party) the Indenture Trustee shall be held to represent every Holder of the Notes, and it shall not be necessary to make any Holder of the Notes party to any such proceedings.

SECTION 5.3       Application of Proceeds.

(a) Any funds collected by the Indenture Trustee following an Event of Default pursuant to this Article or otherwise under the Indenture and any applicable Supplemental Indenture in respect of the Notes shall be applied in the following order at the date or dates fixed by the Indenture Trustee and, in case of the distribution of such funds on account of principal, any premium and interest and any Additional Amounts, upon presentation of the Note Certificate or Note Certificates representing the Notes and the notation thereon of the payment if only partially paid or upon the surrender thereof if fully paid:

First: To the payment of costs and expenses, including reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as those adjudicated in a court of competent jurisdiction to be the result of any such Indenture Trustee's negligence or bad faith, in an aggregate amount of no more than $250,000 to the extent not paid pursuant to the Support Agreement;

Second: To the payment of principal, any premium and interest, any Additional Amounts and any other amounts then due and owing on the Notes, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on the Notes;

Third: To the payment of any other Obligations then due and owing with respect to the Notes, ratably, without preference or priority of any kind; and

Fourth:           To the payment of any remaining balance to the Trust.

(b) Any funds collected by the Indenture Trustee where no Event of Default exists pursuant to Article 5 or otherwise under the Indenture and any applicable Supplemental Indenture in respect of the Notes shall be applied in the following order at the date or dates fixed by the Indenture Trustee and, in case of the distribution of such funds on account of principal, any premium and interest, and any Additional Amounts, upon presentation, if applicable, of the Note Certificate or Note Certificates representing the Notes and the notation thereon of the payment if only partially paid or upon the surrender thereof if fully paid:

First: To the payment of principal, any premium and interest, any Additional Amounts, and any other amounts then due and owing on the Notes, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on the Notes;

Second: To the payment of any other Obligations then due and owing with respect to the Notes, ratably, without preference or priority of any kind; and

Third:   To the payment of any remaining balance to the Trust.

SECTION 5.4 Suits for Enforcement. If an Event of Default has occurred, has not been waived and is continuing, the Indenture Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture or to enforce any other legal or equitable right vested in the Indenture Trustee by the Indenture or by law.

SECTION 5.5 Restoration of Rights on Abandonment of Proceedings. If the Indenture Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Indenture Trustee, then and in every such case the Trust and the Indenture Trustee shall be restored respectively to their former positions and rights under the Indenture, and all rights, remedies and powers of the Trust, the Indenture Trustee and each Holder shall continue as though no such proceedings had been taken.

SECTION 5.6 Limitations on Suits by Holders. No Holder of any Note shall have any right by virtue or by availing of any provision of the Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy under the Indenture, unless:

(i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii) the Holder or Holders of Notes representing not less than 25% of the aggregate principal amount of the Outstanding notes of such series shall have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as the Indenture Trustee;

(iii)such Holder or Holders have offered to the Indenture Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings; and

(v) no direction inconsistent with such written request shall have been given to the Indenture Trustee during such 60-day period by the Holder or Holders of Notes representing at least 66?% of the aggregate principal amount of the Notes then Outstanding;

it being understood and intended, and being expressly covenanted by each Holder of a Note with each other Holder of a Note and the Indenture Trustee, that no Holder or Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder of any Note, or to obtain or seek to obtain priority over or preference to any other Holder of any Note or to enforce any right under the Indenture, except in the manner provided herein and for the equal, ratable and common benefit of all the Holders of the Notes. For the protection and enforcement of the provisions of this Section, each Holder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

          Notwithstanding any other provisions in the Indenture, however, the right of any Holder of any Note, which is absolute and unconditional, to receive payment of the principal of (and premium, if any), and interest on, if any, and Additional Amounts with respect to, if any, such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 5.7 Powers and Remedies Cumulative; Delay or Omission Not Waiver of
            Default.

(a) Except as provided in Section 2.7, no right or remedy in the Indenture conferred upon or reserved to the Indenture Trustee or to any Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Indenture or existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(b) No delay or omission of the Indenture Trustee or of any Holder of any Note to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.6, every power and remedy given by the Indenture or by law to the Indenture Trustee or to any Holder may be exercised from time to time, and as often as shall be deemed expedient, by the Indenture Trustee or by such Holder.

SECTION 5.8       Control by the Holders.

(a) The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding shall have the right to elect a holder representative (the "Holder Representative") who shall have binding authority upon all the Holders and who shall direct the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee by the Indenture, provided that:

(i) such direction shall not be otherwise than in accordance with law and the provisions of the Indenture; and

(ii) subject to the provisions of Section 6.1, the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Indenture Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Indenture Trustee shall determine that the action or proceedings so directed would involve the Indenture Trustee in personal liability.

(b) Nothing in the Indenture shall impair the right of the Indenture Trustee in its discretion to take any action deemed proper by the Indenture Trustee and which is not inconsistent with such direction by the Holders.

SECTION 5.9 Waiver of Past Defaults. Prior to the declaration of the maturity of the Notes as provided in Section 5.1, the Holder Representative may on behalf of the Holders of all the Notes waive any past default or Event of Default under the Indenture and its consequences, except a default:

(i) in the payment of principal of, any premium or interest on, or any Additional Amounts with respect to, any of the Notes; or

(ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

ARTICLE 6
                              THE INDENTURE TRUSTEE

SECTION 6.1       Certain Duties and Responsibilities.

(a) Except if an Event of Default has occurred and is continuing (and it has not been cured or waived), the Indenture Trustee undertakes to perform such duties and only such duties with respect to such Notes as are specifically set forth in the Indenture. No implied covenants or obligations shall be read into the Indenture against the Indenture Trustee.

(b) If an Event of Default has occurred and is continuing (and it has not been cured or waived), the Indenture Trustee shall exercise such of the rights and powers with respect to the Notes vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of the Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this subsection (c) shall not be construed to limit the effect of subsection (a) of this Section;

(ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of the Indenture unless a Responsible Officer of the Indenture Trustee has actual knowledge that such statements or opinions are false; provided that the Indenture Trustee must examine such certificates and opinions to determine whether they conform to the requirements of the Indenture;

(iii)the Indenture Trustee shall not be liable for any error of judgment made in good faith by any Responsible Officer of the Indenture Trustee, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iv) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holder Representative relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under the Indenture with respect to the Notes; and

(v) no provision of the Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

SECTION 6.2    Certain Rights of the Indenture Trustee.  Subject to Section 6.1:

(a) the Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Trust mentioned in the Indenture shall be sufficiently evidenced by a Trust Certificate (unless other evidence in respect thereof be specifically prescribed in the Indenture);

(c) the Indenture Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it under the Indenture in good faith and in reliance on such advice or Opinion of Counsel;

(d) the Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by the Indenture at the request, order or direction of any Holder Representative pursuant to the provisions of the Indenture, unless such Holder Representative shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction;

(e) whenever in the administration of the Indenture the Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action under the Indenture, such matter (unless other evidence in respect thereof be specifically prescribed in the Indenture) may, in the absence of negligence or bad faith on its part, be deemed to be conclusively proved and established by a Trust Certificate delivered to the Indenture Trustee;

(f) the Indenture Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by the Indenture;

(g) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holder Representative; provided that, if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of the Indenture, the Indenture Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Trust or, if paid by the Indenture Trustee or any predecessor trustee, shall be repaid by the Trust upon demand; and

(h) the Indenture Trustee may execute any of the trusts or powers under the Indenture or perform any duties under the Indenture either directly or by or through agents or attorneys not regularly in its employ and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it under the Indenture; provided that the Indenture Trustee shall not permit any of its agents to take any action with respect to the Collateral without the express written approval of the Indenture Trustee.

SECTION 6.3 Not Responsible for Recitals, Validity of the Notes or Application of the Proceeds. The recitals contained in the Indenture and in the Notes, except the Indenture Trustee's certificates of authentication, shall be taken as the statements of the Trust, and the Indenture Trustee assumes no responsibility for the correctness of the same. The Indenture Trustee makes no representation as to the validity or sufficiency of the Indenture or of the Notes, or of any Funding Agreement, or of the Collateral. The Indenture Trustee shall not be accountable for the use or application by the Trust of any of the Notes, the Funding Agreement or of the proceeds thereof.

SECTION 6.4 May Hold Notes; Collections, etc. The Indenture Trustee or any agent of the Trust or the Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Indenture Trustee or such agent and, subject to Section 6.7 and
Section 311(a) of the Trust Indenture Act, may otherwise deal with the Trust, the Administrator, the Funding Agreement Provider and any other interested party, and receive, collect, hold and retain collections from the Trust with the same rights it would have if it were not the Indenture Trustee or such agent.

SECTION 6.5 Funds Held by Indenture Trustee. Subject to the provisions of
Section 11.4, all funds received by the Indenture Trustee shall, until used or applied as provided in the Indenture, be held in trust for the purposes for which they were received. The Indenture Trustee (and each of its agents and Affiliates) shall deposit all cash amounts received by it (or any such agents or Affiliates) that are derived from the Collateral for the benefit of the Holders of Notes in a segregated account maintained or controlled by the Indenture Trustee, consistent with the rating of the Outstanding Notes. Neither the Indenture Trustee nor any agent of the Trust or the Indenture Trustee shall be under any liability for interest on any funds received by it under the Indenture.

SECTION 6.6       Compensation; Reimbursement; Indemnification.

(a)  The Trust covenants and agrees:

(i) to pay to the Indenture Trustee from time to time, and the Indenture Trustee shall be entitled to, the compensation specified on Annex A to the Closing Instrument for all services rendered by it under the Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) to pay or reimburse the Indenture Trustee upon its request for all expenses, disbursements and advances specified on Annex A to the Closing Instrument incurred or made by the Indenture Trustee in accordance with any provision of the Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may arise from its negligence or bad faith; and

(iii)to indemnify the Indenture Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Indenture or the trusts under the Indenture and its duties under the Indenture, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties under the Indenture.

(b) The obligations of the Trust under this Section to compensate and indemnify the Indenture Trustee and to pay or reimburse the Indenture Trustee for expenses, disbursements and advances shall constitute additional indebtedness under the Indenture and shall survive the satisfaction and discharge of the Indenture and any resignation or removal of the Indenture Trustee.

SECTION 6.7       Corporate Trustee Required; Eligibility.

(a) There shall at all times be an Indenture Trustee under the Indenture which shall:

(i) be a national banking association or a banking corporation authorized under its laws of incorporation and the laws of the jurisdiction in which it administers the Indenture and any Supplemental Indenture to exercise corporate trust powers, having an aggregate capital, surplus of at least $50,000,000; provided that if such banking corporation publishes reports of condition at least annually, pursuant to law or to the requirements of its Federal, State or other governmental supervisor, then for the purposes of this Section, the aggregate capital, surplus and undivided profits of such banking corporation shall be deemed to be its aggregate capital, surplus and undivided profits as set forth in its most recent report of condition so published;

(ii) not be affiliated (as such term is defined in Rule 405 under the Securities
     Act) with the Trust or with any Person involved in the organization or operation of the Trust; and

(iii) not offer or provide credit or credit enhancement to the Trust.

(b) If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 6.7(a) or the requirements of
     Section 310 of the Trust Indenture Act, the Indenture Trustee shall resign promptly in the manner and with the effect specified in Section 6.8.

SECTION 6.8       Resignation and Removal; Appointment of Successor Trustee.

(a) The Indenture Trustee may at any time resign by giving not less than 90 days' prior written notice of resignation to the Trust and to the Holders of Notes as provided in the Indenture. Upon receiving such notice of resignation, the Trust shall promptly cause a successor trustee to be appointed by written instrument in duplicate, executed by the Trust, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor indenture trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)  If at any time:

(i) the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 6.7(a) or the requirements of Section 310(a) of the Trust Indenture Act or any applicable Supplemental Indenture and shall fail to resign pursuant to Section 6.7(b) or following written request therefor by the Trust or by any such Holder pursuant to Section 6.8(c);

(ii) the Indenture Trustee shall become incapable of acting with respect to the Notes, or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(iii)the Indenture Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to the Notes after written request therefor by the Trust or any Holder of a Note who has been a bona fide Holder of a Note for at least six months;

then, in any such case, except during the existence of an Event of Default, the Trust may remove the Indenture Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor trustee.

(c) In addition to the right of petition given to the resigning trustee and the right of removal given to the Trust under Sections 6.8(a) and 6.8(b), respectively, any Holder who has been a Holder of Notes for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee or the removal of the Indenture Trustee and the appointment of a successor trustee, as the case may be. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee or remove the Indenture Trustee and appoint a successor trustee, as the case may be.

(d) The Holder Representative may at any time remove the Indenture Trustee and appoint a successor trustee by delivering to the Indenture Trustee so removed, to the successor trustee so appointed and to the Trust the evidence provided for in Section 8.1 of the action in that regard taken by a Holder.

(e) Any resignation or removal of the Indenture Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 6.8 shall only become effective upon acceptance of appointment by the successor trustee as provided in Section 6.9.

SECTION 6.9       Acceptance of Appointment by Successor Trustee.

(a) Every successor trustee appointed as provided in Section 6.8 shall execute, acknowledge and deliver to the Trust and to its predecessor indenture trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor indenture trustee shall become effective and such successor indenture trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor under the Indenture, with like effect as if originally named as indenture trustee under the Indenture; but, nevertheless, on the written request of the Trust or of the successor indenture trustee, upon payment of its charges then unpaid, the indenture trustee ceasing to act shall, subject to Section 11.4, pay over to the successor indenture trustee all funds at the time held by it under the Indenture and shall execute and deliver an instrument transferring to such successor indenture trustee all such rights, powers, duties and obligations. Upon request of any such successor indenture trustee, the Trust shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor indenture trustee all such rights and powers. Subject to the Lien created under the Indenture, any indenture trustee ceasing to act shall, nevertheless, retain a claim upon all property or funds held or collected by such indenture trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

(b) Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section 6.9, the Trust shall notify each Holder of any Note and each rating agency then rating any Notes at the request of the Trust. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.8. If the Trust fails to make such notice within 10 days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Trust.

SECTION 6.10 Merger, Conversion, Consolidation or Succession to Business of Indenture Trustee.

(a) Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee under the Indenture, provided that such corporation shall be eligible under the provisions of Section 6.7, without the execution or filing of any paper or any further act on the part of any of the parties to the Indenture, anything in the Indenture to the contrary notwithstanding.

(b) In case at the time such successor to the Indenture Trustee shall succeed to the trusts created by the Indenture any of the Note Certificates shall have been authenticated but not delivered, any such successor to the
     Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Note Certificates so authenticated; and, in case at that time any of the Note Certificates shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Note Certificates either in the name of any predecessor under the Indenture or in the name of the successor Indenture Trustee; and in all such cases such certificate shall have the full force; provided, that the right to adopt the certificate of authentication of any predecessor Indenture Trustee or to authenticate Note Certificates in the name of any predecessor Indenture Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 6.11 Limitations on Rights of Indenture Trustee as Creditor. The Indenture Trustee shall comply with Section 311(a) of the Trust Indenture Act.

ARTICLE 7
            HOLDERS' LISTS AND REPORTS BY INDENTURE TRUSTEE AND TRUST

SECTION 7.1   Trust to Furnish Indenture Trustee Names and Addresses of Holders.

          In accordance with Section 312(a) of the Trust Indenture Act, the Trust shall furnish or cause to be furnished to the Indenture Trustee:

(a) semi-annually not later than June 30 and December 31 of the year or upon such other dates as are set forth in or pursuant to a Note Certificate or Supplemental Indenture, a list, in each case in such form as the Indenture Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and

(b) at such other times as the Indenture Trustee may request in writing, within 30 days after the receipt by the Trust of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Indenture Trustee is the Registrar no such list shall be required to be furnished.

SECTION 7.2       Preservation of Information; Communication to Holders.

          The Indenture Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act. Every Holder of Notes, by receiving and holding the same, agrees with the Trust and the Indenture Trustee that neither the Trust, the Indenture Trustee, any Paying Agent or any Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
Section 312(b) of the Trust Indenture Act.

SECTION 7.3       Reports by Indenture Trustee.

(a) Within 60 days after May 15 of each year commencing with the first May 15 following the issuance of Notes, if required by Section 313(a) of the Trust Indenture Act, the Indenture Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of May 15 with respect to any of the events specified in Section 313(a) of the Trust Indenture Act which may have occurred since the later of the immediately preceding May 15 and the date of the Indenture.

(b) The Indenture Trustee shall transmit the reports required by Section 313(a) of the Trust Indenture Act at the time specified therein.

(c) The Indenture Trustee shall comply with Section 313(b) of the Trust Indenture Act.

(d) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

(e) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Indenture Trustee with each stock exchange upon which the Notes are listed, with the Commission and the Trust. The Trust will notify the Indenture Trustee whether the Notes are listed on any stock exchange.

(f) The Trust shall furnish to the Indenture Trustee at least annually, an Opinion of Counsel, dated as of such date, either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and re-filing of the Indenture, as is necessary to maintain the Security Interest of the Indenture and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or stating that, in the opinion of such counsel, no such action is necessary to maintain the Security Interest.

SECTION 7.4       Reports by Trust.

                  Pursuant to Section 314(a) of the Trust Indenture Act, the Trust shall:

(a) file, or cause to be filed, with the Indenture Trustee, within 15 days after the Trust or Global Funding is required to file the same with the Commission and to the extent available to the Trust, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Trust or Global Funding may be required to file with the Commission pursuant to Section 13 or
     Section 15(d) of the Exchange Act; or, if the Trust is not required to file information, documents or reports pursuant to either of said Sections, then it shall file, or cause to be filed, with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
     Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided that if, pursuant to any publicly available interpretations of the Commission, the Trust or Global Funding would not be required to make such filings under Section 314(a) of the Trust Indenture Act, then the Trust or Global Funding shall not be required to make such filings;

(b) file, or cause to be filed on its behalf, with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Trust, with the conditions and covenants of the Indenture as may be required from time to time by such rules and regulations; and

(c) transmit within 30 days after the filing thereof with the Indenture Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by or on behalf of the Trust pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

SECTION 7.5 Compliance Certificates and Auditor's Reports. No later than March 1 of each year, the Indenture Trustee shall (i) provide to the Funding Agreement Provider, the Trust and Global Funding an annual statement of compliance substantially in the form attached as Exhibit C, which shall be filed as an exhibit to the applicable Annual Report on Form 10-K of the Trust filed under the Exchange Act (each, a "Form 10-K") and (ii) provide information necessary to allow a firm of independent public accountants selected by the Administrator to furnish to the board of directors of the Funding Agreement Provider annually an auditor's report pursuant to Section 2.2(a)(x) of the Amended and Restated Administrative Services Agreement.

ARTICLE 8
                             CONCERNING EACH HOLDER

SECTION 8.1       Evidence of Action Taken by a Holder.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by any Holder may be embodied in and evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (ii) by the record of the Holders of Notes voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 12, or (iii) by a combination of such instrument or instruments and any such record of such meeting of Holders. Except as otherwise expressly provided in the Indenture, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Indenture Trustee and the Trust, if made in the manner provided in this Article. The record of any meeting of Holders of Notes shall be proved in the manner provided in Section 12.6.

(b) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 8.2 Proof of Execution of Instruments and of Holding of Notes.

(a) Subject to Sections 6.1 and 6.2, the execution of any instrument by a Holder or its agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Indenture Trustee or in such manner as shall be satisfactory to the Indenture Trustee.

(b) The ownership, principal amount and CUSIP numbers of Notes shall be proved by the Note Register or by a certificate of the Indenture Trustee.

SECTION 8.3 Voting Record Date. The Trust may set a record date for purposes of determining the identity of each Holder of a Note entitled to vote or consent to any action referred to in Section 8.1, which record date may be set at any time or from time to time by notice to the Indenture Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than 5 days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions of the Indenture, only a Holder of any Note on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

SECTION 8.4 Persons Deemed to be Owners. The Trust, the Indenture Trustee and any agent of the Trust or the Indenture Trustee may deem and treat the Holder of any Note as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, any premium on, and, subject to the provisions of the Indenture, any interest on, and any Additional Amounts with respect to, such Note and for all other purposes; and neither the Trust nor the Indenture Trustee nor any agent of the Trust or the Indenture Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon such Person's order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for funds payable upon any such Note.

SECTION 8.5 Notes Owned by Trust Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent or waiver under the Indenture, Notes which are owned by the Trust or any other obligor on the Notes or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Trust or any other obligor on the Notes shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such direction, consent or waiver only Notes which the Indenture Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Trust or any other obligor upon the Notes or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Trust or any other obligor on the Notes. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Indenture Trustee in accordance with such advice. Upon request of the Indenture Trustee, the Trust shall furnish to the Indenture Trustee promptly a Trust Certificate listing and identifying all Notes, if any, known by the Trust to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 6.1 and 6.2, the Indenture Trustee shall be entitled to accept such Trust Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

SECTION 8.6 Right of Revocation of Action Taken; Binding Effect of Actions by Holders.

(a) At any time prior to (but not after) the evidencing to the Indenture Trustee, as provided in Section 8.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in the Indenture in connection with such action, any Holder of a Note represented by a Note Certificate the serial number of which is shown by the evidence to be included among the serial numbers of the Note Certificates representing Notes the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Note.

(b) Any action taken by the Holders of the percentage in aggregate principal amount of the Notes specified in the Indenture in connection with such action shall be conclusively binding upon the Trust, the Indenture Trustee and the Holders of all the Notes affected by such action, of any Notes issued in exchange for any Notes affected by such action or any Notes represented by Note Certificates executed, authenticated and delivered in exchange for any Note Certificate representing any Notes affected by such action, irrespective of whether or not any notation in regard of any such action is made on any applicable Note Certificate.

ARTICLE 9
                             SUPPLEMENTAL INDENTURES

SECTION 9.1       Supplemental Indentures Without Consent of Holders.

(a) The Trust and the Indenture Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture (each, a "Supplemental Indenture") (which shall conform to the provisions of the Trust Indenture Act) for one or more of the following purposes without the consent of any Holder:

(i) for the Trust to convey, transfer, assign, mortgage or pledge to the Indenture Trustee as security for the Notes any property or assets;

(ii) to add to the covenants of the Trust such further covenants, restrictions, conditions or provisions as the Trust and the Indenture Trustee shall consider to be for the protection of each Holder of any Note, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture as set forth in the Indenture; provided, that in respect of any such additional covenant, restriction, condition or provision such Supplemental Indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Indenture Trustee upon such an Event of Default or may limit the right of the Holder Representative to waive such an Event of Default;

(iii)to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any Supplemental Indenture or Note Certificate which may be defective or inconsistent with any other provision contained in the Indenture or in any Supplemental Indenture or Note Certificate; or to make such other provisions in regard to matters or questions arising under the Indenture or under any Supplemental Indenture or Note Certificate as the Trust may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Notes in any material respect; or

(iv) to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee.

(b) The Indenture Trustee is authorized to join with the Trust in the execution of any such Supplemental Indenture, and to make any further appropriate agreements and stipulations which may be therein contained, but the
     Indenture Trustee shall not be obligated to enter into any such Supplemental Indenture which affects the Indenture Trustee's own rights, duties or immunities under the Indenture or otherwise.

(c) Any Supplemental Indenture authorized by the provisions of this Section may be executed without the consent of any Holder of any Note at the time Outstanding, notwithstanding any of the provisions of Section 9.2.

SECTION 9.2       Supplemental Indentures With Consent of Holders.

(a) With the consent (evidenced as provided in Article 8) of the Holders of not less than 66?% in aggregate principal amount of the Notes at the time Outstanding, the Trust and the Indenture Trustee may, from time to time and at any time, enter into a Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any Supplemental Indenture or Note Certificate or of modifying in any manner the rights of the Holders of the Notes; provided, that no such Supplemental Indenture shall:

(i) change the final maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any other amount payable thereon, or impair or affect the right of any Holder to institute suit for the payment thereof without the consent of the Holder of each Note so affected or modify any redemption or repayment provisions applicable to the Notes;

(ii) permit the creation of any Lien on the Collateral or any part thereof (other than the Security Interest in favor of the Indenture Trustee on behalf of the Holders) or terminate the Security Interest as to any part of the Collateral, except as permitted by the Indenture; or

(iii)modify any of the provisions of this Section 9.2 except to increase the aforementioned percentage of Notes required to approve any Supplemental Indenture.

(b) Upon the request of the Trust, and upon the filing with the Indenture Trustee of evidence of the consent of each Holder and other documents, if any, required by Section 8.1 the Indenture Trustee shall join with the Trust in the execution of such Supplemental Indenture unless such Supplemental Indenture affects the Indenture Trustee's own rights, duties or immunities under the Indenture or otherwise, in which case the Indenture Trustee may in its discretion, but shall not be obligated to, enter into such Supplemental Indenture.

(c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

(d) Promptly after the execution by the Trust and the Indenture Trustee of any Supplemental Indenture pursuant to the provisions of this Section, the Indenture Trustee shall notify the Holders of each Note, as provided in the Indenture, setting forth in general terms the substance of such Supplemental Indenture. Any failure of the Indenture Trustee to provide such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

SECTION 9.3 Compliance with Trust Indenture Act; Effect of Supplemental Indenture. Any Supplemental Indenture executed pursuant to the provisions of this Article shall comply with the Trust Indenture Act. Upon the execution of any Supplemental Indenture pursuant to the provisions of the Indenture, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under the Indenture of the Indenture Trustee, the Trust and each Holder of Notes shall thereafter be determined, exercised and enforced under the Indenture subject in all respects to such modifications and amendments, and all the terms and conditions of any such Supplemental Indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

SECTION 9.4 Documents to Be Given to Indenture Trustee. The Indenture Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive a Trust Certificate and an Opinion of Counsel as conclusive evidence that any such Supplemental Indenture complies with the applicable provisions of the Indenture.

SECTION 9.5 Notation on Note Certificates in Respect of Supplemental Indentures. Any Note Certificate authenticated and delivered after the execution of any Supplemental Indenture pursuant to the provisions of this Article may bear a notation in form approved by the Indenture Trustee as to any matter provided for by such Supplemental Indenture or as to any action taken at any such meeting. If the Trust or the Indenture Trustee shall so determine, a new Note Certificate representing Notes so modified as to conform, in the opinion of the Indenture Trustee and the Trust, to any modification of the Indenture contained in any such Supplemental Indenture may be prepared by the Trust, authenticated by the Indenture Trustee and delivered in exchange for each Note Certificate representing Notes then Outstanding.

ARTICLE 10
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 10.1 Trust May Merge, Consolidate, Sell or Convey Property Under Certain Circumstances. The Trust may not consolidate with, or merge into, any Person (whether or not affiliated with the Trust), or sell, lease or convey the property of the Trust as an entirety or substantially as an entirety, unless:

(a) the entity formed by such consolidation or into which the Trust is merged or the Person which acquires by conveyance or transfer the properties and assets of the Trust substantially as an entirety shall be a statutory trust formed under the laws of the State of Delaware or a corporation or other entity organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by a Supplemental Indenture, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of, any premium and interest on, and any Additional Amounts with respect to, the Notes and the performance of every covenant of the Indenture on the part of the Trust to be performed or observed;

(b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

(c) the Trust has received written confirmation from any rating agency then rating any Notes at the request of the Trust that such consolidation, merger, conveyance or transfer shall not cause the rating on the then Outstanding Notes to be downgraded or withdrawn; and

(d) the Trust has delivered to the Indenture Trustee a Trust Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such Supplemental Indenture comply with this Article and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

ARTICLE 11
            SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED FUNDS

SECTION 11.1 Satisfaction and Discharge of Indenture. If at any time (a) the Trust shall have paid or caused to be paid all outstanding principal of, any premium and interest on, and any Additional Amounts and other amounts payable with respect to, all the Notes Outstanding under the Indenture, as and when the same shall have become due and payable, or (b) the Trust shall have delivered to the Indenture Trustee for cancellation all Note Certificates representing Notes theretofore authenticated (other than any Note Certificate which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.7) or (c) the Trust shall have irrevocably deposited or caused to be deposited with the Indenture Trustee as trust funds the entire amount in cash (other than funds repaid by the Indenture Trustee or any Paying Agent to the Trust in accordance with Section 11.4) sufficient to pay at maturity all amounts payable at maturity on the Notes represented by each Note Certificate not theretofore delivered to the Indenture Trustee for cancellation, including any outstanding principal, interest, premium, Additional Amounts and other amounts due or to become due to such date of maturity as the case may be, and if, in any such case, the Trust shall also pay or cause to be paid all other sums payable under the Indenture by the Trust, then the Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Note Certificates, (iii) rights of Holders to receive payments of principal of, any premium and interest on, and any Additional Amounts and other amounts payable with respect to, the Notes, (iv) the rights, obligations and immunities of the Indenture Trustee under the Indenture and (v) the rights of each Holder as beneficiary of the Indenture with respect to the property so deposited with the Indenture Trustee payable to all or any of them), and the Indenture Trustee, on demand of the Trust accompanied by a Trust Certificate and an Opinion of Counsel and at the cost and expense of the Trust, shall execute proper instruments acknowledging such satisfaction of and discharging the Indenture. The Trust agrees to reimburse the Indenture Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Indenture Trustee for any services thereafter reasonably and properly rendered by the Indenture Trustee in connection with the Indenture or the Notes.

SECTION 11.2 Application by Indenture Trustee of Funds Deposited for Payment of Notes. Subject to Section 11.4, all funds deposited with the Indenture Trustee pursuant to Section 11.1 shall be held in trust in accordance with Section 6.5 and applied by it to the payment, either directly or through any Paying Agent (including the Trust acting as its own paying agent), to each Holder of any Note for the payment or redemption of which such funds have been deposited with the Indenture Trustee, of all sums due and to become due thereon for any principal, interest, premium, Additional Amounts or other amounts.

SECTION 11.3 Repayment of Funds Held by Paying Agent. In connection with the satisfaction and discharge of the Indenture, all funds then held by any Paying Agent under the provisions of the Indenture shall, upon demand of the Trust, be repaid to the Trust or paid to the Indenture Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such funds.

SECTION 11.4 Return of Funds Held by Indenture Trustee and Paying Agent. Any funds deposited with or paid to the Indenture Trustee or any Paying Agent for the payment of the principal of, any interest or premium on, or any Additional Amounts or any other amounts with respect to, any Note and not applied but remaining unclaimed for three years after the date upon which such principal, interest, premium, Additional Amounts or any other amount shall have become due and payable, shall, upon the written request of the Trust and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Trust by the Indenture Trustee or such Paying Agent, and the Holder of such Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Trust for any payment which such Holder may be entitled to collect, and all liability of the Indenture Trustee or any Paying Agent with respect to such funds shall thereupon cease.

ARTICLE 12
                          MEETINGS OF HOLDERS OF NOTES

SECTION 12.1 Purposes for Which Meetings May Be Called. A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be made, given or taken by Holders of Notes.

SECTION 12.2      Call, Notice and Place of Meetings.

(a) Unless otherwise provided in a Note Certificate, the Indenture Trustee may at any time call a meeting of Holders of Notes for any purpose specified in
     Section 12.1, to be held at such time and at such place in the City of New York or the city in which the Corporate Trust Office is located. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in the manner provided in Section 13.4, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Trust or the Holder or Holders of at least 10% in principal amount of the Notes shall have requested the Indenture Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 12.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Indenture Trustee shall not have made the first publication or mailing of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided in the Indenture, then the Trust or the Holder or Holders of Notes in the amount above specified, as the case may be, may determine the time and the place in the City of New York or the city in which the Corporate Trust Office is located for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Section 12.2.

SECTION 12.3 Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more Notes then Outstanding, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Notes then Outstanding by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Indenture Trustee and its counsel and any representatives of the Trust and its counsel.

SECTION 12.4      Quorum; Action.

(a) The Persons entitled to vote a majority in principal amount of the Notes then Outstanding shall constitute a quorum for a meeting of Holders of Notes; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which the Indenture expressly provides may be given by the Holders of not less than 66?% in principal amount of the Outstanding Notes, then Persons entitled to vote 66?% in principal amount of the Outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 12.2, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Notes which shall constitute a quorum.

(b) Except as limited by the proviso to Section 9.2(a), any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Notes; provided, however, that, except as limited by the proviso to Section 9.2(a), any resolution with respect to any consent or waiver which the Indenture expressly provides may be given by the Holders of not less than 66?% in principal amount of the Outstanding Notes may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of 66?% in principal amount of the Outstanding Notes; and provided, further, that, except as limited by the proviso to Section 9.2(a), any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Notes.

(c) Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section shall be binding on all the Holders of Notes, whether or not such Holders were present or represented at the meeting.

SECTION 12.5 Determination of Voting Rights; Conduct of Adjournment of Meetings.

(a) Notwithstanding any other provisions of the Indenture, the Indenture Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 8.4 and the appointment of any proxy shall be proved in the manner specified in
     Section 8.2. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 8.2 or other proof.

(b) The Indenture Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Trust or by Holders of Notes as provided in Section 12.2(b), in which case the Trust or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting.

(c) At any meeting, each Holder of a Note or proxy shall be entitled to one vote for each $1,000 of principal amount of Notes held or represented by such Holder or proxy; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

(d) Any meeting of Holders of Notes duly called pursuant to Section 12.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

SECTION 12.6 Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Notes shall be (a) by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes held or represented by them or (b) by such other procedures adopted by the Indenture Trustee in its discretion. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 12.2 and, if applicable, Section 12.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Trust, and another to the Indenture Trustee to be preserved by the Indenture Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 13
                            MISCELLANEOUS PROVISIONS

SECTION 13.1 No Recourse. Notwithstanding anything to the contrary contained in the Indenture, or any relevant Note Certificate or Supplemental Indenture, none of the Funding Agreement Provider, its officers, directors, affiliates, employees or agents, or any of the Delaware Trustee, the Indenture Trustee or the Trust Beneficial Owner, or any of their officers, directors, affiliates, employees or agents (the "Nonrecourse Parties") will be personally liable for the payment of any principal, interest or any other sums at any time owing under the terms of the Notes. If any Event of Default shall occur with respect to the Notes, the right of the Holders of the Notes and the Indenture Trustee on behalf of such Holders in connection with a claim on the Notes shall be limited solely to a proceeding against the Collateral. Neither the Holders nor the Indenture Trustee on behalf of the Holders will have the right to proceed against the Nonrecourse Parties to enforce the Notes (except that to the extent they exercise their rights, if any, to seize the relevant Funding Agreement, they may enforce the relevant Funding Agreement against the Funding Agreement Provider) or for any deficiency judgment remaining after foreclosure of any property included in the relevant Collateral.

          It is expressly understood and agreed that nothing contained in this Section shall in any manner or way constitute or be deemed a release of the debt or other obligations evidenced by the Notes or otherwise affect or impair the enforceability against the Trust of the liens, assignments, rights and the Security Interest created by or pursuant to the Indenture, the relevant Collateral or any other instrument or agreement evidencing, securing or relating to the indebtedness or the obligations evidenced by the Notes. Nothing in this Section shall preclude the Holders from foreclosing upon any property included in the Collateral or any other rights or remedies in law or in equity against the Trust.

SECTION 13.2 Provisions of Indenture for the Sole Benefit of Parties and Holders. Nothing in the Indenture or in the Notes, expressed or implied, shall give or be construed to give to any Person, other than the parties to the Indenture and their successors and the Holders of the Notes, any legal or equitable right, remedy or claim under the Indenture or under any covenant or provision contained in the Indenture, all such covenants and provisions being for the sole benefit of the parties to the Indenture and their successors and of the Holders of the Notes.

SECTION 13.3 Successors and Assigns of Trust Bound by Indenture. All the covenants, stipulations, promises and agreements in the Indenture contained by or in behalf of the Trust shall bind its successors and assigns, whether so expressed or not.

SECTION 13.4 Notices and Demands on Trust, Indenture Trustee and any Holder.

(a) Except as otherwise provided by this Section, any notice or demand which by any provision of the Indenture is required or permitted to be given or served by the Indenture Trustee or by any Holder of any Note to or on the Trust may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided in the Indenture) addressed (until another address of the Trust is filed by the Trust with the Indenture Trustee) to the Delaware Trustee. Any notice, direction, request or demand by the Trust or any Holder to or upon the Indenture Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

(b) Where the Indenture provides for notice to any Holder, such notice shall be sufficiently given (unless otherwise expressly provided in the Indenture) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at such Holder's last address as it appears in the Note Register. In any case where notice to any Holder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to any other Holder.

(c) Where the Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by any Holder shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(d) If, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Trust and each Holder when such notice is required to be given pursuant to any provision of the Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

(e) The Trust shall deliver promptly to each rating agency then rating the Notes at the request of the Trust copies of each of the following:

(i)  any repurchase of Notes pursuant to Section 3.3;

(ii) any notice of any default or Event of Default;

(iii) any notice of redemption provided by the Trust pursuant to Section 3.1(d);

(iv) any notice of change in name, identity, organizational structure, chief executive office, or chief place of business of the Trust provided by the Trust pursuant to Section 14.4(a);

(v)  any Supplemental Indenture;

(vi) any resignation, removal or appointment under this Indenture;

(vii) any amendment to any Funding Agreement; and

(viii) any other information reasonably requested by such rating agency.

                  Any such notice shall be addressed to:

                  Standard & Poor's Ratings Services,
                  a division of The McGraw-Hill Companies, Inc.
                  55 Water Street
                  New York, NY 10041
                  Attention: Capital Markets
                  Facsimile: (212) 438-5215

                  Moody's Investors Service Inc.
                  99 Church Street
                  New York, NY 10007
                  Attention: Life Insurance Group
                  Facsimile: (212) 553-4805
                  or such other address previously furnished in writing to the Trust by the applicable rating agency.

SECTION 13.5 Trust Certificates and Opinions of Counsel; Statements To Be Contained Therein.

(a) Except as otherwise expressly provided in the Indenture, upon any application or demand by the Trust to the Indenture Trustee to take any action under any of the provisions of the Indenture, the Trust shall furnish to the Indenture Trustee a Trust Certificate stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of the applicable counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of the Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b) Each certificate or opinion provided for in the Indenture and delivered to the Indenture Trustee with respect to compliance with a condition or covenant provided for in the Indenture shall include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)a statement that, in the opinion of such Person, he has made such examination or investigation or has received such certificates, opinions, representations or statements of counsel or accountants pursuant to paragraphs (c) or (d) of this Section, as are necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

(c) Any certificate, statement or opinion of the Trust may be based upon a certificate or opinion of or representations by counsel, unless the Trust knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters information with respect to which is in the possession of the Trust, upon the certificate, statement or opinion of or representations by the Trust, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which the certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

(d) Any certificate, statement or opinion of the Trust or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Trust, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which the certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

(e) Any certificate or opinion of any independent firm of public accountants filed with the Indenture Trustee shall contain a statement that such firm is independent.

SECTION 13.6 Governing Law. Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, the Indenture and the Notes shall (unless specified otherwise in the Note Certificate) be governed by, and construed in accordance with, the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the Trust's ownership of and security interest in the Funding Agreement(s) or remedies under the Indenture in respect thereof may be governed by the laws of a jurisdiction other than the State of New York. All judicial proceedings brought against the Trust or the Indenture Trustee arising out of or relating to the Indenture, any Note or any portion of the Collateral or other assets of the Trust may be brought in any state or Federal court in the State of New York, provided that a Note Certificate may specify other jurisdictions as to which the Trust may consent to the nonexclusive jurisdiction of its courts with respect to the Notes.

SECTION 13.7 Counterparts. The Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 13.8 Trust Indenture Act to Control. If and to the extent that any provision of the Indenture limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed on the Indenture by
Section 318(c) of the Trust Indenture Act (each, an "incorporated provision"), such incorporated provision shall control.

SECTION 13.9 Judgment Currency. The Trust agrees, to the fullest extent that it may effectively do so under applicable law, that:

(a) if for the purposes of obtaining judgment in any court it is necessary to convert the sum due in respect of the Notes in the Specified Currency into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used (the "Required Rate of Exchange") shall be the rate at which in accordance with normal banking procedures the Indenture Trustee could purchase in The City of New York the Specified Currency with the Judgment Currency on the date on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Indenture Trustee could purchase in The City of New York the Specified Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered;

(b) its obligations under the Indenture to make payments in the Specified Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Specified Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Specified Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Specified Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Specified Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under the Indenture; and

(c) it shall indemnify the Holder or Holders of any Note against any loss incurred as a result of any variation between:

(i) the rate of exchange at which the Specified Currency amount is actually converted into the Judgment Currency for the purpose of that judgment or order; and

(ii) the Required Rate of Exchange.

For purposes of this Section, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

ARTICLE 14
                                SECURITY INTEREST

SECTION 14.1      Security Interest.

(a) To secure the full and punctual payment of the Obligations in accordance with the terms of the Indenture and to secure the performance of the Trust's obligations under the Notes and the Indenture, the Trust pledges and collaterally assigns to and with the Indenture Trustee for the benefit of each Holder of each Note and any other Person for whose benefit the Indenture Trustee is or will be holding the Collateral (the "Secured Parties"), and grants to the Indenture Trustee for the benefit of each Secured Party, a security interest in the Collateral and all of the rights and privileges of the Trust in and to the Collateral (the "Security Interest"), effective as of the Original Issue Date of the Notes.

(b) It is expressly agreed that anything therein contained to the contrary notwithstanding, the Trust shall remain liable under each Funding Agreement to perform all the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Indenture Trustee shall not have any obligations or liabilities by reason of or arising out of the Indenture, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any obligations of the Trust under or pursuant to such Funding Agreement or to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, or, prior to the occurrence and continuance of an Event of Default, to present or file any claim, or to take any action to collect or enforce the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

(c) The Indenture Trustee acknowledges the grant of the Security Interest upon the issuance of the Notes, accepts the trusts under the Indenture in accordance with the provisions of the Indenture and agrees to perform its duties in accordance with the terms of the Indenture.

SECTION 14.2 Representations and Warranties. The Trust represents and warrants (which representations and warranties shall be deemed to have been repeated as of the date of any Note Certificate) as follows:

(a) The Trust owns each Funding Agreement that secures the Obligations and all of the rest of the Collateral, free and clear of any Liens other than the Security Interest in the Collateral.

(b) The Trust has not performed any acts which might prevent the Indenture Trustee from enforcing any of the terms of the Indenture or which would limit the Indenture Trustee in any such enforcement. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interest, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction  in which  such  filing or  recording  would be  effective  to perfect a Lien on such Collateral. No Collateral is in the possession of any Person (other than the Trust or its agent) asserting any claim thereto or security interest therein, except that the Indenture Trustee or its designee may have possession of Collateral as contemplated by the Indenture.

(c) Each Security Interest constitutes a valid security interest securing the Obligations. When (i) the financing statements shall have been filed in the appropriate offices in Illinois, Delaware and New York, (ii) the Indenture Trustee or its agent shall have taken possession of each applicable Funding Agreement, (iii) the Trust shall have pledged and collaterally assigned each applicable Funding Agreement to the Indenture Trustee and given written notice to the Funding Agreement Provider of each such assignment to the Indenture Trustee and (iv) the Funding Agreement Provider shall have given its express written consent to such pledge and collateral assignment and affirmed in writing that the Funding Agreement Provider has changed its books and records to reflect such pledge and collateral assignment to the Indenture Trustee, such Security Interest shall constitute a first priority perfected security interest in the Collateral, enforceable against the Trust, the Trust's creditors and any purchaser from the Trust.

SECTION 14.3 Additional Representations and Warranties. The Trust represents and warrants that:

(a) to the extent the creation of a security interest in any Funding Agreement is governed by the applicable UCC, the Indenture creates a valid security interest (as defined in the applicable UCC) in each Funding Agreement in favor of the Indenture Trustee for the benefit and security of the Secured Parties, which security interest is prior to all other Liens;

(b) to the extent the UCC applies, each Funding Agreement consists of "general intangibles," "payment intangibles" and/or "instruments" within the meaning of the applicable UCC;

(c) subject to the grant of security interest, pledge and collateral assignment of the Trust's estate, right, title and interest in each Funding Agreement, the Trust is a party to and is the Person entitled to payment under each Funding Agreement on the date of the Indenture free and clear of any Lien, claim or encumbrance of any Person, other then the Lien created under the Indenture or any Lien otherwise permitted under the Indenture;

(d) to the extent the UCC applies, the Trust has caused or will have caused, within ten days after the date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in each Funding Agreement granted to the Indenture Trustee for the benefit and security of the Secured Parties under the Indenture;

(e) all original executed copies of each instrument that constitutes or evidences each Funding Agreement have been delivered to the Indenture Trustee or a custodian for the Indenture Trustee (the "Custodian");

(f) where all original executed copies of each instrument that constitutes or evidences each Funding Agreement have been delivered to the Custodian, the Trust has received a written acknowledgment from the Custodian that the Custodian is holding the instruments that constitute or evidence each Funding Agreement solely on behalf of the Indenture Trustee;

(g) other than the security interest granted to the Indenture Trustee for the benefit and security of the Secured Parties pursuant to the Indenture, the Trust has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Funding Agreements;

(h) the Trust has not authorized the filing of and is not aware of any financing statements against the Trust that include a description of collateral covering the Funding Agreement other than any financing statement relating to the security interest granted to the Indenture Trustee for the benefit and security of the Secured Parties under the Indenture or that has been terminated;

(i) the Trust is not aware of any judgment or tax lien filings against the Trust; and

(j) none of the instruments that constitute or evidence the Funding Agreements has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee for the benefit and security of the Secured Parties.

          The foregoing representations and warranties shall survive the execution and delivery of the Notes. No party to the Indenture shall waive any of the foregoing representations and warranties. The Trust shall maintain the perfection and priority of the security interest in each Funding Agreement.

SECTION 14.4      Further Assurances; Covenants.

(a) The Trust will not change its name, identity or organizational structure in any manner unless it shall have given the Indenture Trustee at least 30 days' prior notice thereof and shall have complied with Section 14.4(e). The Trust will not change the location of its chief executive office or chief place of business unless it shall have given the Indenture Trustee at least 30 days' prior notice thereof and shall have complied with Section 14.4(e).

(b) The Trust will, from time to time and upon advice of counsel, at the Trust's expense, prepare, execute, authenticate, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action, (including, without limitation, any filings of financing or continuation statements) that from time to time may be necessary or desirable, or that the Indenture Trustee may reasonably request, in order to create, preserve, perfect, confirm or validate a Security Interest or to enable the Holders of Notes to obtain the full benefits of the Indenture, or to enable the Indenture Trustee to exercise and enforce any of its rights, powers and remedies under the Indenture with respect to any Collateral. To the extent permitted by applicable law, if the Trust fails to do so, the Trust authorizes the Indenture Trustee to execute and file financing statements or continuation statements without the Trust's signature appearing thereon. The Trust agrees that a carbon, photographic, photostatic or other reproduction of the Indenture or of a financing statement is sufficient as a financing statement. The Trust shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning any Collateral.

(c) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Trust's agents or processors, the Trust shall notify such warehouseman, bailee, agent or processor of the Security Interest created by the Indenture and to hold all such Collateral for the Indenture Trustee's account subject to the Indenture Trustee's instructions.

(d) The Trust will, promptly upon request, provide to the Indenture Trustee all information and evidence it may reasonably request concerning the Collateral to enable the Indenture Trustee to enforce the provisions of the Indenture.

(e) Not more than six months nor less than 30 days prior to each date on which the Trust proposes to take any action contemplated by Section 14.4(a), the Trust shall, at its cost and expense, cause to be delivered to the Indenture Trustee an Opinion of Counsel, satisfactory to the Indenture Trustee, to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interest for a period, specified in such Opinion of Counsel, continuing until a date not earlier than 18 months from the date of such Opinion of Counsel, against all creditors of and purchasers from the Trust have been filed in each filing office necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

(f) From time to time upon request by the Indenture Trustee, the Trust shall, at its cost and expense, cause to be delivered to the Indenture Trustee an Opinion of Counsel satisfactory to the Indenture Trustee as to such matters relating to the Security Interest as the Indenture Trustee or the Holder Representative may reasonably request.

SECTION 14.5 General Authority. The Trust irrevocably appoints the Indenture Trustee its true and lawful attorney, with full power of substitution, in the name of the Trust, the Indenture Trustee, the Holders of Notes or otherwise, for the sole use and benefit of the Secured Parties, but at the Trust's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

(a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

(b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(c) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Indenture Trustee were the absolute owner thereof, and

(d) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Indenture Trustee shall give the Trust not less than 10 days' prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except any part of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market.

SECTION 14.6 Remedies upon Event of Default. If any Event of Default has occurred and is continuing, the Indenture Trustee may exercise on behalf of the Holders of the Notes all rights of a secured party under applicable law and, in addition, the Indenture Trustee may, without being required to give any notice, except as provided in the Indenture or as may be required by mandatory provisions of law, (i) apply all cash, if any, then held by it as all or part of the Collateral as specified in Section 5.3 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Obligations in full, sell the Collateral (including each applicable Funding Agreement) or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Indenture Trustee may deem satisfactory. Any Holder may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Trust will execute and deliver such documents and take such other action as the Indenture Trustee deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Indenture Trustee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Trust which may be waived, and the Trust, to the extent permitted by law, specifically waives all rights of redemption, stay or appraisal which it has or may have under any law. The notice (if any) of such sale shall (A) in the case of a public sale, state the time and place fixed for such sale, and (B) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Indenture Trustee may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Indenture Trustee may determine. The Indenture Trustee shall not be obligated to make any such sale pursuant to any such notice. The Indenture Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Indenture Trustee until the selling price is paid by the purchaser thereof, but the Indenture Trustee shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice. The Indenture Trustee, instead of exercising the power of sale conferred upon it in the Indenture, may proceed by a suit or suits at law or in equity to foreclose a Security Interest and sell any Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

SECTION 14.7 Limitation on Duties of Indenture Trustee with Respect to Collateral. Beyond the exercise of reasonable care in the custody thereof, the Indenture Trustee shall have no duty as to any portion of the Collateral in its possession or control or in the possession or control of any agent or bailee or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Indenture Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords property it holds in its fiduciary capacity generally, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Indenture Trustee in good faith.

SECTION 14.8 Concerning the Indenture Trustee. In furtherance and not in derogation of the rights, privileges and immunities of the Indenture Trustee specified in the Indenture:

(a) the Indenture Trustee is authorized to take all such action as is provided to be taken by it as Indenture Trustee under this Article and all other action reasonably incidental thereto. As to any matters not expressly provided for in this Article (including, without limitation, the timing and methods of realization upon any Collateral) the Indenture Trustee shall act or refrain from acting in accordance with written instructions from the Holder or Holders of the required percentage of aggregate principal amount of Notes for any instructions or, in the absence of such instructions, in accordance with its discretion; and

(b) the Indenture Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interest in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under the Indenture.

SECTION 14.9 Termination of Security Interest. Upon the repayment in full of all Obligations, the Security Interest shall terminate and all rights to the Collateral shall revert to the Trust. Upon such termination of a Security Interest, and delivery of a certificate by the Trust to such effect, the Indenture Trustee will, at the expense of the Trust, execute and deliver to the Trust such documents as the Trust shall reasonably request to evidence the termination of the Security Interest.

                                                                     EXHIBIT A-1

          Form of Global Security for Secured Medium Term Notes Program

                                      A1-1

                                                                     EXHIBIT A-2

        Form of Definitive Security for Secured Medium Term Notes Program

                                      A2-1

                                                                     EXHIBIT A-3

        Form of Global Security for Allstate LifeSM CoreNotes(R) Program

                                      A3-1

                                                                     EXHIBIT A-4

      Form of Definitive Security for Allstate LifeSM CoreNotes(R) Program

                                      A4-1

                                    EXHIBIT B

                      STANDARD FUNDING NOTE INDENTURE TERMS

================================================================================


                      STANDARD FUNDING NOTE INDENTURE TERMS


                                 with respect to


                          ALLSTATE LIFE GLOBAL FUNDING



================================================================================
                                       iv
                                TABLE OF CONTENTS


                                                                                                               PAGE


                                    ARTICLE 1
                                   DEFINITIONS

   SECTION 1.1             Certain Terms Defined..................................................................1
   SECTION 1.2             Interpretation........................................................................10

                                    ARTICLE 2
                                THE FUNDING NOTE

   SECTION 2.1             Principal Amount......................................................................10
   SECTION 2.2             Status of Funding Note................................................................10
   SECTION 2.3             Form of Funding Note Certificate......................................................10
   SECTION 2.4             Currency; Denominations...............................................................11
   SECTION 2.5             Execution, Authentication, Delivery and Date..........................................12
   SECTION 2.6             Registration, Transfer and Exchange...................................................13
   SECTION 2.7             Mutilated, Destroyed, Lost or Stolen Funding Note Certificates........................15
   SECTION 2.8             Interest Record Dates.................................................................16
   SECTION 2.9             Cancellation..........................................................................17
   SECTION 2.10            Withholding Tax.......................................................................17
   SECTION 2.11            Tax Treatment.........................................................................17

                                    ARTICLE 3
                        REDEMPTION, REPAYMENT AND REPURCHASE OF FUNDING NOTE; SINKING FUNDS

   SECTION 3.1             Redemption of Funding Note............................................................18
   SECTION 3.2             Repayment at the Option of the Holder.................................................21
   SECTION 3.3             Repurchase of Funding Note............................................................22
   SECTION 3.4             Sinking Funds.........................................................................22

                                    ARTICLE 4
 PAYMENTS; FUNDING NOTE PAYING AGENTS AND FUNDING NOTE CALCULATION AGENT; COVENANTS

   SECTION 4.1             Payment of Principal and Interest.....................................................22
   SECTION 4.2             Offices for Payments, etc.............................................................25
   SECTION 4.3             Appointment to Fill a Vacancy in Office of Funding Note Indenture Trustee.............25
   SECTION 4.4             Funding Note Paying Agents............................................................25
   SECTION 4.5             Funding Note Calculation Agent........................................................29
   SECTION 4.6             Certificate to Funding Note Indenture Trustee.........................................32
   SECTION 4.7             Negative Covenants....................................................................32
   SECTION 4.8             Additional Amounts....................................................................35

                                    ARTICLE 5
                  REMEDIES OF THE FUNDING NOTE INDENTURE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

   SECTION 5.1             Event of Default Defined; Acceleration of Maturity; Waiver of Default.................37
   SECTION 5.2             Collection of Indebtedness by Funding Note Indenture Trustee; Funding Note
                           Indenture Trustee May Prove Debt......................................................39
   SECTION 5.3             Application of Proceeds...............................................................42
   SECTION 5.4             Suits for Enforcement.................................................................43
   SECTION 5.5             Restoration of Rights on Abandonment of Proceedings...................................43
   SECTION 5.6             Limitations on Suits by Holders.......................................................44
   SECTION 5.7             Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default...............45
   SECTION 5.8             Control by the Holders................................................................45
   SECTION 5.9             Waiver of Past Defaults...............................................................46

                                    ARTICLE 6
                       THE FUNDING NOTE INDENTURE TRUSTEE

   SECTION 6.1             Certain Duties and Responsibilities...................................................46
   SECTION 6.2             Certain Rights of the Funding Note Indenture Trustee..................................48
   SECTION 6.3             Not Responsible for Recitals, Validity of the Funding Note or Application of
                           the Proceeds..........................................................................49
   SECTION 6.4             May Hold Funding Note; Collections, etc...............................................49
   SECTION 6.5             Funds Held by Funding Note Indenture Trustee..........................................49
   SECTION 6.6             Compensation; Reimbursement; Indemnification..........................................50
   SECTION 6.7             Corporate Trustee Required; Eligibility...............................................51
   SECTION 6.8             Resignation and Removal; Appointment of Successor Trustee.............................51
   SECTION 6.9             Acceptance of Appointment by Successor Trustee........................................53
   SECTION 6.10            Merger, Conversion, Consolidation or Succession to Business of Funding Note
                           Indenture Trustee.....................................................................53
   SECTION 6.11            Limitations on Rights of Funding Note Indenture Trustee as Creditor...................54

                                    ARTICLE 7
                      HOLDERS' LISTS AND REPORTS BY FUNDING NOTE INDENTURE TRUSTEE AND TRUST

   SECTION 7.1             Global Funding to Furnish Funding Note Indenture Trustee Names and Addresses
                           of Holders............................................................................54
   SECTION 7.2             Preservation of Information; Communication to Holders.................................55
   SECTION 7.3             Reports by Funding Note Indenture Trustee.............................................55
   SECTION 7.4             Reports by Global Funding.............................................................56

                                    ARTICLE 8
                             CONCERNING EACH HOLDER

   SECTION 8.1             Evidence of Action Taken by a Holder..................................................57
   SECTION 8.2             Proof of Execution of Instruments and of Holding of Funding Note......................57
   SECTION 8.3             Voting Record Date....................................................................58
   SECTION 8.4             Persons Deemed to be Owners...........................................................58
   SECTION 8.5             Any Portion of Funding Note Owned by Global Funding Deemed Not Outstanding............58
   SECTION 8.6             Right of Revocation of Action Taken; Binding Effect of Actions by Holders.............59

                                    ARTICLE 9
                      SUPPLEMENTAL FUNDING NOTE INDENTURES

   SECTION 9.1             Supplemental Funding Note Indentures Without Consent of Holders.......................59
   SECTION 9.2             Supplemental Funding Note Indentures With Consent of Holders..........................61
   SECTION 9.3             Compliance with Trust Indenture Act; Effect of Supplemental Funding Note
                           Indenture.............................................................................62
   SECTION 9.4             Documents to Be Given to Funding Note Indenture Trustee...............................62
   SECTION 9.5             Notation on Funding Note Certificate in Respect of Supplemental Funding Note
                           Indentures............................................................................62

                                   ARTICLE 10
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

   SECTION 10.1            Global Funding May Merge, Consolidate, Sell or Convey Property Under Certain
                           Circumstances.........................................................................62

                                   ARTICLE 11
            SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED FUNDS

   SECTION 11.1            Satisfaction and Discharge of Indenture...............................................63
   SECTION 11.2            Application by Funding Note Indenture Trustee of Funds Deposited for Payment
                           of Funding Note.......................................................................64
   SECTION 11.3            Repayment of Funds Held by Funding Note Paying Agent..................................64
   SECTION 11.4            Return of Funds Held by Funding Note Indenture Trustee and Funding Note
                           Paying Agent..........................................................................64

                                   ARTICLE 12
                       MEETINGS OF HOLDERS OF FUNDING NOTE

   SECTION 12.1            Purposes for Which Meetings May Be Called.............................................65
   SECTION 12.2            Call, Notice and Place of Meetings....................................................65
   SECTION 12.3            Persons Entitled to Vote at Meetings..................................................65
   SECTION 12.4            Quorum; Action........................................................................66
   SECTION 12.5            Determination of Voting Rights; Conduct of Adjournment of Meetings....................67
   SECTION 12.6            Counting Votes and Recording Action of Meetings.......................................68

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

   SECTION 13.1            No Recourse...........................................................................68
   SECTION 13.2            Provisions of Indenture for the Sole Benefit of Parties and Holders...................69
   SECTION 13.3            Successors and Assigns of Global Funding Bound by Indenture...........................69
   SECTION 13.4            Notices and Demands on Global Funding, Funding Note Indenture Trustee and any
                           Holder................................................................................69
   SECTION 13.5            Trust Certificates and Opinions of Counsel; Statements To Be Contained
                           Therein...............................................................................71
   SECTION 13.6            Governing Law.........................................................................72
   SECTION 13.7            Counterparts..........................................................................72
   SECTION 13.8            Trust Indenture Act to Control........................................................72
   SECTION 13.9            Judgment Currency.....................................................................73

                                   ARTICLE 14
                                SECURITY INTEREST

   SECTION 14.1            Security Interest.....................................................................74
   SECTION 14.2            Representations and Warranties........................................................74
   SECTION 14.3            Additional Representations and Warranties.............................................75
   SECTION 14.4            Further Assurances; Covenants.........................................................77
   SECTION 14.5            General Authority.....................................................................78
   SECTION 14.6            Remedies upon Event of Default........................................................79
   SECTION 14.7            Limitation on Duties of Funding Note Indenture Trustee with Respect to
                           Funding Note Collateral...............................................................80
   SECTION 14.8            Concerning the Funding Note Indenture Trustee.........................................80
   SECTION 14.9            Termination of Security Interest......................................................80


EXHIBIT A-1.......Form of Funding Note Related to Secured Medium Term Notes Issued under the
Secured Medium Term Notes Program
EXHIBIT A-2.......Form of Funding Note Related to Secured Medium Term Notes Issued under the
Allstate Life SM CoreNotes(R)Program
EXHIBIT B.........Form of Certificate of Authentication

                              RECONCILIATION TABLE


Trust Indenture Act Section                                                                          Funding Note Indenture Section

ss.310(a)(1)...................................................................................................6.7
 (a)(2)......................................................................................................6.7
 (b).........................................................................................................6.8
ss.311(a).....................................................................................................6.11
ss.312(a) .....................................................................................................7.1
 (b).........................................................................................................7.2
 (c).........................................................................................................7.2
ss.313(a)...................................................................................................7.3(b)
 (b)......................................................................................................7.3(c)
 (c)......................................................................................................7.3(d)
 (d)......................................................................................................7.3(d)
ss.314(a) .....................................................................................................7.4
(b).......................................................................................................7.3(f)
(c)(1) ..................................................................................................13.5(a)
 (c)(2) .................................................................................................13.5(a)
 (e).....................................................................................................13.5(b)
 (f).....................................................................................................13.5(a)
ss.315(c) ..................................................................................................6.1(b)
ss.316(a) (last sentence) .....................................................................................8.5
 (a)(1)(A)...................................................................................................5.8
 (a)(1)(B)...................................................................................................5.9
 (b).........................................................................................................5.6
ss.317(a)(1)................................................................................................5.2(c)
 (a)(2) ..................................................................................................5.2(c)
 (b)......................................................................................................4.4(a)
ss.318(a) ....................................................................................................13.8
 (c) .......................................................................................................13.8


         This reconciliation table shall not be deemed to be part of the Funding
Note Indenture for any purpose.

         Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that certain provisions of Sections 310 to and including 317 are a part of and govern every qualified indenture, whether or not physically contained in the Funding Note Indenture.

         This document constitutes the Standard Funding Note Indenture Terms, which will be incorporated by reference in the Funding Note Indenture (as defined below), by and between Global Funding (as defined below) and the Indenture Trustee (as defined below).

         These Standard Funding Note Indenture Terms shall be of no force and effect unless and until incorporated by reference into, and then only to the extent not modified by, such Funding Note Indenture.

         The following Standard Funding Note Indenture Terms shall govern the Funding Note subject to contrary terms and provisions expressly adopted in the Funding Note Indenture, any Supplemental Funding Note Indenture or the Funding Note, which contrary terms shall be controlling.

ARTICLE 1.........
                                   DEFINITIONS

SECTION 1.1.......Certain Terms Defined. The following terms shall have the meanings specified in this Section for all purposes of the Funding Note Indenture and the Funding Note, unless otherwise expressly provided. All other terms used in the Funding Note Indenture which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act shall have the meanings (except as otherwise expressly provided in the Funding
Note Indenture or unless the context otherwise clearly requires) assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the Funding Note Indenture as originally executed.

         "Additional Amounts" means any additional amounts which may be required by the Funding Note, under circumstances specified in the Funding Note Certificate or Supplemental Funding Note Indenture, to be paid by Global Funding in respect of certain taxes, assessments or other governmental charges imposed on Holders specified therein and which are owing to such Holders.

         "Administrative Services Agreement" means that certain administrative services agreement included in Part B of the Series Instrument, by and between the Issuing Trust and the Administrator, as the same may be amended, restated, modified, supplemented or replaced from time to time.

         "Administrator" means AMACAR Pacific Corp., a Delaware corporation, in its capacity as the sole administrator of the Issuing Trust, and its permitted successors and assigns.

         "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person and, in the case of an individual, any spouse or other member of that individual's immediate family. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agents" has the meaning set forth in the Distribution Agreement.

         "Amended and Restated Administrative Services Agreement" means that certain Amended and Restated Administrative Services Agreement dated as of April 27, 2004, between the Global Funding Administrator and Global Funding, as the same may be amended, restated, modified, supplemented or replaced from time to time.

         "Amended and Restated Support Agreement" means that certain Amended and Restated Support Agreement dated as of April 27, 2004, between the Funding Agreement Provider and Global Funding, as the same may be amended, restated, modified, supplemented or replaced from time to time.

         "Amended and Restated Trust Agreement" means that certain Amended and Restated Trust Agreement dated as of April 27, 2004, pursuant to which Global Funding is continued, as the same may be amended, restated, modified, supplemented or replaced from time to time.

         "Annual Redemption Percentage Reduction" has the meaning specified in the Funding Note Certificate.

         "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, if the Specified Currency of the Funding Note is other than U.S. Dollars, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Specified Currency (or, if the Specified Currency is Euro, the day must also be a day on which the Target System is open).

         "Closing Instrument" means the closing instrument of the Issuing Trust, pursuant to which the Indenture and the Funding Note Indenture are entered into, and certain other documents are executed, in connection with the issuance of the Notes by the Issuing Trust and the issuance of the Funding Note by Global Funding.

         "Code" means the United States Internal Revenue Code of 1986, as amended, including any successor statutes and any applicable rules, regulations, notices or orders promulgated thereunder.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of the Funding Note Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Coordination Agreement" means that certain Coordination Agreement included in Part F of the Series Instrument, among the Funding Agreement Provider, Global Funding, the Funding Note Indenture Trustee, the Issuing Trust and the Indenture Trustee, as the same may be amended, restated, modified, supplemented or replaced from time to time.

         "Corporate Trust Office" means the office of the Funding Note Indenture Trustee at which the Funding Note Indenture shall, at any particular time, be principally administered, which office is, at the date as of the Funding Note Indenture located at 201 North Central Avenue, Phoenix, AZ 85004, except that for the purposes of Section 4.2 it shall be 55 Water Street, 1st Floor, Jeannette Park Entrance, New York, New York 10041, or such other location as may be specified in or pursuant to the Funding Note Certificate.

         "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (iv) all contingent and non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt Guaranteed thereby).

         "Defaulted Interest" has the meaning specified in Section 2.8(b).

         "Delaware Trustee" means Wilmington Trust Company, a Delaware banking corporation not in its individual capacity but solely as trustee and its successors.

         "Distribution Agreement" means that certain Distribution Agreement dated as of April 27, 2004, by and among Global Funding and the Agents named therein, as the same may be amended, restated, modified, supplemented or replaced from time to time.

         "Euro" means the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended by the Treaty on European Union.

         "Event of Default" means any event or condition specified as such in
Section 5.1 which shall have continued for the period of time, if any, therein designated.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Rate Agent" means the Funding Note Indenture Trustee in its capacity as exchange rate agent or any other person specified as exchange rate agent with respect to the Funding Note in the Funding Note Certificate.

         "Funding Agreement" means each funding agreement issued by the Funding Agreement Provider to Global Funding, which is immediately assigned absolutely to, and deposited into, the Trust by Global Funding, and immediately pledged and collaterally assigned by the Trust to the Indenture Trustee for the benefit of the Holders of the Notes, as the same may be modified, restated, replaced, supplemented or otherwise amended from time to time in accordance with the terms thereof.

         "Funding Agreement Provider" means Allstate Life Insurance Company, a stock life insurance company organized under the laws of the State of Illinois.

         "Funding Note" means the note issued by Global Funding and authenticated by the Funding Note Indenture Trustee under the Funding Note Indenture in an authorized denomination and represented by the Funding Note Certificate.

         "Funding Note Calculation Agent" means the Funding Note Indenture Trustee in its capacity as calculation agent or any other Person specified as calculation agent with respect to the Funding Note in the Funding Note Certificate.

         "Funding Note Collateral" means, with respect to the Funding Note, the right, title and interest of Global Funding in and to (i) each Funding Agreement held by Global Funding, (ii) all Proceeds in respect of each such Funding Agreement and (iii) all books and records (including without limitation, computer programs, printouts and other computer materials and files) of Global Funding pertaining to the Funding Agreement(s).

         "Funding Note Certificate" means a security certificate representing the Funding Note.

         "Funding Note Indenture" means that certain Funding Note Indenture included in Part B of the Closing Instrument, as the same may be amended, restated, modified, supplemented or replaced from time to time.

         "Funding Note Indenture Trustee" means the party specified as such in the preamble to the Funding Note Indenture and, subject to the applicable provisions of the Funding Note Indenture, its successors.

         "Funding Note Paying Agent" means the Funding Note Indenture Trustee in its capacity as paying agent and its successors, and any other Person specified as paying agent with respect to the Funding Note in the Funding Note Certificate.

         "Funding Note Register" has the meaning specified in Section 2.6(a).

         "Funding Note Registrar" has the meaning specified in Section 2.6(a).

         "Global Funding" means Allstate Life Global Funding, a statutory trust formed under the laws of the State of Delaware and its successors .

         "Global Funding Administrator" means AMACAR Pacific Corp., a Delaware corporation, in its capacity as the sole administrator of Global Funding, and its permitted successors and assigns.

         "Global Funding Trust Beneficial Owner" means AMACAR Pacific Corp., in its capacity as the sole beneficial owner of Global Funding, and its successors.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by virtue of an agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         The term "Guarantee" used as a verb has a corresponding meaning.

         "Holder" means, with respect to the Funding Note, any Person in whose name such Funding Note is registered in the Funding Note Register.

         "Holder Representative" has the meaning set forth in Section 5.8(a).

         "incorporated provision" has the meaning set forth in Section 13.8.

         "Indenture" means that certain Indenture included in Part A of the Closing Instrument, between the Issuing Trust and the Indenture Trustee, as the same may be amended, restated, modified, supplemented or replaced from time to time.

         "Indenture Trustee" means the party specified as such in the preamble to the Indenture and, subject to the applicable provisions of the Indenture, its successors.
         "Initial Redemption Date" means, with respect to the Funding Note or any portion thereof to be redeemed pursuant to Section 3.1(b), the date on or after which the Funding Note or such portion thereof may be redeemed as determined by or pursuant to the Funding Note Indenture or the Funding Note Certificate or Supplemental Funding Note Indenture.

         "Initial Redemption Percentage" has the meaning specified in the Funding Note Certificate.

         "Interest Payment Date" has the meaning specified in Section 2.8(a).

         "Interest Reset Date" has the meaning specified in the Funding Note Certificate.

         "Issuing Trust" means the Allstate Life Global Funding Trust specified in the Series Instrument, together with its permitted successors and assigns.

         "LIBOR" has the meaning ascribed in the Funding Note Certificate.

         "LIBOR Currency" means the currency specified in the Funding Note Certificate as to which LIBOR shall be calculated or, if no currency is specified in the applicable Funding Note Certificate, United States dollars.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, Global Funding shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

         "Maturity Date" means, with respect to the principal (or any installment of principal) of the Funding Note, the Stated Maturity Date, the Trust Notes Maturity Date or any date prior to any such date on which the principal (or such installment of principal) of the Funding Note becomes due and payable whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at the option of Global Funding, notice of the Holder's option to elect repayment or otherwise.

         "Name Licensing Agreement" means that certain Name Licensing Agreement included in Part D of the Series Instrument, between Allstate Insurance Company and the Issuing Trust, as the same may be amended, restated, modified, supplemented or replaced from time to time.

         "Non-recourse Parties" has the meaning set forth in Section 13.1.

         "Note" means each medium term note issued by the Issuing Trust and authenticated by the Indenture Trustee under the Indenture, each in an authorized denomination and represented, individually or collectively, by one or more Note Certificates.

         "Note Certificate" means a security certificate representing one or more Notes.

         "Obligations" means the obligations of Global Funding secured under the Funding Note and the Funding Note Indenture, including (a) all principal of, any premium and interest payable (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Global Funding, whether or not allowed or allowable as a claim in any such proceeding) on, and any Additional Amounts with respect to, the Funding Note or pursuant to the Funding
Note Indenture, (b) all other amounts payable by Global Funding under the Funding Note Indenture or under the Funding Note including all costs and expenses (including attorneys' fees) incurred by the Funding Note Indenture Trustee or any Holder thereof in realizing on the Funding Note Collateral to satisfy such obligations and (c) any renewals or extensions of the foregoing.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to Global Funding or the Funding
Note Indenture Trustee or who may be other counsel satisfactory to the Funding
Note Indenture Trustee. Each such opinion shall include the statements provided for in Section 13.5 hereof, if and to the extent required hereby.

         "Original Issue Date" shall have the meaning set forth in the Funding Note Certificate.

         "Outstanding" shall mean, subject to the provisions of Section 8.5, with respect to any portion of the Funding Note as of any particular time, any portion of the Funding Note represented by the Funding Note Certificate executed by Global Funding and authenticated and delivered by the Funding Note Indenture Trustee under the Funding Note Indenture, except (a) any portion of the Funding Note theretofore cancelled by the Funding Note Indenture Trustee or delivered to the Funding Note Indenture Trustee for cancellation; (b) any portion of the Funding Note as to which funds for the full payment or redemption of which in the necessary amount shall have been deposited in trust with the Funding Note Indenture Trustee or with any Funding Note Paying Agent; provided that if such portion of Funding Note is to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in or pursuant to the Funding Note Indenture, or provision satisfactory to the Funding Note Indenture Trustee shall have been made for giving such notice; and (c) any portion of the Funding Note represented by the Funding Note Certificate in substitution for which one or more other Funding Note Certificates shall have been authenticated and delivered pursuant to the terms of Section 2.5 or which shall have been paid (unless proof satisfactory to the Funding Note Indenture Trustee is presented that any such portion of the Funding Note is held by a Person in whose hands such Funding Note is a legal, valid and binding obligation of Global Funding).

         "Owner" shall, with respect to each Funding Agreement, have the meaning specified in such Funding Agreement.

         "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, limited liability company, trust (including any beneficiary thereof), bank, trust company, land trust, trust or other organization, whether or not a legal entity, and any government or any agency or political subdivision thereof.

         "Principal Amount" with respect to a Funding Agreement, has the meaning ascribed in such Funding Agreement.

         "Principal Financial Center" means, as applicable (i) the capital city of the country issuing the Specified Currency; or (ii) the capital city of the country to which the LIBOR Currency relates; provided, however, that with respect to United States dollars, Australian dollars, Canadian dollars, Portuguese escudos, South African rands and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, London (solely in the case of the LIBOR Currency), Johannesburg and Zurich, respectively.

         "Proceeds" means all of the proceeds of, and all other profits, products, rents, principal payments, interest payments or other receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition or maturity of, or other realization upon, a Funding Agreement, including without limitation all claims of Global Funding against third parties for loss of, damage to or destruction of, or for proceeds payable under, such Funding Agreement, in each case whether now existing or hereafter arising.

         "Redemption Date" means, with respect to any portion of the Funding Note to be redeemed, pursuant to Section 3.1(b) or Section 3.1(c), the date of redemption of such portion of the Funding Note specified in the relevant notice of redemption provided to the Funding Note Indenture Trustee pursuant to Section 3.1(d).

         "Redemption Price" means, with respect to the Funding Note, an amount equal to the Initial Redemption Percentage specified in the Funding Note Certificate (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount thereof to be redeemed.

         "Regular Interest Record Date" has the meaning set forth in Section 2.8(a).

         "Repayment Date" means, with respect to any portion of the Funding Note to be repaid pursuant to Section 3.2, the date for the repayment of such portion of the Funding Note as determined by or pursuant to the Funding Note Indenture or the Funding Note Certificate or a Supplemental Funding Note Indenture.

         "Repayment Price" means, with respect to any portion of the Funding Note to be repaid pursuant to Section 3.2, the price for repayment of such portion of the Funding Note as determined by, or pursuant to, the Funding Note Indenture or the Funding Note Certificate or a Supplemental Funding Note Indenture.

         "Responsible Officer" when used with respect to any Person means the chairman of the board of directors or any vice chairman of the board of directors or the president or any vice president (whether or not designated by a number or numbers or a word or words added before or after the title "vice president") of such Person. With respect to Global Funding, Responsible Officer means any Responsible Officer (as defined in the preceding sentence) plus any assistant secretary and any financial services officer of the Delaware Trustee, and with respect to the Delaware Trustee or the Funding Note Indenture Trustee, Responsible Officer means any Responsible Officer (as defined in the first sentence of this definition) plus the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other authorized officer of the Delaware Trustee or the Funding Note Indenture Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Interest" has the meaning set forth in Section 14.1(a).

         "Series Instrument" means the series instrument of the Issuing Trust, pursuant to which the Administrative Services Agreement, the Coordination Agreement, the Name Licensing Agreement, the Support Agreement, the Terms Agreement and the Trust Agreement are entered into, and certain other documents are executed, in connection with the issuance of the Notes by the Issuing Trust.

         "Special Interest Record Date" has the meaning set forth in Section 2.8(b).

         "Specified Currency" has the meaning specified in Section 2.4.

         "Stated Maturity Date," means with respect to the Funding Note, any installment of principal thereof, or interest thereon, any premium thereon or any Additional Amounts with respect thereto, the date established by or pursuant to the Funding Note Indenture or the Funding Note Certificate or a Supplemental Funding Note Indenture as the date on which the principal of the Funding Note or such installment of principal or interest or such premium is, or such Additional Amounts are, due and payable.

         "Supplemental Funding Note Indenture" has the meaning specified in
Section 9.1(a).

         "Support Agreement" means that certain Support and Expenses Agreement included in Part C of the Series Instrument, by and between the Funding Agreement Provider and the Issuing Trust, as the same may be amended, restated, modified, supplemented or replaced from time to time.

         "TARGET System" means the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) System.

         "Tax Event" has the meaning specified in Section 3.1(c).

         "Terms Agreement" means that certain Terms Agreement included in Part E of the Series Instrument, by and among Global Funding, the Issuing Trust and each Agent named therein, which will incorporate by reference the terms of the Distribution Agreement.

         "Trust Agreement" means that certain Trust Agreement included in Part A of the Series Instrument, among the Delaware Trustee, the Administrator and the Trust Beneficial Owner.

         "Trust Beneficial Owner" means Global Funding, in its capacity as the sole beneficial owner of the Issuing Trust, and its successors.

         "Trust Certificate" means a certificate signed by the Global Funding Administrator on behalf of Global Funding and delivered to the Funding Note Indenture Trustee. Each such certificate shall include the statements provided for in Section 13.5.

         "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended.

         "Trust Notes Maturity Date" has the meaning specified in the Funding Note Certificate.

         "UCC" means the Uniform Commercial Code, as from time to time in effect in the State of New York; provided that, with respect to the perfection, effect of perfection or non-perfection, or priority of any security interest in the Funding Note Collateral, "UCC" shall mean the applicable jurisdiction whose law governs such perfection, non-perfection or priority.

         "United States", except as otherwise provided in or pursuant to the Funding Note Indenture or the Funding Note Certificate, means the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

         "United States Dollars", "U.S. dollars" or "$" means lawful currency of the United States.

SECTION 1.2 Interpretation. For all purposes of the Funding Note Indenture except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article shall have the meanings ascribed to them in this Article and shall include the plural as well as the singular;

(b) all accounting terms used and not expressly defined shall have the meanings given to them in accordance with United States generally accepted accounting principles, and the term "generally accepted accounting principles" shall mean such accounting principles which are generally accepted at the date or time of any computation or at the date of the Funding Note Indenture;

(c) references to Exhibits, Articles, Sections, paragraphs, subparagraphs and clauses shall be construed as references to the Exhibits, Articles, Sections, paragraphs, subparagraphs and clauses of the Funding Note Indenture;

(d) the words "include", "includes" and "including" shall be construed to be followed by the words "without limitation"; and

(e) Article and Section headings are for the convenience of the reader and shall not be considered in interpreting the Funding Note Indenture or the intent of the parties.

ARTICLE 2
                                THE FUNDING NOTE

SECTION 2.1 Principal Amount. The principal amount of the Funding Note will be specified in the Funding Note Certificate

SECTION 2.2 Status of Funding Note. The Funding Note constitutes a direct, unconditional, unsubordinated and secured non-recourse obligation of Global Funding. The parties hereto agree that the purpose of the Funding Note is to comply with Section 3(a)(7) of the Investment Company Act of 1940, as amended.

SECTION 2.3       Form of Funding Note Certificate.

(a) The Funding Note Certificate, shall be in, or substantially in, the form set forth in Exhibit A-1 or Exhibit A-2, attached hereto, as applicable, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Funding Note Indenture or as may in Global Funding's judgment be necessary, appropriate or convenient to permit the Funding Note to be issued and sold, or to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which the Funding Note may be listed, or as may, consistently herewith, be determined by the Responsible Officer of Global Funding executing the Funding Note Certificate, with the approval of the Funding Note Indenture Trustee, as evidenced by his or her execution thereof.

(b) The Funding Note Certificate may be printed, lithographed, engraved, typewritten, photocopied or otherwise produced in any manner as the
     Responsible Officer of Global Funding executing the Funding Note Certificate may determine.

(c) The terms and provisions contained in the Funding Note Certificate and in any Supplemental Funding Note Indenture shall constitute, and are expressly made, a part of the Funding Note Indenture and, to the extent applicable, Global Funding and the Funding Note Indenture Trustee, by their execution and delivery of the Funding Note Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.4       Currency; Denominations.

(a) Unless otherwise specified in the Funding Note Certificate or in any Supplemental Funding Note Indenture, the Funding Note will be denominated in, and payments of principal of, premium and interest on, and Additional Amounts in respect to, the Funding Note will be made in, U.S. dollars. The currency in which the Funding Note is denominated (or, if such currency is no longer legal tender for the payment of public and private debts in the country issuing such currency or, in the case of Euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union, such currency which is then such legal tender) is in the Funding Note Indenture referred to as the "Specified Currency".

(b) Global Funding appoints the Funding Note Indenture Trustee as Exchange Rate Agent with respect to the Funding Note and the Funding Note Indenture Trustee accepts such appointment.

(c) If the Specified Currency of the Funding Note is other than U.S. Dollars and such Specified Currency is not available for any required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond the control of Global Funding, Global Funding will be entitled to satisfy the obligations to the registered holders of the Funding Note by making payments in United States dollars on the basis of the Market Exchange Rate, computed by the Exchange Rate Agent as described above, on the second business day prior to the particular payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available market exchange rate.

(d) Unless otherwise specified in the Funding Note Certificate or in a Supplemental Funding Note Indenture, the Funding Note shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof or equivalent denominations in other currencies.

(e) Global Funding may (if so specified in the Funding Note Certificate or a Supplemental Funding Note Indenture) without the consent of the Holder of the Funding Note, redenominate the Funding Note on or after the date on which the member state of the European Union in whose national currency the Funding Note is denominated has become a participant member in the third stage of the European economic and monetary union as more fully set out in the Funding Note Certificate or a Supplemental Funding Note Indenture.

(f) Unless otherwise specified in the Funding Note Certificate or a Supplemental Funding Note Indenture, if the Specified Currency of the Funding Note is other than U.S. Dollars, Global Funding shall not sell the Funding Note in, or to residents of, the country issuing the Specified Currency.

SECTION 2.5       Execution, Authentication, Delivery and Date.

(a) The Funding Note Certificate shall be executed on behalf of Global Funding by any Responsible Officer of the Delaware Trustee. The signature of any Responsible Officer of the Delaware Trustee may be manual, in facsimile form, imprinted or otherwise reproduced and may, but need not, be attested.

(b) The Funding Note Certificate bearing the signature of a Person who was at any time a Responsible Officer of the Delaware Trustee shall bind Global Funding, notwithstanding that such Person has ceased to hold such office prior to the authentication and delivery of the Funding Note Certificate or did not hold such office at the date of the Funding Note Certificate.

(c) At any time, and from time to time, after the execution and delivery of the Funding Note Indenture, Global Funding may deliver the Funding Note Certificate executed by or on behalf of Global Funding to the Funding Note Indenture Trustee for authentication, and the Funding Note Indenture Trustee shall thereupon authenticate and deliver the Funding Note Certificate as provided in the Funding Note Indenture and not otherwise.

(d) The Funding Note Indenture Trustee shall have the right to decline to authenticate and deliver the Funding Note Certificate under this Section if the Funding Note Indenture Trustee has obtained an Opinion of Counsel reasonably acceptable to Global Funding, to the effect that the issuance of the Funding Note will adversely affect the Funding Note Indenture Trustee's own rights, duties or immunities under the Funding Note Indenture.

(e)  The Funding Note Certificate shall be dated the date of its authentication.

(f)  The Funding  Note shall not be  entitled  to any benefit  under the Funding
     Note Indenture or be valid or obligatory for any purpose, unless there appears on the Funding Note Certificate representing the Funding Note a certificate of authentication substantially in the form attached as Exhibit B executed by the Funding Note Indenture Trustee by manual signature of one of its authorized signatories. Such certificate upon the Funding Note Certificate shall be conclusive evidence, and the only evidence, the Funding Note Certificate has been duly authenticated and delivered under the Funding Note Indenture.

SECTION 2.6       Registration, Transfer and Exchange.

(a) The Funding Note Indenture Trustee will serve initially as registrar (in such capacity, and together with any successor registrar, the "Funding Note Registrar") for the Funding Note. In such capacity, the Funding Note Indenture Trustee will cause to be kept at the Corporate Trust Office of the Funding Note Indenture Trustee a register (the "Funding Note Register") in which, subject to such reasonable regulations as it may prescribe, the Funding Note Indenture Trustee will provide for the registration of the Funding Note and of transfers of the Funding Note. The Funding Note Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

(b) Upon surrender of the Funding Note Certificate for registration of transfer of the Funding Note or any portion thereof, together with the form of transfer endorsed thereon duly completed and executed, at the designated office of the Funding Note Registrar or of any applicable transfer agent, each as provided in the Funding Note Certificate or a Supplemental Funding
     Note Indenture, the Delaware Trustee, on behalf of Global Funding shall execute, and the Funding Note Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, a new Funding Note Certificate of any authorized denomination representing an aggregate principal amount equal to the aggregate principal amount of the Funding Note or a portion thereof represented by the Funding Note Certificate surrendered for registration of transfer.

(c) At the option of the applicable Holder, the Funding Note Certificate may be exchanged for one or more new Funding Note Certificates, each representing a portion of the Funding Note in an aggregate principal amount equal to the principal amount of the Funding Note. The Funding Note Certificate to be exchanged shall be surrendered at the designated office of the Funding Note Registrar or of any applicable transfer agent, each as provided in the Funding Note Certificate or Supplemental Funding Note Indenture. Whenever the Funding Note Certificate is so surrendered for exchange, the Delaware Trustee, on behalf of Global Funding shall execute, and the Funding Note Indenture Trustee shall authenticate and deliver, the Funding Note Certificate or Funding Note Certificates which the applicable Holder is entitled to receive, bearing numbers, letters or other designating marks not contemporaneously outstanding.

(d) Each Funding Note Certificate executed, authenticated and delivered upon any transfer or exchange shall be a valid obligation of Global Funding, evidencing the same debt, and entitled to the same benefits under the Funding Note Indenture, as the Funding Note Certificate surrendered in connection with any such transfer or exchange. Upon surrender, transfer or exchange of the Funding Note Certificate pursuant to this Section 2.6, each new Funding Note Certificate will, within three Business Days of the receipt of the applicable form of transfer or the applicable surrender, as the case may be, be delivered to the designated office of the Funding Note Registrar or of any applicable transfer agent, each as provided in the Funding Note Certificate or Supplemental Funding Note Indenture, or mailed at the risk of the Person entitled to such Funding Note Certificate to such address as may be specified in the form of transfer or in written instructions of the applicable Holder upon surrender for exchange.

(e) A Funding Note Certificate presented or surrendered in connection with a transfer or exchange shall (if so required by Global Funding or the Funding
     Note Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to Global Funding and the Funding Note Indenture Trustee duly executed by, the applicable Holder or his attorney duly authorized in writing.

(f) No service charge shall be made in connection with any transfer of the Funding Note or exchange of Funding Note Certificate, but Global Funding or the Funding Note Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with a transfer of the Funding Note or exchange of the Funding Note Certificate.

(g) Except as otherwise provided in or pursuant to the Funding Note Indenture, Global Funding and the Funding Note Indenture Trustee shall not be required to (i) upon presentation or surrender of a Funding Note Certificate in connection with any transfer or exchange during a period beginning at the opening of business 15 days before the day of the selection for redemption of the Funding Note under Section 3.1 and ending at the close of business on the day of such selection, exchange a Funding Note Certificate representing any portion of the Funding Note selected for redemption, register the transfer of any such portion of the Funding Note, except if the Funding Note is to be redeemed in part, with respect to the portion of the Funding Note not to be redeemed, or (ii) exchange a Funding Note Certificate representing any portion of the Funding Note the Holder or Holders of which shall have exercised the option pursuant to Section 3.2 to require Global Funding to repay such portion of the Funding Note prior to its Stated Maturity Date or register the transfer of such portion of the Funding Note except, if the Funding Note to be repaid in part, with respect to the portion of the Funding Note not to be repaid.

SECTION 2.7      Mutilated, Destroyed, Lost or Stolen Funding Note Certificates.

(a)  If (i) a mutilated  Funding Note  Certificate is surrendered to the Funding
     Note Indenture Trustee or Global Funding, or the Funding Note Indenture Trustee and Global Funding receive evidence to their satisfaction of the destruction, loss or theft of the Funding Note Certificate, and (ii) there is delivered to Global Funding and the Funding Note Indenture Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to Global Funding or the Funding
     Note Indenture Trustee that such Funding Note Certificate has been acquired by a protected purchaser, Global Funding shall execute and upon its request the Funding Note Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Funding Note Certificate, a new Funding Note Certificate representing a portion of the Funding Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b) If any portion of the Funding Note represented by any such mutilated or apparently destroyed, lost or stolen Funding Note Certificate has become or is about to become due and payable, Global Funding in its discretion may, instead of issuing a new Funding Note Certificate, pay such amounts in respect of the portion of the Funding Note represented by such Funding Note Certificate.

(c) Upon the execution, authentication and delivery of the new Funding Note Certificate under this Section, the Funding Note Indenture Trustee or Global Funding may require the Holder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Funding Note Indenture Trustee) connected therewith.

(d) Any portion of the Funding Note represented by the Funding Note Certificate executed, authenticated and delivered pursuant to this Section in lieu of any apparently destroyed, lost or stolen Funding Note Certificate shall constitute an original additional contractual obligation of Global Funding, whether or not any obligation with respect to the portion of the Funding Note represented by the apparently destroyed, lost or stolen Funding Note Certificate shall be at any time enforceable by any Person, and shall be entitled to all of the benefits of the Funding Note Indenture equally and proportionately with any portion of the Funding Note.

(e) The provisions of this Section are exclusive with respect to the replacement of any mutilated or apparently destroyed, lost or stolen Funding Note Certificate or the payment of any portion of the Funding Note represented thereby and shall preclude all other rights and remedies with respect to the replacement of any mutilated or apparently destroyed, lost or stolen Funding Note Certificate or the payment of the portion of the Funding Note represented thereby.

SECTION 2.8       Interest Record Dates.

(a) Interest on and Additional Amounts with respect to the Funding Note which is payable, on any interest payment date specified in the Funding Note Certificate or in any Supplemental Funding Note Indenture (each such date, an "Interest Payment Date") shall be paid to the Holder of the Funding Note at the close of business on the date specified as the regular interest record date in the Funding Note Certificate or Supplemental Funding Note Indenture (the "Regular Interest Record Date") or, if no such date is specified, the date that is 15 calendar days preceding such Interest Payment Date.

(b) Unless otherwise provided in the Funding Note Certificate or in any Supplemental Funding Note Indenture, any interest on, and any Additional Amounts with respect to, the Funding Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date specified in the Funding Note Certificates or Supplemental Funding Note Indenture (the "Defaulted Interest") shall forthwith cease to be payable to the Holder of the Funding Note on the relevant Regular Interest Record Date by virtue of having been such Holder, and such Defaulted Interest shall be paid by Global Funding to the Holder of such Funding Note at the close of business on a special record date (the "Special Interest Record Date") established by Global Funding by notice to each applicable Holder and the Funding Note Indenture Trustee in accordance with Section 13.4, which Special Interest Record Date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment of Defaulted Interest and not less than 10 days after the receipt by the Funding Note Indenture Trustee of the notice of the proposed payment of Defaulted Interest.

SECTION 2.9       Cancellation.

(a) The Funding Note Certificate shall be surrendered for cancellation by or on behalf of the Issuing Trust, and shall be cancelled by the Funding Note Indenture Trustee immediately upon the absolute assignment by Global Funding to, or as directed by, the Issuing Trust of each Funding Agreement in accordance with the terms of the Funding Note and the Coordination Agreement, and such cancellation shall operate as a redemption of the Funding Note.

(b) A Funding Note Certificate surrendered for exchange or in connection with any payment, redemption, transfer of a portion of the Funding Note represented thereby shall be delivered to the Funding Note Indenture Trustee and, if not already cancelled, shall be promptly cancelled by it. Global Funding may at any time deliver to the Funding Note Indenture
     Trustee for cancellation a Funding Note Certificate previously authenticated and delivered under the Funding Note Indenture which Global Funding may have acquired in any manner whatsoever, and each Funding Note Certificate so delivered shall be promptly cancelled by the Funding Note Indenture Trustee. No Funding Note Certificates shall be authenticated in lieu of or in exchange for the Funding Note Certificate cancelled as provided in this Section, except as expressly permitted by the Funding Note Indenture. The Funding Note Indenture Trustee shall destroy each cancelled Funding Note Certificate held by it and deliver a certificate of destruction to Global Funding. If Global Funding shall acquire the Funding Note, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Funding Note unless and until the Funding Note Certificate representing the Funding Note is delivered to the Funding Note Indenture Trustee for cancellation.

SECTION 2.10 Withholding Tax. All amounts due in respect of the Funding Note will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority in the United States having the power to tax payments on the Funding Note unless the withholding or deduction is required by law. Unless otherwise specified in the Funding Note Certificate, Global Funding will not pay any Additional Amounts to the Holders of the Funding Note in the event that any withholding or deduction is so required by law, regulation or official interpretation thereof, and the imposition of a requirement to make any such withholding or deduction will not give rise to any independent right or obligation to redeem or repay the Funding Note and shall not constitute an Event of Default.

SECTION 2.11 Tax Treatment. The parties agree, and each Holder and beneficial owner of the Funding Note by purchasing the Funding Note or any interest therein agrees, for all United States Federal, state and local income and franchise tax purposes (i) to treat the Funding Note and Funding Agreement as disregarded,
(ii) that the surrender of the Funding Note by the Issuing Trust and the assignment and deposit of the Funding Agreement to the Issuing Trust, in accordance with the terms of the Coordination Agreement, will be ignored, (iii) Global Funding and the Issuing Trust will be ignored and will not be treated as an association or a publicly traded partnership taxable as a corporation and
(iv) to not take any action inconsistent with the treatment described in (i),
(ii) and (iii) unless otherwise required by law.

ARTICLE 3
       REDEMPTION, REPAYMENT AND REPURCHASE OF FUNDING NOTE; SINKING FUNDS

SECTION 3.1       Redemption of Funding Note.

(a) Redemption of the Funding Note by Global Funding as permitted or required by the Funding Note Indenture and the Funding Note Certificate will be made in accordance with the terms of the Funding Note and (except as otherwise provided in the Funding Note Indenture or pursuant to the Funding Note Indenture) this Section.

(b) If any Initial Redemption Date is specified in the Funding Note Certificate, Global Funding may redeem the Funding Note prior to the Stated Maturity Date at its option, on, or on any Business Day after, the Initial Redemption Date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination of the Funding Note at the applicable Redemption Price together with any unpaid interest accrued thereon, any Additional Amounts and other amounts payable with respect thereto, as of the Redemption Date.

(c) If (i) Global Funding is required at any time to pay Additional Amounts or if Global Funding is obligated to withhold or deduct any United States taxes with respect to any payment under the Funding Note, as set forth in the Funding Note Certificate, or if there is a material probability that Global Funding will become obligated to withhold or deduct any such United States taxes or otherwise pay Additional Amounts (in the opinion of independent legal counsel selected by the Funding Agreement Provider), in each case pursuant to any change in or amendment to any United States tax laws (or any regulations or rulings thereunder) or any change in position of the Internal Revenue Service regarding the application or interpretation thereof (including, but not limited to, the Funding Agreement Provider's or Global Funding's receipt of a written adjustment from the Internal Revenue Service in connection with an audit) (a "Tax Event"), and (ii) the Funding Agreement Provider, pursuant to the terms of the relevant Funding Agreement, has delivered to the Owner notice that the Funding Agreement Provider intends to terminate the relevant Funding Agreement pursuant to the terms of such Funding Agreement, then Global Funding will redeem the Funding Note on the Redemption Date at the Redemption Price together with any unpaid interest accrued thereon, any Additional Amounts and other amounts payable with respect thereto, as of the Redemption Date.

(d) Unless a shorter notice shall be satisfactory to the Funding Note Indenture Trustee, Global Funding shall provide to the Funding Note Indenture Trustee a notice of redemption of the Funding Note (i) in case of any redemption at the election of Global Funding, not more than 60 days nor less than 35 days prior to the Redemption Date and (ii) in case of any mandatory redemption pursuant to Section 3.1(c), at least 75 days prior to the Redemption Date.

(e) Unless otherwise specified in the Funding Note Indenture or the Funding Note Certificate, Global Funding shall give a notice of redemption to the Holder of the Funding Note to be redeemed at Global Funding's option (i) in case of any redemption at the election of Global Funding, not more than 60 nor less than 30 days prior to the Redemption Date and (ii) in case of any mandatory redemption pursuant to Section 3.1(c), not more than 75 days nor less than 30 days prior to the Redemption Date; provided, that in the case of any notice of redemption given pursuant to clause (ii) no such notice of redemption may be given earlier than 90 days prior to the earliest day on which Global Funding would become obligated to pay the applicable Additional Amounts were a payment in respect of the Funding Note then due. Failure to give such notice to the Holder of any portion of the Funding Note designated for redemption in whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other portion of the Funding Note.

          Any notice that is mailed to a Holder of the Funding Note in the manner provided for in Section 13.4 shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

          All notices of redemption shall state:

(i)  the Redemption Date,

(ii) the Redemption Price or, if not then ascertainable, the manner of calculation thereof,

(iii)in case  of any  redemption  at the  election  of  Global  Funding,  if any
     Outstanding portion of the Funding Note is to be redeemed, the identification and the principal amount of the portion of the Funding Note to be redeemed,

(iv) in case the Funding Note is to be redeemed in part only at the election of Global Funding, the notice which relates to the Funding Note shall state that on and after the Redemption Date, upon surrender of the Funding Note Certificate representing such portion of the Funding Note, the Holder of such portion of the Funding Note will receive, without charge, a new Funding Note Certificate representing an authorized denomination of the principal amount of the portion of the Funding Note owned by such Holder remaining unredeemed,

(v) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such portion of the Funding Note to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after the Redemption Date,

(vi) the place or places where the Funding Note Certificate representing such portion of the Funding Note is to be surrendered for payment of the Redemption Price together with any unpaid interest accrued thereon through the Redemption Date and any Additional Amounts payable with respect thereto,

(vii)if applicable, in case of any redemption at the election of Global Funding, that the redemption is for a sinking fund, and

(viii) any numbers used to identify any such portion of the Funding Note.

(f) On or prior to any Redemption Date, Global Funding shall deposit, with respect to any portion of the Funding Note called for redemption pursuant to this Section, with the Funding Note Paying Agent an amount of money in the Specified Currency sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date, unless otherwise specified in the Funding Note Certificate) any unpaid interest accrued through the Redemption Date on, and any Additional Amounts payable with respect to, each such portion of the Funding Note to be redeemed on the Redemption Date.

(g) On the Redemption Date, each portion of the Funding Note to be redeemed shall become due and payable at the Redemption Price together with any unpaid interest accrued through the Redemption Date on, and any Additional Amounts payable with respect to, each such portion of the Funding Note, and from and after such date (unless Global Funding shall default in the payment of the Redemption Price and any unpaid interest accrued on any such portion of the Funding Note through the Redemption Date) each such portion of the Funding Note shall cease to bear interest. Upon surrender of the Funding Note Certificate for redemption of each portion of the Funding Note represented thereby in accordance with the applicable notice of redemption, each such portion of the Funding Note shall be paid by Global Funding at the Redemption Price, together with any unpaid interest accrued thereon through the Redemption Date and any Additional Amounts payable with respect thereto.

(h) If any portion of the Funding Note called for redemption shall not be so paid upon surrender of the Funding Note Certificate for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate specified in the Funding Note Certificate.

          Upon surrender of the Funding Note Certificate for redemption of any portion of the Funding Note represented thereby in accordance with this Section, Global Funding shall execute and the Funding Note Indenture Trustee shall authenticate and deliver one or more new Funding Note Certificates of any authorized denomination representing an aggregate principal amount equal to the unredeemed portion of the Funding Note.

SECTION 3.2       Repayment at the Option of the Holder.

(a) If so specified in the Funding Note Certificate, the Holder or Holders of the Funding Note may require Global Funding to repay the Funding Note prior to the Stated Maturity Date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the Funding Note Certificate (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto).

(b) If the Funding Note is repayable at the option of the Holder or Holders thereof before the Stated Maturity Date, it shall be repaid in accordance with the terms of the Funding Note.

(c) The repayment of any portion of the principal amount of the Funding Note pursuant to any option of the applicable Holder or Holders to require repayment of any such portion of the Funding Note before the Stated Maturity Date shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Funding Note unless and until Global Funding, at its option, shall deliver or surrender each Funding Note Certificate representing each such portion of the Funding Note to the Funding Note Indenture Trustee with a directive that each such Funding Note Certificate be cancelled.

(d) Notwithstanding anything to the contrary contained in this Section, in connection with any repayment of any portion of the Funding Note, Global Funding may arrange for the purchase of such portion of the Funding Note by an agreement with one or more investment bankers or other purchasers to purchase any such portion of the Funding Note by paying the Holder or Holders of any such portion of the Funding Note on or before the close of business on the Repayment Date an amount not less than the Repayment Price payable by Global Funding on repayment of such portion of the Funding Note, and the obligation of Global Funding to pay the Repayment Price of such portion of the Funding Note shall be satisfied and discharged to the extent such payment is so paid by such purchasers.

(e)  Any exercise of the repayment option will be irrevocable.

SECTION 3.3       Repurchase of Funding Note.

          (a) Global Funding may purchase the Funding Note or a portion thereof in the open market or otherwise at any time, and from time to time, with the prior written consent of the Funding Agreement Provider as to both the making of such purchase and the purchase price to be paid for such Funding Note.

          (b) If the Funding Agreement Provider, in its sole discretion, consents to such purchase of the Funding Note or a portion thereof by Global Funding, the parties to the Funding Note Indenture agree to take such actions as may be necessary or desirable to effect the prepayment of such portion, or the entirety, of the current Principal Amount, under each applicable Funding Agreement as may be necessary to provide for the payment of the purchase price for such Funding Note. Upon such payment, the Principal Amount under each Funding Agreement shall be reduced (i) if the Funding Note bears interest at a fixed or floating rate, by an amount equal to the principal amount of the Funding Note or any portion thereof so purchased (or the portion thereof applicable to such Funding Agreement) and (ii) if the Funding Note does not bear interest at a fixed or floating rate, by an amount to be agreed between Global Funding and the Funding Agreement Provider to reflect such prepayment under the Funding Agreement(s).

          (c) The parties acknowledge and agree that (i) notwithstanding anything to the contrary in the Funding Note Indenture, any repurchase of the Funding Note or a portion thereof in compliance with this Section 3.3 shall not violate any provision of the Funding Note Indenture or the Amended and Restated Trust Agreement and (ii) no Opinion of Counsel, Trust Certificate or any other document or instrument shall be required to be provided in connection with any repurchase of the Funding Note or a portion thereof pursuant to this Section 3.3.

          (d) If applicable, Global Funding will comply with the requirements of
Section 14(e) of the Exchange Act, and the rules promulgated thereunder, and any other applicable securities laws or regulations in connection with any repurchase pursuant to this Section 3.3.

SECTION 3.4       Sinking Funds.

          Unless otherwise provided in the Funding Note Certificate, the Funding Note will not be subject to, or entitled to the benefit of, any sinking fund.

ARTICLE 4
          PAYMENTS; FUNDING NOTE PAYING AGENTS AND FUNDING NOTE CALCULATION AGENT; COVENANTS

SECTION 4.1       Payment of Principal and Interest.

(a) Global Funding will duly and punctually pay or cause to be paid the principal of, any premium and interest on, and any Additional Amounts with respect to, the Funding Note, in accordance with the terms of the Funding Note and the Funding Note Indenture.

(b) Unless otherwise specified in the Funding Note Certificate, upon the receipt of the funds necessary therefor, the applicable Funding Note Paying Agent shall duly and punctually make payments, payable on the Maturity Date, of principal in respect of, any premium and interest on, and any Additional Amounts payable with respect to, the Funding Note in immediately available funds against presentation and surrender of the applicable Funding Note Certificate (and in the case of any repayment of the Funding Note pursuant to Section 3.2, upon submission of a duly completed election form at an office or agency of such Funding Note Paying Agent maintained for such purpose pursuant to Section 4.2). The applicable Funding Note Paying Agent (unless such Funding Note Paying Agent is the Funding Note Indenture Trustee) shall promptly forward the Funding Note Certificate surrendered to it in connection with any payment pursuant to this Section for cancellation in accordance with Section 2.9. Unless otherwise specified in the Funding Note Certificate, upon the receipt of the funds necessary therefor, the applicable Funding Note Paying Agent shall duly and punctually make payments of principal of, any premium and interest on, and any Additional Amounts in respect of, the Funding Note payable on any date other than the Maturity Date by check mailed to the Holder (or to the first named of joint Holders) of the Funding Note at the close of business on the Regular Interest Record Date or Special Interest Record Date, as the case may be, at its address appearing in the Funding Note Register. Notwithstanding the foregoing, the applicable Funding Note Paying Agent shall make payments of principal, any interest, any premium, and any Additional Amounts on any date other than the Maturity Date to each Holder entitled thereto (or to the first named of joint Holders) at the close of business on the applicable Regular Interest Record Date or Special Interest Record Date, as the case may be, of $10,000,000 (or, if the Specified Currency is other than United States dollars, the equivalent thereof in the particular Specified Currency) or more of the principal amount of the Funding Note by wire transfer of immediately available funds if the applicable Holder has delivered appropriate wire transfer instructions in writing to the applicable Funding Note Paying Agent not less than 15 days prior to the date on which the applicable payment of principal, interest, premium or Additional Amounts is scheduled to be made. Any wire transfer instructions received by the applicable Funding Note Paying Agent shall remain in effect until revoked by the applicable Holder.

(c) Unless otherwise specified in the Funding Note Certificate, if the Specified Currency of the Funding Note is other than U.S. Dollars, Global Funding shall be obligated to make, or cause to be made, payments of principal of, any premium and interest on, and any Additional Amounts with respect to, the Funding Note in the Specified Currency. Any amounts so payable by Global Funding in the Specified Currency will be converted by the Exchange Rate Agent into United States dollars for payment to the Holder or Holders thereof unless otherwise specified in the Funding Note Certificate or a Holder elects to receive such amounts in the Specified Currency as provided below.

(d) If the Specified Currency of the Funding Note is other than U.S. Dollars, any United States dollar amount to be received by the Holder or Holders of the Funding Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m. (New York City time) on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by Global Funding for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on that payment date in the aggregate amount of the Specified Currency payable to all Holder or Holders of the Funding Note scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the relevant Holder or Holders of a the Funding Note by deductions from any payments. If three bid quotations are not available, payments will be made in the Specified Currency.

(e) If the Specified Currency of the Funding Note is other than U.S. Dollars, Holders of the Funding Note may elect to receive all or a specified portion of any payment of principal and/or any interest, premium and Additional Amounts in the Specified Currency by submitting a written request to the Funding Note Indenture Trustee at its Corporate Trust Office in The City of New York on or prior to the applicable Regular Interest Record Date or Special Interest Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. Such election will remain in effect until revoked by written notice delivered to the Funding Note Indenture Trustee on or prior to the applicable Regular Interest Record Date or Special Interest Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be.

(f) If the Specified Currency of the Funding Note is other than U.S. Dollars, and the Specified Currency for the Funding Note is not available for any required payment of principal and/or any interest, premium and Additional Amounts due to the imposition of exchange controls or other circumstances beyond Global Funding's control, Global Funding will be entitled to satisfy its obligations with respect to the Funding Note by making payments in United States dollars on the basis of the Market Exchange Rate, computed by the Exchange Rate Agent as described above, on the second Business Day prior to the particular payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate.

(g) If the Specified Currency of the Funding Note is other than U.S. Dollars, all determinations made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder or Holders of the Funding Note.

SECTION 4.2 Offices for Payments, etc. So long as any portion of the Funding Note remains Outstanding, Global Funding will maintain in New York and in any other city that may be required by any stock exchange on which the Funding Note may be listed, and in any city specified in the Funding Note Certificate the following: (i) an office or agency where the Funding Note may be presented for payment, (ii) an office or agency where the Funding Note may be presented for registration of transfer and for exchange as provided in the Funding Note Indenture and (iii) an office or agency where notices and demands to or upon Global Funding in respect of the Funding Note or of the Funding Note Indenture may be served. Global Funding will give to the Funding Note Indenture Trustee written notice of the location of any such office or agency and of any change of location thereof. Global Funding initially designates the Corporate Trust Office of the Funding Note Indenture Trustee as the office or agency for each such purpose. In case Global Funding shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

SECTION 4.3 Appointment to Fill a Vacancy in Office of Funding Note Indenture Trustee. Global Funding, whenever necessary to avoid or fill a vacancy in the office of the Funding Note Indenture Trustee, will appoint, in the manner provided in Section 6.8, a trustee, so that there shall at all times be a trustee under the Funding Note Indenture.

SECTION 4.4       Funding Note Paying Agents.

(a) Global Funding appoints the Funding Note Indenture Trustee as Funding Note Paying Agent with respect to the Funding Note and the Funding Note Indenture Trustee accepts such appointment. The Funding Note Indenture Trustee, in its capacity as Funding Note Paying Agent, agrees, and, whenever Global Funding shall appoint a Funding Note Paying Agent other than the Funding Note Indenture Trustee with respect to the Funding Note, Global Funding will cause such Funding Note Paying Agent to execute and deliver to Global Funding and the Funding Note Indenture Trustee an instrument in which such Funding Note Paying Agent shall agree with Global Funding and the Funding Note Indenture Trustee, subject to the provisions of this Section, that it will:

(i) hold all sums received by it as such agent for the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, the Funding Note (whether such sums have been paid to it by the Funding Agreement Provider, Global Funding or by any other obligor on the Funding
     Note) in trust for the benefit of each Holder of the Funding Note and will (and will cause each of its agents and Affiliates to) deposit all cash amounts received by it (or such agents or Affiliates, as applicable) that are derived from the Funding Note Collateral for the benefit of the Holders of the Funding Note in a segregated non-interest bearing account maintained or controlled by the Funding Note Indenture Trustee, consistent with the rating of the Funding Note;

(ii) give the Funding Note Indenture Trustee notice of any failure by Global Funding (or by any other obligor on the Funding Note) to make any payment of the principal of, any premium and interest on, or any Additional Amounts with respect to, the Funding Note when the same shall be due and payable;

(iii)pay any such sums so held in trust by it to the Funding Note Indenture Trustee upon the Funding Note Indenture Trustee's written request at any time during the continuance of the failure referred to in clause (ii) above;

(iv) in the absence of the failure referred in clause (ii) above, pay any such sums so held in trust by it in accordance with the Funding Note Indenture and the terms of the Funding Note; and

(v) comply with all agreements of Funding Note Paying Agents in, and perform all functions and obligations imposed on Funding Note Paying Agents by or pursuant to, the Funding Note Indenture and the Funding Note Certificate or Supplemental Funding Note Indenture.

(b) Global Funding will, at or prior to 9:30 a.m. (New York City time) on each due date of the principal of, any premium and interest on, or any Additional Amounts with respect to, the Funding Note, deposit or cause to be deposited with the applicable Funding Note Paying Agent a sum sufficient to pay such principal, any interest or premium, and any Additional Amounts, and (unless such Funding Note Paying Agent is the Funding Note Indenture
     Trustee) Global Funding will promptly notify the Funding Note Indenture Trustee of any failure to take such action.

(c) Anything in this Section to the contrary notwithstanding, Global Funding may at any time, for the purpose of obtaining a satisfaction and discharge of the Funding Note under the Funding Note Indenture, pay or cause to be paid to the Funding Note Indenture Trustee all sums held in trust by Global Funding or any Funding Note Paying Agent under the Funding Note Indenture, as required by this Section, such sums to be held by the Funding Note Indenture Trustee upon the terms contained in the Funding Note Indenture; provided, however, in order to obtain such satisfaction or discharge of the Funding Note, that such sums paid to the Funding Note Indenture Trustee must be at least equal to the amounts due and owing on the Funding Note, including outstanding principal, premium, accrued but unpaid interest and Additional Amounts.

(d) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section are subject to the provisions of Sections 11.3 and 11.4.

(e) The applicable Funding Note Paying Agent shall (i) collect all forms from each Holder of the Funding Note (or from such other Persons as are relevant) that are required to exempt payments under the Funding Note and/or the related Funding Agreement(s) from United States Federal income tax withholding, (ii) withhold and pay over to the Internal Revenue Service or other taxing authority with respect to payments under the Funding Note any amount of taxes required to be withheld by any United States Federal, state or local statute, rule or regulation and (iii) forward copies of such forms to Global Funding and the Funding Agreement Provider.

(f) Each Funding Note Paying Agent shall forward to Global Funding at least monthly a bank statement in its possession with respect to the performance of its functions and obligations with respect to the Funding Note.

(g) Global Funding shall pay the compensation of each Funding Note Paying Agent at such rates as shall be agreed upon in writing by Global Funding and the relevant Funding Note Paying Agent from time to time and shall reimburse each Funding Note Paying Agent for reasonable expenses properly incurred by such Funding Note Paying Agent in connection with the performance of its duties upon receipt of such invoices as Global Funding shall reasonably require.

(h) Subject as provided below, each Funding Note Paying Agent may at any time resign as Funding Note Paying Agent by giving not less than 60 days' written notice to Global Funding and the Funding Note Indenture Trustee (unless the Funding Note Indenture Trustee is such Funding Note Paying Agent) of such intention on it part, specifying the date on which its resignation shall become effective. Except as provided below, Global Funding may remove a Funding Note Paying Agent by giving not less than 20 days' written notice specifying such removal and the date when it shall become effective. Any such resignation or removal shall take effect upon:

(i) the appointment by Global Funding of a successor Funding Note Paying Agent; and

(ii) the acceptance of such appointment by such successor Funding Note Paying Agent, provided that with respect to any Funding Note Paying Agent who timely receives any amount with respect to the Funding Note and fails duly to pay any such amounts when due and payable in accordance with the terms of the Funding Note Indenture and the Funding Note, any such removal will take effect immediately upon such appointment of, and acceptance thereof by, a successor Funding Note Paying Agent approved by the Funding Note Indenture Trustee (unless the Funding Note Indenture Trustee is such Funding Note Paying Agent), in which event notice of such appointment shall be given to each Holder of the Funding Note as soon as practicable thereafter. Global Funding agrees with each Funding Note Paying Agent that if, by the day falling 10 days before the expiration of any notice given pursuant to this Section 4.4(i), Global Funding has not appointed a replacement Funding Note Paying Agent, then the Funding Note Paying Agent shall be entitled, on behalf of Global Funding, to appoint in its place a reputable financial institution of good standing reasonably acceptable to Global Funding and the Funding Note Indenture Trustee (unless the Funding
     Note Indenture Trustee is such Funding Note Paying Agent); provided, however, that notwithstanding the foregoing, the resignation or removal of the relevant Funding Note Paying Agent shall not be effective unless, upon the expiration of the notice given pursuant to this Section 4.5(i), the successor Funding Note Paying Agent shall have accepted its appointment. Upon its resignation or removal becoming effective, the retiring Funding Note Paying Agent shall be entitled to the payment of its compensation and reimbursement of all expenses incurred by such retiring Funding Note Paying Agent pursuant to Section 4.4(h) up to the effective date of such resignation or removal.

(i) If at any time a Funding Note Paying Agent shall resign or be removed, or shall become incapable of acting with respect to the Funding Note, or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of such Funding Note Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of such Funding Note Paying Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then a successor Funding Note Paying Agent shall be appointed by Global Funding by an instrument in writing filed with the successor Funding Note Paying Agent. Upon any such appointment of, and the acceptance of such appointment by, a successor Funding Note Paying Agent and (except in cases of removal for failure to timely pay any amounts as required by or pursuant to the Funding Note Indenture or the Funding Note Certificate or Supplemental Funding Note Indenture) the giving of notice to each Holder of the Funding Note, the retiring Funding Note Paying Agent shall cease to be Funding Note Paying Agent under the Funding Note Indenture.

(j) Any successor Funding Note Paying Agent appointed under the Funding Note Indenture shall execute and deliver to its predecessor, Global Funding and the Funding Note Indenture Trustee (unless the Funding Note Indenture
     Trustee is such Funding Note Paying Agent) a reasonably acceptable instrument accepting such appointment under the Funding Note Indenture, and thereupon such successor Funding Note Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as a Funding Note Paying Agent under the Funding Note Indenture, and such predecessor, upon payment of any amounts due pursuant to Section 4.4(h) and unpaid, shall thereupon become obliged to transfer and deliver, and such successor Funding Note Paying Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Funding Note Paying Agent.

(k) Any corporation into which a Funding Note Paying Agent may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which such Funding Note Paying Agent shall be a party, or any corporation succeeding to all or substantially all of the paying agency business of such Funding Note Paying Agent shall be a successor Funding Note Paying Agent under the Funding Note Indenture without the execution or filing of any paper or any further act on the part of any of the parties, anything in the Funding Note Indenture to the contrary notwithstanding. At least 30 days' prior notice of any such merger, conversion or consolidation shall be given to Global Funding and the Funding Note Indenture Trustee (unless the Funding Note Indenture Trustee is such Funding Note Paying Agent).

SECTION 4.5       Funding Note Calculation Agent.

(a) Global Funding appoints the Funding Note Indenture Trustee as Funding Note Calculation Agent, and the Funding Note Indenture Trustee accepts such appointment.

(b) The relevant Funding Note Calculation Agent shall perform all functions and obligations imposed on such Funding Note Calculation Agent by or pursuant to the Funding Note Indenture, and the Funding Note Certificate or supplemental Funding Note Indenture.

(c) Each Funding Note Calculation Agent, excluding the Funding Note Indenture Trustee, shall forward to Global Funding at least monthly a report providing details with respect to the performance of its functions and obligations with respect to the Funding Note which shall include dates and amounts of forthcoming payments with respect to the Funding Note.

(d) The relevant Funding Note Calculation Agent shall, upon the request of any relevant Holder of the Funding Note, provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to the Funding Note.

(e) All determinations of interest by the Funding Note Calculation Agent shall, in the absence of manifest errors, be conclusive for all purposes and binding on the Holders of the Funding Note.

(f) Global Funding shall pay the compensation of each Funding Note Calculation Agent at such rates as shall be agreed upon in writing by Global Funding and the relevant Funding Note Calculation Agent from time to time and shall reimburse each Funding Note Calculation Agent for reasonable expenses properly incurred by such Funding Note Calculation Agent in connection with the performance of its duties upon receipt of such invoices as Global Funding shall reasonably require.

(g) Subject as provided below, each Funding Note Calculation Agent may at any time resign as Funding Note Calculation Agent by giving not less than 60 days' written notice to Global Funding and the Funding Note Indenture Trustee (unless the Funding Note Indenture Trustee is such Funding Note Calculation Agent) of such intention on its part, specifying the date on which its resignation shall become effective. Except as provided below, Global Funding may remove a Funding Note Calculation Agent by giving not less than 20 days' written notice specifying such removal and the date when it shall become effective. Any such resignation or removal shall take effect upon:

(i) the appointment by Global Funding of a successor Funding Note Calculation Agent; and

(ii) the  acceptance  of  such  appointment  by  such  successor   Funding  Note
     Calculation Agent, provided that with respect to any Funding Note Calculation Agent who fails duly to establish the interest rate or amount for any Interest Reset Period, any such removal will take effect immediately upon such appointment of, and acceptance thereof by, a successor Funding Note Calculation Agent approved by the Funding Note
     Indenture Trustee (unless the Funding Note Indenture Trustee is such Funding Note Calculation Agent), in which event notice of such appointment shall be given to each Holder of the Funding Note as soon as practicable thereafter. Global Funding agrees with each Funding Note Calculation Agent that if, by the day falling 10 days before the expiration of any notice given pursuant to this Section 4.5(g), Global Funding has not appointed a replacement Funding Note Calculation Agent, then the Funding Note Calculation Agent shall be entitled, on behalf of Global Funding, to appoint in its place a reputable financial institution of good standing reasonably acceptable to Global Funding and the Funding Note Indenture Trustee (unless the Funding Note Indenture Trustee is such Funding Note Calculation Agent); provided, however, that notwithstanding the foregoing, the resignation or removal of the relevant Funding Note Calculation Agent shall not be effective unless, upon the expiration of the notice given pursuant to this Section 4.5(g), the successor Funding Note Calculation Agent shall have accepted its appointment. Upon its resignation or removal becoming effective, the retiring Funding Note Calculation Agent shall be entitled to the payment of its compensation and reimbursement of all expenses incurred by such retiring Funding Note Calculation Agent pursuant to Section 4.5(f) up to the effective date of such resignation or removal.

(h) If at any time a Funding Note Calculation Agent shall resign or be removed, or shall become incapable of acting with respect to the Funding Note, or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of such Funding Note Calculation Agent or of its property shall be appointed, or any public officer shall take charge or control of such Funding Note Calculation Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then a successor Funding Note Calculation Agent shall be appointed by Global Funding by an instrument in writing filed with the successor Funding Note Calculation Agent. Upon any such appointment of, and the acceptance of such appointment by, a successor Funding Note Calculation Agent and (except in cases of removal for failure to establish the amount of interest) the giving of notice to each Holder of the Funding Note, the retiring Funding Note Calculation Agent shall cease to be Funding Note Calculation Agent under the Funding Note Indenture.

(i)  Any successor  Funding Note  Calculation  Agent appointed under the Funding
     Note Indenture shall execute and deliver to its predecessor, Global Funding and the Funding Note Indenture Trustee (unless the Funding Note Indenture Trustee is such Funding Note Calculation Agent) a reasonably acceptable instrument, accepting such appointment under the Funding Note Indenture, and thereupon such successor Funding Note Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as a Funding Note Calculation Agent under the Funding Note Indenture, and such predecessor, upon payment of any amounts due pursuant to Section 4.5(f) and unpaid, shall thereupon become obliged to transfer and deliver, and such successor Funding Note Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Funding Note Calculation Agent.

(j) Any corporation into which a Funding Note Calculation Agent may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which such
     Funding Note Calculation Agent shall be a party, or a corporation succeeding to all or substantially all of the paying agency business of such Funding Note Calculation Agent shall be a successor Funding Note Calculation Agent under the Funding Note Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Funding Note Indenture to the contrary notwithstanding. At least 30 days' prior notice of any such merger, conversion or consolidation shall be given to Global Funding and the Funding Note Indenture Trustee (unless the Funding Note Indenture Trustee is such Funding Note Calculation Agent).

SECTION 4.6 Certificate to Funding Note Indenture Trustee. Global Funding will furnish to the Funding Note Indenture Trustee on or before each anniversary of this Funding Note Indenture in each year a brief certificate (which need not comply with Section 13.5) as to its knowledge of Global Funding's compliance with all conditions and covenants under the Funding Note Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Funding Note Indenture).

SECTION 4.7 Negative Covenants. So long as any portion of the Funding Note is Outstanding, Global Funding will not, except as otherwise expressly permitted under the Funding Note Indenture or under the Trust Agreement:

(i) sell, transfer, exchange, assign, lease, convey or otherwise dispose of any of its assets (whenever acquired), including, without limitation, any portion of the Funding Note Collateral securing its Obligations under the Funding Note and the Funding Note Indenture;

(ii) engage in any business or activity other than in connection with, or relating to the execution and delivery of, and the performance of its obligations under, the Amended and Restated Trust Agreement, the Funding
     Note Indenture, the Amended and Restated Administrative Services Agreement, the Distribution Agreement, the Amended and Restated Support Agreement, the Series Instrument, the Closing Instrument and each Funding Agreement; the issuance and sale of the Funding Note pursuant to the Funding Note Indenture; and the transactions contemplated by, and the activities necessary or incidental to, any of the foregoing;

(iii)incur, directly or indirectly, any Debt except for the Funding Note or as otherwise contemplated under the Funding Note Indenture or under the Amended and Restated Trust Agreement;

(iv) (A) permit the validity or effectiveness of the Funding Note Indenture or the Security Interest securing the Funding Note to be impaired, or permit such Security Interest to be amended, hypothecated, subordinated, terminated or discharged, (B) permit any Person to be released from any covenants or obligations under any Funding Agreement, except as expressly permitted thereunder, under the Funding Note Indenture, the Amended and Restated Trust Agreement, or each applicable Funding Agreement, (C) create, incur, assume, or permit any Lien or other encumbrance (other than the Security Interests securing the Funding Note) on any of its properties or assets (whenever acquired), or any interest therein or the proceeds thereof, or (D) permit a lien with respect to the Funding Note Collateral not to constitute a valid first priority perfected security interest in the Funding Note Collateral;

(v) amend, modify or fail to comply with any material provision of the Amended and Restated Trust Agreement, except for any amendment or modification of the Amended and Restated Trust Agreement expressly permitted thereunder or under the Funding Note Indenture or the relevant Funding Agreement(s);

(vi) own any subsidiary or lend or advance any funds to, or make any investment in, any Person, except for (A) the investment of any funds of Global Funding in the Funding Agreement(s) and (B) the investment of any funds of Global Funding held by the Funding Note Indenture Trustee, a Funding Note Paying Agent, the Delaware Trustee or the Global Funding Administrator as provided in the Funding Note Indenture or the Amended and Restated Trust Agreement;

(vii)directly or indirectly declare or pay a distribution or make any distribution or other payment, or redeem or otherwise acquire or retire for value any securities other than the Funding Note, provided that Global Funding may declare or pay a distribution or make any distribution or other payment to the Global Funding Trust Beneficial Owner in compliance with the Amended and Restated Trust Agreement if Global Funding has paid or made provision for the payment of all amounts due to be paid on the Funding Note, and pay all of its debt, liabilities, obligations and expenses, the payment of which is provided for under the Amended and Restated Support Agreement;

(viii) become required to register as an "investment company" under and as such term is defined in the Investment Company Act of 1940, as amended;

(ix) enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or, to the fullest extent permissible by law, suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any Person;

(x) take any action that would cause Global Funding not to be either ignored or treated as a grantor trust for United States Federal income tax purposes;

(xi) issue the Funding Note unless the Funding Agreement Provider has affirmed in writing to Global Funding that it has made changes to its books and records to reflect the grant of a security interest in, and the making of an assignment for collateral purposes of, the relevant Funding Agreement(s) by Global Funding to the Funding Note Indenture Trustee in accordance with the terms of such Funding Agreement(s) and the Funding Note Indenture and Global Funding has taken such other steps as may be necessary to cause the Security Interest in or assignment for all collateral purposes of, the Funding Note Collateral to be perfected for purposes of the UCC or effective against its creditors and subsequent purchasers of the Funding Note Collateral pursuant to insurance or other state laws;

(xii)make any deduction or withholding from any payment of principal of or interest on the Funding Note (other than amounts that may be required to be withheld or deducted from such payments under the Code or any other applicable tax law) by reason of the payment of any taxes levied or assessed upon any portion of the Funding Note Collateral except to the extent specified in the Funding Note Indenture or the Funding Note Certificate or Supplemental Funding Note Indenture;

(xiii) have any employees other than the Delaware Trustee and the Global Funding Administrator or any other persons necessary to conduct its business and enter into transactions contemplated under the Funding Note Indenture, the Amended and Restated Trust Agreement, the Amended and Restated Administrative Services Agreement, the Distribution Agreement, the Amended and Restated Support Agreement, the Series Instrument, the Closing Instrument or any Funding Agreement;

(xiv)have an interest in any bank account other than the accounts required under the Funding Note Indenture, the Amended and Restated Trust Agreement, the Distribution Agreement or any Funding Agreement and those accounts expressly permitted by the Funding Note Indenture Trustee; provided that any such further accounts or such interest of Global Funding therein shall be charged or otherwise secured in favor of the Funding Note Indenture Trustee on terms acceptable to the Funding Note Indenture Trustee;

(xv) permit any Affiliate, employee or officer of the Funding Agreement Provider or any Agent to be a trustee of Global Funding in respect of the Funding Note; or

(xvi)commingle any of its assets with any assets of any of Global Funding's Affiliates, or guarantee any obligation of any of Global Funding's Affiliates.

SECTION 4.8       Additional Amounts.

                  If the Funding Note Certificate provides for the payment of Additional Amounts, Global Funding agrees to pay to the Holder of any such Funding Note Additional Amounts as provided in the Funding Note Certificate. Whenever in the Funding Note Indenture there is mentioned, in any context, the payment of the principal of, or interest or premium on, or in respect of, the Funding Note or the net proceeds received on the sale or exchange of the Funding Note, such reference shall be deemed to include reference to the payment of Additional Amounts provided by the terms established by the Funding Note Indenture or pursuant to the Funding Note Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express reference to the payment of Additional Amounts in any provision of the Funding Note Indenture shall not be construed as excluding Additional Amounts in those provisions hereof where such express reference is not made.

                  If the Funding Note Certificate provides for the payment of Additional Amounts, the Funding Note Certificate will provide that Global Funding will pay, or cause to be paid, Additional Amounts to a Holder of the Funding Note to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments on the Funding Note by or on behalf of any governmental authority in the United States having the power to tax, so that the net amount received by the Holder of the Funding Note, after giving effect to such withholding or deduction, whether or not currently payable, will equal the amount that would have been received under the Funding Note were no such deduction or withholding required; provided that no such Additional Amounts shall be required for or on account of:

(a) any tax, duty, levy, assessment or other governmental charge imposed which would not have been imposed but for a Holder or beneficial owner of the Funding Note, (i) having any present or former connection with the United States, including, without limitation, being or having been a citizen or resident thereof, or having been present, having been incorporated in, having engaged in a trade or business or having (or having had) a permanent establishment or principal office therein, (ii) being a controlled foreign corporation within the meaning of Section 957(a) of the Code related within the meaning of Section 864(d)(4) of the Code, to the Funding Agreement Provider, (iii) being a bank for United States Federal income tax purposes whose receipt of interest on the Funding Note is described in Section 881(c)(3)(A) of the Code, (iv) being an actual or constructive owner of 10 percent or more of the total combined voting power of all classes of stock of the Funding Agreement Provider entitled to vote within the meaning of
     Section 871(h)(3) of the Code and Treasury Regulations promulgated thereunder or (v) being subject to backup withholding as of the date of the purchase by the Holder of the Funding Note;

(b) any tax, duty, levy, assessment or other governmental charge which would not have been imposed but for the presentation of the Funding Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment becomes due and payable or the date on which payment is duly provided for, whichever occurs later;

(c) any tax, duty, levy, assessment or other governmental charge which is imposed or withheld solely by reason of the failure of the beneficial owner or a Holder of the Funding Note to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the beneficial owner or a Holder of the Funding Note, if compliance is required by statute, by regulation of the United States Treasury Department, judicial or administrative interpretation, other law or by an applicable income tax treaty to which the United States is a party as a condition to exemption from such tax, duty, levy, assessment or other governmental charge;

(d) any inheritance, gift, estate, personal property, sales, transfer or similar tax, duty, levy, assessment, or similar governmental charge;

(e) any tax, duty, levy, assessment or other governmental charge that is payable otherwise than by withholding from payments in respect of the Funding Note;

(f) any tax, duty, levy, assessment or other governmental charge imposed by reason of payments on the Funding Note being treated as contingent interest described in Section 871(h)(4) of the Code for United States Federal income tax purposes provided that such treatment was described in the Funding Note Certificate;

(g) any tax, duty, levy, assessment or other governmental charge that would not have been imposed but for an election by the Holder of the Funding Note, the effect of which is to make payment in respect of the Funding Note subject to United States Federal income tax or withholding tax provisions; or

(h)  any combination of items (a), (b), (c), (d), (e), (f) or (g) above.

ARTICLE 5
          REMEDIES OF THE FUNDING NOTE INDENTURE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

SECTION 5.1  Event of Default Defined; Acceleration of Maturity; Waiver of
             Default.

(a) "Event of Default" with respect to the Funding Note wherever used in the Funding Note Indenture, means each of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) default in the payment when due and payable of the principal of, or any premium on, the Funding Note;

(ii) default in the payment, when due and payable, of any interest on, or any Additional Amounts with respect to, the Funding Note and continuance of such default for a period of five Business Days;

(iii)any "Event of Default", as such term is defined in any Funding Agreement securing the Funding Note, by the Funding Agreement Provider under such Funding Agreement;

(iv) Global Funding shall fail to observe or perform any covenant contained in the Funding Note or in the Funding Note Indenture for a period of 30 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" under the Funding Note Indenture and demanding that Global Funding remedy the same, shall have been given by registered or certified mail, return receipt requested, to Global Funding by the Funding Note Indenture Trustee, or to Global Funding and the Funding
     Note Indenture Trustee by the Holder or Holders of at least 25% of the outstanding principal amount of the Funding Note; or

(v) the Funding Note Indenture for any reason shall cease to be in full force and effect or shall be declared null and void, or the Funding Note Indenture Trustee shall fail to have or maintain a validly created and first priority perfected security interest (or the equivalent thereof) in the Funding Note Collateral; or any Person shall successfully claim, as finally determined by a court of competent jurisdiction that any Lien for the benefit of the Holders of the Funding Note and any other Person for whose benefit the Funding Note Indenture Trustee is or will be holding the Funding Note Collateral, that the Funding Note Collateral is void or is junior to any other Lien or that the enforcement thereof is materially limited because of any preference, fraudulent transfer, conveyance or similar law;

(vi) an involuntary case or other proceeding shall be commenced against Global Funding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, reorganization or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against Global Funding under the Federal bankruptcy laws as now or hereafter in effect;

(vii)Global Funding shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, reorganization or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

(viii) any other Event of Default provided in any Supplemental Funding Note Indenture or in the Funding Note Certificate.

(b) If one or more Events of Default shall have occurred and be continuing with respect to the Funding Note, then, and in every such event, unless the principal of the Funding Note shall have already become due and payable, either the Funding Note Indenture Trustee or the Holder or Holders of not less than 25% of the outstanding principal amount of the Funding Note by notice in writing to Global Funding (and to the Funding Note Indenture Trustee if given by such Holder or Holders), may declare the entire principal and premium (if any) of the Funding Note, any interest accrued thereon, and any Additional Amounts due and owing and any other amounts payable with respect thereto, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided that, if any Event of Default specified in Section 5.1(a)(vi) or 5.1(a)(vii) occurs with respect to Global Funding, or if any Event of Default specified in Section 5.1(a)(iii) that would cause any Funding Agreement securing the Funding Note to become immediately due and payable occurs with respect to the Funding Agreement Provider, then without any notice to Global Funding or any other act by the Funding Note Indenture Trustee or any Holder of the Funding Note, the entire principal and premium (if any) of the Funding Note, any interest accrued thereon, and any Additional Amounts due and owing, and any other amounts payable with respect thereto, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Global Funding.

(c) Notwithstanding Section 5.1(b), if at any time after the principal and premium of the Funding Note, any interest accrued thereon, and any Additional Amounts due and owing and any other amounts payable with respect thereto shall have been so declared due and payable and before any judgment or decree for the payment of the funds due shall have been obtained or entered as provided in the Funding Note Indenture, Global Funding shall pay or shall deposit with the Funding Note Indenture Trustee a sum sufficient to pay all due and payable interest on, and any Additional Amounts due and owing and any other amounts payable with respect to, the Funding Note and the principal and premium (if any) of the Funding Note which shall have become due and payable otherwise than by acceleration pursuant to Section 5.1(b) above (with interest on such principal and, to the extent that payment of such interest is enforceable under applicable law, on any overdue interest and any other amounts payable, at the same rate as the rate of interest specified in the Funding Note Certificate to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Funding Note Indenture Trustee and each predecessor Funding Note Indenture Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Funding Note Indenture Trustee and each predecessor Funding Note Indenture Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Funding Note Indenture, other than the non-payment of the principal of and premium (if any) on the Funding Note which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided in the Funding
     Note Indenture, then and in every such case the Holder Representative (as defined in Section 5.8(a) hereof), by written notice to Global Funding and to the Funding Note Indenture Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

SECTION 5.2 Collection of Indebtedness by Funding Note Indenture Trustee; Funding Note Indenture Trustee May Prove Debt.

(a) Subject to Section 5.1(c), if any Event of Default contained in Section 5.1(a)(i) or (ii) shall have occurred and be continuing, Global Funding will, upon demand by the Funding Note Indenture Trustee, pay to the Funding
     Note Indenture Trustee for the benefit of each Holder of the Funding Note the whole amount that then shall have become due and payable of the principal of, any premium and interest on, and any Additional Amounts due and owing and any other amounts payable with respect to, the Funding Note (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue interest and any other amounts payable at the same rate as the rate of interest specified in the Funding Note); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Funding
     Note Indenture Trustee and each predecessor Funding Note Indenture Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Funding Note Indenture Trustee and each predecessor Funding Note Indenture Trustee except as a result of its negligence or bad faith.

(b) Until such demand is made by the Funding Note Indenture Trustee, Global Funding may pay the principal of, any premium and interest on, and any Additional Amounts due and owing and any other amounts payable with respect to, the Funding Note to the Holders, whether or not the Funding Note be overdue.

(c) If Global Funding shall fail to pay such amounts upon such demand, the Funding Note Indenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against Global Funding or other obligor upon the Funding Note and collect in the manner provided by law out of the property of Global Funding or other obligor upon the Funding Note, wherever the funds adjudged or decreed to be payable are situated. If there shall be pending proceedings relative to Global Funding or any other obligor upon the Funding Note under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of Global Funding or its property or such other obligor, or in case of any other comparable judicial proceedings relative to Global Funding or other obligor upon the Funding Note, or to the creditors or property of Global Funding or such other obligor, the Funding Note Indenture Trustee, irrespective of whether the principal of the Funding Note shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Funding Note Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(i) to file such proofs of a claim or claims and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Funding Note Indenture Trustee (including any claim for reasonable compensation to the Funding Note Indenture Trustee and each predecessor Funding Note Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Funding Note Indenture Trustee and each predecessor Funding Note Indenture Trustee, except as those adjudicated in a court of competent jurisdiction to be the result of any such Funding Note Indenture Trustee's negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to Global Funding or other obligor upon the Funding Note, or to the creditors or property of Global Funding or such other obligor,

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Funding Note in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

(iii)to collect and receive any funds or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of each Holder and of the Funding Note Indenture Trustee on each Holder's behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each Holder to make payments to the Funding Note Indenture Trustee, and, in the event that the Funding
     Note Indenture Trustee shall consent to the making of payments directly to any Holder, to pay to the Funding Note Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Funding Note Indenture Trustee, each predecessor Funding Note Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Funding Note Indenture Trustee and each predecessor Funding Note Indenture Trustee except as those adjudicated in a court of competent jurisdiction to be the result of any such Funding Note Indenture Trustee's negligence or bad faith.

(d) Nothing contained in the Funding Note Indenture shall be deemed to authorize the Funding Note Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the
     Funding Note or the rights of any Holder thereof, or to authorize the Funding Note Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(e) All rights of action and of asserting claims under the Funding Note Indenture, or under the Funding Note, may be enforced by the Funding Note Indenture Trustee without the possession of the Funding Note or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Funding Note Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Funding Note Indenture Trustee, each predecessor Funding Note Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of each Holder.

(f) In any proceedings brought by the Funding Note Indenture Trustee (and also any proceedings involving the interpretation of any provision of the Funding Note Indenture to which the Funding Note Indenture Trustee shall be a party) the Funding Note Indenture Trustee shall be held to represent every Holder of the Funding Note, and it shall not be necessary to make any Holder of the Funding Note party to any such proceedings.

SECTION 5.3       Application of Proceeds.

(a) Any funds collected by the Funding Note Indenture Trustee following an Event of Default pursuant to this Article or otherwise under the Funding
     Note Indenture and any applicable Supplemental Funding Note Indenture in respect of the Funding Note shall be applied in the following order at the date or dates fixed by the Funding Note Indenture Trustee and, in case of the distribution of such funds on account of principal, any premium and interest and any Additional Amounts, upon presentation of the Funding Note Certificate or Funding Note Certificates representing the Funding Note and the notation thereon of the payment if only partially paid or upon the surrender thereof if fully paid:

First: To the payment of costs and expenses, including reasonable compensation to the Funding Note Indenture Trustee and each predecessor Funding Note Indenture Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Funding Note Indenture Trustee and each predecessor Funding Note Indenture Trustee except as those adjudicated in a court of competent jurisdiction to be the result of any such Funding Note Indenture Trustee's negligence or bad faith, in an aggregate amount of no more than $250,000 to the extent not paid pursuant to the Amended and Restated Support Agreement;

Second: To the payment of principal, any premium and interest, any Additional Amounts and any other amounts then due and owing on the Funding Note, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on the Funding Note;

Third: To the payment of any other Obligations then due and owing with respect to the Funding Note, ratably, without preference or priority of any kind; and

Fourth:  To the payment of any remaining balance to Global Funding.

(b) Any funds collected by the Funding Note Indenture Trustee where no Event of Default exists pursuant to Article 5 or otherwise under the Funding Note Indenture and any applicable Supplemental Funding Note Indenture in respect of the Funding Note shall be applied in the following order at the date or dates fixed by the Funding Note Indenture Trustee and, in case of the distribution of such funds on account of principal, any premium and interest, and any Additional Amounts, upon presentation, if applicable, of the Funding Note Certificate or Funding Note Certificates representing the Funding Note and the notation thereon of the payment if only partially paid or upon the surrender thereof if fully paid:

First: To the payment of principal, any premium and interest, any Additional Amounts, and any other amounts then due and owing on the Funding Note, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on the Funding Note;

Second: To the payment of any other Obligations then due and owing with respect to the Funding Note, ratably, without preference or priority of any kind; and

Third:    To the payment of any remaining balance to Global Funding.

SECTION 5.4 Suits for Enforcement. If an Event of Default has occurred, has not been waived and is continuing, the Funding Note Indenture Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Funding
Note Indenture by such appropriate judicial proceedings as the Funding Note Indenture Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Funding
Note Indenture or in aid of the exercise of any power granted in the Funding
Note Indenture or to enforce any other legal or equitable right vested in the Funding Note Indenture Trustee by the Funding Note Indenture or by law.

SECTION 5.5 Restoration of Rights on Abandonment of Proceedings. If the Funding
Note Indenture Trustee shall have proceeded to enforce any right under the Funding Note Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Funding
Note Indenture Trustee, then and in every such case Global Funding and the Funding Note Indenture Trustee shall be restored respectively to their former positions and rights under the Funding Note Indenture, and all rights, remedies and powers of Global Funding, the Funding Note Indenture Trustee and each Holder shall continue as though no such proceedings had been taken.

SECTION 5.6 Limitations on Suits by Holders. No Holder of the Funding Note shall have any right by virtue or by availing of any provision of the Funding Note Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Funding Note Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy under the Funding Note Indenture, unless:

(i) such Holder has previously given written notice to the Funding Note Indenture Trustee of a continuing Event of Default;

(ii) the Holder or Holders of the Funding Note representing not less than 25% of the then outstanding principal amount of the Funding Note shall have made written request to the Funding Note Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as the Funding Note Indenture Trustee;

(iii)such Holder or Holders have offered to the Funding Note Indenture Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv) the Funding Note Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings; and

(v) no direction inconsistent with such written request shall have been given to the Funding Note Indenture Trustee during such 60-day period by the Holder or Holders of the Funding Note representing at least 66?% of the then outstanding principal amount of the Funding Note;

it being understood and intended, and being expressly covenanted by each Holder of the Funding Note with each other Holder of the Funding Note and the Funding
Note Indenture Trustee, that no Holder or Holders of the Funding Note shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Funding Note Indenture to affect, disturb or prejudice the rights of any other Holder of the Funding Note, or to obtain or seek to obtain priority over or preference to any other Holder of the Funding Note or to enforce any right under the Funding Note Indenture, except in the manner provided herein and for the equal, ratable and common benefit of all the Holders of the Funding Note. For the protection and enforcement of the provisions of this Section, each Holder and the Funding Note Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

          Notwithstanding any other provisions in the Funding Note Indenture, however, the right of any Holder of the Funding Note, which is absolute and unconditional, to receive payment of the principal of (and premium, if any), and interest on, if any, and Additional Amounts, if any, with respect to the Funding Note, on or after the respective due dates expressed in the Funding Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 5.7 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.

(a) Except as provided in Section 2.7, no right or remedy in the Funding Note Indenture conferred upon or reserved to the Funding Note Indenture Trustee or to any Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Funding Note Indenture or existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Funding Note Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(b) No delay or omission of the Funding Note Indenture Trustee or of any Holder of the Funding Note to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.6, every power and remedy given by the Funding Note Indenture or by law to the Funding Note Indenture Trustee or to any Holder may be exercised from time to time, and as often as shall be deemed expedient, by the Funding Note Indenture Trustee or by such Holder.

SECTION 5.8       Control by the Holders.

(a) The Holders of a majority of the then outstanding principal amount of the Funding Note shall have the right to elect a holder representative (the "Holder Representative") who shall have binding authority upon all the Holders and who shall direct the time, method, and place of conducting any proceeding for any remedy available to the Funding Note Indenture Trustee, or exercising any trust or power conferred on the Funding Note Indenture Trustee by the Funding Note Indenture, provided that:

(i) such direction shall not be otherwise than in accordance with law and the provisions of the Funding Note Indenture; and

(ii) subject to the provisions of Section 6.1, the Funding Note Indenture Trustee shall have the right to decline to follow any such direction if the Funding Note Indenture Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Funding Note Indenture Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Funding Note Indenture Trustee shall determine that the action or proceedings so directed would involve the Funding Note Indenture Trustee in personal liability.

(b)  Nothing in the Funding Note Indenture shall impair the right of the Funding
     Note Indenture Trustee in its discretion to take any action deemed proper by the Funding Note Indenture Trustee and which is not inconsistent with such direction by the Holders.

SECTION 5.9 Waiver of Past Defaults. Prior to the declaration of the maturity of the Funding Note as provided in Section 5.1, the Holder Representative may on behalf of the Holders of the Funding Note waive any past default or Event of Default under the Funding Note Indenture and its consequences, except a default:

(i) in the payment of principal of, any premium or interest on, or any Additional Amounts with respect to, the Funding Note; or

(ii) in respect of a covenant or provision of the Funding Note Indenture which cannot be modified or amended without the consent of the Holder or Holders of the Funding Note.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of the Funding Note Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

ARTICLE 6
                       THE FUNDING NOTE INDENTURE TRUSTEE

SECTION 6.1       Certain Duties and Responsibilities.

(a) Except if an Event of Default has occurred and is continuing (and it has not been cured or waived), the Funding Note Indenture Trustee undertakes to perform in a prudent manner such duties and only such duties with respect to the Funding Note as are specifically set forth in the Funding Note Indenture. No implied covenants or obligations shall be read into the Funding Note Indenture against the Funding Note Indenture Trustee.

(b) If an Event of Default has occurred and is continuing (and it has not been cured or waived), the Funding Note Indenture Trustee shall exercise such of the rights and powers with respect to the Funding Note vested in it by the Funding Note Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of the Funding Note Indenture shall be construed to relieve the Funding Note Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this subsection (c) shall not be construed to limit the effect of subsection (a) of this Section;

(ii) in the absence of bad faith on its part, the Funding Note Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Funding Note Indenture Trustee and conforming to the requirements of the Funding Note Indenture unless a Responsible Officer of the Funding Note Indenture Trustee has actual knowledge that such statements or opinions are false; provided that the Funding Note Indenture Trustee must examine such certificates and opinions to determine whether they conform to the requirements of the Funding Note Indenture;

(iii)the Funding Note Indenture Trustee shall not be liable for any error of judgment made in good faith by any Responsible Officer of the Funding Note Indenture Trustee, unless it is proved that the Funding Note Indenture Trustee was negligent in ascertaining the pertinent facts;

(iv) the Funding Note Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holder Representative relating to the time, method and place of conducting any proceeding for any remedy available to the Funding
     Note Indenture Trustee, or exercising any trust or power conferred upon the Funding Note Indenture Trustee, under the Funding Note Indenture with respect to the Funding Note; and

(v) no provision of the Funding Note Indenture shall require the Funding Note Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Funding Note Indenture, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of the Funding Note Indenture relating to the conduct or affecting the liability of or affording protection to the Funding Note Indenture Trustee shall be subject to the provisions of this Section.

SECTION 6.2   Certain Rights of the Funding Note Indenture Trustee.  Subject to
              Section 6.1:

(a) the Funding Note Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of Global Funding mentioned in the Funding Note Indenture shall be sufficiently evidenced by a Trust Certificate (unless other evidence in respect thereof be specifically prescribed in the Funding Note Indenture);

(c) the Funding Note Indenture Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it under the Funding Note Indenture in good faith and in reliance on such advice or Opinion of Counsel;

(d) the Funding Note Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by the Funding Note Indenture at the request, order or direction of any Holder Representative pursuant to the provisions of the Funding Note Indenture, unless such Holder Representative shall have offered to the Funding Note Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction;

(e)  whenever in the  administration  of the Funding Note  Indenture the Funding
     Note Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action under the Funding Note Indenture, such matter (unless other evidence in respect thereof be specifically prescribed in the Funding Note Indenture) may, in the absence of negligence or bad faith on its part, be deemed to be conclusively proved and established by a Trust Certificate delivered to the Funding Note Indenture Trustee;

(f) the Funding Note Indenture Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by the Funding
     Note Indenture;

(g)  the  Funding  Note  Indenture  Trustee  shall  not be  bound  to  make  any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holder Representative; provided that, if the payment within a reasonable time to the Funding Note Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Funding Note Indenture Trustee, not reasonably assured to the Funding Note Indenture Trustee by the security afforded to it by the terms of the Funding Note Indenture, the Funding Note Indenture Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by Global Funding or, if paid by the Funding
     Note Indenture Trustee or any predecessor trustee, shall be repaid by Global Funding upon demand; and

(h) the Funding Note Indenture Trustee may execute any of the trusts or powers under the Funding Note Indenture or perform any duties under the Funding
     Note Indenture either directly or by or through agents or attorneys not regularly in its employ and the Funding Note Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it under the Funding Note Indenture; provided that the Funding Note Indenture Trustee shall not permit any of its agents to take any action with respect to the Collateral without the express written approval of the Funding Note Indenture Trustee.

SECTION 6.3 Not Responsible for Recitals, Validity of the Funding Note or Application of the Proceeds. The recitals contained in the Funding Note Indenture and in the Funding Note, except the Funding Note Indenture Trustee's certificates of authentication, shall be taken as the statements of Global Funding, and the Funding Note Indenture Trustee assumes no responsibility for the correctness of the same. The Funding Note Indenture Trustee makes no representation as to the validity or sufficiency of the Funding Note Indenture or of the Funding Note. The Funding Note Indenture Trustee shall not be accountable for the use or application by Global Funding of the Funding Note or of the proceeds thereof.

SECTION 6.4 May Hold Funding Note; Collections, etc. The Funding Note Indenture Trustee or any agent of Global Funding or the Funding Note Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of the Funding Note with the same rights it would have if it were not the Funding Note Indenture Trustee or such agent and, subject to Section 6.7 and Section 311(a) of the Trust Indenture Act, may otherwise deal with Global Funding and receive, collect, hold and retain collections from Global Funding with the same rights it would have if it were not the Funding Note Indenture Trustee or such agent.

SECTION 6.5 Funds Held by Funding Note Indenture Trustee. Subject to the provisions of Section 11.4, all funds received by the Funding Note Indenture Trustee shall, until used or applied as provided in the Funding Note Indenture, be held in trust for the purposes for which they were received. The Funding Note Indenture Trustee (and each of its agents and Affiliates) shall deposit all cash amounts received by it (or any such agents or Affiliates) that are derived from the Funding Note Collateral for the benefit of the Holders of the Funding Note in a segregated account maintained or controlled by the Funding Note Indenture Trustee, consistent with the rating of the Funding Note. Neither the Funding
Note Indenture Trustee nor any agent of Global Funding or the Funding Note Indenture Trustee shall be under any liability for interest on any funds received by it under the Funding Note Indenture.

SECTION 6.6       Compensation; Reimbursement; Indemnification.

(a)  Global Funding covenants and agrees:

(i) to pay to the Funding Note Indenture Trustee from time to time, and the Funding Note Indenture Trustee shall be entitled to, reasonable compensation for all services rendered by it under the Funding Note Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) specified in Annex 8 to the Closing Instrument;

(ii) except as otherwise provided in the Funding Note Indenture, to pay or reimburse the Funding Note Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Funding Note Indenture Trustee in accordance with any provision of the Funding Note Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may arise from its negligence or bad faith; and

(iii)to indemnify the Funding Note Indenture Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Funding Note Indenture or the trusts under the Funding Note Indenture and its duties under the Funding
     Note Indenture, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties under the Funding
     Note Indenture.

(b) The obligations of Global Funding under this Section to compensate and indemnify the Funding Note Indenture Trustee and to pay or reimburse the Funding Note Indenture Trustee for expenses, disbursements and advances shall constitute additional indebtedness under the Funding Note Indenture and shall survive the satisfaction and discharge of the Funding Note Indenture and any resignation or removal of the Funding Note Indenture Trustee.

SECTION 6.7       Corporate Trustee Required; Eligibility.

(a) There shall at all times be a Funding Note Indenture Trustee under the Funding Note Indenture which shall:

(i) be a banking corporation authorized under its laws of incorporation and the laws of the jurisdiction in which it administers the Funding Note Indenture and any Supplemental Funding Note Indenture to exercise corporate trust powers, having an aggregate capital, surplus of at least $50,000,000; provided that if such banking corporation publishes reports of condition at least annually, pursuant to law or to the requirements of its Federal, State or other governmental supervisor, then for the purposes of this Section, the aggregate capital, surplus and undivided profits of such banking corporation shall be deemed to be its aggregate capital, surplus and undivided profits as set forth in its most recent report of condition so published;

(ii) not be affiliated (as such term is defined in Rule 405 under the Securities
     Act) with Global Funding or with any Person involved in the organization or operation of Global Funding; and

(iii) not offer or provide credit or credit enhancement to Global Funding.

(b) If at any time the Funding Note Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 6.7(a) or the requirements of Section 310 of the Trust Indenture Act, the Funding Note Indenture Trustee shall resign promptly in the manner and with the effect specified in Section 6.8.

SECTION 6.8       Resignation and Removal; Appointment of Successor Trustee.

(a) The Funding Note Indenture Trustee may at any time resign by giving not less than 90 days' prior written notice of resignation to Global Funding and to the Holders of the Funding Note as provided in the Funding Note Indenture. Upon receiving such notice of resignation, Global Funding shall promptly cause a successor trustee to be appointed by written instrument in duplicate, executed by Global Funding, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)  If at any time:

(i) the Funding Note Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 6.7(a) or the requirements of Section 310 of the Trust Indenture Act or any applicable Supplemental Funding Note Indenture and shall fail to resign pursuant to Section 6.7(b) or following written request therefor by Global Funding or by any such Holder pursuant to Section 6.8(c);

(ii) the Funding Note Indenture Trustee shall become incapable of acting with respect to the Funding Note, or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the Funding Note Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Funding Note Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(iii)the Funding Note Indenture Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to the Funding Note after written request therefor by Global Funding or any Holder of the Funding Note who has been a bona fide Holder of the Funding Note for at least six months;

then, in any such case, except during the existence of an Event of Default, Global Funding may remove the Funding Note Indenture Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Funding Note Indenture Trustee so removed and one copy to the successor trustee.

(c) In addition to the right of petition given to the resigning trustee and the right of removal given to Global Funding under Sections 6.8(a) and 6.8(b), respectively, any Holder who has been a Holder of the Funding Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee or the removal of the Funding Note Indenture Trustee and the appointment of a successor trustee, as the case may be. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee or remove the Funding Note Indenture Trustee and appoint a successor trustee, as the case may be.

(d) The Holder Representative may at any time remove the Funding Note Indenture Trustee and appoint a successor trustee by delivering to the Funding Note Indenture Trustee so removed, to the successor trustee so appointed and to Global Funding the evidence provided for in Section 8.1 of the action in that regard taken by a Holder.

(e) Any resignation or removal of the Funding Note Indenture Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 6.8 shall only become effective upon acceptance of appointment by the successor trustee as provided in Section 6.9.

SECTION 6.9       Acceptance of Appointment by Successor Trustee.

(a) Every successor trustee appointed as provided in Section 6.8 shall execute, acknowledge and deliver to Global Funding and to its predecessor trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor under the Funding Note Indenture, with like effect as if originally named as trustee under the Funding Note Indenture; but, nevertheless, on the written request of Global Funding or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 11.4, pay over to the successor trustee all funds at the time held by it under the Funding Note Indenture and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, Global Funding shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Subject to the Lien created under the Funding Note Indenture, any trustee ceasing to act shall, nevertheless, retain a claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

(b) Upon acceptance of appointment by a successor Funding Note Indenture Trustee as provided in this Section 6.9, Global Funding shall notify each Holder of the Funding Note and each rating agency then rating the Funding Note at the request of Global Funding. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by
     Section 6.8. If Global Funding fails to make such notice within 10 days after acceptance of appointment by the successor Funding Note Indenture Trustee, the successor Funding Note Indenture Trustee shall cause such notice to be mailed at the expense of Global Funding.

SECTION 6.10 Merger, Conversion, Consolidation or Succession to Business of Funding Note Indenture Trustee.

(a) Any corporation into which the Funding Note Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Funding
     Note Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Funding
     Note Indenture Trustee, shall be the successor of the Funding Note Indenture Trustee under the Funding Note Indenture, provided that such corporation shall be eligible under the provisions of Section 6.7, without the execution or filing of any paper or any further act on the part of any of the parties to the Funding Note Indenture, anything in the Funding Note Indenture to the contrary notwithstanding.

(b) In case at the time such successor to the Funding Note Indenture Trustee shall succeed to the trusts created by the Funding Note Indenture the Funding Note Certificate shall have been authenticated but not delivered, any such successor to the Funding Note Indenture Trustee may adopt the certificate of authentication of any predecessor Funding Note Indenture Trustee and deliver such Funding Note Certificate so authenticated; and, in case at that time the Funding Note Certificate shall not have been authenticated, any successor to the Funding Note Indenture Trustee may authenticate such Funding Note Certificate either in the name of any predecessor under the Funding Note Indenture or in the name of the successor Funding Note Indenture Trustee; and in all such cases such certificate shall have the full force; provided, that the right to adopt the certificate of authentication of any predecessor Funding Note Indenture Trustee or to authenticate the Funding Note Certificate in the name of any predecessor Funding Note Indenture Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 6.11 Limitations on Rights of Funding Note Indenture Trustee as Creditor. The Funding Note Indenture Trustee shall comply with Section 311(a) of the Trust Indenture Act.

ARTICLE 7
          HOLDERS' LISTS AND REPORTS BY FUNDING NOTE INDENTURE TRUSTEE AND TRUST

SECTION 7.1 Global Funding to Furnish Funding Note Indenture Trustee Names and Addresses of Holders.

          In accordance with Section 312(a) of the Trust Indenture Act, Global Funding shall furnish or cause to be furnished to the Funding Note Indenture
Trustee:

(a) semi-annually not later than June 30 and December 31 of the year or upon such other dates as are set forth in or pursuant to the Funding Note Certificate or Supplemental Funding Note Indenture, a list, in each case in such form as the Funding Note Indenture Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and

(b) at such other times as the Funding Note Indenture Trustee may request in writing, within 30 days after the receipt by Global Funding of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Funding Note Indenture Trustee is the Funding Note Registrar no such list shall be required to be furnished.

SECTION 7.2       Preservation of Information; Communication to Holders.

          The Funding Note Indenture Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act. Every Holder of the Funding Note, by receiving and holding the same, agrees with Global Funding and the Funding Note Indenture Trustee that neither Global Funding, the Funding Note Indenture Trustee, any Funding Note Paying Agent or any Funding Note Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of the Funding Note in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Funding Note Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

SECTION 7.3       Reports by Funding Note Indenture Trustee.

(a) Within 60 days after May 15 of each year commencing with the first May 15 following the issuance of the Funding Note, if required by Section 313(a) of the Trust Indenture Act, the Funding Note Indenture Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of May 15 with respect to any of the events specified in
     Section 313(a) of the Trust Indenture Act which may have occurred since the later of the immediately preceding May 15 and the date of the Funding Note Indenture.

(b)  The Funding Note Indenture  Trustee shall transmit the reports  required by
     Section 313(a) of the Trust Indenture Act at the time specified therein.

(c) The Funding Note Indenture Trustee shall comply with Section 313(b) of the Trust Indenture Act.

(d) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

(e) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Funding Note Indenture Trustee with each stock exchange upon which the Funding Note is listed, with the Commission and Global Funding. Global Funding will notify the Funding Note Indenture Trustee whether the Funding Note is listed on any stock exchange.

(f) Global Funding shall furnish to the Indenture Trustee at least annually, an Opinion of Counsel, dated as of such date, either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and re-filing of the Funding Note Indenture, as is necessary to maintain the Security Interest of the Funding
     Note Indenture and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or stating that, in the opinion of such counsel, no such action is necessary to maintain the Security Interest.

SECTION 7.4       Reports by Global Funding.

Pursuant to Section 314(a) of the Trust Indenture Act, Global Funding shall:

(a) file, or cause to be filed, with the Funding Note Indenture Trustee, within 15 days after Global Funding or the Issuing Trust is required to file the same with the Commission and to the extent available to Global Funding, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which Global Funding or the Issuing Trust may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if Global Funding is not required to file information, documents or reports pursuant to either of said Sections, then it shall file, or cause to be filed, with the Funding Note Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided that if, pursuant to any publicly available interpretations of the Commission, Global Funding or the Issuing Trust would not be required to make such filings under Section 314(a) of the Trust Indenture Act, then Global Funding and the Issuing Trust shall not be required to make such filings;

(b) file, or cause to be filed on its behalf, with the Funding Note Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by Global Funding with the conditions and covenants of the Funding Note Indenture as may be required from time to time by such rules and regulations; and

(c) transmit within 30 days after the filing thereof with the Funding Note Indenture Trustee, in the manner and to the extent provided in Section
     313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by or on behalf of Global
     Funding pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE 8
                             CONCERNING EACH HOLDER

SECTION 8.1       Evidence of Action Taken by a Holder.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Funding Note Indenture to be given or taken by any Holder may be embodied in and evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (ii) by the record of the Holders of the Funding Note voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 12, or (iii) by a combination of such instrument or instruments and any such record of such meeting of Holders. Except as otherwise expressly provided in the Funding Note Indenture, such action shall become effective when such instrument or instruments are delivered to the Funding Note Indenture Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Funding Note Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Funding Note Indenture Trustee and Global Funding, if made in the manner provided in this Article. The record of any meeting of Holders of the Funding Note shall be proved in the manner provided in Section 12.6.

(b) Any request, demand, authorization, direction, notice, consent, waiver or other action of a Holder of any portion of the Funding Note shall bind every future Holder of the same portion of the Funding Note and the Holder of every Funding Note Certificate issued upon the registration of transfer of any portion of the Funding Note represented thereby or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Funding Note Indenture Trustee or Global Funding in reliance thereon, whether or not notation of such action is made upon such Funding Note Certificate.

SECTION 8.2 Proof of Execution of Instruments and of Holding of Funding Note.

(a) Subject to Sections 6.1 and 6.2, the execution of any instrument by a Holder or its agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Funding Note Indenture Trustee or in such manner as shall be satisfactory to the Funding
     Note Indenture Trustee.

(b) The ownership, principal amount and CUSIP number of the Funding Note shall be proved by the Funding Note Register or by a certificate of the Funding
     Note Indenture Trustee.

SECTION 8.3 Voting Record Date. Global Funding may set a record date for purposes of determining the identity of each Holder of the Funding Note entitled to vote or consent to any action referred to in Section 8.1, which record date may be set at any time or from time to time by notice to the Funding Note Indenture Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than 5 days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions of the Funding Note Indenture, only a Holder of the Funding Note on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

SECTION 8.4 Persons Deemed to be Owners. Global Funding, the Funding Note Indenture Trustee and any agent of Global Funding or the Funding Note Indenture Trustee may deem and treat the Holder of any portion of the Funding Note as the absolute owner of such portion of the Funding Note (whether or not such portion of the Funding Note shall be overdue and notwithstanding any notation of ownership or other writing on the applicable Funding Note Certificate) for the purpose of receiving payment of or on account of the principal of, any premium on, and, subject to the provisions of the Funding Note Indenture, any interest on, and any Additional Amounts with respect to, such portion of the Funding Note and for all other purposes; and neither Global Funding nor the Funding Note Indenture Trustee nor any agent of Global Funding or the Funding Note Indenture Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon such Person's order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for funds payable upon any such portion of the Funding Note.

SECTION 8.5 Any Portion of Funding Note Owned by Global Funding Deemed Not Outstanding. In determining whether the Holders of the requisite principal amount of the Funding Note have concurred in any direction, consent or waiver under the Funding Note Indenture, any portion of the Funding Note which is owned by Global Funding or any other obligor on the Funding Note or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Global Funding or any other obligor on the Funding Note shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Funding Note Indenture Trustee shall be protected in relying on any such direction, consent or waiver only a portion of the Funding Note which the Funding Note Indenture Trustee knows is so owned shall be so disregarded. A portion of the Funding Note so owned which has been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Funding Note Indenture Trustee the pledgee's right so to act with respect to such portion of the Funding Note and that the pledgee is not Global Funding or any other obligor upon the Funding Note or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Global Funding or any other obligor on the Funding Note. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Funding Note Indenture Trustee in accordance with such advice. Upon request of the Funding Note Indenture Trustee, Global Funding shall furnish to the Funding Note Indenture Trustee promptly a Trust Certificate listing and identifying the portion of the Funding Note, if any, known by Global Funding to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 6.1 and 6.2, the Funding Note Indenture Trustee shall be entitled to accept such Trust Certificate as conclusive evidence of the facts therein set forth and of the fact that the portion of the Funding Note not listed therein is Outstanding for the purpose of any such determination.

SECTION 8.6 Right of Revocation of Action Taken; Binding Effect of Actions by Holders.

(a) At any time prior to (but not after) the evidencing to the Funding Note Indenture Trustee, as provided in Section 8.1, of the taking of any action by the Holders of the percentage of the principal amount of the Funding Note specified in the Funding Note Indenture in connection with such action, any Holder of the Funding Note that has consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Holder.

(b) Any action taken by the Holders of the percentage in aggregate principal amount of the Funding Note specified in the Funding Note Indenture in connection with such action shall be conclusively binding upon Global Funding, the Funding Note Indenture Trustee and the Holders of the Funding Note affected by such action, irrespective of whether or not any notation in regard of any such action is made on the Funding Note Certificate.

ARTICLE 9
                      SUPPLEMENTAL FUNDING NOTE INDENTURES

SECTION 9.1     Supplemental Funding Note Indentures Without Consent of Holders.

(a) Global Funding and the Funding Note Indenture Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Funding Note Indenture (each, a "Supplemental Funding Note Indenture") (which shall conform to the provisions of the Trust Indenture Act) for one or more of the following purposes without the consent of any Holder:

(i) for Global Funding to convey, transfer, assign, mortgage or pledge to the Funding Note Indenture Trustee as security for the Funding Note any property or assets;

(ii) to add to the covenants of Global Funding such further covenants, restrictions, conditions or provisions as Global Funding and the Funding
     Note Indenture Trustee shall consider to be for the protection of each Holder of the Funding Note, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in the Funding
     Note Indenture as set forth in the Funding Note Indenture; provided, that in respect of any such additional covenant, restriction, condition or provision such Supplemental Funding Note Indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Funding Note Indenture Trustee upon such an Event of Default or may limit the right of the Holder Representative to waive such an Event of Default;

(iii)to cure any ambiguity or to correct or supplement any provision contained in the Funding Note Indenture or in any Supplemental Funding Note Indenture or the Funding Note Certificate which may be defective or inconsistent with any other provision contained in the Funding Note Indenture or in any Supplemental Funding Note Indenture or the Funding Note Certificate; or to make such other provisions in regard to matters or questions arising under the Funding Note Indenture or under any Supplemental Funding Note Indenture or the Funding Note Certificate as Global Funding may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Funding Note in any material respect; or

(iv) to evidence and provide for the acceptance of appointment under the Funding
     Note Indenture by a successor trustee and to add to or change any of the provisions of the Funding Note Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Funding Note Indenture by more than one trustee.

(b) The Funding Note Indenture Trustee is authorized to join with Global Funding in the execution of any such Supplemental Funding Note Indenture, and to make any further appropriate agreements and stipulations which may be therein contained, but the Funding Note Indenture Trustee shall not be obligated to enter into any such Supplemental Funding Note Indenture which affects the Funding Note Indenture Trustee's own rights, duties or immunities under the Funding Note Indenture or otherwise.

(c) Any Supplemental Funding Note Indenture authorized by the provisions of this Section may be executed without the consent of any Holder of any portion of the Funding Note at the time Outstanding, notwithstanding any of the provisions of Section 9.2.

SECTION 9.2       Supplemental Funding Note Indentures With Consent of Holders.

(a) With the consent (evidenced as provided in Article 8) of the Holders of not less than 66?% of the principal amount of the Funding Note at the time Outstanding, Global Funding and the Funding Note Indenture Trustee may, from time to time and at any time, enter into a Supplemental Funding Note Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Funding Note Indenture or of any Supplemental Funding Note Indenture or the Funding Note Certificate or of modifying in any manner the rights of the Holders of the Funding Note; provided, that no such Supplemental Funding Note Indenture shall:

(i) change the final maturity of the Funding Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any other amount payable thereon, or impair or affect the right of any Holder to institute suit for the payment thereof without the consent of the Holder of any portion of the Funding Note so affected or modify any redemption or repayment provisions applicable to the Funding Note;

(ii) permit the creation of any Lien on the Funding Note Collateral or any part thereof (other than the Security Interest in favor of the Funding Note Indenture Trustee on behalf of the Holders) or terminate the Security Interest as to any part of the Funding Note Collateral, except as permitted by the Funding Note Indenture; or

(iii)modify any of the provisions of this Section except to increase the aforementioned percentage of the principal amount of the Funding Note required to approve any Supplemental Funding Note Indenture.

(b)  Upon the  request of Global  Funding,  and upon the filing with the Funding
     Note Indenture Trustee of evidence of the consent of each Holder and other documents, if any, required by Section 8.1, the Funding Note Indenture Trustee shall join with Global Funding in the execution of such Supplemental Funding Note Indenture unless such Supplemental Funding Note Indenture affects the Funding Note Indenture Trustee's own rights, duties or immunities under the Funding Note Indenture or otherwise, in which case the Funding Note Indenture Trustee may in its discretion, but shall not be obligated to, enter into such Supplemental Funding Note Indenture.

(c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed Supplemental Funding Note Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

(d) Promptly after the execution by Global Funding and the Funding Note Indenture Trustee of any Supplemental Funding Note Indenture pursuant to the provisions of this Section, the Funding Note Indenture Trustee shall notify the Holders of the Funding Note, as provided in the Funding Note Indenture, setting forth in general terms the substance of such
     Supplemental Funding Note Indenture. Any failure of the Funding Note Indenture Trustee to provide such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Funding Note Indenture.

SECTION 9.3 Compliance with Trust Indenture Act; Effect of Supplemental Funding
Note Indenture. Any Supplemental Funding Note Indenture executed pursuant to the provisions of this Article shall comply with the Trust Indenture Act. Upon the execution of any Supplemental Funding Note Indenture pursuant to the provisions of the Funding Note Indenture, the Funding Note Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under the Funding Note Indenture of the Funding Note Indenture Trustee, Global Funding and each Holder of the Funding Note shall thereafter be determined, exercised and enforced under the Funding Note Indenture subject in all respects to such modifications and amendments, and all the terms and conditions of any such Supplemental Funding
Note Indenture shall be and be deemed to be part of the terms and conditions of the Funding Note Indenture for any and all purposes.

SECTION 9.4 Documents to Be Given to Funding Note Indenture Trustee. The Funding
Note Indenture Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive a Trust Certificate and an Opinion of Counsel as conclusive evidence that any such Supplemental Funding Note Indenture complies with the applicable provisions of the Funding Note Indenture.

SECTION 9.5 Notation on Funding Note Certificate in Respect of Supplemental Funding Note Indentures. Any Funding Note Certificate authenticated and delivered after the execution of any Supplemental Funding Note Indenture pursuant to the provisions of this Article may bear a notation in form approved by the Funding Note Indenture Trustee as to any matter provided for by such Supplemental Funding Note Indenture or as to any action taken at any such meeting. If Global Funding or the Funding Note Indenture Trustee shall so determine, a new Funding Note Certificate representing the Funding Note or any portion thereof so modified as to conform, in the opinion of the Funding Note Indenture Trustee and Global Funding, to any modification of the Funding Note Indenture contained in any such Supplemental Funding Note Indenture may be prepared by Global Funding, authenticated by the Funding Note Indenture Trustee and delivered in exchange for the Funding Note Certificate representing the Funding Note or such portion thereof.

ARTICLE 10
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 10.1 Global Funding May Merge, Consolidate, Sell or Convey Property Under Certain Circumstances. Global Funding may not consolidate with, or merge into, any Person (whether or not affiliated with Global Funding), or sell, lease or convey the property of Global Funding as an entirety or substantially as an entirety, unless:

(a) the entity formed by such consolidation or into which Global Funding is merged or the Person which acquires by conveyance or transfer the properties and assets of Global Funding substantially as an entirety shall be a statutory trust formed under the laws of the State of Delaware or a corporation or other entity organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by a Supplemental Funding Note Indenture, executed and delivered to the Funding Note Indenture Trustee, in form satisfactory to the Funding Note Indenture Trustee, the due and punctual payment of the principal of, any premium and interest on, and any Additional Amounts with respect to, the Funding Note and the performance of every covenant of the Funding Note Indenture on the part of Global Funding to be performed or observed;

(b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

(c) Global Funding has received written confirmation from any rating agency then rating the Funding Note at the request of Global Funding that such consolidation, merger, conveyance or transfer shall not cause the rating on the Funding Note to be downgraded or withdrawn; and

(d) Global Funding has delivered to the Funding Note Indenture Trustee a Trust Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such Supplemental Funding Note Indenture comply with this Article and that all conditions precedent provided for in the Funding Note Indenture relating to such transaction have been complied with.

ARTICLE 11
            SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED FUNDS

SECTION 11.1 Satisfaction and Discharge of Indenture. If at any time (a) Global Funding shall have paid or caused to be paid all outstanding principal of, any premium and interest on, and any Additional Amounts and other amounts payable with respect to, the Funding Note, as and when the same shall have become due and payable, or (b) Global Funding shall have delivered to the Funding Note Indenture Trustee for cancellation each Funding Note Certificate representing the Funding Note theretofore authenticated (other than any Funding Note Certificate which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.7) or (c) Global Funding shall have irrevocably deposited or caused to be deposited with the Funding Note Indenture Trustee as trust funds the entire amount in cash (other than funds repaid by any Funding Note Indenture Trustee or any Funding Note Paying Agent to Global Funding in accordance with Section 11.4) sufficient to pay at maturity all amounts payable at maturity on the Funding Note represented by one or more Funding Note Certificates not theretofore delivered to the Funding Note Indenture Trustee for cancellation, including any outstanding principal, interest, premium, Additional Amounts and other amounts due or to become due to such date of maturity as the case may be, and if, in any such case, Global Funding shall also pay or cause to be paid all other sums payable under the Funding Note Indenture by Global Funding, then the Funding Note Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange, (ii) substitution of an apparently mutilated, defaced, destroyed, lost or stolen Funding Note Certificate, (iii) rights of Holders to receive payments of principal of, any premium and interest on, and any Additional Amounts and other amounts payable with respect to, the Funding Note,
(iv) the rights, obligations and immunities of the Funding Note Indenture Trustee under the Funding Note Indenture and (v) the rights of each Holder as beneficiary of the Funding Note Indenture with respect to the property so deposited with the Funding Note Indenture Trustee payable to all or any of them), and the Funding Note Indenture Trustee, on demand of Global Funding accompanied by a Trust Certificate and an Opinion of Counsel and at the cost and expense of Global Funding, shall execute proper instruments acknowledging such satisfaction of and discharging the Funding Note Indenture. Global Funding agrees to reimburse the Funding Note Indenture Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Funding Note Indenture Trustee for any services thereafter reasonably and properly rendered by the Funding Note Indenture Trustee in connection with the Funding Note Indenture or the Funding Note.

SECTION 11.2 Application by Funding Note Indenture Trustee of Funds Deposited for Payment of Funding Note. Subject to Section 11.4, all funds deposited with the Funding Note Indenture Trustee pursuant to Section 11.1 shall be held in trust in accordance with Section 6.5 and applied by it to the payment, either directly or through any Funding Note Paying Agent (including Global Funding acting as its own paying agent), to each Holder of the Funding Note for the payment or redemption of which such funds have been deposited with the Funding
Note Indenture Trustee, of all sums due and to become due thereon for any principal, interest, premium, Additional Amounts or other amounts.

SECTION 11.3 Repayment of Funds Held by Funding Note Paying Agent. In connection with the satisfaction and discharge of the Funding Note Indenture, all funds then held by any Funding Note Paying Agent under the provisions of the Funding
Note Indenture shall, upon demand of Global Funding, be repaid to Global Funding or paid to the Funding Note Indenture Trustee and thereupon such Funding Note Paying Agent shall be released from all further liability with respect to such funds.

SECTION 11.4 Return of Funds Held by Funding Note Indenture Trustee and Funding Note Paying Agent. Any funds deposited with or paid to the Funding Note Indenture Trustee or any Funding Note Paying Agent for the payment of the principal of, any interest or premium on, or any Additional Amounts or any other amounts with respect to, the Funding Note and not applied but remaining unclaimed for three years after the date upon which such principal, interest, premium, Additional Amounts or any other amount shall have become due and payable, shall, upon the written request of Global Funding and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to Global Funding by the Funding Note Indenture Trustee or such Funding Note Paying Agent, and each Holder of the Funding Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to Global Funding for any payment which such Holder may be entitled to collect, and all liability of the Funding Note Indenture Trustee or any Funding Note Paying Agent with respect to such funds shall thereupon cease.

ARTICLE 12
                       MEETINGS OF HOLDERS OF FUNDING NOTE

SECTION 12.1 Purposes for Which Meetings May Be Called. A meeting of Holders of the Funding Note may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Funding Note Indenture to be made, given or taken by Holders of the Funding Note.

SECTION 12.2      Call, Notice and Place of Meetings.

(a) Unless otherwise provided in the Funding Note Certificate, the Funding Note Indenture Trustee may at any time call a meeting of Holders of the Funding Note for any purpose specified in Section 12.1, to be held at such time and at such place in the City of New York or the city in which the Corporate Trust Office is located. Notice of every meeting of Holders of the Funding Note, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in the manner provided in Section 13.4, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time Global Funding or the Holder or Holders of at least 10% in principal amount of the Funding Note shall have requested the Funding
     Note Indenture Trustee to call a meeting of the Holders of the Funding Note for any purpose specified in Section 12.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Funding Note Indenture Trustee shall not have made the first publication or mailing of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided in the Funding Note Indenture, then Global Funding or the Holder or Holders of the Funding Note in the amount above specified, as the case may be, may determine the time and the place in the City of New York or the city in which the Corporate Trust Office is located for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Section 12.2.

SECTION 12.3 Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of the Funding Note, a Person shall be (a) a Holder of any portion of the Funding Note then Outstanding, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of any portion of the Funding Note then Outstanding by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of the Funding Note shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Funding Note Indenture Trustee and its counsel and any representatives of Global Funding and its counsel.

SECTION 12.4      Quorum; Action.

(a) The Persons entitled to vote a majority in principal amount of the Funding Note then Outstanding shall constitute a quorum for a meeting of Holders of the Funding Note; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which the Funding Note Indenture expressly provides may be given by the Holders of not less than 66?% in outstanding principal amount of the Funding Note, then Persons entitled to vote 66?% in outstanding principal amount of the Funding Note shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of the Funding Note, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 12.2, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the outstanding principal amount of the Funding Note which shall constitute a quorum.

(b) Except as limited by the proviso to Section 9.2(a), any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in outstanding principal amount of the Funding Note; provided, however, that, except as limited by the proviso to Section 9.2(a), any resolution with respect to any consent or waiver which the Funding Note Indenture expressly provides may be given by the Holders of not less than 66?% in outstanding principal amount of the Funding Note may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of 66?% in outstanding principal amount of the Funding Note; and provided, further, that, except as limited by the proviso to Section 9.2(a), any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the Funding Note Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in outstanding principal amount of the Funding Note may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in outstanding principal amount of the Funding Note.

(c) Any resolution passed or decision taken at any meeting of Holders of the Funding Note duly held in accordance with this Section shall be binding on all the Holders of Funding Note, whether or not such Holders were present or represented at the meeting.

SECTION 12.5 Determination of Voting Rights; Conduct of Adjournment of Meetings.

(a) Notwithstanding any other provisions of the Funding Note Indenture, the Funding Note Indenture Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of the Funding Note in regard to proof of the holding of the Funding Note and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of the Funding Note shall be proved in the manner specified in Section 8.4 and the appointment of any proxy shall be proved in the manner specified in Section 8.2. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 8.2 or other proof.

(b) The Funding Note Indenture Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by Global Funding or by Holders of the Funding Note as provided in Section 12.2(b), in which case Global Funding or the Holders of the Funding Note calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in outstanding principal amount of the Funding Note represented at the meeting.

(c) At any meeting, each Holder of the Funding Note or proxy shall be entitled to one vote for each $1,000 of principal amount of the Funding Note held or represented by such Holder or proxy; provided, however, that no vote shall be cast or counted at any meeting in respect of any portion of the Funding Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of the Funding Note or proxy.

(d)  Any meeting of Holders of the Funding Note duly called  pursuant to Section
     12.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in outstanding principal amount of the Funding Note represented at the meeting; and the meeting may be held as so adjourned without further notice.

SECTION 12.6 Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of the Funding Note shall be (a) by written ballots on which shall be subscribed the signatures of the Holders of the Funding Note or of their representatives by proxy and the principal amounts of the outstanding portion of the Funding Note held or represented by them or
(b) by such other procedures adopted by the Funding Note Indenture Trustee in its discretion. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of the Funding Note shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 12.2 and, if applicable, Section 12.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to Global Funding, and another to the Funding Note Indenture Trustee to be preserved by the Funding Note Indenture Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 13
                            MISCELLANEOUS PROVISIONS

SECTION 13.1 No Recourse. Notwithstanding anything to the contrary contained in the Funding Note Indenture, or the Funding Note Certificate or Supplemental Funding Note Indenture, none of the Funding Agreement Provider, its officers, directors, affiliates, employees or agents, or any of the Delaware Trustee, the Funding Note Indenture Trustee or the Global Funding Trust Beneficial Owner, or any of their officers, directors, affiliates, employees or agents (the "Non-recourse Parties") will be personally liable for the payment of any principal, interest or any other sums at any time owing under the terms of the Funding Note. If any Event of Default shall occur with respect to the Funding Note, the right of the Holders of the Funding Note and the Funding Note Indenture Trustee on behalf of such Holders in connection with a claim on the Funding Note shall be limited solely to a proceeding against the Funding Note Collateral. Neither the Holders nor the Funding Note Indenture Trustee on behalf of the Holders will have the right to proceed against the Non-recourse Parties to enforce the Funding Note (except that to the extent they exercise their rights, if any, to seize the relevant Funding Agreement, they may enforce the relevant Funding Agreement against the Funding Agreement Provider) or for any deficiency judgment remaining after foreclosure of any property included in the Funding Note Collateral.

          It is expressly understood and agreed that nothing contained in this Section shall in any manner or way constitute or be deemed a release of the debt or other obligations evidenced by the Funding Note or otherwise affect or impair the enforceability against Global Funding of the liens, assignments, rights and the Security Interest created by or pursuant to the Funding Note Indenture, the relevant Funding Note Collateral or any other instrument or agreement evidencing, securing or relating to the indebtedness or the obligations evidenced by the Funding Note. Nothing in this Section shall preclude the Holders from foreclosing upon any property included in the Funding Note Collateral or any other rights or remedies in law or in equity against Global Funding.

SECTION 13.2 Provisions of Indenture for the Sole Benefit of Parties and Holders. Nothing in the Funding Note Indenture or in the Funding Note, expressed or implied, shall give or be construed to give to any Person, other than the parties to the Funding Note Indenture and their successors and the Holders of the Funding Note, any legal or equitable right, remedy or claim under the Funding Note Indenture or under any covenant or provision contained in the Funding Note Indenture, all such covenants and provisions being for the sole benefit of the parties to the Funding Note Indenture and their successors and of the Holders of the Funding Note.

SECTION 13.3 Successors and Assigns of Global Funding Bound by Indenture. All the covenants, stipulations, promises and agreements in the Funding Note Indenture contained by or in behalf of Global Funding shall bind its successors and assigns, whether so expressed or not.

SECTION 13.4 Notices and Demands on Global Funding, Funding Note Indenture Trustee and any Holder.

(a) Except as otherwise provided by this Section, any notice or demand which by any provision of the Funding Note Indenture is required or permitted to be given or served by the Funding Note Indenture Trustee or by any Holder of the Funding Note to or on Global Funding may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided in the Funding Note Indenture) addressed (until another address of Global Funding is filed by Global Funding with the Funding Note Indenture Trustee) to the Delaware Trustee. Any notice, direction, request or demand by Global Funding or any Holder to or upon the Funding Note Indenture Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

(b) Where the Funding Note Indenture provides for notice to any Holder, such notice shall be sufficiently given (unless otherwise expressly provided in the Funding Note Indenture) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at such Holder's last address as it appears in the Note Register. In any case where notice to any Holder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to any other Holder.

(c) Where the Funding Note Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by any Holder shall be filed with the Funding Note Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(d) If, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to Global Funding and each Holder when such notice is required to be given pursuant to any provision of the Funding Note Indenture, then any manner of giving such notice as shall be satisfactory to the Funding Note Indenture Trustee shall be deemed to be a sufficient giving of such notice.

(e) Global Funding shall deliver promptly to each rating agency then rating the Funding Note at the request of Global Funding copies of each of the following:

(i)  any repurchase of the Funding Note pursuant to Section 3.3;

(ii) any notice of any default or Event of Default;

(iii)any notice of redemption provided by Global Funding pursuant to Section 3.1(d);

(iv) any notice of change in name, identity, organizational structure, chief executive office, or chief place of business of Global Funding provided by Global Funding pursuant to Section 14.4(a);

(v)  any Supplemental Funding Note Indenture;

(vi) any resignation, removal or appointment under the Funding Note Indenture;

(vii) any amendment to any Funding Agreement; and

(viii) any other information reasonably requested by such rating agency.

                  Any such notice shall be addressed to:

                  Standard & Poor's Ratings Services,
                  a division of The McGraw-Hill Companies, Inc.
                  55 Water Street
                  New York, NY 10041
                  Attention: Capital Markets
                  Facsimile: (212) 438-5215

                  Moody's Investors Service Inc.
                  99 Church Street
                  New York, NY 10007
                  Attention: Life Insurance Group
                  Facsimile: (212) 553-4805

                  or such other address previously furnished in writing to Global Funding by the applicable rating agency.

SECTION 13.5 Trust Certificates and Opinions of Counsel; Statements To Be Contained Therein.

(a) Except as otherwise expressly provided in the Funding Note Indenture, upon any application or demand by Global Funding to the Funding Note Indenture Trustee to take any action under any of the provisions of the Funding Note Indenture, Global Funding shall furnish to the Funding Note Indenture Trustee a Trust Certificate stating that all conditions precedent, if any, provided for in the Funding Note Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of the applicable counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of the Funding Note Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b) Each certificate or opinion provided for in the Funding Note Indenture and delivered to the Funding Note Indenture Trustee with respect to compliance with a condition or covenant provided for in the Funding Note Indenture shall include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)a statement that, in the opinion of such Person, he has made such examination or investigation or has received such certificates, opinions, representations or statements of counsel or accountants pursuant to paragraphs (c) or (d) of this Section, as are necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

(c) Any certificate, statement or opinion of Global Funding may be based upon a certificate or opinion of or representations by counsel, unless Global Funding knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters information with respect to which is in the possession of Global Funding, upon the certificate, statement or opinion of or representations by Global Funding, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which the certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

(d) Any certificate, statement or opinion of Global Funding or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of Global Funding, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which the certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

(e) Any certificate or opinion of any independent firm of public accountants filed with the Funding Note Indenture Trustee shall contain a statement that such firm is independent.

SECTION 13.6 Governing Law. Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, the Funding Note Indenture and the Funding Note shall (unless specified otherwise in the Funding Note Certificate) be governed by, and construed in accordance with, the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of Global Funding's ownership of and security interest in the Funding Agreement(s) or remedies under the Funding Note Indenture in respect thereof may be governed by the laws of a jurisdiction other than the State of New York. All judicial proceedings brought against Global Funding or the Funding Note Indenture Trustee arising out of or relating to the Funding Note Indenture, the Funding Note or any portion of the Funding Note Collateral or other assets of Global Funding may be brought in any state or Federal court in the State of New York, provided that the Funding Note Certificate may specify other jurisdictions as to which Global Funding may consent to the nonexclusive jurisdiction of its courts with respect to the Funding Note.

SECTION 13.7 Counterparts. The Funding Note Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 13.8 Trust Indenture Act to Control. If and to the extent that any provision of the Funding Note Indenture limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed on the Funding Note Indenture by Section 318(c) of the Trust Indenture Act (each, an "incorporated provision"), such incorporated provision shall control.

SECTION 13.9 Judgment Currency. Global Funding agrees, to the fullest extent that it may effectively do so under applicable law, that:

(a) if for the purposes of obtaining judgment in any court it is necessary to convert the sum due in respect of the Funding Note in the Specified
     Currency into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used (the "Required Rate of Exchange") shall be the rate at which in accordance with normal banking procedures the Funding Note Indenture Trustee could purchase in The City of New York the Specified Currency with the Judgment Currency on the date on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Funding Note Indenture Trustee could purchase in The City of New York the Specified Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered;

(b) its obligations under the Funding Note Indenture to make payments in the Specified Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Specified Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Specified Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Specified Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Specified Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under the Funding Note Indenture; and

(c) it shall indemnify the Holder or Holders of the Funding Note against any loss incurred as a result of any variation between:

(i) the rate of exchange at which the Specified Currency amount is actually converted into the Judgment Currency for the purpose of that judgment or order; and

(ii) the Required Rate of Exchange.

For purposes of this Section, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

ARTICLE 14
                                SECURITY INTEREST

SECTION 14.1      Security Interest.

(a) To secure the full and punctual payment of the Obligations in accordance with the terms of the Funding Note Indenture and to secure the performance of Global Funding's obligations under the Funding Note and the Funding Note Indenture, Global Funding pledges and collaterally assigns to and with the Funding Note Indenture Trustee for the benefit of each Holder of the Funding Note and any other Person for whose benefit the Funding Note Indenture Trustee is or will be holding the Funding Note Collateral (the "Secured Parties"), and grants to the Funding Note Indenture Trustee for the benefit of each Secured Party, a security interest in the Funding Note Collateral, and all of the rights and privileges of Global Funding in and to the Funding Note Collateral (the "Security Interest"), effective as of the Original Issue Date of the Funding Note.

(b)  It is  expressly  agreed that  anything  therein  contained to the contrary notwithstanding, Global Funding shall remain liable under each Funding Agreement to perform all the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Funding Note Indenture Trustee shall not have any obligations or liabilities by reason of or arising out of the Funding Note Indenture, nor shall the Funding Note Indenture Trustee be required or obligated in any manner to perform or fulfill any obligations of Global Funding under or pursuant to such Funding Agreement or to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, or, prior to the occurrence and continuance of an Event of Default, to present or file any claim, or to take any action to collect or enforce the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

(c) The Funding Note Indenture Trustee acknowledges the grant of the Security Interest upon the issuance of the Funding Note, accepts the trusts under the Funding Note Indenture in accordance with the provisions of the Funding
     Note Indenture and agrees to perform its duties in accordance with the terms of the Funding Note Indenture.

SECTION 14.2 Representations and Warranties. Global Funding represents and warrants that, as of the date of the Funding Note Indenture and, in each case, prior to the assignment of each Funding Agreement by Global Funding to the Issuing Trust as contemplated by the terms of the Funding Note and the Coordination Agreement:

(a) Global Funding owns each Funding Agreement that secures the Obligations and all of the rest of the Funding Note Collateral, free and clear of any Liens other than the Security Interest in the Funding Note Collateral.

(b)  Global  Funding has not  performed any acts which might prevent the Funding
     Note Indenture Trustee from enforcing any of the terms of the Funding Note Indenture or which would limit the Funding Note Indenture Trustee in any such enforcement. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interest, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Funding Note Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Funding Note Collateral. No Funding Note Collateral is in the possession of any Person (other than Global Funding or its agent) asserting any claim thereto or security interest therein, except that the Funding Note Indenture Trustee or its designee may have possession of the Funding Note Collateral as contemplated by the Funding Note Indenture.

(c) Prior to its termination in accordance with Section 14.9, the Security Interest constitutes a valid security interest securing the Obligations. When (i) the financing statements shall have been filed in the appropriate offices in Illinois, Delaware and New York, (ii) the Funding Note Indenture Trustee or its agent shall have taken possession of each applicable Funding Agreement, (iii) Global Funding shall have pledged and collaterally assigned each applicable Funding Agreement to the Funding Note Indenture Trustee and given written notice to the Funding Agreement Provider of each such assignment to the Funding Note Indenture Trustee and (iv) the Funding Agreement Provider shall have given its express written consent to such pledge and collateral assignment and affirmed in writing that the Funding Agreement Provider has changed its books and records to reflect such pledge and collateral assignment to the Funding Note Indenture Trustee, the Security Interest shall constitute a first priority perfected security interest in the Funding Note Collateral, enforceable against Global Funding, Global Funding's creditors and any purchaser from Global Funding.

SECTION 14.3 Additional Representations and Warranties. Global Funding represents and warrants that, as of the date of the Funding Note Indenture and, in each case, prior to the assignment of each Funding Agreement by Global Funding to the Issuing Trust as contemplated by the terms of the Funding Note and the Coordination Agreement:

(a) to the extent the creation of a security interest in any Funding Agreement is governed by the applicable UCC, the Funding Note Indenture creates a valid security interest (as defined in the applicable UCC) in each Funding Agreement in favor of the Funding Note Indenture Trustee for the benefit and security of the Secured Parties, which security interest is prior to all other Liens;

(b) to the extent the UCC applies, each Funding Agreement consists of "general intangibles," "payment intangibles" and/or "instruments" within the meaning of the applicable UCC;

(c) subject to the grant of security interest, pledge and collateral assignment of Global Funding's estate, right, title and interest in each Funding Agreement, Global Funding is a party to and is the Person entitled to payment under each Funding Agreement on the date of the Funding Note Indenture free and clear of any Lien, claim or encumbrance of any Person, other then the Lien created under the Funding Note Indenture or any Lien otherwise permitted under the Funding Note Indenture;

(d) to the extent the UCC applies, Global Funding has caused or will have caused, within ten days after the date of the Funding Note Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in each Funding Agreement granted to the Funding Note Indenture Trustee for the benefit and security of the Secured Parties under the Funding Note Indenture;

(e) all original executed copies of each instrument that constitutes or evidences each Funding Agreement have been delivered to the Funding Note Indenture Trustee or a custodian for the Funding Note Indenture Trustee (the "Custodian");

(f) where all original executed copies of each instrument that constitutes or evidences each Funding Agreement have been delivered to the Custodian, Global Funding has received a written acknowledgment from the Custodian that the Custodian is holding the instruments that constitute or evidence each Funding Agreement solely on behalf of the Funding Note Indenture Trustee;

(g) except as expressly permitted under the Funding Note Indenture and other than the Security Interest granted to the Funding Note Indenture Trustee for the benefit and security of the Secured Parties pursuant to the Funding
     Note Indenture, Global Funding has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Funding Agreements;

(h) Global Funding has not authorized the filing of and is not aware of any financing statements against Global Funding that include a description of collateral covering any Funding Agreement other than any financing statement relating to the Security Interest granted to the Funding Note Indenture Trustee for the benefit and security of the Secured Parties under the Funding Note Indenture or that has been terminated;

(i) Global Funding is not aware of any judgment or tax lien filings against Global Funding; and

(j) none of the instruments that constitute or evidence the Funding Agreements has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Funding Note Indenture Trustee for the benefit and security of the Secured Parties.

          The foregoing representations and warranties shall survive the execution and delivery of the Funding Note. No party to the Funding Note Indenture shall waive any of the foregoing representations and warranties. Global Funding shall maintain the perfection and priority of the Security Interest in each Funding Agreement, prior to the termination of the Security Interest in accordance with Section 14.9.

SECTION 14.4      Further Assurances; Covenants.

(a) Global Funding will not change its name, identity or organizational structure in any manner unless it shall have given the Funding Note
     Indenture Trustee at least 30 days' prior notice thereof and shall have complied with Section 14.4(e). Global Funding will not change the location of its chief executive office or chief place of business unless it shall have given the Funding Note Indenture Trustee at least 30 days' prior notice thereof and shall have complied with Section 14.4(e).

(b) Global Funding will, from time to time and upon advice of counsel, at Global Funding's expense, prepare, execute, authenticate, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action, (including, without limitation, any filings of financing or continuation statements) that from time to time may be necessary or desirable, or that the Funding Note Indenture Trustee may reasonably request, in order to create, preserve, perfect, confirm or validate a Security Interest or to enable the Holders of the Funding Note to obtain the full benefits of the Funding Note Indenture, or to enable the Funding Note Indenture Trustee to exercise and enforce any of its rights, powers and remedies under the Funding Note Indenture with respect to any Funding Note Collateral. To the extent permitted by applicable law, if Global Funding fails to do so, Global Funding authorizes the Funding Note Indenture Trustee to execute and file financing statements or continuation statements without Global Funding's signature appearing thereon. Global Funding agrees that a carbon, photographic, photostatic or other reproduction of the Funding Note Indenture or of a financing statement is sufficient as a financing statement. Global Funding shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning any Funding Note Collateral.

(c) If any Funding Note Collateral is at any time in the possession or control of any warehouseman, bailee or any of Global Funding's agents or processors, Global Funding shall notify such warehouseman, bailee, agent or processor of the Security Interest created by the Funding Note Indenture and to hold all such Funding Note Collateral for the Funding Note Indenture Trustee's account subject to the Funding Note Indenture Trustee's instructions.

(d) Global Funding will, promptly upon request, provide to the Funding Note Indenture Trustee all information and evidence it may reasonably request concerning the Funding Note Collateral to enable the Funding Note Indenture Trustee to enforce the provisions of the Funding Note Indenture.

(e) Not more than six months nor less than 30 days prior to each date on which Global Funding proposes to take any action contemplated by Section 14.4(a), Global Funding shall, at its cost and expense, cause to be delivered to the Funding Note Indenture Trustee an Opinion of Counsel, satisfactory to the Funding Note Indenture Trustee, to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interest for a period, specified in such Opinion of Counsel, continuing until a date not earlier than 18 months from the date of such Opinion of Counsel, against all creditors of and purchasers from Global Funding have been filed in each filing office necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

(f) From time to time upon request by the Funding Note Indenture Trustee, Global Funding shall, at its cost and expense, cause to be delivered to the Funding Note Indenture Trustee an Opinion of Counsel satisfactory to the Funding Note Indenture Trustee as to such matters relating to the Security Interest as the Funding Note Indenture Trustee or the Holder Representative may reasonably request.

SECTION 14.5 General Authority. Global Funding irrevocably appoints the Funding
Note Indenture Trustee its true and lawful attorney, with full power of substitution, in the name of Global Funding, the Funding Note Indenture Trustee, the Holders of the Funding Note or otherwise, for the sole use and benefit of the Secured Parties, but at Global Funding's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Funding Note Collateral:

(a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

(b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(c) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Funding Note Indenture Trustee were the absolute owner thereof, and

(d) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Funding Note Indenture Trustee shall give Global Funding not less than 10 days' prior notice of the time and place of any sale or other intended disposition of any of the Funding Note Collateral, except any part of the Funding Note Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market.

SECTION 14.6 Remedies upon Event of Default. If any Event of Default has occurred and is continuing, the Funding Note Indenture Trustee may exercise on behalf of the Holders of the Funding Note all rights of a secured party under applicable law and, in addition, the Funding Note Indenture Trustee may, without being required to give any notice, except as provided in the Funding Note Indenture or as may be required by mandatory provisions of law, (i) apply all cash, if any, then held by it as all or part of the Funding Note Collateral as specified in Section 5.3 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Obligations in full, sell the Funding Note Collateral (including each applicable Funding Agreement) or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Funding Note Indenture Trustee may deem satisfactory. Any Holder may be the purchaser of any or all of the Funding Note Collateral so sold at any public sale (or, if the Funding Note Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). Global Funding will execute and deliver such documents and take such other action as the Funding Note Indenture Trustee deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Funding Note Indenture Trustee shall have the right to deliver, assign and transfer to the purchaser thereof the Funding Note Collateral so sold. Each purchaser at any such sale shall hold the Funding Note Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Global Funding which may be waived, and Global Funding, to the extent permitted by law, specifically waives all rights of redemption, stay or appraisal which it has or may have under any law. The notice (if any) of such sale shall (A) in the case of a public sale, state the time and place fixed for such sale, and (B) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Funding Note Indenture Trustee may fix in the notice of such sale. At any such sale the Funding Note Collateral may be sold in one lot as an entirety or in separate parcels, as the Funding Note Indenture Trustee may determine. The Funding Note Indenture Trustee shall not be obligated to make any such sale pursuant to any such notice. The Funding Note Indenture Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Funding Note Collateral on credit or for future delivery, the Funding Note Collateral so sold may be retained by the Funding Note Indenture Trustee until the selling price is paid by the purchaser thereof, but the Funding Note Indenture Trustee shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Funding Note Collateral so sold and, in the case of any such failure, such Funding Note Collateral may again be sold upon like notice. The Funding Note Indenture Trustee, instead of exercising the power of sale conferred upon it in the Funding Note Indenture, may proceed by a suit or suits at law or in equity to foreclose a Security Interest and sell any Funding Note Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

SECTION 14.7 Limitation on Duties of Funding Note Indenture Trustee with Respect to Funding Note Collateral. Beyond the exercise of reasonable care in the custody thereof, the Funding Note Indenture Trustee shall have no duty as to any portion of the Funding Note Collateral in its possession or control or in the possession or control of any agent or bailee or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Funding Note Indenture Trustee shall be deemed to have exercised reasonable care in the custody of the Funding Note Collateral in its possession if the Funding Note Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Funding Note Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Funding
Note Indenture Trustee in good faith.

SECTION 14.8 Concerning the Funding Note Indenture Trustee. In furtherance and not in derogation of the rights, privileges and immunities of the Funding Note Indenture Trustee specified in the Funding Note Indenture:

(a) the Funding Note Indenture Trustee is authorized to take all such action as is provided to be taken by it as Funding Note Indenture Trustee under this Article and all other action reasonably incidental thereto. As to any matters not expressly provided for in this Article (including, without limitation, the timing and methods of realization upon any Funding Note Collateral) the Funding Note Indenture Trustee shall act or refrain from acting in accordance with written instructions from the Holder or Holders of the required percentage of the outstanding principal amount of the Funding Note for any instructions or, in the absence of such instructions, in accordance with its discretion; and

(b) the Funding Note Indenture Trustee shall not be responsible for the existence, genuineness or value of any of the Funding Note Collateral or for the validity, perfection, priority or enforceability of the Security Interest in any of the Funding Note Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under the Funding Note Indenture.

SECTION 14.9 Termination of Security Interest. The Security Interest shall terminate and all rights to the Funding Note Collateral shall revert to Global Funding (i) upon the repayment in full of all Obligations or (ii) in connection with the assignment of the Funding Note by Global Funding to the Issuing Trust in accordance with the terms of the Funding Note and the Coordination Agreement. Upon such termination of a Security Interest, and delivery of a certificate by Global Funding to such effect, the Funding Note Indenture Trustee will, at the expense of Global Funding, execute and deliver to Global Funding such documents as Global Funding shall reasonably request to evidence the termination of the Security Interest.

                                                                     EXHIBIT A-1

   FORM OF FUNDING NOTE RELATED TO SECURED MEDIUM TERM NOTES ISSUED UNDER THE
                       SECURED MEDIUM TERM NOTES PROGRAM

                                                                     EXHIBIT A-2

   FORM OF FUNDING NOTE RELATED TO SECURED MEDIUM TERM NOTES ISSUED UNDER THE
                      ALLSTATE LIFE SM CORENOTES(R)PROGRAM

                                                                       EXHIBIT B

                      FORM OF CERTIFICATE OF AUTHENTICATION

         This Funding Note Certificate is one of the Funding Note Certificates representing the Funding Note described in the within-mentioned Funding
         Note Indenture and is being issued in accordance with Section 2.5(f) of the Funding Note Indenture.


                                                     J.P. MORGAN TRUST COMPANY,
                                                     NATIONAL ASSOCIATION, as
                                                     Funding Note Indenture
                                                     Trustee


                                      By:
                                                         Authorized Signatory


Dated:

                                    EXHIBIT C

                              FUNDING AGREEMENT(S)





                         ALLSTATE LIFE INSURANCE COMPANY


                                FUNDING AGREEMENT

                                    FA-41076



ALLSTATE LIFE INSURANCE COMPANY, an Illinois insurance company ("Allstate Life"), agrees to establish a Funding Account as specified in this agreement (this "Agreement") for Allstate Life Global Funding, (the "Owner", which term shall include its permissible successors and assignees).

This Agreement is issued pursuant to an application (the "Application") by the Owner, a copy of which is attached to and made a part of this Agreement.

This Agreement is issued in and is subject to the laws of the State of Illinois.

This Agreement is executed by Allstate Life at its principal offices located at Northbrook, Illinois on November 24, 2004, to take effect as of such date (the "Effective Date").

1.   Deposit Amounts

     Allstate Life agrees to accept, and the Owner agrees to pay or cause to be paid to Allstate Life, on the Effective Date the amount (the "Deposit Amount") identified in the Funding Agreement Pricing Annex ("Annex") attached hereto.

2.   Funding Account

     Upon receipt of the Deposit Amount, Allstate Life will establish an account in the name of the Owner on its books and records (the "Funding Account") and credit such account with an amount equal to the Principal Amount (as identified in the Annex). Allstate Life is neither a trustee nor a fiduciary with respect to the Funding Account. All assets credited to the Funding Account shall be the exclusive property of Allstate Life and Allstate Life shall have the sole rights to control, manage and administer such assets. Allstate Life may commingle such assets with its other general account assets.

     Allstate Life shall calculate and credit interest to the Funding Account in accordance with the terms set forth in the Annex. At the end of any day, the balance of the Funding Account (the "Funding Account Balance") shall be equal to the Principal Amount, plus any accrued interest, less any amounts previously withdrawn pursuant to the terms hereof.

3.   Entire Agreement

     This Agreement (including the Annex) and the Application constitute the entire contract between Allstate Life and the Owner with respect to the subject matter hereof except for additional terms, if any, regarding any transfers or assignments hereof made in accordance with Section 5.

4.   Representations and Warranties

     Each party hereto represents and warrants to the other that as of the date hereof:

     (i) it has the power to enter into this Agreement and to consummate the transactions contemplated hereby;

     (ii) this Agreement has been duly authorized, executed and delivered by the representing party;

     (iii)assuming the due authorization, execution and delivery of this Agreement by the other party, this Agreement constitutes a legal, valid and binding obligation of the representing party; and

     (iv) this Agreement is enforceable in accordance with the terms hereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and subject as to enforceability to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

     It is understood and agreed that Allstate Life makes no representation or warranty as to:

     (i)  the eligibility of the Owner to enter into or own this Agreement;

     (ii) any other matter regarding the Owner or any depositor, trustor, agent or holder of any interest, instrument or security of the Owner; or

     (iii)whether any payment made under this Agreement will be subject to withholding, deduction or reduction as a result of any tax or similar law or regulation.

     In performing its obligations hereunder, Allstate Life is not acting as a fiduciary, agent or other representative of the Owner or anyone else. All representations and warranties made by the Owner and Allstate Life in this Agreement shall be considered to have been relied upon by the other and shall survive the execution hereof.

5.   Assignment of Agreement

     This Agreement may not be transferred or assigned by the Owner without the express written consent of Allstate Life. Allstate Life shall maintain a record of the ownership of this Agreement as part of its books and records. Notwithstanding anything in this Agreement to the contrary, no transfer or assignment of an interest in this Agreement or any right to receive payments under this Agreement shall be effective until Allstate Life shall have affirmed in writing to the new Owner or a financial institution holding this Agreement on behalf of the new Owner that it has changed its books and records to reflect such transfer or assignment of an interest in this Agreement or any right to receive payments hereunder. Allstate Life covenants, and the Owner agrees, that Allstate Life will effect all transfers and assignments of this Agreement only through a book entry system maintained by Allstate Life within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i).

6.   Tax Treatment

     Allstate Life and the Owner agree that this Agreement shall be disregarded for United States federal income tax purposes. Allstate Life and the Owner further agree that if this Agreement is not so disregarded, it will and is intended to be treated as a debt obligation of Allstate Life issued in registered form within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i).

7.   Notice Required

     Any notice, directive, certificate or other writing required by the provisions of this Agreement to be delivered to Allstate Life shall be delivered in writing by prepaid first class mail or courier or facsimile transmission to its principal office at Allstate Life Insurance Company, 3100 Sanders Road, Northbrook, Illinois 60062 Attn: M3A. Any notice, directive, certificate or other writing required under this Agreement to be delivered to the Owner shall be delivered in writing by prepaid first class mail or courier or facsimile transmission to the Owner at its principal place of business. Unless otherwise specified in this Agreement, any notice is effective when received.

8.   Authority to Bind Allstate Life

     No agent has authority to change, modify or add to this Agreement or to waive any of its provisions. No change, modification, addition to, or waiver of any provision of this Agreement shall be valid as against Allstate Life unless evidenced by written modification or amendment hereto signed on behalf of Allstate Life by the President and Secretary of Allstate Life.

9.   Amendment and Modification

     This Agreement may be amended or modified with respect to any provision at any time and from time to time by written agreement between the Owner and Allstate Life. No such amendment or modification shall require the consent of any other person.

10.  Payments to the Owner

     Allstate Life shall withdraw from the Funding Account and pay to or at the direction of the Owner amounts in accordance with the terms set forth in the Annex hereto.

     All payments made by Allstate Life to the Owner hereunder shall be paid in cash, in same-day, freely transferable funds on the date of payment to such account as has been specified for such purpose in writing by the Owner to Allstate Life.

11.  Additional Amounts.

     (i) All payments due to be made by Allstate Life to the Owner under the terms of this Agreement will be made without any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority in the United States having the power to tax, unless such withholding or deduction is required by law.

12.  Termination of Agreement

     (a) This Agreement shall terminate and cease to be of any further force or effect at the close of the first day upon which Allstate Life and the Owner have completed all of the duties and obligations which have arisen under this Agreement.

     (b) Each of the following events shall constitute an "Event of Default" under this Agreement:

     (i)  default in the payment when due and payable of any  Principal  Amount;
          or

     (ii) default in the payment of any interest accrued with respect to the Funding Account Balance pursuant to the provisions of this Agreement when such amounts become due and payable, and continuance of such default for a period of five Business Days; or

     (iii)Allstate Life fails, is unable, or Allstate Life admits in writing its inability, generally to pay its debts as such debts become due; or the Board of Directors of Allstate Life adopts any action to approve or for the purpose of effecting any of the actions referred to in this paragraph (iii); or

     (iv) default in the performance or breach of any one or more of the other covenants of Allstate Life herein, and continuance of such default or breach for a period of 45 days after there has been given notice thereof to Allstate Life; or

     (v) a court having jurisdiction in the premises has entered a decree or order for relief in respect of Allstate Life in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect of the United States of America or any other applicable jurisdiction which decree or order is not stayed; or any other similar relief has been granted under any applicable law; or

     (vi) an insolvency case has been commenced against Allstate Life under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the United States of America or any other applicable jurisdiction and such case shall not have been dismissed or stayed, in each case within 45 days, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, rehabilitator, conservator, sequestrator, trustee, custodian or other officer having similar powers over Allstate Life, or over all or a substantial part of its property, has been entered; or there has occurred the involuntary appointment of an interim receiver, trustee or other custodian of Allstate Life, for all or a substantial part of its property; or a court having jurisdiction in the premises has entered a decree or order declaring the dissolution of Allstate Life; or a warrant of attachment, execution or similar process has been issued against any substantial part of the property of Allstate Life; or

     (vii)the Director of the Illinois Department of Insurance or any other insurance supervisor having jurisdiction over Allstate Life shall have issued any order under the Illinois Insurance Code or other applicable insurance law to rehabilitate, liquidate, or conserve the assets of, or take other similar action with respect to, Allstate Life; or

     (viii) Allstate Life commences a voluntary case or other proceeding seeking liquidation, dissolution, reorganization or other relief with respect to itself or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the United States of America (or any state thereof) or any other applicable jurisdiction, or seeking the appointment of a receiver, liquidator, rehabilitator, sequestrator, conservator or other similar officer of Allstate Life or any substantial part of its property, or consents to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Allstate Life makes any general assignment for the benefit of creditors.

          If one or more Events of Default shall have occurred and be continuing (other than an Event of Default specified in any of clause (iii) through (viii) above), the Owner may, by written notice to Allstate Life, declare the Funding Account Balance to be due and payable and such amounts shall become due and payable on the date the written declaration is given to Allstate Life; provided that if an Event of Default specified in any of clauses (iii) through (viii) above occurs, the Funding Account Balance will be automatically and immediately due and payable without any declaration or other act on the part of the Owner; provided that, without affecting the obligation of Allstate Life to repay such amounts, no such repayment shall be made in preference to other policyholders of Allstate Life.

          Allstate Life will forthwith notify the Owner of the occurrence of any Event of Default.

          Upon the payment to the Owner of the Funding Account Balance, this Agreement shall terminate.

13.  Supplemental Agreements

     Within six months of the date of issue of this Agreement, Allstate Life may issue to the initial Owner of this Agreement one or more additional funding agreements and may provide in any such additional funding agreement that such additional funding agreement shall constitute part of the same obligation of Allstate Life as this Agreement (any such additional funding agreement, a "Supplemental Agreement"), and such Supplemental Agreement shall be subject to the same terms and conditions as this Agreement (including those set forth in the Funding Agreement Pricing Annex), except that the Effective Date, the Deposit Amount, the Principal Amount and the amount of the first interest payment, if any, may be different with respect to such Supplemental Agreement; provided that the issuance of such Supplemental Agreement will satisfy the conditions of Treasury Regulation
     Section 1.1275-2(k)(2)(ii) and will constitute a "Qualified Reopening" under Treasury Regulation Section 1.1275-2(k)(3)(ii) without regard to subparagraph (A) thereof.

ALLSTATE LIFE GLOBAL FUNDING*                ALLSTATE LIFE INSURANCE COMPANY




                                                /s/ Casey J. Sylla
---------------------------------            ---------------------------------
          Owner                                       Casey J. Sylla
                                                        President

*By: Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee and, as such, the agreements, representations and warranties made by the Owner hereunder shall be binding only upon the Owner and Wilmington Trust Company shall incur no personal liability in connection with any such agreements, representations or warranties of the Owner.


/s/ Anita E. Dallego                      /s/ Michael J. Velotta
---------------------------------            ---------------------------------
         Signature                                 Michael J. Velotta
                                             Senior Vice President, General
                                                Counsel and Secretary
Senior Financial Services Officer
---------------------------------
         Title

                                              This Agreement is
                                              executed on behalf of
                                              Allstate Life
                                              Insurance Company at
                                              Northbrook, Illinois.
November 24, 2004
---------------------------------
        Date

                         ALLSTATE LIFE INSURANCE COMPANY

                         FUNDING AGREEMENT PRICING ANNEX

               THE SPECIFICATIONS HEREIN APPLY ONLY TO THIS ANNEX:



Owner of Funding Agreement:               Allstate Life Global Funding, its Successors or Assignees
Agreement No.:                            FA-41076
Effective Date:                           November 24, 2004
Agreement Period:                         This Agreement shall be in effect from the Effective Date until the
                                          Maturity Date (as defined below)

                                          The "Maturity Date" of this Agreement
                                          will be the earlier of (i) November
                                          25, 2016 or (ii) such other date on
                                          which this Agreement is terminated in
                                          accordance with Section 12 hereof;
                                          provided that, if such day is not a
                                          Business Day, the Maturity Date shall
                                          be the next succeeding Business Day,
                                          but no additional interest will accrue
                                          in respect of the payment made on that
                                          next succeeding Business Day.
Deposit Amount:                           $83,512,500
Principal Amount:                         $85,000,000
Currency:                                 U.S. Dollars
Business                                  Day: Any day, other than a Saturday or
                                          Sunday, that is neither a legal
                                          holiday nor a day on which commercial
                                          banks are authorized or required by
                                          law, regulation or executive order to
                                          close in The City of New York.
Business Day Convention:                  Unless otherwise specified in this Agreement, Following Business
                                          Day Convention.

                                          "Following Business Day Convention"
                                          means that, if a relevant payment date
                                          is a day that is not a Business Day,
                                          such date shall be postponed to the
                                          first following day that is a Business
                                          Day.
Interest Rate:                            The interest rate for each Interest Period from the Effective Date to, but excluding, the Initial Interest Reset Date (as defined below) will be 7.375%.

                                          The interest rate for for each
                                          Interest Period during the term of
                                          this Agreement beginning on the
                                          Initial Interest Reset Date will be
                                          the rate determined as of the
                                          applicable Interest Determination Date
                                          pursuant to the following formula:

                                          CPIt - CPIt-12             x 100 x 1.50
                                                CPIt-12


                                          Where:

                                          CPIt = Current Index Level of CPI (as defined below), as published on Bloomberg CPURNSA; and

                                          CPIt-12 = Index Level of CPI 12 months
prior to CPIt.

                                          In no case will the interest rate be
less than 0.00%.

                                          "Interest Determination Date" means each Interest Reset Date.

                                          CPIt for each Interest Reset Date is
                                          the CPI for the third calendar month
                                          prior to such Interest Reset Date as
                                          published and reported in the second
                                          calendar month prior to such Interest
                                          Reset Date or determined as set forth
                                          in this Annex.

                                          The amount of interest payable on each
                                          Interest Payment Date following the
                                          Initial Interest Reset Date will be
                                          linked to changes in the "Consumer
                                          Price Index". The Consumer Price Index
                                          for purposes of this Agreement is the
                                          non-seasonally adjusted U.S. City
                                          Average All Items Consumer Price Index
                                          for All Urban Consumers (the "CPI")
                                          published monthly by the Bureau of
                                          Labor Statistics of the U.S.
                                          Department of Labor (the "BLS") and
                                          reported on Bloomberg CPURNSA or any
                                          successor service. The CPI for a
                                          particular month is published during
                                          the following month. The CPI is
                                          expressed in relative terms in
                                          relation to a time base reference
                                          period for which the level is set at
                                          100.0. The base reference period for
                                          purposes of this Agreement is the
                                          1982-1984 average.

                                          If the CPI is not reported on
                                          Bloomberg CPURNSA for a particular
                                          month by 3:00 p.m. on an Interest
                                          Reset Date, but has otherwise been
                                          published by the BLS, the Calculation
                                          Agent (as defined below) will
                                          determine the CPI as published by the
                                          BLS for such month using such other
                                          source as it deems appropriate.

                                          In calculating CPIt and CPIt-12, the
                                          Calculation Agent will use the most
                                          recently available value of the CPI
                                          for any month, determined as described
                                          above on the applicable Interest Reset
                                          Date, even if such value has been
                                          adjusted from a prior reported value
                                          for the relevant month. However, if a
                                          value of CPIt and CPIt-12 used by the
                                          Calculation Agent for any Interest
                                          Reset Date to determine the interest
                                          rate (an "Initial CPI") is
                                          subsequently revised by the BLS, the
                                          Calculation Agent will continue to use
                                          the Initial CPI, and the interest rate
                                          determined will not be revised.

                                          If the CPI is rebased to a different
                                          year or period, the base reference
                                          period for purposes of this Agreement
                                          will continue to be the 1982-1984
                                          reference period as long as the
                                          1982-1984 CPI continues to be
                                          published.

                                          If during the term of this Agreement
                                          the CPI is discontinued or
                                          substantially altered as determined in
                                          the sole discretion of the Calculation
                                          Agent, the applicable substitute index
                                          for be that chosen by the Secretary of
                                          the Treasury for the Department of the
                                          Treasury's Inflation-Linked Treasuries
                                          as described at 62 Federal Register
                                          846-874 (January 6, 1997). If no such
                                          securities are outstanding, the
                                          Calculation Agent will determine a
                                          substitute index in accordance with
                                          general market practice at the time.

                                          "Calculation Agent" means J.P. Morgan
                                          Trust Company, National Association,
                                          and its successors.

                                          "Interest Period" means each
                                          successive period beginning on, and
                                          including an Interest Payment Date to
                                          but excluding the immediately
                                          succeeding Interest Payment Date or
                                          the Maturity Date as the case may be;
                                          provided that the initial Interest
                                          Period will be the period from, and
                                          including, the Effective Date to, but
                                          excluding, the first Interest Payment
                                          Date.

                                          "Interest Reset Date" shall be the
                                          24th day of each calendar month. The
                                          first Interest Reset Date will be
                                          November 24, 2005 (the "Initial
                                          Interest Reset Date"). If any Interest
                                          Reset Date would otherwise be a day
                                          that is not a Business Day, such
                                          Interest Reset Date will be postponed
                                          to the next succeeding Business Day,
                                          except that if such Business Day falls
                                          in the next succeeding calendar month,
                                          such Interest Reset Date will be the
                                          immediately preceding Business Day.

Due Dates for Payment(s) to Owner:        Each Interest Payment Date.

                                          "Interest Payment Date(s)" shall be
                                          the 24th day of each calendar month,
                                          commencing December 24, 2004, provided
                                          that the final Interest Payment Date
                                          will be the Maturity Date. If any
                                          Interest Payment Date falls on a day
                                          that is not a Business Day, the
                                          required payment will be made on the
                                          next succeeding Business Day, and no
                                          additional interest will accrue in
                                          respect of such payment made on that
                                          next succeeding Business Day.
Additional Terms and Conditions           All values used in the interest rate formula
Relating to Periodic Payments             specified under "Interest Rate" above
under the Funding Agreement:              will be rounded to the nearest fifth decimal  place (one-one hundred thousandth of a percentage point), rounding
                                          upwards if the sixth decimal place is
                                          five or greater (e.g., 9.876555% (or
                                          .09876555) would be rounded up to
                                          9.87656% (or .0987656) and 9.876554%
                                          (or .09876554) would be rounded down
                                          to 9.87655% (or .0987655)). All
                                          percentages resulting from any
                                          calculation of the interest rate will
                                          be rounded to the nearest third
                                          decimal place (one thousandth of a
                                          percentage point), rounding upwards if
                                          the fourth decimal place is five or
                                          greater (e.g., 9.8765% (or .098765)
                                          would be rounded up to 9.877% (or
                                          .09877) and 9.8764% (or .098764) would
                                          be rounded down to 9.876% (or
                                          .09876)). All dollar amounts used in
                                          or resulting from any such calculation
                                          will be rounded to the nearest cent
                                          (with one-half cent being rounded
                                          upward).
Early Termination Rights:                 Not Applicable
Partial Pre-Payment Rights:               Not Applicable

                         ALLSTATE LIFE INSURANCE COMPANY


                                   APPLICATION


         Application is hereby made to Allstate Life Insurance Company by Allstate Life Global Funding for a Funding Agreement containing the terms set forth in the Annex attached to this Application.



         This Application is executed in duplicate, one counterpart being retained by applicant and the other returned to Allstate Life Insurance Company.



         It is agreed that this Application supersedes any previous application for a Funding Agreement on substantially similar terms as contained in the Annex attached to this Application.



Dated this 24th day of November, 2004.



                          Allstate Life Global Funding*

                            (Full Name of Applicant)



*By: Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee and, as such, the agreements, representations and warranties made by the Owner hereunder shall be binding only upon the Owner and Wilmington Trust Company shall incur no personal liability in connection with any such agreements, representations or warranties of the Owner.






By:/s/ Kathleen A. Pedelini
   ------------------------

                                      A-A-1

                                     ANNEX A

                            INDENTURE TRUSTEE SERVICE
                                  FEE SCHEDULE

         As specified in a separate fee agreement.

                                      B-B-1

                                     ANNEX B

                     FUNDING NOTE INDENTURE TRUSTEE SERVICE
                                  FEE SCHEDULE

         As specified in a separate fee agreement.

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